--------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               January 30, 1998


     STRUCTURED ASSET SECURITIES CORPORATION (as depositor under the Trust Agreement, dated as of January 1, 1998, providing for the issuance of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2)


                   Structured Asset Securities Corporation
          ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



              Delaware             33-99598        74-2440850
   ---------------------------   -------------     ----------
    (State or Other Jurisdiction   (Commission    (I.R.S. Employer
          of Incorporation)       File Number)  Identification No.)


             200 Vesey Street
          New York, New York                                 10285
       ------------------------                       -------------------
         (Address of Principal                            (Zip Code)
           Executive Offices)

     Registrant's telephone number, including area code:  (212) 526-5594

                                  No Change
     ------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)


     Item 5.  Other Events
              ------------

     A. The Registrant registered issuances of Structured Asset Securities Corporation Mortgage Pass-Through Certificates on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 33-99598) (the "Registration Statement"). Pursuant to the Registration Statement, the Registrant issued approximately $600,051,000 in aggregate principal amount of Class A, Class M-1, Class M-2 and Class B Certificates of its Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2 on January 30, 1998. This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated May 21, 1996, as supplemented by the Prospectus Supplement dated January 28, 1998 (the "Prospectus Supplement"), to file a copy of the Trust Agreement (as defined below) executed in connection with the issuance of the Certificates, a form of which was filed as an exhibit to the Registration Statement.

     The Certificates were issued pursuant to a Trust Agreement (the "Trust Agreement"), attached hereto as Exhibit 4.1, dated as of January 1, 1998,
                                -----------
among Structured Asset Securities Corporation, as depositor (the "Depositor"), Norwest Bank Minnesota, National Association, as master servicer and First Union National Bank, as trustee (the "Trustee"). The "Certificates" consist of the following classes: Class A, Class M-1, Class M-2, Class B, Class X and Class R. The Certificates evidence all the beneficial ownership interest in a trust fund (the "Trust Fund") that consists primarily of a pool of fixed and adjustable rate, fully amortizing and balloon, conventional, first lien residential mortgage loans (the "Mortgage Loans") with an aggregate outstanding principal balance of approximately $600,051,982.34 as of January 1, 1998, together with certain other assets. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.



          Item 7.  Financial Statements; Pro Forma Financial Information and
                   ---------------------------------------------------------
Exhibits
--------

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

               1.1  Terms   Agreement,  dated   January  28,   1998,  between
                    Structured  Asset   Securities  Corporation   and  Lehman
                    Brothers Inc.

               4.1 Trust Agreement, dated as of January 1, 1998, among Structured Asset Securities Corporation, as Depositor, Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

               99.1 Aurora  Loan Services,  Inc. delinquency  and foreclosure information.

               99.2 Mortgage  Loan Sale and Assignment Agreement, dated as of
                    January 1, 1998, between Lehman Capital, A Division of Lehman Brothers Holdings Inc., as Seller, and Structured Asset Securities Corporation, as Purchaser.

               99.3 Special Servicing Agreement, dated as of January 1, 1998, between Lehman Capital, A Division of Lehman Brothers Holdings Inc., and Ocwen Federal Bank FSB, as special servicer.

               99.4 Servicing Agreement, dated as of January 1, 1998, between
                    Lehman Capital, A Division of Lehman Brothers Holdings Inc., and Aurora Loan Services, Inc., as servicer.

               99.5 Servicing Agreement, dated as of January 1, 1998, between
                    Lehman Capital, A Division of Lehman Brothers Holdings Inc., and Option One Mortgage Corporation, as servicer.




                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              STRUCTURED ASSET SECURITIES
                              CORPORATION



                              By:  /s/ Stanley P. Labanowski
                                  -----------------------------------------
                                    Name: Stanley P. Labanowski
                                    Title: Vice President




Dated: February 13, 1998



                                EXHIBIT INDEX
                                -------------



Exhibit No.                   Description                             Page
-----------                   -----------
No.

1.1            Terms  Agreement,   dated  January   28,  1998,
               between Structured Asset Securities Corporation and Lehman Brothers Inc.

4.1 Trust Agreement, dated as of January 1, 1998, among Structured Asset Securities Corporation, as Depositor, Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

99.1 Aurora Loan Services, Inc. delinquency and foreclosure information.

99.2 Mortgage Loan Sale and Assignment Agreement, dated as of January 1, 1998, between Lehman Capital, A Division of Lehman Brothers Holdings Inc., as Seller, and Structured Asset Securities Corporation, as Purchaser.

99.3 Special Servicing Agreement, dated as of January 1, 1998, between Lehman Capital, A Division of Lehman Brothers Holdings Inc., and Ocwen Federal Bank FSB, as special servicer.

99.4           Servicing  Agreement,  dated as  of  January 1,
               1998,  between Lehman  Capital,  A Division  of
               Lehman Brothers Holdings  Inc., and Aurora Loan
               Services, Inc., as servicer.

99.5           Servicing  Agreement, dated  as  of January  1,
               1998,  between  Lehman Capital,  A  Division of
               Lehman Brothers  Holdings Inc., and  Option One
               Mortgage Corporation, as servicer.



                                                           Exhibit 1.1


                   STRUCTURED ASSET SECURITIES CORPORATION
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-2


                              TERMS AGREEMENT
                              ---------------

                                                      Dated: January 28, 1998


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of January 1, 1998 (the "Trust Agreement").

Re:  Underwriting Agreement  Standard Terms dated  as of April 16,  1996 (the
     "Standard   Terms,"  and  together   with  this  Terms   Agreement,  the
     "Agreement").

Series Designation:  Series 1998-2.
------------------

Terms of the Series 1998-2 Certificates:  Structured Asset Securities
---------------------------------------
Corporation Series 1998-2 Mortgage Pass-Through Certificates, Class A, Class M-1, Class M-2, Class B, Class X and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund will consist of fixed and adjustable rate, fully amortizing and balloon, conventional, first lien residential mortgage loans (the "Mortgage Loans"). Only the Class A, Class M-1, Class M-2 and Class B Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:  File Number 33-99598.
----------------------

Certificate Ratings:  It is a condition to the issuance of the Class A
-------------------
Certificates that they be rated "AAA" by each of Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). It is a condition to the issuance of the Class M-1 Certificates that they be rated "AA" by Fitch and S&P; it is a condition to the issuance of the Class M-2 Certificates that they be rated "A" by Fitch and S&P; and it is a condition to the issuance of the Class B Certificates that they be rated "BBB" by S&P.

Terms of Sale of Offered Certificates:  The Depositor agrees to sell to
-------------------------------------
Lehman Brothers Inc. (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  January 1, 1998.
------------

Closing Date:  10:00 A.M., New York time, on or about January 30, 1998.  On
------------
the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                              LEHMAN BROTHERS INC.


                              By:   /s/ Joseph J. Kelly
                               -------------------------------------
                                    Name:  Joseph J. Kelly
                                    Title: Vice President


Accepted:

STRUCTURED ASSET SECURITIES
  CORPORATION


By:   /s/ Stanley P. Labinowski
    ----------------------------------------
      Name:  Stanley P. Labinowski
      Title: Vice President

                                 Schedule 1
                                 ----------

                            Initial
                           Certificate         Certificate        Purchase
                            Principal           Interest            Price
Class                       Amount(1)             Rate            Percentage

Class A                    $501,703,000            (2)              100.00%
Class M-1                    47,584,000            (2)              100.00%
Class M-2                    25,442,000            (2)              100.00%
Class B                      25,322,000            (2)              100.00%



________________________________

(1)  Approximate.
(2)  Interest will accrue on  the Class A, Class M-1, Class  M-2 and Class B,
     Certificates  at   the  applicable  per  annum  rate  described  in  the
     Prospectus Supplement.



                                                           Exhibit 4.1

                                                                    EXECUTION










            STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

      NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer,

                                     and

                    FIRST UNION NATIONAL BANK, as Trustee



                         ___________________________

                               TRUST AGREEMENT

                         Dated as of January 1, 1998
                         ___________________________



                   STRUCTURED ASSET SECURITIES CORPORATION
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-2





                              TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----

                                  ARTICLE I
                                 DEFINITIONS

1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.02.  Calculations Respecting Mortgage Loans.  . . . . . . . . . . . . .  31
1.03.  Calculations Respecting Accrued Interest . . . . . . . . . . . . .  31

                                  ARTICLE II
                            DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

2.01.  Creation and Declaration of Trust Fund; Conveyance of
       Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  31
2.02.  Acceptance of Trust Fund by Trustee: Review of Documentation
       for Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . .  34
2.03.  Representations and Warranties of the Depositor  . . . . . . . . .  35
2.04.  Discovery of Breach  . . . . . . . . . . . . . . . . . . . . . . .  37
2.05.  Repurchase, Purchase or Substitution of Mortgage Loans . . . . . .  38
2.06.  Grant Clause . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
2.07.  Purchase of Defaulted Mortgage Loans.  . . . . . . . . . . . . . .  39

                                 ARTICLE III
                               THE CERTIFICATES

3.01.  The Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  40
3.02.  Registration . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
3.03.  Transfer and Exchange of Certificates  . . . . . . . . . . . . . .  41
3.04.  Cancellation of Certificates . . . . . . . . . . . . . . . . . . .  43
3.05.  Replacement of Certificates  . . . . . . . . . . . . . . . . . . .  44
3.06.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . .  44
3.07.  Temporary Certificates . . . . . . . . . . . . . . . . . . . . . .  44
3.08.  Appointment of Paying Agent  . . . . . . . . . . . . . . . . . . .  45
3.09.  Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . .  45

                                  ARTICLE IV
                       ADMINISTRATION OF THE TRUST FUND

4.01.  Collection Account . . . . . . . . . . . . . . . . . . . . . . . .  47
4.02.  Application of Funds in the Collection Account . . . . . . . . . .  49
4.03.  Reports to Certificateholders  . . . . . . . . . . . . . . . . . .  51
4.04.  Certificate Account  . . . . . . . . . . . . . . . . . . . . . . .  53
4.05.  Determination of LIBOR . . . . . . . . . . . . . . . . . . . . . .  54

                                  ARTICLE V
                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

5.01.  Distributions Generally  . . . . . . . . . . . . . . . . . . . . .  55
5.02.  Distributions from the Certificate Account . . . . . . . . . . . .  56
5.03.  Allocation of Realized Losses  . . . . . . . . . . . . . . . . . .  59
5.04.  Advances by Master Servicer and Trustee  . . . . . . . . . . . . .  60
5.05.  Compensating Interest Payments . . . . . . . . . . . . . . . . . .  60
5.06.  REMIC 1, REMIC 2, REMIC 3 and REMIC 4 Allocations  . . . . . . . .  61
5.07.  Directing Holder Servicing Fee . . . . . . . . . . . . . . . . . .  63
5.08.  Basis Risk Reserve Fund  . . . . . . . . . . . . . . . . . . . . .  64

                                  ARTICLE VI
                  CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

6.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  65
6.02.  Certain Matters Affecting the Trustee  . . . . . . . . . . . . . .  66
6.03.  Trustee Not Liable for Certificates  . . . . . . . . . . . . . . .  67
6.04.  Trustee May Own Certificates . . . . . . . . . . . . . . . . . . .  67
6.05.  Eligibility Requirements for Trustee . . . . . . . . . . . . . . .  68
6.06.  Resignation and Removal of Trustee . . . . . . . . . . . . . . . .  68
6.07.  Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  69
6.08.  Merger or Consolidation of Trustee . . . . . . . . . . . . . . . .  69
6.09.  Appointment of Co-Trustee, Separate Trustee or Custodian . . . . .  69
6.10.  Authenticating Agents  . . . . . . . . . . . . . . . . . . . . . .  71
6.11.  Indemnification of Trustee . . . . . . . . . . . . . . . . . . . .  72
6.12.  Fees and Expenses of Trustee . . . . . . . . . . . . . . . . . . .  72
6.13.  Collection of Monies . . . . . . . . . . . . . . . . . . . . . . .  73
6.14.  Trustee To Act; Appointment of Successor . . . . . . . . . . . . .  73
6.15.  Additional Remedies of Trustee Upon Event of Default . . . . . . .  77
6.16.  Waiver of Defaults . . . . . . . . . . . . . . . . . . . . . . . .  77
6.17.  Notification to Holders  . . . . . . . . . . . . . . . . . . . . .  77
6.18.  Directions by Certificateholders and Duties of Trustee During Event of
       Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
6.19.  Action Upon Certain Failures of the Master Servicer and Upon Event of
       Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                 ARTICLE VII
                       PURCHASE AND TERMINATION OF THE
                                  TRUST FUND

7.01.  Termination of Trust Fund Upon Repurchase or Liquidation of All
       Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  78
7.02.  Procedure Upon Termination of Trust Fund . . . . . . . . . . . . .  80
7.03.  Additional Trust Fund Termination Requirements . . . . . . . . . .  81

                                 ARTICLE VIII
                         RIGHTS OF CERTIFICATEHOLDERS

8.01.  Limitation on Rights of Holders  . . . . . . . . . . . . . . . . .  82
8.02.  Access to List of Holders  . . . . . . . . . . . . . . . . . . . .  83
8.03.  Acts of Holders of Certificates  . . . . . . . . . . . . . . . . .  84

                                  ARTICLE IX
                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                            BY THE MASTER SERVICER

9.01.  Duties of the Master Servicer  . . . . . . . . . . . . . . . . . .  85
9.02.  Master Servicer Fidelity Bond and Master Servicer Errors and Omissions
       Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . .  85
9.03.  Master Servicer's Financial Statements and Related Information . .  86
9.04.  Power to Act; Procedures . . . . . . . . . . . . . . . . . . . . .  86
9.05.  Servicing Agreements Between the Master Servicer and Servicers;
       Enforcement of Servicers' Obligations  . . . . . . . . . . . . . .  87
9.06.  Collection of Taxes, Assessments and Similar Items . . . . . . . .  88
9.07.  Termination of Servicing Agreements; Successor Servicers . . . . .  89
9.08.  Master Servicer Liable for Enforcement . . . . . . . . . . . . . .  89
9.09.  No Contractual Relationship Between Servicers and Trustee or
       Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
9.10.  Assumption of Servicing Agreement by Trustee . . . . . . . . . . .  90
9.11.  "Due-on-Sale" Clauses; Assumption Agreements . . . . . . . . . . .  90
9.12.  Release of Mortgage Files  . . . . . . . . . . . . . . . . . . . .  91
9.13.  Documents, Records and Funds in Possession of Master Servicer To Be
       Held for Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  91
9.14.  Representations and Warranties of the Master Servicer  . . . . . .  93
9.15.  Closing Certificate and Opinion  . . . . . . . . . . . . . . . . .  95
9.16.  Standard Hazard and Flood Insurance Policies . . . . . . . . . . .  95
9.17.  Presentment of Claims and Collection of Proceeds . . . . . . . . .  96
9.18.  Maintenance of the Primary Mortgage Insurance Policies . . . . . .  96
9.19.  Trustee To Retain Possession of Certain Insurance Policies and
       Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
9.20.  Realization Upon Defaulted Mortgage Loans  . . . . . . . . . . . .  97
9.21.  Compensation to the Master Servicer  . . . . . . . . . . . . . . .  97
9.22.  REO Property . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
9.23.  Preparation of Tax Returns and Other Reports . . . . . . . . . . .  99
9.24.  Reports to the Trustee . . . . . . . . . . . . . . . . . . . . . .  99
9.25.  Annual Officer's Certificate as to Compliance  . . . . . . . . . . 100
9.26.  Annual Independent Accountants' Servicing Report . . . . . . . . . 100
9.27.  Merger or Consolidation  . . . . . . . . . . . . . . . . . . . . . 101
9.28.  Resignation of Master Servicer . . . . . . . . . . . . . . . . . . 101
9.29.  Assignment or Delegation of Duties by the Master Servicer  . . . . 101
9.30.  Limitation on Liability of the Master Servicer and Others  . . . . 102
9.31.  Indemnification; Third-Party Claims  . . . . . . . . . . . . . . . 102
9.32.  Alternative Index  . . . . . . . . . . . . . . . . . . . . . . . . 103

                                  ARTICLE X
                             REMIC ADMINISTRATION

10.01.  REMIC Administration  . . . . . . . . . . . . . . . . . . . . . . 103
10.02.  Prohibited Transactions and Activities  . . . . . . . . . . . . . 105
10.03.  Indemnification with Respect to Certain Taxes and Loss of REMIC
        Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
10.04.  REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . 106

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

11.01.  Binding Nature of Agreement; Assignment . . . . . . . . . . . . . 107
11.02.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . 107
11.03.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
11.04.  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 109
11.05.  Provision of Information  . . . . . . . . . . . . . . . . . . . . 109
11.06.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 109
11.07.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
11.08.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . 110
11.09.  Indulgences; No Waivers . . . . . . . . . . . . . . . . . . . . . 110
11.10.  Headings Not To Affect Interpretation . . . . . . . . . . . . . . 110
11.11.  Benefits of Agreement . . . . . . . . . . . . . . . . . . . . . . 110
11.12.  Special Notices to the Rating Agencies. . . . . . . . . . . . . . 110
11.13.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . 111
11.14.  Transfer of Servicing . . . . . . . . . . . . . . . . . . . . . . 111

                                 ATTACHMENTS

Exhibit A      Forms of Certificates
Exhibit B-1    Form of Initial Certification
Exhibit B-2    Form of Interim Certification
Exhibit B-3    Form of Final Certification
Exhibit B-4    Form of Endorsement
Exhibit C      Request for Release of Documents and Receipt
Exhibit D-l    Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2    Residual Certificate Transfer Affidavit (Transferor)
Exhibit E      Servicing Agreements
Exhibit F      Form of Rule 144A Transfer Certificate
Exhibit G      Form of Purchaser's Letter for Institutional Accredited
               Investors
Exhibit H      Form of ERISA Transfer Affidavit
Exhibit I      Monthly Remittance Advice
Exhibit J      Monthly Electronic Data Transmission
Exhibit K      Custodial Agreement

Schedule A          Mortgage Loan Schedule


     This TRUST AGREEMENT, dated as of January 1, 1998 (the "Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer"), and FIRST UNION NATIONAL BANK, a national banking association with its main office in Charlotte, North Carolina, as trustee (the "Trustee").

                            PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Seller"), and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Master Servicer are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as four separate real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1," "REMIC 2," "REMIC 3," and "REMIC 4," respectively, REMIC 4 also being referred to as the "Upper Tier REMIC"). The Class A, Class M-1. Class M-2 and Class B Certificates and the interests represented by the Class X Certificate represent ownership of all of the "regular interests" in REMIC 4 (the Class T4-1, Class T4-2, Class T4-3, Class T4-4, Class T4-5, Class T4-6, Class T4-7, and Class T4-8 Interests), and the Class R4 Interests represent the sole class of "residual interest" in REMIC 4 for purposes of the REMIC Provisions. Each of the Class R1, R2, and R3 Certificates represents the sole class of "residual interest" in REMIC 1, REMIC 2, and REMIC 3, respectively, for purposes of the REMIC Provisions. There are also three classes of uncertificated REMIC 1 Regular Interests issued under this Agreement (the Class T1-1, Class T1-2, and Class T1-3 Interests), each of which will constitute regular interests in REMIC 1, four classes of uncertificated REMIC 2 Regular Interests (the Class T2-1, Class T2-2, Class T2-3, and Class T2-4 Interests), each of which will constitute regular interests in REMIC 2, and seven classes of uncertificated REMIC 3 Regular Interests (the Class T3-1, Class T3-2, Class T3-3, Class T3-4, Class T3-5, Class T3-6, and Class T3-7 Interests), each of which will constitute regular interests in REMIC 3. The REMIC 1 Regular Interests will be held as assets of REMIC 2, the REMIC 2 Regular Interests will be held as assets of REMIC 3, and the REMIC 3 Regular Interests will be held as assets of REMIC 4.

     The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Certificate Principal Amount and minimum denomination for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                                                         Initial Certificate
                                                              Principal
                                                               Amount                   Minimum
    Class Designation     Certificate Interest Rate                                    Denominations
     Class A                         (1)                         $501,703,000.00              $100,000
     Class M-1                       (2)                           47,584,000.00               100,000
     Class M-2                       (3)                           25,442,000.00               100,000
     Class B                         (4)                           25,322,000.00               100,000
     Class X                         (5)                                   (5)                     (6)
     Class R                         (5)                                   (5)                     (6)

___________________________
(1) The Certificate Interest Rate with respect to any Distribution Date for the Class A Certificates is a per annum rate equal to the least of (i) LIBOR plus 0.26%, (ii) 10.00% and (iii) the Net Funds Cap for such Distribution Date; provided, that if the Class X Certificateholder does not exercise its option to purchase the assets of the Trust Fund pursuant to Section 7.01(c) or to purchase the Regular Certificates pursuant to Section 7.01(d) on the first Distribution Date on which it is first entitled to do so, with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above will be LIBOR plus 0.52%.

(2) The Certificate Interest Rate with respect to any Distribution Date for the Class M-1 Certificates is a per annum rate equal to the least of (i) LIBOR plus 0.60%, (ii) 10.00% and (iii) the Net Funds Cap for such Distribution Date; provided, that if the Class X Certificateholder does not exercise its option to purchase the assets of the Trust Fund pursuant to Section 7.01(c) or to purchase the Regular Certificates pursuant to Section 7.01(d) on the first Distribution Date on which it is first entitled to do so, with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above will be LIBOR plus 1.10%.

(3) The Certificate Interest Rate with respect to any Distribution Date for the Class M-2 Certificates is a per annum rate equal to the least of (i) LIBOR plus 0.75%, (ii) 10.00% and (iii) the Net Funds Cap for such Distribution Date; provided, that if the Class X Certificateholder does not exercise its option to purchase the assets of the Trust Fund pursuant to Section 7.01(c) or to purchase the Regular Certificates pursuant to Section 7.01(d) on the first Distribution Date on which it is first entitled to do so, with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above will be LIBOR plus 1.25%.

(4) The Certificate Interest Rate with respect to any Distribution Date for the Class B Certificates is a per annum rate equal to the least of (i) LIBOR plus 1.15%, (ii) 10.00% and (iii) the Net Funds Cap for such Distribution Date; provided, that if the Class X Certificateholder does not exercise its option to purchase the assets of the Trust Fund pursuant to Section 7.01(c) or to purchase the Regular Certificates pursuant to Section 7.01(d) on the first Distribution Date on which it is first entitled to do so, with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above will be LIBOR plus 1.65%.

(5) The Class X and Class R Certificates will be issued without a Certificate Principal Amount and will not bear interest.

(6) The Class X and Class R Certificates will each be issued as a single Certificate evidencing the entire Percentage Interest in such Class.


     As of the Cut-off Date, the Mortgage Loans had an aggregate Principal Balance of $600,051,982.34.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee hereby agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

     Section 1.01.  Definitions.  The following words and phrases, unless
                    -----------
the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices:  With respect to any Mortgage Loan, as
     ----------------------------
applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer.

     Accountant:  A person engaged in the practice of accounting who
     ----------
(except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

     Accrual Period:  With respect to any Distribution Date and any Class
     --------------
of LIBOR Certificates, the one-month period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

     Additional Collateral:  None.
     ---------------------

     Adjustable Rate Mortgage Loan:  Any Mortgage Loan as to which the
     -----------------------------
related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

     Adjusted Overcollateralization Amount:  With respect to any
     -------------------------------------
Distribution Date, the amount, if any, by which (a) the Aggregate Loan Balance as of the end of the related Collection Period (reduced to give effect to any Realized Losses and Advances of principal) exceeds (b) the aggregate of the balances of the Class T3-4, Class T3-5. Class T3-6, and Class T3-7 Interests as of such Distribution Date (after giving effect to the distribution of principal on such Regular Interests on such Distribution
Date).

     Adjusted Overcollateralization Release Amount:  With respect to any
     ---------------------------------------------
Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Adjusted Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the principal balances of the Class T3-4, Class T3-5, Class T3-6, and Class T3-7 Interests, exceeds
(ii) the Targeted Overcollateralization Amount for such date.

     Advance:  An advance of the aggregate of payments of principal and
     -------
interest (net of the Master Servicing Fee and the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and any Servicer (or by the Trustee) pursuant to Section 5.04.

     Affiliate:  With respect to any specified Person, any other Person
     ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Master Servicing Compensation:  As to any Distribution
     ---------------------------------------
Date, the sum of (x) the aggregate of the Master Servicing Fees payable to the Master Servicer in respect of such Distribution Date and (y) all income and gain realized from the investment of funds in the Collection Account during the period from and including the Deposit Date in the calendar month immediately preceding the month in which such Distribution Date occurs, to but excluding the Deposit Date relating to such Distribution Date.

     Aggregate Loan Balance:  The aggregate of the Principal Balances for
     ----------------------
all Mortgage Loans at the date of determination.

     Aggregate Voting Interests:  The aggregate of the Voting Interests of
     --------------------------
all the Certificates under this Agreement.

     Agreement:  This Trust Agreement and all amendments and supplements
     ---------
hereto.

     Applied Loss Amount:  With respect to any Distribution Date, the
     -------------------
amount, if any, by which (x) the aggregate Certificate Principal Amount after giving effect to distributions on such date, but before giving effect to any application of the Applied Loss Amount on such date, exceeds (y) the Aggregate Loan Balance as of the close of the related Collection Period.

     Appraised Value:  With respect to any Mortgage Loan, the amount set
     ---------------
forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

     Aurora:  Aurora Loan Services Inc., as Servicer under the applicable
     ------
Servicing Agreement.

     Assignment of Mortgage:  An assignment of the Mortgage, notice of
     ----------------------
transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

     Authenticating Agent:  Any authenticating agent appointed by the
     --------------------
Trustee pursuant to Section 6.10.



     Authorized Officer:  Any Person who may execute an Officer's
     ------------------
Certificate on behalf of the Depositor.

     Balloon Mortgage Loan:  Any Mortgage Loan having an original term to
     ---------------------
maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

     Balloon Payment:  The final Scheduled Payment in respect of a Balloon
     ---------------
Mortgage Loan.

     Bankruptcy:  As to any Person, the making of an assignment for the
     ----------
benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

     Basis Risk Reserve Fund:  A fund created as part of the Trust Fund
     -----------------------
pursuant to Section 5.08 of this Agreement but which is not an asset of any of the REMICs.

     Basis Risk Shortfall:  With respect to any Distribution Date and any
     --------------------
Class of LIBOR Certificates, the amount by which the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Net Funds Cap for such date, exceeds such Net Funds Cap.

     Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the
     --------------------
Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

     Blanket Mortgage:  The mortgage or mortgages encumbering a
     ----------------
Cooperative Property.

     Book-Entry Certificates:  Beneficial interests in Certificates
     -----------------------
designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: the Class A, Class M-1, Class M-2 and Class B Certificates.

     Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a
     ------------
day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the State of Maryland, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in the applicable Servicing Agreement, are authorized or obligated by law or executive order to be closed.

     Carryforward Interest:  With respect to any Distribution Date and
     ---------------------
each Class of Class A, Class M-1, Class M-2 and Class B Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds
(y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

     Certificate:  Any one of the certificates signed and countersigned by
     -----------
the Trustee in substantially the forms attached hereto as Exhibit A.

     Certificate Account:  The account maintained by the Trustee in
     -------------------
accordance with the provisions of Section 4.04.

     Certificate Interest Rate:  With respect to each Class of
     -------------------------
Certificates, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

     Certificate Owner:  With respect to a Book-Entry Certificate, the
     -----------------
Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     Certificate Principal Amount:  With respect to any Certificate other
     ----------------------------
than a Class X or Class R Certificate or a Notional Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less the amount of all principal distributions previously made with respect to such Certificate and all Applied Loss Amounts previously allocated to such Certificate.

     Certificate Register and Certificate Registrar:   The register
     --------------------     ---------------------
maintained and the registrar appointed pursuant to Section 3.02.

     Certificateholder:  The meaning provided in the definition of
     -----------------
"Holder."

     Class:  All Certificates bearing the same class designation.
     -----

     Class A Principal Distribution Amount:  With respect to any
     -------------------------------------
Distribution Date (a) prior to the Stepdown Date or with respect to which a Trigger Event has occurred and is continuing, the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not continuing (or has not occurred), the amount, if any, by which (x) the Class Certificate Principal Amount of the Class A Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of
(i) 65.47% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $3,000,260.

     Class B Principal Distribution Amount:  With respect to any
------------------------------------------
Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not continuing (or has not occurred), the amount, if any, by which
(x) the sum of (i) the Class Certificate Principal Amounts of the Class A, Class M-1 and Class M-2 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 98.25% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $3,000,260.

     Class Certificate Principal Amount:  With respect to a Class of
     ----------------------------------
Certificates other than any Class of Notional Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

     Class M-1 Principal Distribution Amount:  With respect to any
     ---------------------------------------
Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not continuing (or has not occurred), the amount, if any, by which
(x) the sum of (i) the Class Certificate Principal Amount of the Class A Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 81.33% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $3,000,260.

     Class M-2 Principal Distribution Amount:  With respect to any
     ---------------------------------------
Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not continuing (or has not occurred), the amount, if any, by which
(x) the sum of (i) the Class Certificate Principal Amounts of the Class A and Class M-1 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class M-2 Certificates immediately prior to such Distribution Date exceeds
(y) the lesser of (A) the product of (i) 89.81% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $3,000,260.

     Class R Certificate:  The Class R Certificate executed by the
     -------------------
Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing the ownership of the Class R1 Interest, the Class R2 Interest, the Class R3 Interest, and the Class R4 Interest.

     Class R1 Interest:  The uncertificated Residual Interest in REMIC 1.
     -----------------

     Class R2 Interest:  The uncertificated Residual Interest in REMIC 2.
     -----------------

     Class R3 Interest:  The uncertificated Residual Interest in REMIC 3.
     -----------------

     Class R4 Interest:  The uncertificated Residual Interest in REMIC 4.
     -----------------

     Class T1-1 Interest:  A regular interest in REMIC 1 held as an asset
     -------------------
of REMIC 2 that has an initial principal balance equal to 98% of the Cut-off Date Aggregate Loan Balance, bears interest at a per annum rate equal to the Net Funds Cap and has such other terms as are described in Section 5.06.

     Class T1-2 Interest:  A regular interest in REMIC 1 held as an asset
     -------------------
of REMIC 2 that has an initial principal balance equal to 1% of the Cut-off Date Aggregate Loan Balance, bears interest at a per annum rate equal to the Net Funds Cap and has such other terms as are described in Section 5.06.

     Class T1-3 Interest:  A regular interest in REMIC 1 held as an asset
     -------------------
of REMIC 2 that has an initial principal balance equal to 1% of the Cut-off Date Aggregate Loan Balance, bears interest at a per annum rate equal to the Net Funds Cap and has such other terms as are described in Section 5.06.

     Class T2-1 Interest:  A regular interest in REMIC 2 held as an asset
     -------------------
of REMIC 3 that has an initial principal balance equal to 98% of the Cut-off Date Aggregate Loan Balance, bears interest at a per annum rate equal to the Net Funds Cap and has such other terms as are described in Section 5.06.

     Class T2-2 Interest:  A regular interest in REMIC 2 held as an asset
     -------------------
of REMIC 3 that has an initial principal balance equal to 1% of the Cut-off Date Aggregate Loan Balance, bears interest at a per annum rate equal to the Standard Rate and has such other terms as are described in Section 5.06.

     Class T2-3 Interest:  A regular interest in REMIC 2 held as an asset
     -------------------
of REMIC 3 that has an initial principal balance equal to 1% of the Cut-off Date Aggregate Loan Balance, bears interest at a per annum rate equal to the Net Funds Cap and has such other terms as are described in Section 5.06.

     Class T2-4 Interest:  A regular interest in REMIC 2 held as an asset
     -------------------
of REMIC 3 that is entitled to 100% of the interest accruals on the Class T1-2 Interest in excess of the Standard Rate and has such other terms as are described in Section 5.06 hereof. The Class T2-4 Interest shall not have a principal balance.

     Class T3-1 Distributable Amount:  With respect to any Distribution
     -------------------------------
Date, an amount equal to the product of (i) a fraction, the numerator of which is the number of days in the related Accrual Period and the denominator of which is 360, (ii) the Class T3-1 Notional Balance immediately prior to such Distribution Date and (iii) the Class T3-1 Pass-Through Rate.

     Class T3-1 Interest:  A regular interest in REMIC 3 held as an asset
     -------------------
of REMIC 4 that has such terms as are described in Section 5.06.

     Class T3-1 Notional Balance:  A notional principal balance equal as
     ---------------------------
of any date to the sum of the principal balances of the Class T2-1 and T2-3 Interests for such date.

     Class T3-1 Pass-Through Rate:  With respect to any Distribution Date,
     ----------------------------
a per annum rate equal to the excess of (i) the Net Funds Cap for such date over (ii) the product of (x) two and (y) a fraction, the numerator of which is the product of the Standard Rate and the principal balance of the Class T2-2 Interest immediately prior to such Distribution Date and the denominator of which is the sum of the principal balances of the Class T2-2 and Class T2-3 Interests immediately prior to such Distribution Date.

     Class T3-2 Distributable Amount:  With respect to any Distribution
     -------------------------------
Date, an amount equal to the product of (i) a fraction, the numerator of which is the number of days in the related Accrual Period and the denominator of which is 360, (ii) the Class T3-2 Notional Balance immediately prior to such Distribution Date and (iii) the Class T3-2 Pass-Through Rate.

     Class T3-2 Interest:  A regular interest in REMIC 3 held as an asset
     -------------------
of REMIC 4 that has such terms as are described in Section 5.06.

     Class T3-2 Notional Balance:  A notional principal balance equal as
     ---------------------------
of any date to the principal balance of the Class T2-2 Interest for such date.

     Class T3-2 Pass-Through Rate:  With respect to any Distribution Date,
     ----------------------------
a per annum rate equal to the excess of (i) the Standard Rate over (ii) the product of (x) two and (y) a fraction, the numerator of which is the product of the Standard Rate and the principal balance of the Class T2-2 Interest immediately prior to such Distribution Date and the denominator of which is the sum of the principal balances of the Class T2-2 and Class T2-3 Interests immediately prior to such Distribution Date.

     Class T3-3 Distributable Amount:  With respect to any Distribution
     -------------------------------
Date, an amount equal to the amount distributable in respect of the Class T2-4 Interest for such date.

     Class T3-3 Interest:  A regular interest in REMIC 3 held as an asset
     -------------------
of REMIC 4 that is entitled to the Class T3-3 Distributable Amount.

     Class T3-4 Interest:   A regular interest in REMIC 3 held as an asset
     -------------------
of REMIC 4 that has an initial principal balance of $501,703,000 as of the Cut-off Date, bears interest at the Standard Rate and has such other terms as are described in Section 5.06.

     Class T3-5 Interest:   A regular interest in REMIC 3 held as an asset
     -------------------
of REMIC 4 that has an initial principal balance of $47,584,000 as of the Cut-off Date, bears interest at the Standard Rate and has such other terms as are described in Section 5.06.

     Class T3-6 Interest:   A regular interest in REMIC 3 held as an asset
     -------------------
of REMIC 4 that has an initial principal balance of $25,442,000 as of the Cut-off Date, bears interest at the Standard Rate and has such other terms as are described in Section 5.06.

     Class T3-7 Interest:   A regular interest in REMIC 3 held as an asset
     -------------------
of REMIC 4 that has an initial principal balance of $25,322,000 as of the Cut-off Date, bears interest at the Standard Rate and has such other terms as are described in Section 5.06.

     Class T4-1 Interest:   A regular interest in REMIC 4 that has an
     -------------------
initial principal balance of $501,703,000 as of the Cut-off Date and bears interest at the Class A Certificate

Interest Rate. Ownership of the Class T4-1 Interest is evidenced by the Class A Certificates.
     Class T4-2 Interest:   A regular interest in REMIC 4 that has an
     -------------------
initial principal balance of $47,584,000 as of the Cut-off Date and bears interest at the Class M-1 Certificate Interest Rate. Ownership of the Class T4-2 Interest is evidenced by the Class M-1 Certificates.

     Class T4-3 Interest:   A regular interest in REMIC 4 that has an
     -------------------
initial principal balance of $25,442,000 as of the Cut-off Date and bears interest at the Class M-2 Certificate Interest Rate. Ownership of the Class T4-3 Interest is evidenced by the Class M-2 Certificates.

     Class T4-4 Interest:   A regular interest in REMIC 4 that has an
     -------------------
initial principal balance of $25,322,000 as of the Cut-off Date and bears interest at the Standard Rate. Ownership of the Class T4-4 Interest is evidenced by the Class B Certificates.

     Class T4-5 Interest:  A regular interest in REMIC 4 that is entitled
     -------------------
to 100% of the interest accruals on the Class T3-4 Interest in excess of the Class A Certificate Interest Rate. The Class T4-5 Interest shall not have a principal balance. Ownership of the Class T4-5 Interest is evidenced by the Class X Certificate.

     Class T4-6 Interest:  A regular interest in REMIC 4 that is entitled
     -------------------
to 100% of the interest accruals on the Class T3-5 Interest in excess of the Class M-1 Certificate Interest Rate. The Class T4-6 Interest shall not have a principal balance. Ownership of the Class T4-6 Interest is evidenced by the Class X Certificate.

     Class T4-7 Interest:  A regular interest in REMIC 4 that is entitled
     -------------------
to 100% of the interest accruals on the Class T3-6 Interest in excess of the Class M-2 Certificate Interest Rate. The Class T4-6 Interest shall not have a principal balance. Ownership of the Class T4-7 Interest is evidenced by the Class X Certificate.

     Class T4-8 Distributable Amount:  With respect to any Distribution
     -------------------------------
Date, an amount equal to the sum of the Class T3-1 Distributable Amount, the Class T3-2 Distributable Amount and the Class T3-3 Distributable Amount for such date.

     Class T4-8 Interest:  A regular interest in REMIC 4 that is entitled
     -------------------
to 100% of the T4-8 Distributable Amount. Ownership of the Class T4-8 Interest is evidenced by the Class X Certificate.

     Class X Distributable Amount:  With respect to any Distribution Date,
     ----------------------------
the aggregate of the amounts distributable on the Class T4-5, Class T4-6. Class T4-7, and Class T4-8 Interests on such date.

     Clearing Agency:  An organization registered as a "clearing agency"
     ---------------
pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant:  A broker, dealer, bank, other financial
     ---------------------------
institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     Closing Date:  January 30, 1998.
     ------------

     Code:  The Internal Revenue Code of 1986, as amended, and as it may
     ----
be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     Collection Account:  A separate account established and maintained by
     ------------------
the Master Servicer pursuant to Section 4.01.

     Collection Period:  With respect to any Distribution Date, the
     -----------------
calendar month immediately preceding the calendar month in which such Distribution Date occurs.

     Compensating Interest Payment:  With respect to any Distribution
     -----------------------------
Date, an amount equal to the excess of (x) the aggregate of any Prepayment Interest Shortfalls with respect to such Distribution Date over (y) the aggregate of any amounts paid by the Servicers in respect of such shortfalls; provided, that such amount shall not exceed the Aggregate Master Servicing Compensation that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

     Conventional Loan:  A Mortgage Loan that is not insured by the United
     -----------------
States Federal Housing Administration or guaranteed by the United States Veterans Administration.

     Converted Mortgage Loan:  None.
     -----------------------

     Convertible Mortgage Loan:  None.
     -------------------------

     Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares
     ----------------
and a Proprietary Lease.

     Cooperative Loan Documents:  As to any Cooperative Loan, (i) the
     --------------------------
Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

     Cooperative Property:  The real property and improvements owned by
     --------------------
the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

     Cooperative Shares:  Shares issued by a Cooperative Corporation.
     ------------------

     Cooperative Unit:  A single family dwelling located in a Cooperative
     ----------------
Property.

     Corporate Trust Office:  The principal corporate trust office of the
     ----------------------
Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 230 South Tryon Street NC1179, Charlotte, North Carolina 28288, Attention: Structured Finance.

     Current Interest:  With respect to each Class of Class A, Class M-1,
     ----------------
Class M-2 and Class B Certificates and any Distribution Date, the aggregate amount of interest accrued during the related Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Amount of such Class immediately prior to such Distribution Date

     Custodial Agreement:  The custodial agreement attached as Exhibit K
     -------------------
hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

     Custodian:  Each custodian appointed by the Trustee pursuant to a
     ---------
Custodial Agreement, and any successor thereto.

     Cut-off Date:  January 1, 1998.
     ------------

     Cut-off Date Aggregate Loan Balance:  With respect to the Mortgage
     -----------------------------------
Loans in the Trust Fund on the Closing Date, the Aggregate Loan Balance as of the Cut-off Date.

     DCR:  Duff & Phelps Credit Rating Co., or any successor in interest.
     ---

     Deferred Amount:  With respect to any Distribution Date and each
     ---------------
Class of Subordinate Certificates, the aggregate of Applied Loss Amounts previously applied in reduction of the Class Certificate Principal Amount thereof, less any amounts previously reimbursed in respect thereof.

     Deferred Interest:  With respect to any Class of Negative
     -----------------
Amortization Certificates and any Distribution Date, the lesser of (x) the applicable Interest Distribution Amount for such date (without giving effect to any Deferred Interest) and (y) the aggregate Mortgage Loan Negative Amortization, if any, for the related Collection Period.

     Definitive Certificate:  A Certificate of any Class issued in
     ----------------------
definitive, fully registered, certificated form.

     Deleted Mortgage Loan:  A Mortgage Loan that is repurchased from the
     ---------------------
Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

     Deposit Date:  With respect to each Distribution Date, the Business
     ------------
Day immediately preceding such Distribution Date.

     Depositor:  Structured Asset Securities Corporation, a Delaware
     ---------
corporation having its principal place of business in New York, or its successors in interest.

     Determination Date:  With respect to each Distribution Date, the 18th
     ------------------
day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

     Directing Holder:  As defined in the Special Servicing Agreement.
     ----------------

     Directing Holder Servicing Fee:  Amounts payable to the Directing
     ------------------------------
Holder under Section 5.07 of this Agreement.

     Disqualified Organization:  Either (i) the United States, (ii) any
     -------------------------
state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     Distribution Date:  The 25th day of each month or, if such 25th day
     -----------------
is not a Business Day, the next succeeding Business Day, commencing in February 1998.

     Due Date:  With respect to any Mortgage Loan, the date on which a
     --------
Scheduled Payment is due under the related Mortgage Note.

     Eligible Account:  Either (i) an account or accounts maintained with
     ----------------
a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

     Eligible Investments:  Any one or more of the following obligations
     --------------------
or securities:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

         (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

        (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

          (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

         (vi)  a Qualified GIC;

        (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

       (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

     ERISA-Restricted Certificate:  Any Subordinate Certificate.
     ----------------------------

     Escrow Account:  Any account established and maintained by the
     --------------
applicable Servicer pursuant to the applicable Servicing Agreement.

     Event of Default:  Any one of the conditions or circumstances
     ----------------
enumerated in Section 6.14(a).

     Extra Principal Distribution Amount:  With respect to any
     -----------------------------------
Distribution Date, the lesser of (a) Monthly Excess Interest for such Distribution Date and (b) the Overcollateralization Deficiency for such date.

     FDIC:  The Federal Deposit Insurance Corporation or any successor
     ----
thereto.

     FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate
     -----
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Final Scheduled Distribution Date:  February 25, 2028.
     ---------------------------------

     Financial Intermediary:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

     Fitch:  Fitch IBCA, Inc., or any successor in interest.
     -----

     FNMA:  The Federal National Mortgage Association, a federally
     ----
chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     GNMA:  The Government National Mortgage Association, a wholly owned
     ----
corporate instrumentality of the United States within HUD.

     Holder or Certificateholder:  The registered owner of any Certificate
     ------    -----------------
as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, any Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer and any Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer or such Servicer.

     HUD:  The United States Department of Housing and Urban Development,
     ---
or any successor thereto.

     Independent:  When used with respect to any Accountants, a Person who
     -----------
is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index:  The index specified in the related Mortgage Note for
     -----
calculation of the Mortgage Rate thereof.

     Initial LIBOR Rate:  5.625%
     ------------------

     Insurance Proceeds:  Amounts paid by the insurer under any Insurance
     ------------------
Policy, other than amounts to be applied to restoration or repair of the related Mortgaged Property or required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

     Interest Distribution Amount:  Not applicable.
     ----------------------------

     Interest Remittance Amount:  With respect to any Distribution Date,
     --------------------------
the sum of (i) all interest collected or advanced in respect of the Mortgage Loans, including any prepayment premiums or penalties, during the related Collection Period (less (x) the Master Servicing Fee and the applicable Servicing Fee and (y) unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest), (ii) any amounts paid by the Servicers with respect to Prepayment Interest Shortfalls and any Compensating Interest Payment with respect to such Collection Period and (iii) the portion of any Substitution Amount paid during the related Collection Period allocable to interest.

     Intervening Assignments:  The original intervening assignments of the
     -----------------------
Mortgage, notice of transfer or equivalent instrument.

     Latest Possible Maturity Date:  February 25, 2030.
     -----------------------------

     Lehman Capital:  Lehman Capital, A Division of Lehman Brothers
     --------------
Holdings Inc., or any successor in interest.

     LIBOR:  The per annum rate determined, pursuant to Section 4.05, on
     -----
the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other page as may replace such page on that service for the purpose of displaying London interbank offered quotations of major banks).

     LIBOR Certificate:  Any Class A, Class M-1, Class M-2 or Class B
     -----------------
Certificate.

     LIBOR Determination Date:  The second London Business Day immediately
     ------------------------
preceding the commencement of each Accrual Period for any LIBOR Certificates.

     Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which
     ------------------------
the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

     Liquidation Expenses:  Expenses that are incurred by the Master
     --------------------
Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to Sections 9.06, 9.16 or 9.22.

     Liquidation Proceeds:  Cash received in connection with the
     --------------------
liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

     Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of
     -------------------
the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

     London Business Day:  Any day on which banks are open for dealing in
     -------------------
foreign currency and exchange in London, England and New York City.

     Maintenance:  With respect to any Cooperative Unit, the rent or fee
     -----------
paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

     Master Servicer:  Norwest Bank Minnesota, National Association, or
     ---------------
any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

     Master Servicing Fee:  As to any Distribution Date and each Mortgage
     --------------------
Loan, an amount equal to the product of the Master Servicing Fee Rate and the Principal Balance of such Mortgage Loan as of the first day of the related Collection Period. The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Distribution Date solely from the interest portion of the Scheduled Payment or other payment or recovery with respect to such Mortgage Loan.

     Master Servicing Fee Rate:  0.0075% per annum.
     -------------------------

     Material Defect:  As defined in Section 2.02(c) hereof.
     ---------------

     Monthly Excess Cashflow:  With respect to any Distribution Date, the
     -----------------------
sum of (x) Monthly Excess Interest for such date and (y) the Overcollateralization Release Amount for such date.

     Monthly Excess Interest:  With respect to any Distribution Date, the
     -----------------------
amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (v) of Section 5.02(b).

     Moody's:  Moody's Investors Service, or any successor in interest.
     -------

     Mortgage:  A mortgage, deed of trust or other instrument encumbering
     --------
a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

     Mortgage File:  The mortgage documents listed in Section 2.01(b)
     -------------
pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

     Mortgage Loan:  A Mortgage and the related notes or other evidences
     -------------
of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

     Mortgage Loan Negative Amortization:  Not applicable.
     -----------------------------------

     Mortgage Loan Sale Agreement:  The agreement, dated as of January 1,
     ----------------------------
1998, for the sale of the Mortgage Loans by Lehman Capital, A Division of Lehman Brothers Holdings Inc., to the Depositor.

     Mortgage Loan Schedule:  The schedule attached hereto as Schedule A,
     ----------------------
which shall identify each Mortgage Loan, as such schedule may be amended from time to time pursuant to Section 2.02.

     Mortgage Note:  The note or other evidence of the indebtedness of a
     -------------
Mortgagor secured by a Mortgage under a Mortgage Loan.

     Mortgage Rate:  As to any Mortgage Loan, the per annum rate at which
     -------------
interest accrues on such Mortgage Loan.

     Mortgaged Property:  Either of (x) the fee simple interest in real
     ------------------
property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

     Mortgagor:  The obligor on a Mortgage Note.
     ---------

     Negative Amortization Certificate:  None.
     ---------------------------------

     Net Excess Spread:  With respect to any Distribution Date, the
     -----------------
fraction, expressed as a percentage, the numerator of which is equal to the amount, if any, by which (a) the product of (i) the Aggregate Loan Balance as of the end of the related Collection Period and (ii) the weighted average (by Principal Balance) of the Net Mortgage Rates exceeds (b) the Interest Distribution Amount for such Distribution Date, and the denominator of which is the product of (x) the Aggregate Loan Balance and (y) the actual number of days in the related Accrual Period divided by 360.

     Net Funds Cap:  The weighted average (by Principal Balance) of the
     -------------
Net Mortgage Rates of the Mortgage Loans as of the first day of the related Accrual Period.

     Net Liquidation Proceeds:  With respect to any Liquidated Mortgage
     ------------------------
Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

     Net Mortgage Rate:  With respect to any Mortgage Loan, the Mortgage
     -----------------
Rate thereof reduced by the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate and the Trustee Fee Rate.

     Net Prepayment Interest Shortfall:  With respect to any Distribution
     ---------------------------------
Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the sum of any amounts paid by the Servicers with respect to such shortfalls and any amount that is required to be paid by the Master Servicer in respect of such shortfalls pursuant to this Agreement.

     Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry
     --------------------------
Certificate.

     Notional Amount:  With respect to any Notional Certificate and any
     ---------------
Distribution Date, such Certificate's Percentage Interest of the Aggregate Notional Amount of such Class of Certificates for such Distribution Date.

     Notional Certificate:  None.
     --------------------

     Offering Document:  The Prospectus.
     -----------------

     Officer's Certificate:  A certificate signed by the Chairman of the
     ---------------------
Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

     Opinion of Counsel:  A written opinion of counsel, reasonably
     ------------------
acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor, the Master Servicer or a Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of each REMIC.

     Option One:  Option One Mortgage Corporation, as Servicer under the
     ----------
applicable Servicing Agreement.

     Original Value:  The lesser of (a) the Appraised Value of a Mortgaged
     --------------
Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

     Overcollateralization Amount:  With respect to any Distribution Date,
     ----------------------------
the amount, if any, by which (x) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (y) the aggregate Certificate Principal Amount of the Certificates after giving effect to distributions on such Distribution Date.

     Overcollateralization Deficiency:  With respect to any Distribution
     --------------------------------
Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Certificate Principal Amounts of the Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

     Overcollateralization Release Amount:  With respect to any
     ------------------------------------
Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the Certificate Principal Amounts of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such date.

     Paying Agent:  Any paying agent appointed pursuant to Section 3.08.
     ------------

     Percentage Interest:  With respect to any Certificate, its percentage
     -------------------
interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class X Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Certificate Principal Amount of all Certificates of the same Class. With respect to the Class X Certificate, the Percentage Interest evidenced thereby shall be 100%.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Placement Agent:  Lehman Brothers Inc.
     ---------------

     Plan Asset Regulations:  The Department of Labor regulations set
     ----------------------
forth in 29 C.F.R. 2510.3-101.

     Pool Delinquency Rate:  With respect to any Collection Period, the
     ---------------------
fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Collection Period, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such Collection Period.

     Premium Mortgage Loan:  None.
     ---------------------

     Prepayment Interest Shortfall:  With respect to any full or partial
     -----------------------------
Principal Prepayment of a Mortgage Loan, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the Master Servicing Fee Rate and the applicable Servicing Fee Rate, on the Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Period:  The applicable period specified in the applicable
     -----------------
Servicing Agreement (whether or not specifically defined as a "Prepayment Period") during which amounts required to be remitted by the related Servicer in respect of Mortgage Loan prepayments on the applicable Servicer Remittance Date are received by such Servicer.

     Primary Mortgage Insurance Policy:  Mortgage guaranty insurance, if
     ---------------------------------
any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

     Principal Balance:  With respect to each Mortgage Loan other than a
     -----------------
Liquidated Mortgage Loan and as of any date of determination, the outstanding principal balance thereof as of the Cut-off Date, less all collections received on or after the Cut-off Date and applied in reduction of the principal balance thereof; provided, that the Principal Balance of any Mortgage Loan that has become a Liquidated Mortgage Loan shall be zero.

     Principal Distribution Amount:  With respect to any Distribution
     -----------------------------
Date, the sum of (i) the Principal Remittance Amount for such date minus, with respect to each Distribution Date occurring on and after the Stepdown Date, the Overcollateralization Release Amount, if any, for such date and
(ii) the Extra Principal Distribution Amount, if any, for such date.

     Principal Only Certificate:  None.
     --------------------------

     Principal Prepayment:  Any Mortgagor payment of principal (other than
     --------------------
a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement.

     Principal Remittance Amount:  With respect to any Distribution Date,
     ---------------------------
the sum of (i) all principal collected or advanced in respect of the Mortgage Loans during the related Collection Period, (ii) the Principal Balance of each Mortgage Loan that was purchased from the Trust Fund during the related Collection Period, (iii) the portion of any Substitution Amount paid during the related Collection Period allocable to principal, and (iv) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected during the related Collection Period, to the extent allocable to principal, as reduced in each case by unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Trustee, to the extent allocable to principal.

     Proceeding:  Any suit in equity, action at law or other judicial or
     ----------
administrative proceeding.

     Proprietary Lease:  With respect to any Cooperative Unit, a lease or
     -----------------
occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     Prospectus:  The prospectus supplement dated January 28, 1998,
     ----------
together with the accompanying prospectus dated May 21, 1996, relating to the Class A, Class M-1, Class M-2 and Class B Certificates.

     Purchase Price:  With respect to the repurchase of a Mortgage Loan
     --------------
pursuant to Article II of this Agreement or the Special Servicing Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date immediately preceding the related Distribution Date and (c) any amounts advanced by the Master Servicer or any Servicer and not previously reimbursed, together with any unpaid Master Servicing Fees and Servicing Fees. The Master Servicer or the applicable Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the applicable Servicer under this Agreement or the applicable Servicing Agreement.

     Qualified GIC:  A guaranteed investment contract or surety bond
     -------------
providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

          (b) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

          (d) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder: and

          (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

     Qualified Insurer:  An insurance company duly qualified as such under
     -----------------
the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

     Qualifying Substitute Mortgage Loan:  In the case of a Mortgage Loan
     -----------------------------------
substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Principal Balance of the related Deleted Mortgage Loan, provided, however, that, to the extent that the Principal Balance of such Mortgage Loan is less than the Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the Master Servicing Fee and the applicable Servicing Fee from the date as to which interest was last paid through the end of the Collection Period in which such substitution occurs (such amount, a "Substitution Amount"), shall be paid by the party effecting such substitution to the Trustee for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan; (iii) if the total principal balance of Qualifying Substitute Mortgage Loans in the Trust is less than 5% of the initial principal balance of the Mortgage Loans, has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv) has a Loan-to-Value Ratio as of the date of such substitution not greater than that of the related Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan and (viii) has not been delinquent for a period of more than 30 days more than twice in the twelve months immediately preceding such date of substitution. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Principal Balance referred to in clause (i) above shall be determined on a loan-by-loan basis, (b) the rate referred to in clause (ii) above shall be determined on a loan-by-loan basis and (c) the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee.

     Rating Agency:  Each of Fitch and S&P; provided, that with respect to
     -------------
the Class B Certificates, S&P will be the sole Rating Agency.

     Realized Loss:  With respect to each Liquidated Mortgage Loan, an
     -------------
amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Master Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

     Recognition Agreement:  With respect to any Cooperative Loan, an
     ---------------------
agreement between the Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the Cooperative Property.

     Record Date:  With respect to any Distribution Date, the close of
     -----------
business on the last Business Day of the month immediately preceding the month in which the related Remittance Dates occur.

     Reference Banks:  As defined in Section 4.05.
     ---------------

     Reimbursement Amount:  As defined in Section 5.02.
     --------------------

     REMIC:  Each pool of assets in the Trust Fund designated as a REMIC
     -----
pursuant to Section 10.01(a) hereof.

     REMIC 1 Regular Interest:  Any of the Class T1-1, Class T1-2 and T1-3
     ------------------------
Interests.

     REMIC 2 Regular Interest:  Any of the Class T2-1, Class T2-2, Class
     ------------------------
T2-3 and Class T2-4 Interests.

     REMIC 3 Regular Interest:  Any of the Class T3-1, Class T3-2, Class
     ------------------------
T3-3, Class T3-4, Class T3-5, Class T3-6 and Class T3-7 Interests.

     REMIC 4 Regular Interest:  Any of the Class T4-1, Class T4-2, Class
     ------------------------
T4-3, Class T4-4, Class T4-5, Class T4-6, Class T4-7 and Class T4-8
Interests.

     REMIC Provisions:  The provisions of the federal income tax law
     ----------------
relating to real estate mortgage investment conduits, which appear at sections 860A through 86OG of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date:  The day in each month on which each Servicer is
     ---------------
required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement.

     REO Property:  A Mortgaged Property acquired by the Trust Fund
     ------------
through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

     Required Reserve Fund Deposit:  With respect to any Distribution Date
     -----------------------------
on which the Net Excess Spread is less than 0.25%, the amount, if any by which (a) the product of 0.50% and the Aggregate Loan Balance for such date exceeds (b) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which
(i) $10,000 exceeds (ii) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date.

     Reserve Interest Rate:  As defined in Section 4.05.
     ---------------------

     Residual Certificate:  Any Class R Certificate.
     --------------------

     Responsible Officer:  When used with respect to the Trustee, any Vice
     -------------------
President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department, or any other officer of the Trustee to whom a matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Restricted Certificate:  Any Class X or Class R Certificate.
     ----------------------

     Rolling Three Month Delinquency Rate:  With respect to any
     ------------------------------------
Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding Collection Periods.

     S&P:  Standard & Poor's Rating Services, a division of the
     ---
McGraw-Hill Companies, Inc., or any successor in interest.

     Scheduled Payment:  Each scheduled payment of principal and interest
     -----------------
(or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Collection Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Collection Period.

     Security Agreement:  With respect to any Cooperative Loan, the
     ------------------
agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

     Seller:  Lehman Capital, A Division of Lehman Brothers Holdings Inc.,
     ------
or any successor in interest.

     Senior Enhancement Percentage:  With respect to any Distribution
     -----------------------------
Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount, in each case after giving effect to distributions on such Distribution Date, and the denominator of which is the Aggregate Loan Balance as of the last day of the related Collection Period.

     Servicer:  Any Servicer, including the Special Servicer, that has
     --------
entered into any of the Servicing Agreements attached as Exhibit E hereto, or any successor in interest.

     Servicing Agreement:  Each Servicing Agreement, including the Special
     -------------------
Servicing Agreement, among a Servicer and Lehman Capital attached hereto as Exhibit E.

     Servicing Fee:  The Servicing Fee or, in the case of the Special
     -------------
Servicer, the Base Servicing Fee, specified in the applicable Servicing
Agreement.

     Servicing Fee Rate:  With respect to any Servicer, as specified in
     ------------------
the applicable Servicing Agreement.

     Servicing Officer:  Any officer of the Master Servicer involved in or
     -----------------
responsible for the administration and servicing or master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trustee, as such list may from time to time be amended.

     Special Servicer:  Ocwen Federal Bank FSB, as special servicer under
     ----------------
the Special Servicing Agreement.

     Special Servicing Agreement:  The Special Servicing Agreement between
     ---------------------------
the Seller and the Special Servicer dated as of January 1, 1998, attached as part of Exhibit E hereto.

     Standard Rate:  With respect to any Distribution Date, the rate at
     -------------
which interest accrues on the Class B Certificates during the related Accrual Period.

     Startup Day:  The day designated as such pursuant to Section 10.01(b)
     -----------
hereof.

     Stepdown Date:  The later to occur of (x) the Distribution Date in
     -------------
February 2001 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than to equal to 34.53%.

     Subordinate Certificate:  Any Class M-1, Class M-2, Class B or Class
     -----------------------
X Certificate.

     Substitution Amount:  As defined in the definition of Qualifying
     -------------------
Substitute Mortgage Loan.

     Targeted Overcollateralization Amount:  With respect to any
     -------------------------------------
Distribution Date, (x) prior to the Stepdown Date, the product of 0.875% and the Aggregate Loan Balance as of the Cut-Off Date and (y) on and after the Stepdown Date, the greater of (i) the product of 1.75% and the Aggregate Loan Balance as of the last day of the related Collection Period and (ii) $3,000,260.

     Tax Matters Person:  The "tax matters person" as specified in the
     ------------------
REMIC Provisions.

     Termination Price:  As defined in Section 7.01 hereof.
     -----------------

     Title Insurance Policy:  A title insurance policy maintained with
     ----------------------
respect to a Mortgage Loan.

     Total Distribution Amount:  With respect to any Distribution Date,
     -------------------------
the sum of the Interest Remittance Amount for such date and the Principal Remittance Amount for such date.

     Transfer Agreement:  As defined in the Mortgage Loan Sale Agreement.
     ------------------

     Transferor:  Each seller of Mortgage Loans to the Seller pursuant to
     ----------
a Transfer Agreement.

     Trigger Event:  A Trigger Event will have occurred or be continuing
     -------------
with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds 50% of the Senior Enhancement Percentage for such Distribution Date.

     Trust Fund:  The corpus of the trust created pursuant to this
     ----------
Agreement, consisting of the Mortgage Loans, the assignment of the Depositor's rights under the Mortgage Loan Sale Agreement, such amounts as shall from time to time be held in the Collection Account, the Certificate Account and any Escrow Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

     Trustee:  First Union National Bank, or any successor in interest, or
     -------
if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

     Trustee Fee:  As to any Distribution Date, an amount equal to the
     -----------
product of the Trustee Fee Rate and the Aggregate Loan Balance as of the first day of the related Collection Period.

     Trustee Fee Rate:  0.0025% per annum.
     ----------------

     Unpaid Basis Risk Shortfall:  With respect to any Distribution Date
     ---------------------------
and any Class of LIBOR Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the Net Funds
Cap).

     Upper Tier REMIC:  REMIC 4.
     ----------------

     Voting Interests:  The portion of the voting rights of all the
     ----------------
Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 93% of all Voting Interests shall be allocated to the Certificates other than the Class X Certificate, and 7% of all Voting Interests shall be allocated to the Class X Certificate. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Amounts (or Certificate Principal Amounts).

     Section 1.02.  Calculations Respecting Mortgage Loans.  Calculations
                    --------------------------------------
required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer.

     Section 1.03.  Calculations Respecting Accrued Interest.  Accrued
                    ----------------------------------------
interest, if any, on any Certificate shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.


                                  ARTICLE II

                            DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

     Section 2.01.  Creation and Declaration of Trust Fund; Conveyance of
                    -----------------------------------------------------
Mortgage Loans.  (a)  Concurrently with the execution and delivery of this
--------------
Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans.
Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Escrow Account established pursuant to Section 9.06 hereof and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, and the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

     Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under the Servicing Agreements and the Transfer Agreements to the extent assigned thereunder, and delegates its obligations thereunder. The Trustee hereby accepts such assignment and delegation, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.

     (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

          (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements as applicable);

          (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

          (iii) with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

          (iv) The original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

          (v) with respect to any Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage for each Mortgage Loan;

          (vi) If applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

          (vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

          (viii) with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

          (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

          (x) with respect to any Cooperative Loan, the Cooperative Loan Documents; and

          (xi) in connection with any pledge of Additional Collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Trustee.

     The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

     (c) Assignments of Mortgage shall be recorded; provided, however, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, recording in such states is not required to protect the Trustee's interest in the related Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date, the Trustee, at the expense of the Depositor, shall cause to be properly recorded in each public recording office where the Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above.

     (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee under clause (b)(viii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

     (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

     Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund. (a) The Trustee, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the-------- Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the Custodian on behalf of the Trustee, will execute and deliver on the Closing Date to the Depositor and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit B-1.

     (b) Within 45 days after the Closing Date, the Custodian will, on behalf of the Trustee and for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer and the Special Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

     (c) If in the course of the review described in paragraph (b) above the Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, or the Custodian on behalf of the Trustee, shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certificate delivered to the Depositor or the Master Servicer (and to the Trustee). Within 90 days of its receipt of such notice, the applicable Transferor, or, if such Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the applicable Transferor, or, if such Transferor does not do so, the Depositor, shall repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. Within the two year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

     (d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Depositor, the Master Servicer and the Special Servicer a Final Certification substantially in the form annexed hereto as Exhibit B-3 evidencing the completeness of the Mortgage Files in its possession or control.

     (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

     Section 2.03.  Representations and Warranties of the Depositor.  (a)
                    -----------------------------------------------
The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, and to the Master Servicer, as of the Closing Date or such other date as is specified, that:

          (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

          (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

          (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

          (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

     (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of Lehman Capital under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that the representations and warranties of Lehman Capital in Section 1.04(b) of the Mortgage Loan Sale Agreement are applicable only to facts or conditions that arise or events that occur subsequent to the date as of which the representations and warranties with respect to the related Mortgage Loans in the Transfer Agreements were made, and which do not constitute a breach of any representation or warranty made by the applicable Transferor in the applicable Transfer Agreement. The
Trustee acknowledges that Lehman Capital shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

     Section 2.04.  Discovery of Breach.  It is understood and agreed that
                    -------------------
the representations and warranties (i) set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor and each Servicer, assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by either the Depositor, the Master Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or given by the Seller and assigned to the Trustee, the Depositor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement for the benefit of Certificateholders.

     Section 2.05.  Repurchase, Purchase or Substitution of Mortgage
                    ------------------------------------------------
Loans.  (a)  With respect to any Mortgage Loan repurchased by the
-----
Depositor pursuant to this Article II, by the Seller pursuant to the Mortgage Loan Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Depositor, the Seller or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in the Depositor or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee, and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor must deliver to the Trustee the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made each of the representations and warranties set forth in Section 2.03(f). As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee shall cause the Assignment of Mortgage with respect to such Qualifying Substitute Mortgage Loan to be recorded if required pursuant to the first sentence of Section 2.01(c).

     (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not
(A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     Section 2.06.  Grant Clause.  It is intended that the conveyance of
                    ------------
the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law.
If such conveyance is deemed to be in respect of a loan and the Trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

     Section 2.07.  Purchase of Defaulted Mortgage Loans.  (a) The initial
                    ------------------------------------
Holder (other than the Placement Agent or any nominee thereof) of the Class X Certificate shall have the right to purchase defaulted Mortgage Loans from the Trust Fund as and to the extent provided in the Special Servicing Agreement. Such right shall be transferable to and exercisable by subsequent Holders of the Class X Certificate only upon satisfaction of the conditions set forth in the Special Servicing Agreement.

     (b) In addition to the purchase option provided under subsection (a) above, the Special Servicer and the initial Holder (other than the Placement Agent or any nominee thereof) of the Class X Certificate shall have the right to purchase Severely Delinquent Loans from the Trust Fund as and to the extent provided in the Special Servicing Agreement. Such right of such initial Holder shall be transferable to and exercisable by subsequent Holders of the Class X Certificate only upon satisfaction of the conditions set forth in the Special Servicing Agreement. The aggregate of any such purchase of Mortgage Loans pursuant to this Section 2.07(b) shall not exceed 5% of the Cut-off Date Aggregate Loan Balance.


                                 ARTICLE III

                               THE CERTIFICATES

     Section 3.01.  The Certificates.  (a)  The Certificates shall be
                    ----------------
issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class X and Class R Certificates will each be issued as a single Certificate and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in
Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

     Section 3.02.  Registration.  The Trustee is hereby appointed, and
                    ------------
hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The
Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

     Section 3.03.  Transfer and Exchange of Certificates.  (a)  A
                    -------------------------------------
Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

     (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

     The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

          (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 144(a)(1) under the 1933 Act) of the Depositor or the Placement Agent or (y) being made to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor who has provided the Trustee with a certificate in the form of Exhibit F hereto; and

          (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

          (d) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate substantially in the form of Exhibit H hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction
under ERISA or Section 4975 of the Code.   The preparation and delivery of
the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

     (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate.

     (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization.

     Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-
2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization or an agent or nominee acting on behalf of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization (or such agent or nominee) shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization (or an agent or nominee thereof). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization (or an agent or nominee thereof) at the time it became a Holder or any subsequent time it became a Disqualified Organization all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

     If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this
Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

     (g) Each Holder of a Residual Certificate, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

     Section 3.04.  Cancellation of Certificates.  Any Certificate
                    ----------------------------
surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

     Section 3.05.  Replacement of Certificates.  If (i) any Certificate
                    ---------------------------
is mutilated and is surrendered to the Trustee or any Authenticating Agent or
(ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.06.  Persons Deemed Owners.  Subject to the provisions of
                    ---------------------
Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

     Section 3.07.  Temporary Certificates.  (a)  Pending the preparation
                    ----------------------
of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

     (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

     Section 3.08.  Appointment of Paying Agent.  The Trustee may appoint
                    ---------------------------
a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

     Section 3.09.  Book-Entry Certificates.  (a)  Each Class of
                    -----------------------
Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

          (i) the provisions of this Section 3.09 shall be in full force and effect;

          (ii) the Depositor, the Master Servicer, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

          (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

     (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

     (c) If (i)(A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Certificate Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.


                                  ARTICLE IV

                       ADMINISTRATION OF THE TRUST FUND

     Section 4.01.  Collection Account.  (a)  On the Closing Date, the
                    ------------------
Master Servicer shall open and shall thereafter maintain an account held in trust (the "Collection Account"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, in trust for the benefit of the Holders of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2." The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

     (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

     (c) The Master Servicer will give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Trustee (subject to such Master Servicer's right to direct payments and investments and its rights of withdrawal) under this Agreement. On the Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date, shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

     (d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-Off
Date):

          (i) all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date), including prepayment premiums or penalties, net of the Servicing Fee and Master Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

          (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21);

          (iv) all Insurance Proceeds;

          (v) all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04; and

          (vi) all proceeds of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person.

     (e) Funds in the Collection Account may be invested in Eligible Investments (selected by and at the written direction of the Master Servicer) which shall mature not later than the earlier of (a) the Deposit Date (except that if such Eligible Investment is an obligation of the Trustee or the Paying Agent, if other than the Trustee, and such Collection Account is maintained with the Trustee or the Paying Agent, if other than the Trustee, then such Eligible Investment shall mature not later than such applicable Distribution Date) or (b) the day on which the funds in such Collection Account are required to be remitted to the Trustee for deposit into the Certificate Account, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee.
All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.05, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans (other than prepayment premiums or penalties) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

     Section 4.02.  Application of Funds in the Collection Account.  The
                    ----------------------------------------------
Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

          (i) to reimburse itself or any Servicer for Advances made by it or by such Servicer pursuant to Section 5.04; the Master Servicer's right to reimburse itself pursuant to this subclause (i) is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

          (ii) to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan, for any amounts advanced by it or by such Servicer that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

          (iii) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections
     9.20 and 9.22(a) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee and the Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's right thereto shall be prior to the rights of the Certificateholders;

          (iv) in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.05, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to Section 9.04, 9.06, 9.16 or 9.22(a), and to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c);

          (vi) to pay to the Depositor, the Seller, the applicable Transferor, the Special Servicer or the Directing Holder, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances to the extent specified in the definition of Purchase Price;

          (vii) subject to Section 5.04, to pay to itself income earned on the investment of funds deposited in the Collection Account;

          (viii) to make payments to the Trustee for deposit into the Certificate Account in the amounts and in the manner provided for in
     Section 4.04;

          (ix) to make payment to itself and others pursuant to any provision of this Agreement;

          (x)  to withdraw funds deposited in error in the Collection
     Account;

          (xi) to clear and terminate any Collection Account pursuant to
     Section 7.02;

          (xii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

          (xiii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

     In connection with withdrawals pursuant to subclauses (i), (ii), (iii),
(iv) and (vi) above, the Master Servicer's or Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (ii), (iii), (iv) and (vi).

     Section 4.03.  Reports to Certificateholders.  (a)  On each
                    -----------------------------
Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to each Certificateholder a written report setting forth the following information, which information the Master Servicer will determine (on the basis of information obtained from the Servicers) and deliver to the Trustee no later than one Business Day prior to such Distribution Date:

          (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than any Class of Notional Certificates, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

          (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than any Class of Principal Only Certificates) allocable to interest;

          (iii) the amount, if any, of any distribution to the Holders of the Class X Certificate and the Residual Certificate;

          (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Master Servicer or any Servicer with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds
     (B) above;

          (v) the Aggregate Loan Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

          (vi) the Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates as of such Distribution Date after giving effect to payments allocated to principal reported under clause
     (i) above, separately identifying
     any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts:

          (vii) any Realized Losses realized with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

          (viii) the amount of the Master Servicing Fees, Servicing Fees and Trustee Fee paid during the Collection Period to which such distribution relates;

          (ix) the number and aggregate Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

          (x) the deemed principal balance of each REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

          (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan and the number of such Mortgage Loans as of the close of business on the Distribution Date in such preceding month;

          (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

          (xiii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

          (xiv) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

          (xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed); and

          (xvi) any other "loan-level" information for any Mortgage Loans that are delinquent 90 or more days on a contractual basis and any REO Property held by the Trust that is reported by the Master Servicer to the Trustee.

     In the case of information furnished pursuant to subclauses (i), (ii) and (viii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

     In preparing or furnishing the foregoing information to the Trustee, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by each Servicer, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

     (b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, will be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for such Master Servicer's actual expenses incurred in providing such reports and access.

     (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

     Section 4.04.  Certificate Account.  (a)  The Trustee shall establish
                    -------------------
and maintain in its name, as trustee, a special deposit trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

     (b) The Trustee shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

          (i) to withdraw amounts deposited in the Certificate Account in error;

         (ii) to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (c) below;

          (iii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

          (iv) to make distributions to the Certificateholders pursuant to
     Article V; and

          (v)  to clear and terminate the Certificate Account pursuant to
     Section 7.02.

     (c) The Trustee shall invest, or cause to be invested, funds held in the Certificate Account in Eligible Investments (which may be obligations of the Trustee). All such investments must mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation for the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized.

     Section 4.05.  Determination of LIBOR.  (a)  If the outstanding
                    ----------------------
Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

          (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places;

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and

          (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

          (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIUS01M" on the Bloomberg Financial Markets Commodities News.

          (c) As used herein, "Reference Banks" shall mean four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Bloomberg Screen LIUS01M Index Page" (as described in the definition of LIBOR hereof) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be:
Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIUS01M Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee shall use its best efforts to designate alternate Reference Banks.

                                  ARTICLE V

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

     Section 5.01.  Distributions Generally.  (a)  Subject to Section 7.01
                    -----------------------
respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Trustee) or, upon written request made to the Trustee at least three Business Days prior to the related Distribution Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $2,500,000, or, in the case of a Class X Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, the Residual Certificates will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificates will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee or at the office of the New York Presenting Agent. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

     (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Certificate Principal Amounts (or initial Notional Amounts).

     Section 5.02.  Distributions from the Certificate Account.  (a)  On
                    ------------------------------------------
each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount for such date, shall allocate such amount to the interests issued in respect of REMIC 1, REMIC 2, and REMIC 3, and shall distribute such amount as specified in this Section.

     (b) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

          (i)  to the Trustee, the Trustee Fee for such Distribution Date;

          (ii) to the Class A Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such date;

          (iii)to the Class M-1 Certificates, Current Interest for such Class and such Distribution Date;

          (iv) to the Class M-2 Certificates, Current Interest for such Class and such Distribution Date;

          (v) to the Class B Certificates, Current Interest for such Class and such Distribution Date; and

          (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (v) above.

     (c) On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount for such date as follows:

          (i)  On each Distribution Date (x) prior to the Stepdown Date or
     (y) on which a Trigger Event has occurred and is continuing, the Trustee shall distribute the Principal Distribution Amount for such date in the following order of priority:


               (1) to the Class A Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

               (2) to the Class M-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

               (3) to the Class M-2 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

               (4) to the Class B Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero; and

               (5) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

          (ii) On each Distribution Date (x) on or after the Stepdown Date or
     (y) with respect to which a Trigger Event is not continuing (or has not occurred), the Principal Distribution Amount for such date will be distributed in the following order of priority:

               (1) to the Class A Certificates, an amount equal to the lesser of (A) the Principal Distribution Amount for such Distribution Date and (B) the Class A Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero;

               (2) to the Class M-1 Certificates, an amount equal to the lesser of (A) the excess of (I) the Principal Distribution Amount for such Distribution Date over (II) the amount distributed to the Class A Certificates on such date pursuant to clause (1) above and
          (B) the Class M-1 Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero;

               (3) to the Class M-2 Certificates, an amount equal to the lesser of (A) the excess of (I) the Principal Distribution Amount for such Distribution Date over (II) the amount distributed to the Class A and Class M-1 Certificates on such date pursuant to clauses
          (1) and (2) above and (B) the Class M-2 Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero;

               (4) to the Class B Certificates, an amount equal to the lesser of (A) the excess of (1) the Principal Distribution Amount for such Distribution Date over (II) the amount distributed to the Class A, Class M-1 and Class M-2 Certificates on such date pursuant to clauses (1), (2) and (3) above and (B) the Class B Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero; and

               (5) for application as part of Monthly Excess Cashflow for such Distribution Date, as in subsection (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

     Notwithstanding the foregoing, on any Distribution Date on which the Class Certificate Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Classes of Class A, Class M-1, Class M-2 and Class B Certificates, in the order of priority set forth above, until the Class Certificate Principal Amount of each such Class has been reduced to zero.

     (d) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

          (i) to the Basis Risk Reserve Fund, and then, to the Class A, Class M-1, Class M-2 and Class B Certificates, in that order, from the Basis Risk Reserve Fund, in an amount equal to the unpaid amount of any Basis Risk Shortfall for such date and any Unpaid Basis Risk Shortfall for such date, as required by Section
     5.08 of this Agreement;

          (ii) to fund the Extra Principal Distribution Amount for such Distribution Date,

          (iii) to the Class M-1 Certificates, any Carryforward Interest for such Class and such date;

          (iv) to the Class M-1 Certificates, any Deferred Amount for such Class and such date;

          (v) to the Class M-2 Certificates, any Carryforward Interest for such Class and such date;

          (vi) to the Class M-2 Certificates, any Deferred Amount for such Class and such date;

          (vii) to the Class B Certificates, any Carryforward Interest for such Class and such date;

          (viii) to the Class B Certificates, any Deferred Amount for such Class and such date;

          (ix) to the Special Servicer, any Special Servicing Fee, Extended Special Servicing Fee and Incentive Fee with respect to the related Collection Period, in each case as defined in the Special Servicing Agreement;

          (x) to the Basis Risk Reserve Fund, an amount equal to the Required Reserve Fund Deposit;

          (xi) to the Class X Certificate, the Class X Distributable Amount for such Distribution Date, together with any amounts withdrawn from the Basis Risk Reserve Fund for distribution to the Class X Certificates pursuant to Section 5.08(c) and (d) on such date;

          (xii) to the Directing Holder, if any, on such Distribution Date, the Directing Holder Servicing Fee for such Distribution Date to the extent such Directing Holder Servicing Fee is due and payable under
     Section 5.07 of this Agreement; and

          (xiii) to the Class R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (xi) above.

     Section 5.03.  Allocation of Realized Losses.  On each Distribution
                    -----------------------------
Date, the Class Certificate Principal Amount of each Class of Class M-1, Class M-2 and Class B Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

          (i) to the Class B Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero;

          (ii) to the Class M-2 Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero; and

          (iii) to the Class M-1 Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero.

     Section 5.04.  Advances by Master Servicer and Trustee.  (a) Advances
                    ---------------------------------------
shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, the Master Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, the Master Servicer shall, or cause the applicable Servicer to, advance such amount, less an amount, if any, to be set forth in an Officer's Certificate to be delivered to the Trustee on such Determination Date, which if advanced the Master Servicer or the applicable Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. If the Master Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such funds to the Trustee for deposit in the Certificate Account or
(iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.

     (b) In the event that the Master Servicer fails for any reason to make an Advance required to be made pursuant to Section 5.04 on or before the Deposit Date, the Trustee shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or any Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

     Section 5.05.  Compensating Interest Payments.  The amount of the
                    ------------------------------
Aggregate Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

     Section 5.06.  REMIC 1, REMIC 2, REMIC 3 and REMIC 4 Allocations.
                    -------------------------------------------------

    (a) The initial principal balances of the Class T1-1, Class T1-2 and Class T1-3 Interests shall equal 98%, 1% and 1%, respectively, of the Cut-off Date Aggregate Loan Balance. On each Distribution Date, 98% of all collections and other recoveries allocable to principal of the Mortgage Loans will be allocated to the Class T1-1 Interest. Remaining amounts allocable to principal of the Mortgage Loans on such Distribution Date will be allocated first to the Class T1-3 Interest up to an amount equal to 2% of any amount that represents an Adjusted Overcollateralization Release Amount with respect to such Distribution Date and then equally to the Class T1-2 and Class T1-3 Interests. Interest accruing on the Class T1-3 Interest in respect of each Distribution Date in an amount equal to 1% of the increase in the Adjusted Overcollateralization Amount from the immediately preceding Distribution Date will be deferred and added to the principal balance of the Class T1-3 Interest. The amount of interest accrued and deferred on the Class T1-3 Interest in accordance with the preceding sentence in respect of each Distribution Date shall be distributed as principal on such date to the Class T1-2 Interest.

     (b) On each Distribution Date, the Applied Loss Amount for such date shall be allocated 98% to the Class T1-1 Interest. The remaining 2% of such Applied Loss Amount shall be allocated to the Class T1-3 Interest to the extent that the principal balance of the Class T1-3 Interest exceeds 1% of the Aggregate Loan Balance and then equally between the Class T1-2 Interest and the Class T1-3 Interest.

     (c) On each Distribution Date, Net Prepayment Interest Shortfalls shall be allocated ratably among the Class T1-1, Class T1-2 and Class T1-3 Interests in proportion to their rights to receive interest on such Distribution Date, and prepayment premiums and penalties shall be allocated to the Class T1-3 Interest and treated as additional interest distributable with respect to the Class T1-3 Interest on such Distribution Date.

     (d) The initial principal balances of the Class T2-1 Interest, Class T2-2 Interest and Class T2-3 Interest shall equal 98%, 1% and 1%, respectively, of the Cut-off Date Aggregate Loan Balance. The Class T2-4 shall not have a principal balance. On each Distribution Date, all collections and other recoveries allocable to principal of the Mortgage Loans will be allocated 98% to the Class T1-1 Interest. Remaining amounts allocable to principal of the Mortgage Loans on such Distribution Date will be allocated first to the Class T2-3 Interest up to an amount equal to 2% of any amount that represents an Adjusted Overcollateralization Release Amount for such Distribution Date and then equally to the Class T2-2 and Class T2-3 Interests. Interest accruing on the Class T2-3 Interest in respect of such Distribution Date in an amount equal to 1% of the increase in the Adjusted Overcollateralization Amount from the immediately preceding Distribution Date will be deferred and added to the principal balance of the Class T2-3 Interest. The amount of interest accrued and deferred on the Class T2-3 Interest in accordance with the preceding sentence in respect of each Distribution Date shall be distributed as principal to the Class T2-2 Interest.

     (e) On each Distribution Date, the Applied Loss Amount for such date shall be allocated 98% to the Class T2-1 Interest. The remaining 2% of such Applied Loss Amount shall be allocated to the Class T2-3 Interest to the extent that the principal balance of the Class T2-3 Interest exceeds 1% of the Aggregate Loan Balance and then equally between the Class T2-2 Interest and the Class T2-3 Interest.

     (f) On each Distribution Date, Net Prepayment Interest Shortfalls shall be allocated ratably among the Class T2-1, Class T2-2 and the Class T2-3 Interests in proportion to their rights to receive interest on such Distribution Date, and prepayment premiums and penalties shall be allocated to the Class T2-3 Interest and treated as additional interest distributable with respect to the Class T2-3 Interest on such Distribution Date.

     (g) On each Distribution Date, the Class T3-4, Class T3-5, Class T3-6 and Class T3-7 Interests shall be entitled to receive principal distributions that correspond to the Principal Distribution Amount paid with respect to the corresponding class of Interests in REMIC 4 (the Class T4-1, Class T4-2, Class T4-3, and Class T4-4 Interests, respectively).

     (h) On each Distribution Date, interest that accrues with respect to the Class T3-1, Class T3-2 and Class T3-3 Interests during the related Accrual Period shall be distributed as principal on the Class T3-4. Class T3-5, Class T3-6 and Class T3-7 Interests to the extent needed to achieve the Targeted Overcollateralization Amount for such Distribution Date, and, to the extent not needed for this purpose, shall be distributed with respect to the Class T3-1. Class T3-2, and Class T3-3 Interests in proportion to their entitlements to current and accrued undistributed interest. Interest that accrues on the Class T3-1, Class T3-2, and Class T3-3 Interests shall not itself bear interest.

     (i) On each Distribution Date, the Applied Loss Amount with respect to REMIC 3 and any Distribution Date shall be allocated as follows:

          first, to the Class T3-4 Interest, to the extent that its principal balance exceeds the principal balance of the Class T4-1 Interest as of such Distribution Date (after giving effect to any distributions made on such date);

          second, to the Class T3-5 Interest, to the extent that its principal balance exceeds the principal balance of the Class T4-2 Interest as of such Distribution Date (after giving effect to any distributions made on such date);

          third, to the Class T3-6 Interest, to the extent that its principal balance exceeds the principal balance of the Class T4-3 Interest as of such Distribution Date (after giving effect to any distributions made on such date);

          fourth, to the Class T3-7 Interest, to the extent that its principal balance exceeds the principal balance of the Class T4-4 Interest as of such Distribution Date (after giving effect to any distributions made on such date);

          fifth, proportionately, to the accrued interest balances of the Class T3-1, Class T3-2, and Class T3-3 Interests;

          sixth, in a manner that will cause any amount due on each REMIC 3 Regular Interest to equal the amount due on the corresponding Class of Regular interests in REMIC 4.

     (j) On each Distribution Date, Net Prepayment Interest Shortfalls shall be allocated ratably among the REMIC 3 Regular Interests according to their right to receive interest on such Distribution Date, and prepayment premiums and penalties shall be allocated ratably among the Class T3-1, Class T3-2 and Class T3-4 Interests in proportion to the interest accruing on those Interests and shall be treated as additional interest distributable with respect to those Interests on such Distribution Date.

     (k) On each Distribution Date, the Class T4-1, Class T4-2, Class T4-3 and Class T4-4 Interests shall be entitled to receive distributions of principal and interest equal to the interest and principal distributions required to be paid with respect to the corresponding Class of Certificates (determined as if the distributions on the Certificates were computed without regard to amounts distributed under Section 5.02(d)(i) hereof from the Basis Risk Reserve Fund). On each Distribution Date, interest that accrues with respect to the Class T4-5, Class T4-6, T4-7 and Class T4-8 Interests during the related Accrual Period shall be distributed as principal on the Class T4-1, Class T4-2, Class T4-3 and Class T4-4 Interests to the extent needed to fund the Excess Principal Distribution Amount for the corresponding Classes of Certificates, and, to the extent not needed for this purpose, shall be distributed with respect to the Class T4-5, Class T4-6, Class T4-7 and T4-8 Interests in proportion to their entitlement to current and accrued undistributed interest. Interest that accrues on the Class T4-5, Class T4-6, Class T4-7 and Class T4-8 Interests shall not itself bear interest.

     (l) On each Distribution Date, the Applied Loss Amount with respect to REMIC 4 and any Distribution Date shall be allocated among the REMIC 4 Regular Interests in accordance with the allocations provided in Section 5.03 hereof for the corresponding Classes of Certificates.

     (m) On each Distribution Date, Net Prepayment Interest Shortfalls shall be allocated ratably among the Class T4-5, Class T4-6, Class T4-7 and Class T4-8 Interests in proportion to the interest accruing on those Interests with resect to such Distribution Date, and prepayment premiums and penalties shall be allocated ratably among the Class T4-5, Class T4-6, Class T4-7 and Class T4-8 Interests in proportion to the interest accruing on those interests and shall be treated as additional interest distributable with respect to those Interests on such Distribution Date.

     Section 5.07.  Directing Holder Servicing Fee.  REMIC 4 shall pay to
                    ------------------------------
the Directing Holder the Director Holding Servicing Fee as an additional fee for services rendered as Special Servicer. Such fee shall be due and payable on any Distribution Date only to the extent that there are amounts remaining after all amounts required to be distributed with respect to the REMIC 4 Regular Interests have been made for that Distribution Date. With respect to each Distribution Date, the Directing Holder Servicing Fee shall equal the sum of the following:

     (i) an amount equal to the product of the Class A Certificate Interest Rate for such Distribution Date and the excess of the Class T3-4 Interest principal balance over the Class T4-1 Interest principal balance (before giving effect to any reductions of such balances on such Distribution Date);

     (ii) an amount equal to the product of the Class M-1 Certificate Interest Rate for such Distribution Date and the excess of the Class T3-5 Interest principal balance over the Class T4-2 Interest principal balance (before giving effect to any reductions of such balances on such Distribution Date); and

     (iii) an amount equal to the product of the Class M-2 Certificate Interest Rate for such Distribution Date and the excess of the Class T3-6 Interest principal balance over the Class T4-3 Interest principal balance (before giving effect to any reductions of such balances on such Distribution Date).

     Section 5.08.  Basis Risk Reserve Fund.  (a)  On the Closing Date the
                    -----------------------
Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class A, Class M-1, Class M-2 and Class B Certificates, the Basis Risk Reserve Fund, into which the Depositor shall deposit $10,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

     (b) On each Distribution Date on which the Net Excess Spread is less than 0.25%, the Trustee shall transfer the Required Reserve Fund Deposit from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 5.02(d)(x). The Trustee shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 5.02(d)(i) hereof.

     (c) Funds in the Basis Risk Reserve Fund may be invested in Permitted Investments. Any earnings on such amounts shall be distributed to the Class X Certificate pursuant to Section 5.02(d)(xi). The Class X Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and shall direct the Trustee, in writing, as to investment of amounts on deposit therein.

     (d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X Certificateholder pursuant to Section 5.02(d)(xi).


                                  ARTICLE VI

                  CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

     Section 6.01.  Duties of Trustee.  (a)  The Trustee, except during
                    -----------------
the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, to the Trustee pursuant to this Agreement.

     (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in
     Section 6.19 hereof;

          (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

          (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

          (iv) The Trustee shall not be responsible for any act or omission of the Master Servicer.

     (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee,
(ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

     (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction (subject to the limitations set forth in Section 11.15) of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     (f) The Trustee shall pay, out of its own funds, any fees assessed by the Rating Agencies after the Closing Date in connection with maintaining the ratings of the Certificates.

     Section 6.02.  Certain Matters Affecting the Trustee.  Except as
                    -------------------------------------
otherwise provided in Section 6.01:

          (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation; and

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment provided that the Trustee shall continue to be responsible for its duties and obligations hereunder.

     Section 6.03.  Trustee Not Liable for Certificates.  The Trustee
                    -----------------------------------
makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates.

     Section 6.04.  Trustee May Own Certificates.  The Trustee and any
                    ----------------------------
Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

     Section 6.05.  Eligibility Requirements for Trustee.  The Trustee
                    ------------------------------------
hereunder shall at all times be (i) an institution insured by the FDIC and
(ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

     Section 6.06.  Resignation and Removal of Trustee.  (a)  The Trustee
                    ----------------------------------
may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Master Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Master Servicer.

     (c) The Holders of more than 50% of the Class Certificate Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee so removed and one copy to the Master Servicer; the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee in accordance with this Section.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.07.

     Section 6.07.  Successor Trustee.  (a)  Any successor trustee
                    -----------------
appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and documents and statements related to each Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the Master Servicer.

     Section 6.08.  Merger or Consolidation of Trustee.  Any Person into
                    ----------------------------------
which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

     Section 6.09.  Appointment of Co-Trustee, Separate Trustee or
                    ----------------------------------------------
Custodian.  (a)  Notwithstanding any other provisions hereof, at any time,
---------
the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

     (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

          (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

          (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

     (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

     (g) The Trustee shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

     Section 6.10.  Authenticating Agents.  (a)  The Trustee may appoint
                    ---------------------
one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

     Section 6.11.  Indemnification of Trustee.  The Trustee and its
                    --------------------------
directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding and incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

          (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

     The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     Section 6.12.  Fees and Expenses of Trustee.  The Trustee shall be
                    ----------------------------
entitled to receive, and is authorized to pay to itself the amount of income or gain earned from the investment of funds in the Certificate Account.

     Section 6.13.  Collection of Monies.  Except as otherwise expressly
                    --------------------
provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted.
If the Trustee shall subsequently receive any such amount, it may withdraw such request.

     Section 6.14.  Trustee To Act; Appointment of Successor.  (a)  The
                    ----------------------------------------
occurrence of any one or more of the following events shall constitute an "Event of Default"):

          (i) Any failure by the Master Servicer to furnish the Trustee the Mortgage Loan data sufficient to prepare the reports described in
     Section 4.03(a) which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Class Certificate Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby; or

          (ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 15 days, in the case of a failure to maintain any Insurance Policy required to be maintained pursuant to this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Trustee, or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Class Certificate Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby; or

          (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

          (iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

          (v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

          (vii) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 60 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of not less than 25% of the Aggregate Certificate Principal Amount of each Class of Certificates; or

          (viii) A sale or pledge of the any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Class Certificate Principal Amount (or Percentage Interest) of each Class of Certificates; or

          (ix) Any Servicer at any time is not either an FNMA- or FHLMC-approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 45 days of the absence of such approval; or

          (x) Any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Deposit Date.

     If an Event of Default described in clauses (i) through (ix) of this
Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Certificate Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting
Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

     Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv),
(v), (vi), (vii) and (ix) to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

     If any Event of Default shall occur, the Trustee shall promptly notify the Rating Agencies of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon such Master Servicer's failure to remit funds on the Deposit Date.

     (b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.29, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

     (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage
Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

     Section 6.15.  Additional Remedies of Trustee Upon Event of Default.
                    ----------------------------------------------------
During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 6.16.  Waiver of Defaults.  35% or more of the Aggregate
                    ------------------
Voting Interests of Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 6.17.  Notification to Holders.  Upon termination of the
                    -----------------------
Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

     Section 6.18.  Directions by Certificateholders and Duties of Trustee
                    ------------------------------------------------------
During Event of Default.  Subject to the provisions of Sections 8.01 and
-----------------------
11.15 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Certificate Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the
              -------
provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     Section 6.19.  Action Upon Certain Failures of the Master Servicer
                    ---------------------------------------------------
and Upon Event of Default.  In the event that the Trustee shall have
-------------------------
actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer.


                                 ARTICLE VII

                       PURCHASE AND TERMINATION OF THE
                     TRUST FUND; PURCHASE OF CERTIFICATES

     Section 7.01.  Termination of Trust Fund Upon Repurchase or
                    --------------------------------------------
Liquidation of All Mortgage Loans.  (a)  The respective obligations and
---------------------------------
responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) shall terminate on the earlier of
(i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) or (c); provided, however, that in no event shall the Trust Fund created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof, and (ii) the Latest Possible Maturity Date. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

     (b) On any Distribution Date occurring after the date on which the Aggregate Loan Balance is less than 10% of the Cut-off Date Aggregate Loan Balance, the Special Servicer shall have the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. Upon exercise of such option, the property of the Trust Fund shall be sold at a price (the "Termination Price") equal to:
(i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee.

     (c) On any Distribution Date occurring on or after the Distribution Date on which the Class Certificate Principal Amount of the Class A Certificates is less than 35% of the Class Certificate Principal Amount thereof as of the Closing Date, the Class X Certificateholder shall have the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. Upon exercise of such option, the property of the Trust Fund shall be sold to the Class X Certificateholder for the Termination Price.

     (d) (i) On any Distribution Date occurring on or after the Distribution Date on which the Class Certificate Principal Amount of the Class A Certificates is less than 35% of the Class Certificate Principal Amount thereof as of the Closing Date, Ocwen Partnership, L.P. ("OPLP"), shall, if it is the Holder of the Class X Certificate and has remained the Holder of the Class X Certificate continuously since its initial acquisition thereof, have the option to purchase all, but not less than all, of the Class A, Class M-1, Class M-2 and Class B Certificates (the "Purchase Certificates") for a price equal to the outstanding Certificate Principal Amount of each such Certificate plus interest accrued thereon at the applicable Certificate Interest Rate and unpaid (the "Acquisition Price").
In order to exercise such option, OPLP must deliver to the Trustee written notice of its intent to purchase all of the Purchase Certificates and of the Distribution Date on which it intends to do so not less than 20 days prior to such Distribution Date.

     (ii) On or before the date of delivery of the notice specified in paragraph (i) above, OPLP shall deposit with the Trustee cash, certificates of deposit or a letter of credit in an amount sufficient to provide for payment of the Acquisition Price. Such amount shall be paid by the Trustee to Holders of Purchase Certificates upon surrender for purchase as provided below.

     (iii) Notice of any purchase of the Purchase Certificates pursuant to the provisions of this subsection, specifying the Distribution Date upon which such purchase shall be made, shall be given promptly by the Trustee by first class mail to Holders of the Purchase Certificates mailed no later than five Business Days after the Trustee has received notice from OPLP of its intent to exercise its right to repurchase the Purchase Certificates. Such notice shall specify (A) the Distribution Date upon which the Acquisition Price will be paid upon transfer of the Purchase Certificates (the "Acquisition Date"), and the time and place at which any Purchase Certificate held in definitive form by other than the Clearing Agency (a "Definitive Purchase Certificate") must be surrendered for cancellation and (B) that the Acquisition Price applicable to each Purchase Certificate constitutes payment in full therefor, and that no further amounts in respect of interest or principal will be distributable to the Holders from whom such Certificates are purchased by OPLP. The Trustee shall give such notice to the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.

     (iv) On the Acquisition Date, the Trustee shall (i) make payment to each Holder of a Purchase Certificate of the Acquisition Price therefor in the manner in which distributions are effected under this Agreement and (ii) effect the transfer of each such Certificate (or interest therein) to OPLP, which shall thereafter (unless it transfers such Certificate in accordance with this Agreement) be the Holder (or Certificate Owner) of such Certificate for all purposes. Notwithstanding the foregoing, in the event that all of the Holders of Definitive Purchase Certificates do not surrender their Certificates for purchase at the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to such remaining Certificateholders to surrender their Certificates for purchase.
If within ten days after the second notice any Definitive Purchase Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. Subject to applicable law, The Trustee shall hold all amounts payable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the Acquisition Price thereon in accordance with this Section. Notwithstanding that any Definitive Purchase Certificate has not been surrendered after notice and deposit of the Acquisition Price as provided above, on the Acquisition Date the Trustee shall cancel such Certificate and effect a transfer of such Certificate (or interest therein) to OPLP, which shall thereafter (unless it transfers such Certificate in accordance with this Agreement) be the Holder (or Certificate Owner) of such Certificate for all purposes.

     Section 7.02.  Procedure Upon Termination of Trust Fund.  (a)  Notice
                    ----------------------------------------
of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed upon (x) the sale of the property of the Trust Fund by the Trustee pursuant to Section 7.01 (c), (y) no later than five Business Days after the Trustee has received notice from the Class R Certificateholder of its intent to exercise its right to cause the termination of the Trust Fund pursuant to
Section 7.01(b) or (z) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to it pursuant to
Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

     (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.
No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

     Section 7.03.  Additional Trust Fund Termination Requirements.  (a)
                    ----------------------------------------------
The Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee seeks (at the request of the Master Servicer), and subsequently receives, an Opinion of Counsel (at the expense of the Master Servicer), addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section
7.03 will not (i) result in the imposition of taxes on any REMIC under the REMIC Provisions or (ii) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 89 days prior to the time of the making of the final payment on the Certificates, the Trustee (upon notification by the Special Servicer or the Class X Certificateholder that it intends to exercise its option to cause the termination of the Trust Fund) shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

          (ii) The sale of the assets of the Trust Fund pursuant to Section
     7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

          (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

          (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

          (b) By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the related REMIC and
(ii) agrees to take such other action as may be necessary to adopt a plan of complete liquidation of the related REMIC, which authorization shall be binding upon all successor Residual Certificateholders.


                                 ARTICLE VIII

                         RIGHTS OF CERTIFICATEHOLDERS

     Section 8.01.  Limitation on Rights of Holders.  (a)  The death or
                    -------------------------------
incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Certificate Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 8.02.  Access to List of Holders.  (a)  If the Trustee is not
                    -------------------------
acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     At the request of any Holder of a Class A Certificate, the Trustee shall promptly inform such Holder of the identity of the Holder of the Class X Certificate as of the date of such request.

     (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 8.03.  Acts of Holders of Certificates.  (a)  Any request,
                    -------------------------------
demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and Master Servicer, if made in the manner provided in this Section. Each of the Trustee and Master Servicer shall promptly notify the other of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the other.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the Master Servicer, nor the Depositor shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                  ARTICLE IX

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                            BY THE MASTER SERVICER

     Section 9.01.  Duties of the Master Servicer.  The
                    -----------------------------
Certificateholders, by their purchase and acceptance of the Certificates, appoint Norwest Bank Minnesota, National Association, as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the applicable Servicing Agreement.

     Section 9.02.  Master Servicer Fidelity Bond and Master Servicer
                    -------------------------------------------------
Errors and Omissions Insurance Policy.  (a)  The Master Servicer, at its
-------------------------------------
expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and
(iii) furnish copies of the certificates and notices referred to in clause
(ii) to the Trustee upon its request.

     (b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

     Section 9.03.  Master Servicer's Financial Statements and Related
                    --------------------------------------------------
Information.  For each year this Agreement is in effect, the Master
-----------
Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

     Section 9.04.  Power to Act; Procedures.  (a)  The Master Servicer
                    ------------------------
shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under
Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or a Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     (b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall cause each Servicer to employ procedures (including, but not limited to, collection procedures), consistent with the applicable Servicing Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause to be made Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not, unless default by the related Mortgagor is, in the reasonable judgment of the Master Servicer, imminent, permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Master Servicer shall have provided or caused to be provided to the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not be treated as giving rise to a new debt instrument for federal income tax purposes and would not adversely affect the status of the REMIC.

     9.05.  Servicing Agreements Between the Master Servicer and
            ----------------------------------------------------
Servicers; Enforcement of Servicers' Obligations.  (a)  Each Servicing
------------------------------------------------
Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer. Any fees paid to such Servicers shall be paid by the Master Servicer (or deducted from amounts remitted to the Master Servicer by the applicable Servicer) and shall not be an obligation of the Trust.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or enter into a Servicing Agreement with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only
(i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

     Section 9.06.  Collection of Taxes, Assessments and Similar Items.
                    --------------------------------------------------
(a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an "Escrow Account") and shall deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02(v) or otherwise.

     (b) Costs incurred by the Master Servicer or by Servicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable by the Master Servicer pursuant to Section 4.02(v).

     Section 9.07.  Termination of Servicing Agreements; Successor
                    ----------------------------------------------
Servicers.  (a)  The Master Servicer shall be entitled to terminate the
---------
rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of Servicing Agreement by the Master Servicer or the related Servicer, the Master Servicer shall provide for the servicing of the related Mortgage Loans as follows: (i) upon any such termination of Option One as Servicer, servicing of the related Mortgage Loans shall be transferred to Aurora, provided that Aurora exercises its option to acquire such servicing as provided below; (ii) upon any such termination of Aurora as Servicer, servicing of the related Mortgage Loans shall be transferred to the Special Servicer, provided that the Special Servicer exercises its option to acquire such servicing as provided below; and (iii) upon any such termination of Ocwen, a successor special servicer shall be appointed as provided in the Special Servicing Agreement. In each such case, servicing of the related Mortgage Loans shall be performed by the applicable successor in accordance with the provisions of the Servicing Agreement to which such successor is a party. In the event that any such successor servicer fails to notify the Master Servicer within 15 days of such proposed transfer described in clause (i) or (ii) above of its intention to exercise its option to acquire such servicing and to service the related Mortgage Loans in accordance with the terms of the applicable Servicing Agreement, the Master Servicer shall appoint a successor servicer or special servicer or shall itself (or through an Affiliate) act as servicer or special servicer of the related Mortgage Loans.

     Notwithstanding the foregoing provisions to the extent applicable to termination of the rights and obligations of the Special Servicer, the Directing Holder, if any, shall have the rights accorded to it under the Special Servicing Agreement.

     (b) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

     Section 9.08.  Master Servicer Liable for Enforcement.
                    --------------------------------------
Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements or arrangements. The Master Servicer shall ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders. The Master Servicer shall be entitled to enter into any agreement with its Servicers for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 9.09.  No Contractual Relationship Between Servicers and
                    -------------------------------------------------
Trustee or Depositor.  Any Servicing Agreement that may be entered into
--------------------
and any other transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, Lehman Capital and the Master Servicer, and the Trustee and the Depositor shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof.

     Section 9.10.  Assumption of Servicing Agreement by Trustee.  (a)  In
                    --------------------------------------------
the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer's interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.

     (b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

     Section 9.11.  "Due-on-Sale" Clauses; Assumption Agreements.  To the
                    --------------------------------------------
extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

     Section 9.12.  Release of Mortgage Files.  (a)  Upon becoming aware
                    -------------------------
of the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Master Servicer will, or will cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee or the applicable Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or its custodian, as applicable, to the Master Servicer (or the applicable Servicer).

     Section 9.13.  Documents, Records and Funds in Possession of Master
                    ----------------------------------------------------
Servicer To Be Held for Trustee.  (a)  The Master Servicer shall transmit,
-------------------------------
or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof to be delivered to the Trustee. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee as provided in the applicable Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

     (c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under its Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other laws.

     (d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any custodial account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

     Section 9.14.  Representations and Warranties of the Master Servicer.
                    -----------------------------------------------------
(a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

          (i) it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

          (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
     (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

          (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

          (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an FNMA- and FHLMC-approved seller/servicer;

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

          (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer; and

          (x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

     Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

     (c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a) through (f) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representa-tions and warranties contained in Sections 2.03(a) through (f) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a) through (f) hereof.

     Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a) through (f) hereof shall accrue upon discovery of such breach by either the Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

     Section 9.15.  Closing Certificate and Opinion.  On or before the
                    -------------------------------
Closing Date, the Master Servicer shall cause to be delivered to the Depositor and Lehman Brothers Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof. The Master Servicer shall also deliver an Officer's Certificate, dated the Closing Date, to the effect that no Event of Default by the Master Servicer has occurred hereunder.

     Section 9.16.  Standard Hazard and Flood Insurance Policies.  For
                    --------------------------------------------
each Mortgage Loan, the Master Servicer shall maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this
Section 9.16 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02(v).

     Section 9.17.  Presentment of Claims and Collection of Proceeds.  The
                    ------------------------------------------------
Master Servicer shall, or shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 9.18.  Maintenance of the Primary Mortgage Insurance
                    ---------------------------------------------
Policies.  (a)  The Master Servicer shall not take, or permit any Servicer
--------
(consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

     Section 9.19.  Trustee To Retain Possession of Certain Insurance
                    -------------------------------------------------
Policies and Documents.  The Trustee (or its custodian, if any, as
----------------------
directed by the Trustee), shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or its custodian, if any, as directed by the Trustee), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     Section 9.20.  Realization Upon Defaulted Mortgage Loans.  Subject to
                    -----------------------------------------
the provisions of the Special Servicing Agreement, the Master Servicer shall use its reasonable best efforts to, or to cause the Special Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

     Section 9.21.  Compensation to the Master Servicer.  The Master
                    -----------------------------------
Servicer shall (i) be entitled, at its election, either (a) to pay itself the Master Servicing Fee, as reduced pursuant to Section 5.05, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02(iv). The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section
4.02 or (b) to withdraw from the Collection Account it maintains the Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by
Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

     Section 9.22.  REO Property.  (a)  In the event the Trust Fund
                    ------------
acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. Subject to the provisions of the Special Servicing Agreement, the Master Servicer shall use its reasonable best efforts to sell, or, to the extent provided in the applicable Servicing Agreement, cause the Special Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in
Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the Special Servicer to protect and conserve, such REO Property in the manner and to such extent\ required by the applicable Servicing Agreement, subject to Article X hereof.

     (b) The Master Servicer shall deposit or cause to be deposited all funds collected and received in connection with the operation of any REO Property in the Collection Account it maintains.

     (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above and in the Special Servicing Agreement, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide prompt written notice to the Trustee upon such deposit) and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Deposit Date.

     Section 9.23.  Preparation of Tax Returns and Other Reports.  (a)
                    --------------------------------------------
The Master Servicer shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file, federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and the Trustee shall forward copies to the Depositor of all such returns and Form 1099 information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and file annual reports required by applicable state authorities, will file copies of this Agreement with the appropriate state authorities as may be required by applicable law, and will prepare and disseminate to Certificateholders Form 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer will indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer (other than any such information that is derived solely from information provided by a Servicer).

     (b) The Master Servicer shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, an application on IRS Form SS-4. The Master Servicer, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Trustee and the Depositor.

     (c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K and thereafter the Master Servicer will prepare or cause to be prepared Form 10-Ks and Form 10-Qs (if necessary), or monthly current reports on Form 8-K, on behalf of the Trust Fund, as may be required by applicable law, for filing with the Securities and Exchange Commission (the "SEC"). The Trustee will sign each such report on behalf of the Trust. The Master Servicer will forward a copy of each such report to the Depositor promptly after such report has been filed with the SEC. The Depositor agrees to use its best efforts to seek to terminate such filing obligation after the period during which such filings are required under the Securities Exchange Act of 1934.

     Section 9.24.  Reports to the Trustee.  (a) Not later than 30 days
                    ----------------------
after each Distribution Date, the Master Servicer shall forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer for each category of deposit specified in Section 4.01 and each category of withdrawal specified in Section 4.02. Copies of such statement shall be provided by the Master Servicer to the Depositor, Attention:
Contract Finance, and, upon request, to any Certificateholders (or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement)).

     (b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to the Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

     Section 9.25.  Annual Officer's Certificate as to Compliance.  (a)
                    ---------------------------------------------
The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before May 31 of each year, commencing on May 31, 1998, an Officer's Certificate, certifying that with respect to the period ending December 31:
(i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) such Servicing Officer has conducted an examination of the activities of each Servicer during the preceding calendar year and its performance under the related Servicing Agreement, (iv) the Master Servicer has received from each Servicer such Servicer's annual certificate of compliance, (v) to the best of such Servicing Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

     (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

     Section 9.26.  Annual Independent Accountants' Servicing Report.  If
                    ------------------------------------------------
the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before May 31 of each year, commencing on May 31, 1999 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

     Section 9.27.  Merger or Consolidation.  Any Person into which the
                    -----------------------
Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.


     Section 9.28.  Resignation of Master Servicer.  Except as otherwise
                    ------------------------------
provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer to the Depositor.

     Section 9.29.  Assignment or Delegation of Duties by the Master
                    ------------------------------------------------
Servicer.  Except as expressly provided herein, the Master Servicer shall
--------
not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

     Section 9.30.  Limitation on Liability of the Master Servicer and
                    --------------------------------------------------
Others.  Neither the Master Servicer nor any of the directors, officers,
------
employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

     The Master Servicer shall not be liable for any acts or omissions of any Servicer. In particular, the Master Servicer shall not be liable for any servicing errors or interruptions resulting from any failure of any Servicer to maintain computer and other information systems that are year-2000 compliant.

     Section 9.31.  Indemnification; Third-Party Claims.  The Master
                    -----------------------------------
Servicer agrees to indemnify the Depositor and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor and the Trustee may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

     Section 9.32.  Alternative Index.  In the event that the Index for
                    -----------------
any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index, which in all cases shall be an index that constitutes a qualified rate on a regular interest under the REMIC Provisions, in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

                                  ARTICLE X

                             REMIC ADMINISTRATION

     Section 10.01.  REMIC Administration.   (a)  REMIC elections as set
                     --------------------
forth in the Preliminary Statement shall be made by the Trustee on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 86OG(a)(9) of the Code.

     (c) The Master Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder (including its duties as tax return preparer). The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

     (d) The Master Servicer shall prepare, and the Trustee shall sign and file, all of each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

     (e) The Master Servicer shall act as Tax Matters Person for each REMIC. The Master Servicer or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Master Servicer shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

     (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to the REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

     (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

     (h) The Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

     (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

     (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (k) On or before April 15 of each calendar year beginning in 1998, the Master Servicer shall deliver to the Trustee and each Rating Agency an Officer's Certificate stating the Master Servicer's compliance with the provisions of this Section 10.01.

     (l) The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Class X Certificateholder and that is not an asset of the REMIC. The Trustee shall treat the rights of the Class A, Class M-1, Class M-2, and Class B Certificateholders to receive payments from the Basis Risk Reserve Fund in the event of a Basis Risk Shortfall as rights in an interest rate cap contract written by the Class X Certificateholder in favor of the Class A, Class M-1, Class M-2, and Class B Certificateholders. Thus, each Class A, Class M-1, Class M-2, and Class B Certificate shall be treated as representing not only ownership of regular interests in REMIC 4, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue prices of the REMIC 4 regular interests, the Trustee shall assume that the interest rate cap contract has a value of $10,000.

     Section 10.02.  Prohibited Transactions and Activities.  Neither the
                     --------------------------------------
Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or
(v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 10.03.  Indemnification with Respect to Certain Taxes and
                     -------------------------------------------------
Loss of REMIC Status.  (a)  In the event that any REMIC fails to qualify
--------------------
as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, the Class X Certificateholder or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     (b) If the Internal Revenue Service determines that one of the REMICs established hereunder recognized income from a prohibited transaction within the meaning of Section 860F(a)(2) of the Code as a result of the lapse of the Class X Certificateholder's right to effect a Special Termination of the Trust Fund by purchasing the assets of the Trust Fund, then the Seller shall indemnify the Trust Fund for any such tax.

     Section 10.04.  REO Property.  (a)  Notwithstanding any other
                     ------------
provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, and shall, to the extent provided in the applicable Servicing Agreement, not permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of the REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

     (b) The Master Servicer shall make, or shall cause the Special Servicer to make, reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the Special Servicer to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If the Trustee has received such an extension, then the Trustee, or the Master Servicer, acting on its behalf hereunder, shall, or shall cause the Special Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Trustee, or the Master Servicer acting on behalf of the Trustee hereunder, or the Special Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee, or the Master Servicer acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the Special Servicer to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer or the Special Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.


                                  ARTICLE XI


                           MISCELLANEOUS PROVISIONS

     Section 11.01.  Binding Nature of Agreement; Assignment.  This
                     ---------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 11.02.  Entire Agreement.  This Agreement contains the entire
                     ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 11.03.  Amendment.  (a)  This Agreement may be amended from
                     ---------
time to time by the Depositor, the Master Servicer and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity,
(ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

     (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of not less than 66-2/3% of the Class Certificate Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Certificate Principal Amount (or Aggregate Notional Amount) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

     (d)  It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

     Section 11.04.  Voting Rights.  Except to the extent that the consent
                     -------------
of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee or any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee or any Servicer or Affiliates thereof.

     Section 11.05.  Provision of Information.  (a) For so long as any of
                     ------------------------
the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

     (b) The Trustee will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to
Section 9.23(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

     (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

     Section 11.06.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 11.07.  Notices.  All demands, notices and communications
                     -------
hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey Street, 12th Floor, New York, New York 10285, Attention: Mark Zusy, (b) in the case of the Trustee, First Union National Bank, 230 South Tryon Street NC1179, Charlotte, North Carolina 28288, Attention: Structured Finance, and (c) in the case of the Master Servicer, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044; Attention: Master Servicing, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     Section 11.08.  Severability of Provisions.  If any one or more of
                     --------------------------
the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.09.  Indulgences; No Waivers.  Neither the failure nor any
                     -----------------------
delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 11.10.  Headings Not To Affect Interpretation.  The headings
                     -------------------------------------
contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 11.11.  Benefits of Agreement.  Nothing in this Agreement or
                     ---------------------
in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Sections 11.14 and 11.15.

     Section 11.12.  Special Notices to the Rating Agencies.  (a)  The
                     --------------------------------------
Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

               (i)  any amendment to this Agreement pursuant to Section
          11.03;

               (ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

               (iii)     the occurrence of any Event of Default described in
          Section 6.14;

               (iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

               (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14; and

               (vi) the making of a final payment pursuant to Section 7.02.

               (vii) any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

          (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

     If to Fitch, to:

     Fitch IBCA, Inc.
     1201 East 7th Street
     Powell, Wyoming  82435
     Attention: Residential Mortgage Surveillance

     If to S&P, to:

     Standard & Poor's Rating Services
     26 Broadway, 15th Floor
     New York, New York  10004
     Attention: Residential Mortgages

          (c) The Trustee shall deliver to the Rating Agencies reports prepared pursuant to Section 4.03.

     Section 11.13.  Counterparts.  This Agreement may be executed in one
                     ------------
or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 11.14.  Transfer of Servicing.  Lehman Capital agrees that it
                     ---------------------
shall provide written notice to the Trustee and the Master Servicer thirty days prior to any transfer or assignment by Lehman Capital of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing Agreement. In addition, the ability of Lehman Capital to transfer or assign its rights and delegate its duties under any Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

          (i) Such successor servicer must be qualified to service loans for FNMA or FHLMC;

          (ii) Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

          (iii) Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the applicable Servicing Agreement;

          (iv) There must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates;

          (v) Lehman Capital shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, Lehman Capital shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Master Servicer, all funds held by the Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and
     (F) Lehman Capital shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.


     IN WITNESS WHEREOF, the Depositor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                              STRUCTURED ASSET SECURITIES
                              CORPORATION, as Depositor


                              By:
                                 -----------------------------
                                 Name:
                                 Title:




                              FIRST UNION NATIONAL BANK,
                              as Trustee


                              By:
                                 -----------------------------
                                 Name:
                                 Title:



                              NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION, as Master Servicer


                              By:
                                 -----------------------------
                                 Name:
                                 Title:


Solely for purposes of Section 11.14,
accepted and agreed to by:

LEHMAN CAPITAL, A DIVISION OF
LEHMAN BROTHERS HOLDINGS INC.


By:___________________________________
   Name:
   Title:

                                  EXHIBIT A
                                  ---------

                            FORMS OF CERTIFICATES


                                   EXHIBIT B-1
                                   -----------

                            FORM OF INITIAL CERTIFICATION



                                        ----------------------------
                                                    Date


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re:  Trust Agreement (the "Trust Agreement"), dated as of January 1,
                                ---------------
          1998 among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Trustee, and Norwest Bank Minnesota, National Association, as Master Servicer, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2


Ladies and Gentlemen:

     In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it (or its custodian) has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of
Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.




                              ((Custodian), on behalf of)
                              FIRST UNION NATIONAL BANK,
                              as Trustee


                              By:______________________________
                                 Name:
                                 Title:


                                EXHIBIT B-2
                                -----------

                        FORM OF INTERIM CERTIFICATION



                                        ---------------------------
                                             Date


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re:  Trust Agreement (the "Trust Agreement"), dated as of January 1,
          1998 among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Trustee, and Norwest Bank Minnesota, National Association, as Master Servicer, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2

Ladies and Gentlemen:

     In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).


                              ((Custodian), on behalf of)
                              FIRST UNION NATIONAL BANK,
                              as Trustee


                              By:_______________________________
                                 Name:
                                 Title:


                                EXHIBIT B-3
                                -----------

                         FORM OF FINAL CERTIFICATION



                                        ----------------------------
                                              Date



Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re:  Trust Agreement (the "Trust Agreement"), dated as of January 1,
          1998 among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Trustee, and Norwest Bank Minnesota, National Association, as Master Servicer, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2

Ladies and Gentlemen:

     In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan
Schedule is correct.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                              ((Custodian), on behalf of)
                              FIRST UNION NATIONAL BANK,
                              as Trustee


                              By:________________________________
                                 Name:
                                 Title:


                                EXHIBIT B-4
                                -----------

                             FORM OF ENDORSEMENT

     Pay to the order of First Union National Bank, as trustee (the "Trustee") under the Trust Agreement dated as of January 1, 1998, among Structured Asset Securities Corporation, as Depositor, the Trustee and the Master Servicer relating to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2, without recourse.




                              __________________________________
                              (current signatory on note)


                              By:_______________________________


                                 Name:
                                 Title:


                                 EXHIBIT C
                                 ---------

                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT



                                        ---------------------------
                                             Date


(Addressed to Trustee
or, if applicable, custodian)


     In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of January 1, 1998 among Structured Asset Securities Corporation, as Depositor, Norwest Bank Minnesota, National Association, as Master Servicer, and you, as Trustee (the "Trust Agreement"), the undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

     Mortgagor's Name:

     Address:

     Loan No.:

     Reason for requesting file:

     1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

     2. The Mortgage Loan is being foreclosed.

     3. Mortgage Loan substituted. (The Master Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

     4. Mortgage Loan purchased. (The Master Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

     5. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.


                              __________________________________
                              (Name of Master Servicer)


                              By:_______________________________
                                 Name:
                                 Title: Servicing Officer


                                EXHIBIT D-1
                                -----------

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)



STATE OF            )
                    ) ss.:
COUNTY OF           )

          (NAME OF OFFICER), _________________ being first duly sworn, deposes and says:

          1.   That he (she) is (title of officer) ___________
_____________ of (name of Purchaser) ________________________
_________________ (the "Purchaser"), a _______________________ (description of type of entity) duly organized and existing under the laws of the (State of __________) (United States), on behalf of which he (she) makes this affidavit.

          2.   That the Purchaser's Taxpayer Identification Number is
(           ).


          3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of (date of transfer), and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

          4. That the Purchaser is not, and on __________ (insert date of transfer of Residual Certificate to Purchaser) will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

          5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, First Union National Bank, as Trustee and Norwest Bank Minnesota, National Association, as Master Servicer, dated as of January 1, 1998, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

          6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

          7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

          8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

          9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

          10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or
(iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

          11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

          12. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust Agreement.


          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its (title of officer) this _____ day of __________, 19__.



                         _________________________________
                         (name of Purchaser)


                         By:______________________________


                            Name:
                            Title:


          Personally appeared before me the above-named (name of officer) ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the (title of officer) _________________ of the Purchaser, and acknowledged to me that he (she) executed the same as his (her) free act and deed and the free act and deed of the Purchaser.


          Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.


                                EXHIBIT D-2
                                -----------

             RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)



                                        --------------------------
                                                   Date


          Re:  Structured Asset Securities Corporation
               Mortgage Pass-Through Certificates
               ---------------------------------------



          _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.


                              Very truly yours,


                              _______________________________
                              Name:
                              Title:


                                 EXHIBIT E
                                 ---------

                             SERVICING AGREEMENTS


                                 EXHIBIT F
                                 ---------

                    FORM OF RULE 144A TRANSFER CERTIFICATE


     Re:  Structured Asset Securities Corporation
          Mortgage Pass-Through Certificates
          Series 1998-2
          ---------------------------------------

          Reference is hereby made to the Trust Agreement dated as of January 1, 1998 (the "Trust Agreement") among Structured Asset Securities Corporation, as Depositor, Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

          This letter relates to $_________ initial Certificate Balance of
Class       Certificates which are held in the form of Definitive
      -----
Certificates registered in the name of
                                       --------------------------------
(the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of (insert name of transferee).

          In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer", which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                         _____________________________________
                         (Name of Transferor)

                         By:__________________________________
                            Name:
                            Title:

Dated: ___________, ____


                                EXHIBIT G
                                ---------


                        FORM OF PURCHASER'S LETTER FOR
                      INSTITUTIONAL ACCREDITED INVESTOR



                                        --------------------------
                                             Date



Dear Sirs:


     In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 1998-2 (the "Privately Offered Certificates") of Structured Asset Securities Corporation (the "Depositor"), we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within three years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of January 1, 1998 among the Depositor, Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee (the "Trustee"), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

     Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

     You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              __________________________________
                              (Purchaser)


                              By________________________________
                                Name:
                                Title:

                                 EXHIBIT H
                                 ---------

                      (FORM OF ERISA TRANSFER AFFIDAVIT)

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          The undersigned, being first duly sworn, deposes and says as follows:

          1.   The undersigned is the ______________________ of (the
"Investor"), a (corporation duly organized) and existing under the laws of __________, on behalf of which he makes this affidavit.

          2. The Investor either (x) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (2) if the Investor is an insurance company, such Investor is purchasing such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section v(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (y) shall deliver to the Trustee and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

          3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Norwest Bank Minnesota, National Association, as Master Servicer, and First Union National Bank, as Trustee, dated as of January 1, 1998, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 199 .




                              _________________________________
                              (Investor)


                              By:______________________________
                                 Name:
                                 Title:

ATTEST:


___________________________



STATE OF            )
                    )ss.:
COUNTY OF           )

          Personally appeared before me the above-named
_________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

          Subscribed and sworn before me this _____ day of ___________ 199__.

                              __________________________________
                              NOTARY PUBLIC



                              My commission expires the
                              ____ day of __________, 19__.


                                 EXHIBIT I
                                 ---------

                          MONTHLY REMITTANCE ADVICE


                                 EXHIBIT J
                                 ---------

                     MONTHLY ELECTRONIC DATA TRANSMISSION


                                 EXHIBIT K
                                 ---------

                             CUSTODIAL AGREEMENT


                                 SCHEDULE A
                                 ----------

                            MORTGAGE LOAN SCHEDULE





                                                                 EXHIBIT 99.1
                                                                 ------------
                          Aurora Loan Services, Inc.
                          --------------------------

    Aurora Loan Services, Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. ("Aurora"), will initially be the servicer of approximately 28.71% of the Mortgage Loans included in the Trust Fund described in the Prospectus Supplement . The following information with respect to the delinquency and foreclosure experience of the mortgage loans in Aurora's servicing portfolio has been provided by Aurora, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

    Aurora began operation as a servicer of residential mortgage loans in August 1997, following the acquisition of substantially all of the assets and a majority of the management and employees of Harbourton Financial Services L.P. ("Harbourton"). As of December 31, 1997, Aurora's total loan servicing and subservicing portfolio included loans with an aggregate outstanding principal balance of approximately $2.33 billion, of which approximately $2.26 billion is subserviced for Lehman Brothers Holdings Inc. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and Harbourton with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.


                        DELINQUENCIES AND FORECLOSURES


                                                                 DECEMBER 31,
                                                                 ------------






                                                   1994          1995          1996         1997(3)
                                                   ----          ----          ----         ----

                                                                (c>

Total mortgage loans
     Dollar amount of mortgage loans
     (in millions)                                $1,061        $1,625        $1,765        $1,203

Percentage of mortgage loans delinquent by period of delinquency(1)(2)

     30 to 59 days                                  1.93%         2.26%         1.92%         3.21%
     60 to 89 days                                  0.40          0.46          0.45          0.73
     90 days or more                                0.35          0.24          0.25          0.28

Total percentage of mortgage loans
delinquent (1)(2)                                   2.68%         2.96%         2.62%         4.22%

     In foreclosure (excluding bankruptcies)        0.50          0.99          1.16          1.99
     In bankruptcy                                  0.57          0.36          0.47          0.78
                                                    ----          ----          ----          ----

Total (1)(2)                                        3.75%         4.31%         4.25%         6.99%


__________________

(1) Delinquency information is for conventional loans only, excluding bankruptcies.
(2)  Percentages are based on the number of mortgage loans.
(3) Excludes information related to the servicing of $331.3 million of sub-prime loans acquired in 1997.



    The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of mortgagors to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.





                                                           Exhibit 99.2














         LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,

                                    SELLER


                                     and


                   STRUCTURED ASSET SECURITIES CORPORATION,

                                  PURCHASER



                 MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

                         Dated as of January 1, 1998











                         MORTGAGE LOAN SALE AGREEMENT

                              TABLE OF CONTENTS


                                  ARTICLE I

                         CONVEYANCE OF MORTGAGE LOANS

Section                                                                  Page
-------                                                                  ----

1.01.  Sale of Mortgage Loans . . . . . . . . . . . . . . . . . . . . . .   2
1.02.  Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . .   2
1.03.  Review of Documentation  . . . . . . . . . . . . . . . . . . . . .   2
1.04.  Representations and Warranties of Lehman Capital . . . . . . . . .   3
1.05.  Grant Clause . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
1.06   Assignment by Depositor  . . . . . . . . . . . . . . . . . . . . .   7

                                  ARTICLE II



                           MISCELLANEOUS PROVISIONS

2.01.  Binding Nature of Agreement; Assignment  . . . . . . . . . . . . .   7
2.02.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.03.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.04.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.05.  Severability of Provisions . . . . . . . . . . . . . . . . . . . .   9
2.06.  Indulgences; No Waivers  . . . . . . . . . . . . . . . . . . . . .   9
2.07.  Headings Not to Affect Interpretation  . . . . . . . . . . . . . .   9
2.08.  Benefits of Agreement  . . . . . . . . . . . . . . . . . . . . . .   9
2.09.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


                                  SCHEDULES

SCHEDULE A     Mortgage Loan Schedule



     This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT is executed by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Lehman Capital"), and Structured Asset Securities Corporation (the "Depositor"), dated as of the 1st day of January, 1998.

     All capitalized terms not defined herein shall have the same meanings assigned to such terms in that certain Trust Agreement (the "Trust Agreement"), dated as of January 1, 1998, between the Depositor, Norwest Bank Minnesota, N.A., as Master Servicer and First Union National Bank, as Trustee (the "Trustee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, pursuant to the following specified mortgage loan transfer agreements (each a "Transfer Agreement", and together the "Transfer Agreements"), Lehman Capital has purchased from certain transferors (each a "Transferor", and together the "Transferors"), certain mortgage loans identified on the Mortgage Loan Schedule attached hereto as Exhibit A:

          1. Seller's Warranties and Servicing Agreement, dated as of September 30, 1997, between Lehman Capital and Option One Mortgage Corporation;

          2. Assignment and Assumption Agreement, dated December 3, 1997, among ICI Funding Corporation ("ICI"), Lehman Capital and WMC Mortgage Corporation ("WMC"), pursuant to which ICI transferred and assigned to Lehman Capital all of its right, title and interest as purchaser in, to and under a Mortgage Loan Purchase and Sale Agreement dated October 27, 1997, between ICI, as purchaser, and WMC, as seller; and

          3. Assignment, Assumption and Recognition Agreement, dated November 25, 1997, among DLJ Mortgage Capital, Inc. ("DLJ"), Lehman Capital, BNC Mortgage, Inc. ("BNC") and Temple-Inland Mortgage Corporation pursuant to which DLJ transferred and assigned all of its right, title and interest in the Master Mortgage Loan Purchase Agreement, dated as of October 31, 1995, between DLJ, as purchaser, and BNC, as seller;

     WHEREAS, each Transfer Agreement permits the purchaser to assign its rights and interests in such agreement and to delegate its obligations thereunder;

     WHEREAS, Lehman Capital desires to sell, without recourse, all of its right, title and interest in the Mortgage Loans to the Depositor, to assign all of its rights and interest under the Transfer Agreements, and to delegate all of its obligations thereunder, to the Depositor; and

     WHEREAS, Lehman Capital and the Depositor acknowledge and agree that the Depositor will assign all of its rights and delegate all of its obligations hereunder to the Trustee, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Depositor agree as follows:


                                  ARTICLE I

                         CONVEYANCE OF MORTGAGE LOANS

     Section 1.01.  Sale of Mortgage Loans.  Concurrently with the
                    ----------------------
execution and delivery of this Agreement, Lehman Capital does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, all the right, title and interest of Lehman Capital in and to the Mortgage Loans identified on Schedule A hereto, having an aggregate principal balance as of the Cut-off Date of $600,051,982.34. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on or after January 1, 1998 (other than payments of principal and interest due on or before such date), together with all of Lehman Capital's right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, Lehman Capital's rights under any Insurance Policies related to the Mortgage Loans, and Lehman Capital's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral.

     Concurrently with the execution and delivery of this Agreement, Lehman Capital hereby assigns to the Depositor all of its rights and interest under the Transfer Agreements, and delegates to the Depositor all of its obligations. Concurrently with the execution hereof, the Depositor tenders the purchase price of $600,051,982.34. The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all such rights of Lehman Capital under the Transfer Agreements, as if the Depositor had been a party to the Transfer Agreements.

     Section 1.02.  Delivery of Documents.  (a) In connection with such
                    ---------------------
transfer and assignment of the Mortgage Loans hereunder, Lehman Capital does hereby deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned, as specified in the Transfer Agreements.

     (b) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, Lehman Capital, in lieu of delivering the related Mortgage Files, herewith delivers to the Depositor an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the account maintained by the Servicer for such purpose have been so deposited.

     Section 1.03.  Review of Documentation.  The Depositor, by execution
                    -----------------------
and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by First Trust National Association, as custodian (the "Custodian")
                                                                ---------
for the Depositor. The Custodian is required to review, within 45 days following the Closing Date, each Mortgage File. If in the course of such review the Custodian identifies any Material Defect, Lehman Capital shall be obligated to cure such defect or to repurchase the related Mortgage
Loan from the Depositor (or, at the direction of and on behalf of the Depositor, from the Trust Fund), or to substitute a Qualifying Substitute Mortgage Loan therefor, in each case to the same extent and in the same manner as the Depositor is obligated to the Trustee and the Trust Fund under
Section 2.02(c) of the Trust Agreement.

     Section 1.04.  Representations and Warranties of Lehman Capital.  (a)
                    ------------------------------------------------
Lehman Capital hereby represents and warrants to the Depositor that as of the date hereof that:

             (i) Lehman Capital is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

             (ii) the execution and delivery by Lehman Capital of this Agreement have been duly authorized by all necessary corporate action on the part of Lehman Capital; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Lehman Capital or its properties or the certificate of incorporation or bylaws of Lehman Capital;

             (iii) the execution, delivery and performance by Lehman Capital of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

             (iv) this Agreement has been duly executed and delivered by Lehman Capital and, assuming due authorization, execution and delivery by the Depositor, constitutes a valid and binding obligation of Lehman Capital enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and
          (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

              (v) there are no actions, suits or proceedings pending or, to the knowledge of Lehman Capital, threatened or likely to be asserted against or affecting Lehman Capital, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of Lehman Capital will be determined adversely to Lehman Capital and will if determined adversely to Lehman Capital materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement.

     (b) The representations and warranties of each Transferor with respect to the Mortgage Loans in the applicable Transfer Agreement were made as of the date of such Transfer Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of Lehman Capital under this Agreement, the only right or remedy of the Depositor shall be the right to enforce the obligations of such Transferor under any applicable representation or warranty made by it. The Depositor acknowledges and agrees that the representations and warranties of Lehman Capital in this Section 1.04(b) are applicable only to facts or conditions that arise or events that occur subsequent to the date as of which each applicable representation and warranty of each Transferor was made, and which do not constitute a breach of any representation or warranty made by the related Transferor in the applicable Transfer Agreement. Lehman Capital shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in such Transfer Agreement, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. Subject to the foregoing, Lehman Capital represents and warrants upon delivery of the Mortgage Loans to the Depositor hereunder, as to each, that:

              (i) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

             (ii) There are no defaults in complying with the terms of any Mortgage, and Lehman Capital has no notice as to any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing but which have not been paid;

             (iii) Except in the case of the Cooperative Loans, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of FNMA or FHLMC. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration. Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement.

             (iv) Each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or recision;

              (v) Each Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property (including all improvements on the Mortgaged Property). The lien of the Mortgage is subject only to: (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

             (vi) Immediately prior to the transfer and assignment of the Mortgage Loans to the Depositor, Lehman Capital was the sole owner of record and holder of each Mortgage Loan, and Lehman Capital had good and marketable title thereto, and has full right to transfer and sell each Mortgage Loan to the Depositor free and clear, except as described in paragraph (v) above, of any incumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

            (vii) Each Mortgage Loan other than any Cooperative Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is generally acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA mortgagee Title Insurance Policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator of the Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (subject only to the exceptions described in paragraph (v) above. If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related Title Insurance Policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located. With respect to any Title Insurance Policy, the originator is the sole insured of such mortgagee Title Insurance Policy, such mortgagee Title Insurance Policy is in full force and effect and will inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee Title Insurance Policy and no prior holder of the related Mortgage, including Lehman Capital, has done, by act or omission, anything that would impair the coverage of such mortgagee Title Insurance Policy;

           (viii) To the best of Lehman Capital's knowledge, no foreclosure action is being threatened or commenced with respect to any Mortgage Loan. There is no proceeding pending for the total or partial condemnation of any Mortgaged Property (or, in the case of a Cooperative Loan, the related cooperative unit) and each such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended;

             (ix) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

              (x) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act; and

             (xi) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg.
          Section1.860G-2.

     It is understood and agreed that the representations and warranties set forth herein survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Depositor. Upon discovery by either Lehman Capital or the Depositor of a breach of any of the foregoing representations and warranties that adversely and materially affects the value of the related Mortgage Loan, and that does not also constitute a breach of a representation or warranty of the related Transferor in the applicable Transfer Agreement, the party discovering such breach shall give prompt written notice to the other party. Within 60 days of the discovery of any such breach, Lehman Capital shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

     Section 1.05.  Grant Clause.  It is intended that the conveyance of
                    ------------
Lehman Capital's right, title and interest in and to Mortgage Loans and other property conveyed pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) Lehman Capital hereby grants to the Depositor a first priority security interest in all of Lehman Capital's right, title and interest in, to and under, whether now owned or hereafter acquired, such Mortgage Loans and other property; and
(3) this Agreement shall constitute a security agreement under applicable law.

     Section 1.06.  Assignment by Depositor.  The Depositor shall have the
                    -----------------------
right, upon notice to but without the consent of Lehman Capital, to assign, in whole or in part, its interest under this Agreement, with respect to the Mortgage Loans to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the Depositor in this Agreement shall be deemed to include its assignee or designee, specifically including the Trustee.



                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

     Section 2.01.  Binding Nature of Agreement; Assignment.  This
                    ---------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 2.02.  Entire Agreement.  This Agreement contains the entire
                    ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 2.03.  Amendment.  (a)  This Agreement may be amended from
                    ---------
time to time by Lehman Capital and the Depositor, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund, the Trust Agreement or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Holder. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

     (b) This Agreement may also be amended from time to time by Lehman Capital and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without, the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Certificate Principal Amount (or Aggregate Notional Amount) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Certificate Principal Amount (or Aggregate Notional Amount) of each Class of Certificates affected thereby.

     (c)  It shall not be necessary for the consent of Holders under this
Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 2.04.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 2.05.  Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 2.06.  Indulgences; No Waivers.  Neither the failure nor any
                    -----------------------
delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 2.07.  Headings Not to Affect Interpretation.  The headings
                    -------------------------------------
contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 2.08.  Benefits of Agreement.  Nothing in this Agreement,
                    ---------------------
express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

     Section 2.09.  Counterparts.  This Agreement may be executed in one
                    ------------
or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Lehman Capital and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                              LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.



                              By:
                                  ----------------------------------------
                                    Name:
                                    Title:


                              STRUCTURED ASSET SECURITIES
                                  CORPORATION



                              By:
                                  ----------------------------------------
                                    Name:
                                    Title:




                                  SCHEDULE A
                                 ----------


                            MORTGAGE LOAN SCHEDULE






                                                           Exhibit 99.3



                         SPECIAL SERVICING AGREEMENT


     THIS SPECIAL SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of January, 1998, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and OCWEN FEDERAL BANK FSB, a federal savings bank ("the Special Servicer"):

                                   RECITALS

     WHEREAS, Lehman Capital has conveyed certain Mortgage Loans identified on Schedule I hereto (the "Serviced Mortgage Loans") to Structured Asset Securities Corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to First Union National Bank, as trustee (the "Trustee") under a trust agreement dated as of January 1, 1998 (the "Trust Agreement"), among the Trustee, Norwest Bank Minnesota, National Association, as master servicer ("Norwest," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO.

     WHEREAS, multiple classes of Certificates, including the Class X Certificate, will be issued on the Closing Date pursuant to the Trust
Agreement, and Ocwen Partnership, L.P. (together with any successor in interest thereto and any permitted assignee or transferee thereof, the "Directing Holder") is expected to purchase the Class X Certificate from the Placement Agent and is expected to be the initial registered Holder (other than the Placement Agent and any nominee thereof) of the Class X Certificate;

     WHEREAS, Lehman Capital desires that the Special Servicer perform the services with respect to the Serviced Mortgage Loans as provided in this Agreement (including those provisions that are incorporated by reference herein), and the Special Servicer has agreed to do so, subject to the conditions set forth herein.

     WHEREAS, Norwest and any successor Master Servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Special Servicer under this Special Servicing Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Special Servicer hereby agree as follows:

                                  AGREEMENT

     I.   Definitions.  Capitalized terms used and not defined in this
          -----------
Agreement, including Exhibit A hereto and any provisions of the Servicing Agreement dated as of December 1, 1997, between Lehman Capital and the Servicer (the "Servicing Agreement") incorporated by reference herein, shall have the meanings ascribed to such terms in the Trust Agreement.

     II.  Special Servicing.  The Special Servicer agrees, with respect to
          -----------------
the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     III. Master Servicing; Termination of Special Servicer.  The Special
          -------------------------------------------------
Servicer, including any successor special servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Special Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee pursuant to the Trust
Agreement, shall have the same rights as the "Owner" (as defined in the Servicing Agreement) to enforce the obligations of the Special Servicer under the Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement upon the failure of the Special Servicer to perform any of its obligations under this Agreement, after the expiration of any notice and cure periods, if any, as provided in Section 9.01 of the Servicing Agreement. If the Special
Servicer is in default under this Agreement, after the expiration of any notice and cure periods, if any, the Master Servicer shall, upon the written direction of the Directing Holder, terminate the rights and obligations of the Special Servicer under this Agreement.

     Upon prior written notice, the Directing Holder shall have the exclusive right to terminate the rights and obligations of the Special Servicer under this Agreement without cause and without payment of any termination fee in connection with such termination; provided, that any successor special servicer shall be appointed in the manner provided below.

     Notwithstanding  anything to  the contrary  in Sections  9.01, 9.02  and
10.01 of the Servicing Agreement, the Directing Holder shall, within 30 days of the receipt by the Special Servicer of a copy of any termination notice delivered by the Master Servicer to the Special Servicer or upon delivery by the Directing Holder of any such notice pursuant Section 9.02 or upon receipt by the Directing Holder of any resignation notice given by the Special Servicer, notify the Master Servicer in writing of the Directing Holder's nominee as successor special servicer, which nominee shall be appointed as special servicer by the Master Servicer unless the Master Servicer reasonably objects to such nominee within 10 days following receipt of
such  notice.   If the Master  Servicer objects  to such  nominee, then
the Master Servicer shall, within such 10-day period, appoint a successor special servicer, which successor shall be reasonably acceptable to the Directing Holder.

     IV.  No Representations.  Neither the Special Servicer nor the Master
          ------------------
Servicer shall be obligated or required to make any representations and warranties regarding the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the certificates issued pursuant thereto.

     V.   Notices.  All notices and communications between or among the
          -------
parties hereto shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     VI.  Governing Law.  THIS SPECIAL SERVICING AGREEMENT SHALL BE GOVERNED
          -------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     VII. Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     VIII.     Reconstitution.  Lehman Capital and the Special Servicer agree
               --------------
that this Agreement is a Reconstitution Agreement, and that the date hereof is the Reconstitution Date, each as defined in the Servicing Agreement. This Agreement amends the terms and provisions of the Servicing Agreement only with respect to the Serviced Mortgage Loans identified on Schedule I hereto and does not purport to amend or modify the Servicing Agreement with respect to any other loans that are or may become subject to the Servicing Agreement.

     IX.  Notices and Remittances to the Master Servicer.  All notices
          ----------------------------------------------
required to be delivered to the Owner or the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

          Norwest Bank Minnesota, National Association
          11000 Broken Land Parkway
          Columbia, Maryland  21044
          Attn:  Master Servicing Department, SASCO 1998-2

     Copies of all such notices, and all notices to be delivered to the Directing Holder under this Agreement, shall be delivered to the Directing Holder at the following address:

          Ocwen Asset Investment Corp.
          The Forum
          Suite 1002
          1675 Palm Beach Lakes Boulevard
          West Palm Beach, Florida  33410
          Attn:  Secretary

     All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

          Norwest Bank Minnesota, National Association
          Minneapolis, Minnesota
          ABA#:  091-000-019
          Account Name:  Corporate Trust Clearing
          Account Number:  3970771416
          For further credit to:  13399500, SASCO 1998-2

     X.   Termination of Rights of Directing Holder.  The parties hereto
          -----------------------------------------
intend that the Directing Holder be a third party beneficiary of this Agreement. All rights of the Directing Holder hereunder and under the Trust Agreement and all obligations of the other parties hereto with respect to the Directing Holder shall terminate immediately upon any transfer of the Class X Certificate to any other Person, unless (i) the Special Servicer consents in writing to the transfer of such rights and (ii) the Trustee is provided with a letter from each Rating Agency to the effect that the transfer of the rights of the Directing Holder to such transferee will not result in the qualification, withdrawal or downgrade of the ratings then assigned to any Class of Certificates.

     XI.  Annual Audit Report.  On or before April 30 of each year, beginning
          -------------------
with April 30, 1999, Special Servicer shall cause a firm of independent public accountants (who may also render other services to Special Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to Owner, Directing Holder and Master Servicer, to the effect that such firm has examined certain documents and records for the preceding calendar year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Special Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

     XII. Annual Officer's Certificate.  On or before April 30 of each year,
          ----------------------------
beginning with April 30, 1999, the Special Servicer, at its own expense, will deliver to the Owner, Directing Holder and Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Special Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Special Servicer to remedy such default.

     Executed as of the day and year first above written.


                              LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.




                              By:
                                  ---------------------------------
                              Name:
                              Title:


                              OCWEN FEDERAL BANK FSB


                              By:
                                  ---------------------------------
                              Name:  Jay B. Goldman
                              Title: Vice President



                                  EXHIBIT A

                   Modifications to the Servicing Agreement


1. The following is hereby added immediately following the words "incidental fees and charges" in the definition of "Ancillary Income" in
     Article I: ", but not including any premium or penalty associated with a prepayment of principal of a Mortgage Loan."

2. The definition of "Base Servicing Fee" is hereby amended by deleting the last sentence therefrom.

3. The definition of "Custodial Agreement" in Article I is hereby deleted and replaced with the following:

     "The custodial agreement relating to custody of the Serviced Mortgage Loans between First Trust National Association, as Custodian, and First Union National Bank, as Trustee, dated as of January 1, 1998."

4. The following is hereby added immediately following the words "Special Servicer" in the definition of "Opinion of Counsel" in Article I:
     "(except that such counsel must be Independent (as defined in the Trust Agreement) outside counsel with respect to any such opinion relating to the REMIC Provisions)"

5. The definition of "Primary Servicer" in Article I is hereby deleted and replaced with the following:

     "Any of Option One Mortgage Corporation, Aurora Loan Services Inc. or any successor to either of them."

6.   The following definitions are hereby added to Article I:

          "Monthly Advance:  With respect to each Remittance Date and each
           ---------------
Mortgage, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) which was due on the Mortgage Loan, and (i) which was delinquent at the close of business on the immediately preceding Determination Date and (ii) which was not the subject of a previous Monthly Advance, unless such Advance would constitute a Nonrecoverable Advance.

          "REMIC Provisions:  The provisions of the federal income tax law
           ----------------
relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time."

7. The definition of "Remittance Date" in Article I is hereby deleted and replaced with the following:

          "The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, following the First Remittance Date."

8. Section 2.03 is hereby amended by deleting the first, second and third paragraphs thereof in their entirety and, in the fourth paragraph thereof, deleting the following: "(and any applicable Acknowledgement Agreement)".

9. Section 2.05(a)(i) is deleted in its entirety and replaced with the following:

          "(a)(i) Within five business days following a Transfer Date, the Special Servicer shall reimburse the Primary Servicer for all principal and interest and Servicing Advances made by such Primary Servicer and all accrued and unpaid Servicing Fees due to the Primary Servicer with respect to any Transferred Mortgage Loan identified on such Notice of Transfer for which the Primary Servicer has not been reimbursed.

     Thereafter, such amounts paid by the Special Servicer, if any, shall be reimbursed to the Special Servicer in accordance with Section 3.04 hereof."

10. Section 3.01 is hereby amended by deleting clause (a) of the third paragraph of subsection (B) thereof and by adding the following at the end of such Section:

          "(C) In connection with the transfer of any Distressed Mortgage Loan, (i) the Special Servicer will be responsible for servicing the Distressed Mortgage Loan from and after the effective date of transfer of servicing to the Special Servicer, but shall have no obligation to service such Distressed Mortgage Loan on or prior to such effective date of the transfer of servicing, (ii) notwithstanding clause (i) above, the Special Servicer shall not include the Distressed Mortgage Loan in its monthly remittance report pursuant to Section 4.02 for the month in which such transfer is effected and shall not be obligated to make the Monthly Advance with respect to such Distressed Mortgage Loan on the Remittance Date in the month in which such transfer is effected, in each case, regardless of whether the Remittance Date occurs before or after the effective date of such transfer, (iii) the amount of Monthly Advances to be reimbursed to the Servicer by the Special Servicer hereunder shall include the Monthly Advance made by the Servicer on such Remittance Date, regardless of whether the Servicer makes such Monthly Advance before or after the effective date of such transfer, and (iv) the Special Servicer shall be entitled to the Base Servicing Fee with respect to each such Distressed Mortgage Loan for the entire month in which such transfer occurs."

11. The words "(Special Servicer, in trust for Lehman Capital, A Division of Lehman Brothers Holdings, Inc., owner of Residential Mortgage Loans, Group No. ______, and various Mortgagors" in the first paragraph of
     Section 3.03 are hereby deleted and replaced with the following: "Ocwen Federal Bank FSB, in trust for Norwest Bank Minnesota, National Association, as master servicer for SASCO 1998-2."

12. Section 3.04(ii) is deleted in its entirety and replaced with the following:

          "(ii) to reimburse itself for unreimbursed advances of the Special Servicer's funds made pursuant to Section 2.05 hereof, including advances by the Special Servicer to reimburse the Primary Servicer for principal and interest advances, Servicing Advances and unpaid servicing fees due to them, if any, the Special Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to either (x) amounts received on the related Transferred Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, and related Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related Mortgage Loan, it being understood that, in the case of any such reimbursement, the Special Servicer's right thereto shall be prior to the rights of the Owner, the Master Servicer, any Primary Servicer and any Certificateholder or (y) any other amounts in the Collection Account in the event that such advances have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Transferred Mortgage Loan or REO Property after a final determination has been made as to what amounts have been or will be recovered, it being understood that for those Transferred Mortgage Loans in foreclosure, the Owner shall reimburse the Special Servicer for Servicing Advances and advances made pursuant to Section 2.05 hereof through the completion of the sale of the defaulted Mortgage Loan, or the foreclosure and disposition of the REO Property;"

13. Section 3.04 is hereby amended by deleting clause (iii) in its entirety and replacing such clause with the following clauses (iii) and (iv):

          "(iii) to reimburse itself for Monthly Advances of the Special Servicer's funds made pursuant to Section 7.03, the Special Servicer's right to reimburse itself pursuant to this subclause (iii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, related Liquidation Proceeds, Insurance Proceeds, condemnation proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Special Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Special Servicer's right thereto shall be prior to the rights of the Owner, the Master Servicer, any Primary Servicer and any Certificateholder ; provided, that if the Special Servicer reasonably determines that any unreimbursed Advance is a Nonrecoverable Advance, the foregoing limitation shall not apply thereto;

          (iv) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Base Servicing Fees, the Special Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to related late collections, Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Special Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Special Servicer's right thereto shall be prior to the rights of the Owner; provided, that if the Special Servicer reasonably determines that any unreimbursed Advance is a Nonrecoverable Advance, the foregoing limitation shall not apply thereto;"

     Clauses (iv) through (viii) in Section 3.04 are hereby redesignated clauses (v) through (ix), as applicable.

14. The words "Special Servicer, in trust for Lehman Capital, A Division of Lehman Brothers Holdings, Inc., owner of Residential Mortgage Loans, Group No. ______, and various Mortgagors" in the first paragraph of
     Section 3.05 are  hereby deleted and replaced with the following:
     "Ocwen Federal Bank FSB, in trust for Norwest Bank Minnesota, National Association, as master servicer for SASCO 1998-2."

15. Section 3.10(a) is deleted in its entirety and replaced with the following:

          "(a) Default Management Responsibilities:  Subject only to Accepted
               -----------------------------------
     Servicing Practices and Section 3.11 below, the Special Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may
     deem necessary or desirable.   Without limiting the generality of the
     foregoing, the Special Servicer is hereby authorized and empowered by the Owner (if, in the Special Servicer's reasonable judgment, such action with respect to the Transferred Mortgage Loans and/or the Mortgaged Properties is in the best interests of Owner in accordance with, or is required by, this Agreement, and subject to Accepted
     Servicing  Practices   to  take  the  following   actions  (without
     limitation): (i) prepare, execute and deliver, on behalf of the Owner with expenses associated therewith being Servicing Advances hereunder,
     any and all financing  statements,   continuation  statements  and  other
     documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and, subject to the remaining terms and provisions of this Section, modifications, waivers (including, without limitation, waivers of any late payment charge in connection with any delinquent payment on a Transferred
     Mortgage  Loan),   consents,   amendments,  discounted   payoff
     agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related servicing file; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other loan documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of the Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action. In the event that any Mortgage Loan is in default or, in the judgment of the Special Servicer, such default is reasonably foreseeable, the Special Servicer, consistent with Accepted Servicing Practices, may waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the full outstanding and unpaid principal balance in final satisfaction of such Mortgage or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Special Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action). In addition, if, with respect to a Transferred Mortgage Loan, a default (or any condition resulting in a default being reasonably foreseeable) is cured (such Mortgage Loan being referred to herein as a "Performing Loan"), the Special Servicer may thereafter waiver, modify or vary terms of such Performing Loan provided that no such action will (A) decrease the Mortgage Rate on the Performing Loan, (B) defer or forgive the payment of principal or interest (except with respect to liquidation of such Performing Loan) or
     (C) extend the final maturity date of such Performing Loan, provided, however, that no such modification shall be permitted to the extent that it would (a) affect adversely the status of the Trust Fund as a REMIC or
     (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty; provided, that the foregoing shall not (i) apply to any Severely Delinquent Loan or (ii) prohibit the Special Servicer from entering into any agreement for modification, waiver, forbearance, amendment or discounted payoff of a Mortgage Loan in accordance with this Agreement that does not have the effect of waiving any prepayment premium or penalty or modifying any provision requiring payment thereof.

          Notwithstanding the foregoing, in the event of any conflict between the provisions of this Section 3.10 and the provisions of Section 3.11, the provisions of Section 3.11 shall control."

16. Section 3.10(e) is hereby deleted in its entirety and replaced with the following:

          "(e) At any time, the Directing Holder may request that the Special Servicer take a particular action with respect to a particular Mortgage Loan, including without limitation foreclosure, waivers or modifications. Any such request shall be in writing, a copy of which shall be delivered to the Master Servicer. If the Special Servicer determines that such requested action is consistent with Accepted Servicing Practices, then the Special Servicer may, but is not required to, comply with such request. Within two Business Days of receipt of such a request, the Special Servicer shall notify the Directing Holder whether the Special Servicer intends to comply with such request. If the Special Servicer declines to comply with such request (or fails to notify the Directing Holder of its decision within the two Business Day period), then the Directing Holder may, at its sole option and upon written notice to the Special Servicer and the Master Servicer, purchase the related Mortgage Loan from the Trust Fund at the Purchase Price (as defined in the Trust Agreement). If the Directing Holder does not indicate whether it wishes to exercise this option within two Business Days of receipt of such notice, then the Directing Holder shall not be entitled to object to the action taken by the Special Servicer with respect to such Mortgage Loan." In addition, the Directing Holder may purchase any Severely Delinquent Mortgage Loan upon written notice to the Master Servicer and the Special Servicer within three days of the day on which such Mortgage Loan becomes a Severely Delinquent Loan.

     The Special Servicer shall have the right to purchase any Severely Delinquent Loan at the Purchase Price (as defined in the Trust
     Agreement). The Special Servicer shall send a written notice (the "Initial Notice") to the Directing Holder advising the Directing Holder that the Special Servicer intends to purchase a Severely Delinquent Loan. The Directing Holder shall have the option to (i) direct the Special Servicer not to purchase any such Severely Delinquent Loan but to proceed with a particular default resolution strategy otherwise mutually acceptable to the Special Servicer and the Directing Holder,
     (ii) direct the Special Servicer to proceed with the purchase of such loan on the terms proposed by the Special Servicer, or (iii) indicate that the Directing Holder intends to purchase such Severely Delinquent Loan, in which case the Directing Holder shall have the sole right and option to purchase the Severely Delinquent Loan at the Purchase Price; provided, however, that if the Directing Holder fails or refuses to deliver a written notice of its election to the Special Servicer within two Business Days after the Special Servicer has sent to the Directing Holder the Initial Notice, then the Directing Holder shall be deemed to have consented to the Special Servicer purchasing the Severely Delinquent Loan for its own account."

17.  The following Section 3.11 is hereby added immediately following Section
     3.10:

          "Section 3.11  REMIC Provisions.
                         ----------------
          (a) Unless the Mortgagor is in default with respect to the related Mortgage Loan or such default is, in the judgment of the Special Servicer, reasonably foreseeable, the Special Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), change the final maturity date on such Mortgage Loan, or permit any alteration, substitution or release of any collateral for such Mortgage Loan.

          (b) The Special Servicer shall dispose of any REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Special Servicer's expense) or the Special Servicer shall have applied for, not later than 61 days prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by section 856(e)(3) of the Code, in which case the three-year period shall
     be extended by  the applicable period.   If a  period longer than  three
     years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Special Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and
     (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Special Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Special Servicer and the Owner shall be entered into with respect to such purchase money mortgage.

          Notwithstanding any other provision of this Agreement, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Special Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes."

18. The first paragraph of Section 4.01 is hereby deleted and replaced with the following:

          "On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all amounts, if any, which the Servicer is obligated to advance pursuant to Section 7.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 7.03, and minus (d) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts."

19. Section 4.02 is hereby amended by deleting the words "Remittance Date" in the first line of such Section, and substituting the following:
     "tenth day of each month, or if such tenth day is not a Business Day, the immediately preceding Business Day"

20. Section 5.01 is hereby amended by deleting the last sentence of each of subsections (a) and (b) thereof.

21. The following Sections 7.03 and 7.04 are hereby added immediately following Section 7.02:

          "Section 7.03  Monthly Advances and Compensating Interest.
                         ------------------------------------------

          (a) Notwithstanding anything to the contrary herein, the Special Servicer shall make Monthly Advances on each Remittance Date through the Remittance Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and condemnation proceeds) with respect to the related Mortgage Loans.

          (b) Notwithstanding anything to the contrary herein, with respect to each Principal Prepayment of a Mortgage Loan the Special Servicer shall deposit in the Custodial Account on a daily basis and retain therein the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Special Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the aggregate of the Base Servicing Fees otherwise payable to the Special Servicer with respect to such month.

          Section 7.04   Special Servicing Compensation.  Notwithstanding
                         ------------------------------
anything to the contrary herein, the Special Servicer shall not be entitled to pay itself any compensation out of amounts collected on or in respect of the Mortgage Loans other than the Base Servicing Fee and any Ancillary Income, to the extent provided herein. Any other compensation payable to the Special Servicer hereunder, including the Special Servicing Fee, the Extended Special Servicing Fee and the Incentive Fee, shall be payable to the Special Servicer on each Distribution Date as provided in the Trust Agreement.

22.  Section 9.02 is hereby deleted in its entirety.

23.  The following paragraph is added at the end of Section 10.01:

          "Neither the Master Servicer nor any successor special servicer (including the Owner and the Master Servicer) shall be liable for any acts or omissions of the Special Servicer or any predecessor servicer. In particular, neither the Master Servicer nor any successor special servicer (including the Owner and the Master Servicer) shall be liable for any servicing errors or interruptions resulting from any failure of the Special Servicer to maintain computer and other information systems that are year-2000 compliant."

24. All references in the Servicing Agreement or in any schedules or exhibits thereto, including, without limitation, Exhibit I, to the "Decision Matrix" are hereby deleted in their entirety.




                             SERVICING AGREEMENT


                                   BETWEEN


         LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,


                                        OWNER


                                     AND


                           OCWEN FEDERAL BANK FSB,


                                        SPECIAL


                                        SERVICER


                         DATED AS OF DECEMBER 1, 1997




             RESIDENTIAL ADJUSTABLE AND FIXED RATE MORTGAGE LOANS

                              GROUP NO. OFB-LB1

                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----


                                  ARTICLE I

                                 DEFINITIONS

                                  ARTICLE II

     OWNER'S ENGAGEMENT OF STANDBY SERVICER TO PERFORM STANDBY SERVICING
                               RESPONSIBILITIES

Section 2.01.  Contract for Standby Servicing; Possession of Servicing
               Files ..................................................    14
Section 2.02.  Books and Records ......................................    14
Section 2.03.  Commencement of Standby Servicing Responsibilities and
               Servicing Responsibilities .............................    15
Section 2.04.  Owner Covenants Regarding Transfer of Servicing for
               Transferred Mortgage Loans .............................    16
Section 2.05.  Special Servicer Covenants Regarding Transfer of
               Servicing Transferred Mortgage Loans  ..................    18
Section 2.06.  Custodial Agreement ....................................    19

                                 ARTICLE III

                 SERVICING OF THE TRANSFERRED MORTGAGE LOANS

Section 3.01.  Special Servicer to Service Transferred Mortgage Loans ..   21
Section 3.02.  Collection of Mortgage Loan Payments ....................   23
Section 3.03.  Establishment of and Deposits to Custodial Account ......   23
Section 3.04.  Permitted Withdrawals From Custodial Account ............   24
Section 3.05.  Establishment of and Deposits to Escrow Account .........   25
Section 3.06.  Permitted Withdrawals From Escrow Account ...............   26
Section 3.07.  Notification of Adjustments .............................   27
Section 3.08.  Completion and Recordation of Assignment of Mortgage ....   27
Section 3.09.  Protection of Accounts  .................................   28
Section 3.10.  Default Management Provisions ...........................   28

                                  ARTICLE IV

                              PAYMENTS TO OWNER

Section 4.01.  Remittances .............................................   33
Section 4.02.  Statements to Owner .....................................   33

                                  ARTICLE V

                         GENERAL SERVICING PROCEDURES

Section 5.01  Servicing Compensation ..................................    35

                                  ARTICLE VI

                         REPRESENTATIONS, WARRANTIES

Section 6.01.  Representations, Warranties and Agreements of the Special
               Servicer ...............................................    37
Section 6.02.  Remedies for Breach of Representations and Warranties of
               the Special Servicer ...................................    39
Section 6.03.  Representations and Warranties of the Owner ............    40
Section 6.04.  Remedies for Breach of Representations and Warranties of
               the Owner ..............................................    41

                                 ARTICLE VII

                  WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

Section 7.01.  Removal of Mortgage Loans from Inclusion Under this
               Agreement Upon a Pass-Through Transfer or a Whole Loan
               Transfer on One or More Reconstitution Dates ...........   43
Section 7.02.  Additional Indemnification by the Special Servicer; Third
               Party Claims  ..........................................   44

                                 ARTICLE VIII

                             THE STANDBY SERVICER

Section 8.01.  Merger or Consolidation of the Special Servicer .......    46
Section 8.02.  Limitation on Liability of the Special Servicer and
               Others  ...............................................    46
Section 8.03.  Limitation on Resignation and Assignment by the Special
               Servicer  .............................................    47

                                  ARTICLE IX

                                 TERMINATION

Section 9.01.  Termination for Cause .................................    48
Section 9.02.  Termination Without Cause  ............................    50

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

Section 10.01.  Successor to the Special Servicer ....................    51
Section 10.02.  Closing ..............................................    52
Section 10.03.  Closing Documents ....................................    53
Section 10.04.  Costs ................................................    53
Section 10.05.  Protection of Confidential Information ...............    54
Section 10.06.  Notices ..............................................    54
Section 10.07.  Severability Clause ..................................    55
Section 10.08.  No Personal Solicitation .............................    55
Section 10.09.  Counterparts .........................................    56
Section 10.10.  Place of Delivery and Governing Law ..................    56
Section 10.11.  Further Agreements ...................................    56
Section 10.12.  Intention of the Parties..............................    56
Section 10.13.  Successors and Assigns; Assignment of Servicing
                Agreement ............................................    56
Section 10.14.  Waivers ..............................................    57
Section 10.15.  Exhibits .............................................    57
Section 10.16.  General Interpretive Principles ......................    57
Section 10.17.  Reproduction of Documents ............................    57


                                   EXHIBITS

EXHIBIT A      MORTGAGE LOAN SCHEDULE
EXHIBIT B      FORM OF NOTICE OF TRANSFER
EXHIBIT C      CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT D      ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-1    OFFICER'S CERTIFICATE FOR FIRST CLOSING
EXHIBIT E-2    OFFICER'S CERTIFICATE FOR SUBSEQUENT CLOSINGS
EXHIBIT F-1    THE FIRST TRUST CUSTODIAL AGREEMENT
EXHIBIT F-2    THE TEXAS COMMERCE CUSTODIAL AGREEMENT
EXHIBIT F-3    FORM OF ASSIGNMENT OF CUSTODIAL AGREEMENT
EXHIBIT G      FORM OF OPINION OF COUNSEL OF THE SPECIAL SERVICER
EXHIBIT H      FORM OF ACKNOWLEDGMENT AGREEMENT
EXHIBIT I      DECISION MATRIX

                             SERVICING AGREEMENT
                             -------------------


          This is a Servicing Agreement (the "Agreement"), dated as of December 1, 1997, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc., having an office at 3 World Financial Center 12th Floor, 200 Vesey Street, New York, New York 10285-1200 (the "Owner") and Ocwen Federal Bank FSB, having an office at The Forum, Suite 1002, 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33401 (the "Special Servicer").


                             W I T N E S S E T H

          WHEREAS, the Owner has acquired certain first and second lien fixed and adjustable rate residential mortgage loans (collectively, the "Mortgage Loans") identified in the Mortgage Loan Schedule attached hereto as Exhibit A pursuant to that certain Seller's Warranties and Servicing Agreement dated as of September 30, 1997 by and between the Owner and Option One Mortgage Corporation ("Option One") and that certain Purchase and Servicing Agreement dated as of October 1, 1997 by and between the Owner and Long Beach Mortgage Company ("Long Beach Mortgage" and together with Option One and Ameriquest, the "Primary Servicers") and it being further understood that the servicing rights to the Mortgage Loans acquired from Long Beach Mortgage will be transferred to Aurora Loan Services Inc. ("Aurora"), pursuant to that certain Flow Servicing Agreement dated September 1, 1997, by and between the Owner and Aurora;

          WHEREAS, the Owner may acquire mortgage loans in the future (the "Additional Mortgage Loans") for which the Owner desires to contract with the Special Servicer for certain special servicing responsibilities with respect to such Additional Mortgage Loans;

          WHEREAS, the Owner desires to contract with the Special Servicer for certain special servicing responsibilities associated with the Mortgage Loans and the Special Servicer desires to assume the special servicing responsibilities with respect to such Mortgage Loans as more particularly described herein; and

          WHEREAS, the Owner desires to contract with the Special Servicer for certain servicing responsibilities associated with the Transferred Mortgage Loans (as defined herein) and the Special Servicer desires to assume the servicing responsibilities with respect to such Transferred Mortgage Loans.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and Special Servicer hereby agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

          The following terms are defined as follows (except as otherwise agreed in writing by the parties):

          Accepted Servicing Practices:  As defined in Section 3.01(A).
          ----------------------------

          Acknowledgment Agreement:  The document to be executed by the Owner
          ------------------------

and the Special Servicer on or prior to each Additional Mortgage Loan Transfer Date which document shall amend the Mortgage Loan Schedule attached as Exhibit A hereto to reflect the addition of Additional Mortgage Loans to such Exhibit A and which document reflects the addition of Additional Mortgage Loans which are subject to the terms and conditions of this Agreement. A form of the Acknowledgment Agreement is attached hereto as Exhibit H.

          Additional Mortgage Loan:  Any mortgage loan for which the Owner
          ------------------------
and the Special Servicer mutually agree, subsequent to the execution of this Agreement, that such mortgage loan shall be governed by this Agreement.

          Additional Mortgage Loan Transfer Date(s):   The date or dates upon
          -----------------------------------------
which the Special Servicer receives the transfer of additional servicing responsibilities with respect to Additional Mortgage Loans and begins to perform the servicing of such Additional Mortgage Loans in accordance with the terms set forth herein which dates shall be as set forth in the related Acknowledgment Agreement.

          Agreement:  This Servicing Agreement and all amendments hereof and
          ---------
supplements hereto.

          Ancillary Income:  All income derived from the Transferred Mortgage
          ----------------
Loans, other than Transferred Mortgage Loan Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Special Servicer shall retain all Ancillary Income for the Transferred Mortgage Loans.

          Appraised Value:  The value set forth in an appraisal made in
          ---------------
connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

          Appropriate Federal Banking Agency:  Appropriate Federal Banking
          ----------------------------------
Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

          Assignment of Mortgage:  An assignment of the Mortgage, notice of
          ----------------------
transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

          Base Servicing Fee: With respect to any Mortgage Loan that becomes
          ------------------
a Transferred Mortgage Loan for any month or part thereof, commencing in the month after the related Transfer Date, one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Transferred Mortgage Loan or, in the case of an REO Property, the outstanding principal balance of the Transferred Mortgage Loan immediately prior to its becoming an REO Property. The obligation of the Owner to pay the Base Servicing Fee is limited to, and such Base Servicing Fee is payable solely from, the interest portion (including recoveries with respect to late payments, Insurance Proceeds and/or Liquidation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payment collected by the Special Servicer, or as otherwise provided under this Agreement. To the extent such amount is not sufficient to cover the Base Servicing Fee, the Special Servicer shall send to the Owner an invoice detailing the amount of the unpaid Base Servicing Fee owed to the Special Servicer and the Owner shall pay such amount to the Special Servicer within 20 Business Days of receiving such an invoice.

          Best Efforts:  Efforts determined to be reasonably diligent by the
          ------------
Owner or Special Servicer, as the case may be, in its sole discretion. Such efforts do not require the Owner or Special Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Owner or Special Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

          Breach:  As defined in Section 6.02.
          ------

          Business Day:  Any day other than (i) a Saturday or Sunday, or (ii)
          ------------
a day on which banking and savings and loan institutions in the State of Florida or in the State of New York are authorized or obligated by law or executive order to be closed.

          Closing Date:  December 8, 1997.
          ------------

          Conversion Date:  The date on which a Severely Delinquent Loan
          ---------------
becomes a Resolved Loan.

          Custodial Account:  The separate account or accounts created and
          -----------------
maintained pursuant to Section 3.03.

          Custodial Agreement:  Either of the custodial agreements among the
          -------------------
Owner, as initial Servicer, the Owner and First Trust National Association, dated as of February 1, 1993, which is annexed hereto as Exhibit F-1 and the custodial agreement among the Owner, Long Beach and Texas Commerce Bank, dated as of October 1, 1997, which is annexed hereto as Exhibit F-2.

          Custodian:  The Custodian under the applicable Custodial Agreement,
          ---------
or its successors in interest or assigns or any successor to the related Custodian under the related Custodial Agreement as provided therein.

          Decision Matrix:  As defined in Section 3.10(e).
          ---------------

          Determination Date:  The last day of the month immediately
          ------------------
preceding the related Remittance Date (or if such day is not a Business Day, the Business Day immediately preceding such day).

          Distressed Mortgage Loan:  Any Mortgage Loan with respect to which
          -------------------------
the related Mortgagor is 61 or more days delinquent (without giving effect to any grace period permitted by the related Mortgage Note) in the payment of a scheduled Monthly Payment.

          Eligible Investments:  Any one or more of the obligations and
          --------------------
securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

               (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

               (ii) federal funds,  demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's and the long-term debt obligations of such holding company) are rated "P-1" by Moody's and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's;

          provided, however, that no such instrument shall be an Eligible
          --------  -------
Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

          Errors and Omissions Insurance:  Errors and Omissions Insurance to
          ------------------------------
be maintained by  the Special Servicer pursuant  to the FNMA Guides  or FHLMC
Guides.

          Escrow Account:  The separate account or accounts operated and
          --------------
maintained pursuant to Section 3.05.

          Escrow Payments:  With respect to any Mortgage Loan, the amounts
          ---------------
constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, homeowners association charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          Event of Default:  Any event set forth in Section 9.01.
          ----------------

          Extended Special Servicing Fee:  For each Severely Delinquent
          ------------------------------
Mortgage Loan, $166 each month from the date such Transferred Mortgage Loan becomes a Severely Delinquent Mortgage Loan for a period of twelve months. Any Extended Special Servicing Fee due following a Reconstitution Date shall be payable from cash flows after payments are made to any senior certificateholders and after funds required for overcollateralization have been deducted. Such Extended Special Servicing Fee will be paid to the Special Servicer prior to any payment to be made to a residual holder pursuant to any Reconstitution Agreement.

          FDIC:  The Federal Deposit Insurance Corporation, or any successor
          ----
thereto.

          FHLMC:  The Federal Home Loan Mortgage Corporation, or any
          -----
successor thereto.

          FHLMC Guides:  The FHLMC Selling Guide and the FHLMC Servicing
          ------------
Guide and all amendments or additions thereto.

          Fidelity Bond:  A fidelity bond to be maintained by the Special
          -------------
Servicer pursuant to the FNMA Guides or FHLMC Guides.

          First Remittance Date: With respect to each Mortgage Loan, the 10th
          ---------------------
day of the month following the month in which the related Transfer Date occurs, or if such 10th day is not a Business Day, the first Business Day immediately following such 10th day.

          FNMA:  The Federal National Mortgage Association, or any successor
          ----
thereto.

          FNMA Guides:  The FNMA Selling Guide and the FNMA Servicing Guide
          -----------
and all amendments or additions thereto.

          Foreclosed Mortgage Loan:  A Transferred Mortgage Loan for which
          ------------------------
title to the Mortgaged Property is taken back by the Special Servicer either through a deed in lieu of foreclosure or through the completion of the foreclosure process consistent with this Agreement and the resulting REO Property is liquidated consistent with the terms of this Agreement.

          Incentive Fee:  Upon the conversion of a Severely Delinquent Loan
          -------------
to a Resolved Loan, the product of (a) 50% and (b) the excess if any, of the loss that would have resulted assuming a Loss Severity Percentage of 20% of the unpaid principal balance of the Transferred Mortgage Loan as of the Conversion Date over the actual loss resulting from the conversion of a Severely Delinquent Loan to a Resolved Loan based upon the actual Net Resolution Proceeds obtained upon Resolution of such Mortgage Loan.

          Insurance Expenses:  Expenses incurred by the Special Servicer in
          ------------------
connection with pursuing any insurance claim with respect to any Transferred Mortgage Loan or REO Property acquired in respect thereof (including, without limitation, reasonable legal fees and reasonable expenses) and any Servicing Advances incurred and any unpaid Transferred Mortgage Loan Servicing Fee payable with respect to such Transferred Mortgage Loan or such property not previously reimbursed from collections or other proceeds therefrom.

          Insurance Proceeds:  With respect to each Mortgage Loan, proceeds
          ------------------
of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Insured Depository Institution:  Insured Depository Institution
          ------------------------------
shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

          Liquidation Expenses:  Expenses incurred by the Special Servicer
          --------------------
in connection with the liquidation of any Transferred Mortgage Loan or REO Property acquired in respect thereof (including, without limitation, reasonable legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Servicing Advances incurred and any unpaid Transferred Mortgage Loan Servicing Fee payable with respect to such Transferred Mortgage Loan or such REO Property not previously reimbursed from collections or other proceeds therefrom.

          Liquidation Proceeds:  The amount (other than Insurance Proceeds)
          --------------------
received in connection with (i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Mortgage Note or any other Mortgage Loan Documents or in accordance with Accepted Servicing Practices, (ii) the liquidation of a Transferred Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, (iii) the sale of a Transferred Mortgage Loan or an REO Property in accordance with the terms of this Agreement or (iv) the sale of all of the Mortgage Loans.

          Loss Severity Percentage:  With respect to a Transferred Mortgage
          ------------------------
Loan, the difference between (a) one (1) minus (b) the Net Resolution Proceeds divided by the unpaid principal balance of the related Transferred Mortgage Loan as of the Conversion Date.

          Modified Mortgage Loan:  A Transferred Mortgage Loan which is
          ----------------------
modified in a manner consistent with this Agreement and for which the Mortgagor has made three consecutive payments consistent with the terms of such Transferred Mortgage Loan as so modified.

          Monthly Payment:  The scheduled monthly payment of principal and
          ---------------
interest on a Mortgage Loan.

          Mortgage:  The mortgage, deed of trust or other instrument securing
          --------
a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

          Mortgage Impairment Insurance Policy:  A mortgage impairment or
          ------------------------------------
blanket hazard  insurance policy  as described  in the  FNMA Guides  or FHLMC
Guides.

          Mortgage Interest Rate:  The annual rate of interest borne on a
          ----------------------
Mortgage Note.

          Mortgage Loan:  An individual Mortgage Loan which is the subject
          -------------
of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage Loan Documents:  The documents listed in the applicable
          -----------------------
section of the applicable Custodial Agreement.

          Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan,
          -----------------------------
the annual rate of interest remitted to the Owner, which shall be equal to the Mortgage Interest Rate minus the applicable Transferred Mortgage Loan Servicing Fee.

          Mortgage Loan Schedule:  A schedule of certain Mortgage Loans
          ----------------------
setting forth information with respect to such Mortgage Loans, which schedule supplements this Agreement and becomes part of Exhibit A hereof on the Closing Date which shall be modified from time to time upon repurchase or substitution of a Mortgage Loan by the Primary Servicer or to reflect the addition of any Additional Mortgage Loan to the terms of this Agreement.

          Mortgage Note:  The note or other evidence of the indebtedness of
          -------------
a Mortgagor secured by a Mortgage.

          Mortgaged Property:  The real property securing repayment of the
          ------------------
debt evidenced by a Mortgage Note.

          Mortgagor:  The obligor on a Mortgage Note.
          ---------

          Net Insurance Proceeds:  The excess of Insurance Proceeds received
          ----------------------
with respect to any Mortgage Loan or REO Property over the amount of Insurance Expenses incurred with respect thereto.

          Net Liquidation Proceeds:  The excess of Liquidation Proceeds
          ------------------------
received with respect to any Mortgage Loan or REO Property over the amount of Liquidation Expenses incurred with respect thereto.
                                           -

          Net Resolution Proceeds:  With respect to each Resolved Loan, the
         ------------------------
"gross proceeds" received with respect to the final disposition of such Resolved Loan on the Conversion Date; minus all customary and reasonable expenses incurred in connection with the servicing and Resolution of such Mortgage Loan including without limitation, any (a) legal expenses,
(b) advances of interest at the Mortgage Interest Rate, (c) unrecovered taxes paid, (d) unrecovered hazard insurance premiums, (e) property protection expenses, (f) maintenance expenses and (g) property expenses and with respect to (i) a Foreclosed Mortgage Loan, the term "gross proceeds" shall mean all proceeds from the sale of the REO Property less any real estate brokerage fees and closing costs, (ii) a Paid-Off Mortgage Loan, the term "gross proceeds" shall mean all the proceeds actually received by the Special Servicer including prepayment penalties but not including late charges and Ancillary Income, (iii) a Reinstated Mortgage Loan, the term "gross proceeds" shall mean an amount equal to the unpaid principal balance of the Reinstated Mortgage Loan at the time of the entering into of the agreement with the related Mortgagor, and (iv) a Modified Mortgage Loan, the term "gross proceeds" shall mean an amount equal to the unpaid principal balance of the Modified Mortgage Loan at the time of the entering into of the agreement with the related Mortgagor.

          Nonrecoverable Advance:  Any portion of an advance (whether an
          ----------------------
advance under Section 2.05 or a Servicing Advance) proposed to be made or previously made which has not been previously reimbursed to the Special Servicer, and which the Special Servicer has determined in its good faith business judgment will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Special Servicer from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. To the extent that any Mortgagor is not obligated under the related Mortgage Loan Documents to pay or reimburse any portion of any advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer which forgives unpaid scheduled payments or other amounts which the Special Servicer had previously advanced, and the Special Servicer determines that no other source of payment or reimbursement for such advances is available to it, such advances shall be deemed to be nonrecoverable; provided, however, that in connection with the foregoing the Special Servicer shall provide a certificate as described below. The determination by the Special Servicer that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Owner setting forth such determination and the procedures and considerations of the Special Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Special Servicer which may support such determinations.

          Notice of Transfer:  The document to be executed by the Owner on
          ------------------
or prior to each subsequent Transfer Date which document shall set forth the Mortgage Loan or Mortgage Loans for which the Special Servicer must assume servicing responsibilities which are subject to the terms and conditions of this Agreement, a form of which is attached hereto as Exhibit B.

          Officer's Certificate:  A certificate signed by the Chairman of the
          ---------------------
Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Owner, and delivered to the Special Servicer as required by this Agreement.

          Opinion of Counsel:  A written opinion of counsel, who may be an
          ------------------
employee of the Special Servicer, reasonably acceptable to the Owner.

          Owner:  Lehman Capital, A Division of Lehman Brothers Holdings
          -----
Inc., or its successors in interest and assigns.

          Paid-Off Mortgage Loan:  A Transferred Mortgage Loan which is paid
          ----------------------
in full or for which a lesser final payment is made consistent with the terms of this Agreement and such payment in full or lesser final payment is received by the Special Servicer in full satisfaction of the indebtedness owed under the applicable Mortgage Note.

          Pass-Through Transfer:  The sale or transfer of some or all of the
          ---------------------
Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, including a sale or transfer to FNMA or FHLMC pursuant to specially negotiated transactions, retaining the Special Servicer as "standby servicer" (with or without a primary servicer or master servicer) thereunder.

          Person:  Any individual, corporation, partnership, joint venture,
          ------
association,   joint-stock  company,   trust,   limited  liability   company,
unincorporated   organization,  government   or   any  agency   or  political
subdivision thereof.

          Prepayment Interest Shortfall Amount:  With respect to any Mortgage
          ------------------------------------
Loan that was subject to a Principal Prepayment in full during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Transferred Mortgage Loan Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          Prime Rate:  The prime rate announced to be in effect from time to
          ----------
time, as published as the average rate in The Wall Street Journal Northeast
                                          --- ---- ------ ------- ---------
Edition.
-------

          Principal Prepayment:  Any payment or other recovery of principal
          --------------------
on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment Period:  The month preceding the month in
          ---------------------------
which the related Remittance Date occurs.

          Primary Servicer:  Any one of Option One, Long Beach Mortgage or
          ----------------
Ameriquest or such other party as the Owner shall designate.

          Qualified Depository:  A depository the accounts of which are
          --------------------
insured by the FDIC and the debt obligations of which are rated A or better by Standard & Poor's Corporation and meets such requirements as are necessary for any Reconstitution Agreement.

          Reconstitution Agreements:  The agreement or agreements entered
          -------------------------
into by the Owner, the Special Servicer, or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Section 7.01, including, but not limited to
(i) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer and (ii) a Seller's Warranties and Servicing Agreement or a Sale and Servicing Agreement and related custodial agreement and closing documents with respect to a Whole Loan Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Special Servicer in providing servicing with respect to Distressed Mortgage Loans which the Trustee thereunder determines should be serviced by the Special Servicer and shall provide for servicing compensation to the Special Servicer (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), at least equal to the Transferred Mortgage Loan Servicing Fee due the Special Servicer in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement. The form of relevant Reconstitution Agreement to be entered into by the Owner and/or master servicer or trustee and the Special Servicer with respect to Pass-Through Transfers and/or Whole Loan Transfers shall be reasonably satisfactory in form and substance to the Owner and the Special Servicer (giving due regard to any rating or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement (except that the Special Servicer may be required to service on a scheduled/scheduled basis and may be required to pay up to 30 days compensating interest on Principal Prepayments), or in Reconstitution Agreements entered into by special servicers in connection with Pass-Through Transfers substantially similar to any Pass-Through Transfer governed by such Reconstitution Agreement otherwise mutually agreed by the parties.

          Reconstitution Date:  The date or dates on which any or all of the
          -------------------
Mortgage Loans subject to this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer or a Whole Loan Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Special Servicer's responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans except as expressly set forth herein.

          Reinstated Mortgage Loan:  A Transferred Mortgage Loan for which
          ------------------------
the Mortgagor brings the Transferred Mortgage Loan back to a contractually current status either through a lump-sum payment or otherwise consistent with the terms of this Agreement and has made three consecutive timely payments subsequent to bringing such Transferred Mortgage Loan's status current.

          Remittance Date:  The 10th day (or if such 10th day is not a
          ---------------
Business Day, the first Business Day immediately following) of any month, following the First Remittance Date. Upon the reconstitution of any Transferred Mortgage Loan, the Remittance Date shall be the date prescribed by such Reconstitution Agreement.

          Resolution:  Where a Transferred Mortgage Loan becomes a Resolved
          ----------
Mortgage Loan.

          Resolved Loan:  Each of a Reinstated Mortgage Loan, a Modified
          -------------
Mortgage Loan, a Paid-Off Mortgage Loan or a Foreclosed Mortgage Loan.

          REMIC:  A "real estate mortgage investment conduit" within the
          -----
meaning of Section 860D of the Code.

          REO Disposition:  The final sale by the Special Servicer of any REO
          ---------------
Property.

          REO Disposition Proceeds:  All amounts received with respect to an
          ------------------------
REO Disposition.

          REO Property:  A Mortgaged Property acquired by the Special
          ------------
Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure.

          Servicing Advances:  All customary, reasonable and necessary "out
          ------------------
of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Special Servicer or Primary Servicer, as applicable, of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage, (e) any losses sustained by the Special Servicer or Primary Servicer, as applicable, with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FNMA Guides and FHLMC Guides or Accepted Servicing Practices.

          Servicing Fee Rate:  With respect to each Mortgage Loan subject to
          ------------------
this Agreement as of the Closing Date and which becomes a Transferred Mortgage Loan, 0.50% per annum. With respect to each Additional Mortgage Loan which becomes a Transferred Mortgage Loan, the rate per annum set forth in the applicable Acknowledgment Agreement.

          Servicing File:  The items pertaining to a particular Mortgage Loan
          --------------
including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Owner by the Primary Servicer the Special Servicer.

          Servicing Officer:  Any officer of the Special Servicer involved
          -----------------
in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Special Servicer to the Owner upon request, as such list may from time to time be amended.

          Severely Delinquent Loan:  Any Transferred Mortgage Loan which does
          ------------------------
not become a Resolved Loan prior to the 150th day of delinquency (without giving effect to any grace period permitted by the related Mortgage Note) in the payment of a Monthly Payment.

          Special Servicer:  Ocwen Federal Bank FSB or its successor in
          ----------------
interest or assigns or any successor to the Special Servicer under this Agreement as herein provided.

          Special Servicing Fee:  $166 per Transferred Mortgage Loan to be
          ---------------------
paid on the first day of the month for a total of two months commencing with the month following the related Transfer Date. Any Special Servicing Fee due following a Reconstitution Date shall be payable from cash flows after payments are made to any senior certificateholders and after funds required for overcollateralization have been deducted. Such Special Servicing will be paid to the Special Servicer prior to any payment to be made to a residual holder pursuant to any Reconstitution Agreement.

          Transfer Date:  Any date specified on the Notice of Transfer on
          -------------
which the Special Servicer receives additional servicing responsibilities pursuant to receipt of such Notice of Transfer from the Owner with respect to any Distressed Mortgage Loan.

          Transferred Mortgage Loan:  Any Distressed Mortgage Loan for which
          -------------------------
a Notice of Transfer has been delivered to the Special Servicer.

          Transferred Mortgage Loan Servicing Fee:  Each of the Base
          ---------------------------------------
Servicing Fee, the Special Servicing Fee, the Extended Special Servicing Fee, if any and the Incentive Fee, if any.

          Well Capitalized:  Well Capitalized shall mean, with respect to any
          ----------------
Insured Depository Institution, the maintenance by such Insured Depository Institution of capital ratios at or above the required minimum levels for such capital category under the regulations promulgated pursuant to Section 1831(o) of the United States Code, as amended from time to time, by the Appropriate Federal Banking Agency for such institution, as such regulation may be amended from time to time.

          Whole Loan Transfer:  The sale or transfer of some or all of the
          -------------------
Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller's warranties and servicing agreement or a participation and servicing agreement, retaining the Special Servicer as "special servicer" hereunder.


                                  ARTICLE II

     OWNER'S ENGAGEMENT OF STANDBY SERVICER TO PERFORM STANDBY SERVICING
                               RESPONSIBILITIES

     Section 2.01.  Contract for Standby Servicing; Possession of Servicing
                    -------------------------------------------------------
Files.
-----

          The Owner,  by execution  and delivery of  this Agreement  (and any related Acknowledgment Agreement with respect to any Additional Mortgage Loans), does hereby contract with the Special Servicer, subject to the terms of this Agreement, for the standby servicing of the Mortgage Loans, and pursuant to this Agreement, on any Transfer Date, the Owner shall transfer or cause to be transferred by the Primary Servicers the Servicing Files with respect to any Transferred Mortgage Loan identified on the related Notice of Transfer to the Special Servicer to be held in trust for the Owner pursuant to this Agreement. On or before the related Transfer Date, the Owner shall cause to be delivered or will use its Best Efforts to cause to be delivered each Servicing File relating to such Transferred Mortgage Loans to the Special Servicer. Each Servicing File delivered to the Special Servicer shall be held by the Special Servicer in order to service the Transferred Mortgage Loans pursuant to this Agreement and are and shall be held in trust by the Special Servicer for the benefit of the Owner as the owner thereof. The Special Servicer's possession of any portion of the Transferred Mortgage Loan documents shall be at the will of the Owner for the sole purpose of facilitating servicing of the related Transferred Mortgage Loan pursuant to this Agreement, and such retention and possession by the Special Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Owner and the ownership of all records and documents with respect to the related Transferred Mortgage Loan prepared by or which come into the possession of the Special Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Special Servicer at the will of the Owner in such custodial capacity only. The portion of each Servicing File retained by the Special Servicer pursuant to this Agreement shall be segregated from the other books and records of the Special Servicer and shall be appropriately marked to clearly reflect the ownership of the related Transferred Mortgage Loan by the Owner. The Special Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

     Section 2.02.  Books and Records.
                    -----------------

          Record title to each Mortgage and the related Mortgage Note shall remain in the name of (i) the Owner or (ii) in the name as the Owner shall designate. The Owner shall cause to be prepared and recorded any Assignments of Mortgage required pursuant to this Section 2.02 and any powers of attorney required to be executed in favor of the Special Servicer. The Owner or the Primary Servicer shall pay all necessary fees associated with the preparation and recording of the Assignments of Mortgage and such powers of attorney as referred to above. Notwithstanding the foregoing, the Special Servicer shall cooperate with the Owner or its designee in the Owner's or such designee's preparation and recording of any and all Assignments of Mortgage relating to Transferred Mortgage Loans. Additionally, the Special Servicer shall prepare and execute, at the direction of the Owner, any note endorsements required in connection with any and all Reconstitution Agreements. All rights arising out of the Mortgage Loans shall be vested in the Owner. All funds received on or in connection with a Transferred Mortgage Loan shall be received and held by the Special Servicer in trust for the benefit of the Owner as the owner of the Transferred Mortgage Loans pursuant to the terms of this Agreement.

          This Agreement continuously, from the time of its execution, shall be an official record of the Special Servicer and Special Servicer will maintain a copy of this Agreement and each agreement related hereto in its official books and records.

     Section 2.03.  Commencement of Standby Servicing Responsibilities and
                    ------------------------------------------------------
Servicing Responsibilities.
--------------------------

          Pursuant to the execution of this Agreement the Special Servicer shall assume and accept such appointment for, all standby servicing responsibilities for the Mortgage Loans identified in the Mortgage Loan Schedule attached hereto as Exhibit A.

          On each Additional Mortgage Loan Transfer Date, the Owner shall appoint the Special Servicer to perform, and the Special Servicer shall assume and accept such appointment for, all standby servicing responsibilities for the related Additional Mortgage Loans on the related Mortgage Loan Schedule. The engagement of the Special Servicer to perform the standby servicing responsibilities with respect to the Additional Mortgage Loans hereunder is not mandatory and is expressly conditioned upon the acquisition of the related Additional Mortgage Loans by the Owner, the election of the Owner respecting the engagement of the Special Servicer to perform the related standby servicing responsibilities and the election, in the manner hereinafter set forth, of the Special Servicer to accept such transfer.

          Upon the Owner's determination in its sole discretion to engage the Special Servicer to perform the standby servicing responsibilities with respect to Additional Mortgage Loans pursuant to the terms of this Agreement, the Owner shall execute and the Owner shall notify the Special Servicer by telephone of its determination to transfer such standby servicing responsibilities to the Special Servicer and shall deliver an Acknowledgment Agreement to the Special Servicer within 2 Business Days of such verbal notification. The Special Servicer may elect to accept or reject on an all or nothing basis such engagement to perform the standby servicing responsibilities with respect to the Additional Mortgage Loans by either (i) in the case of an acceptance, executing the Acknowledgment Agreement and delivering the same to the Owner within 5 Business Days of receipt of such Acknowledgment Agreement, or (ii) in the case of a rejection, by written notification thereof delivered to the Owner within 5 Business Days of receipt of such Acknowledgment Agreement.

          Pursuant to the execution of this Agreement (and any applicable Acknowledgment Agreement), the Owner shall have the right, at its option, to transfer servicing responsibilities with respect to any Distressed Mortgage Loan to the Special Servicer upon five calendar days notice to the Special Servicer pursuant to a Notice of Transfer. On each Transfer Date, the Owner may appoint, pursuant to the execution of a Notice of Transfer, the Special Servicer to perform, and the Special Servicer shall assume and accept such appointment for, all servicing responsibilities for the related Transferred Mortgage Loans identified in the related Notice of Transfer. The engagement of the Special Servicer to perform the servicing responsibilities with respect to Transferred Mortgage Loans hereunder is mandatory.

     Section 2.04.  Owner Covenants Regarding Transfer of Servicing for
                    ---------------------------------------------------
Transferred Mortgage Loans.
--------------------------

          On or before each Transfer Date the Owner shall use its Best Efforts to cause the Primary Servicer to effectuate and evidence the transfer of the servicing of any Transferred Mortgage Loan from such Primary Servicer to the Special Servicer including the following:

          (a)  Notice to Mortgagors.  The Owner shall cause the relevant
               --------------------
Primary Servicer to mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the servicing thereof to the Special Servicer, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate
Settlement Procedures Act. The Owner shall cause the related Primary Servicer to promptly provide the Special Servicer with copies of all such notices.

          (b)  Notice to Taxing Authorities and Insurance Companies.  The
               ----------------------------------------------------
Owner shall cause the related Primary Servicer to transmit to the applicable taxing authorities and insurance companies and/or agents, notification of the transfer of the servicing to the Special Servicer and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Special Servicer from and after the related Transfer Date. The Owner shall cause the Primary Servicer to promptly provide the Special Servicer with copies of all such notices.

          (c)  Delivery of Servicing Records.  The Owner shall cause the
               -----------------------------
Primary Servicer to forward to the Special Servicer all Servicing Files within five (5) Business Days prior to the Transfer Date, and any other Mortgage Loan documents in the Primary Servicer's possession relating to each Transferred Mortgage Loan.

          (d)  Escrow Payments; Servicing Advances.  The Owner shall cause
               -----------------------------------
the Primary Servicer to provide the Special Servicer with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Transferred Mortgage Loans. The Owner shall cause the Primary Servicer to provide the Special Servicer with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Special Servicer to reconcile the amount of such payment with the accounts of the
Transferred Mortgage Loans.   Additionally, the  Owner  shall cause  the
Primary Servicer (i) to provide to the Special Servicer Mortgage Loan level documentation regarding unreimbursed Servicing Advances and (ii) to wire the Special Servicer the amount of any agency, trustee or prepaid Transferred Mortgage Loan payments and all other similar amounts held by the Primary Servicer.

          (e)  Payoffs and Assumptions.  The Owner shall cause the Primary
               -----------------------
Servicer to provide to the Special Servicer copies of all assumption and payoff statements generated by the Primary Servicer on the Transferred Mortgage Loans.

          (f)  Costs, Expenses and Information.  The Owner shall be
               -------------------------------
responsible for all costs and expenses associated with a Transferred Mortgage Loan resulting from a Primary Servicer or any previous servicer failing to service such Transferred Mortgage Loan correctly or failing to give correct information with respect to such Transferred Mortgage Loan to any previous servicer, Primary Servicer or the Special Servicer (including, but not limited to, tax information, insurance information and a failure to make servicing advances). The Owner shall be responsible for all out-of-pocket costs associated with the transfer of a Transferred Mortgage Loan to the Special Servicer. The Owner shall cause the Primary Servicer to forward to the Special Servicer all information required to be transferred pursuant to this Agreement in the form of data tapes or other electronic media reasonably acceptable to the Special Servicer.

          (g)  Mortgage Payments Received Prior to Transfer Date.   The Owner
               -------------------------------------------------
shall cause the Primary Servicer to forward all payments received by the Primary Servicer on each Transferred Mortgage Loan prior to the related Transfer Date to the account of the particular Mortgagor.

          (h)  Mortgage Payments Received After Transfer Date.  The Owner
               ----------------------------------------------
shall cause the Primary Servicer to endorse any Monthly Payments received by the Primary Servicer after the related Transfer Date directly to the Special Servicer with respect to any Transferred Mortgage Loan and shall cause the Primary Servicer to forward any such endorsed Monthly Payment to the Special Servicer by overnight mail on the date of receipt. The Owner shall cause the Primary Servicer to notify the Special Servicer of the particulars of the payment, which notification requirement shall be satisfied if the Primary Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Special Servicer. The Owner shall cause the Primary Servicer to assume full responsibility for the necessary and appropriate legal application of Monthly Payments received by the Primary Servicer after the related Transfer Date with respect to Transferred Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to endorsement of a Monthly Payment to the Special Servicer with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions.

          (i)  Reconciliation; Principal and Interest Advances.  The Owner
               -----------------------------------------------
shall cause the Primary Servicer to, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by
the  Special Servicer.   Any  such monetary  adjustments will  be transferred
between the Primary Servicer and the Special Servicer as appropriate.   In
addition, the Owner shall cause the Primary Servicer to provide the Special Servicer Mortgage Loan Level documentation regarding principal and interest advances.

          (j)  IRS Forms.  The Owner shall cause the Primary Servicer to file
               ---------
all IRS forms 1098, 1099, 1099A or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the Transferred Mortgage Loans for the current calendar year. The Special Servicer shall be responsible for the filing of forms 1098, 1099 and 1099A and will provide all required information and data to the Owner necessary for the Owner to file forms 1041 and K-1 with respect to Transferred Mortgage Loans relating to the actual time periods for which the Special Servicer has serviced the Transferred Mortgage Loans. The Owner shall cause the Primary Servicer to provide copies of such forms to the Special Servicer or the Mortgagors upon request and shall cause the Primary Servicer to reimburse the Special Servicer for any costs or penalties incurred by the Special Servicer due to the Primary Servicer's failure to comply with this paragraph.

     Section 2.05.  Special Servicer Covenants Regarding Transfer of
                    ------------------------------------------------
Servicing of Transferred Mortgage Loans.
---------------------------------------

          (a)(i) Within five business days following a Transfer Date, the Special Servicer shall reimburse the Primary Servicer for all principal and interest and Servicing Advances made by such Primary Servicer with respect to any Transferred Mortgage Loan identified on such Notice of Transfer for which the Primary Servicer has not been reimbursed. Thereafter, such amounts shall be reimbursed to the Special Servicer in accordance with Section 3.04 hereof.

          (ii) The Special Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage of the transfer of the servicing thereto to the Special Servicer.

          (iii) The Special Servicer shall be responsible for the preparation and costs associated with notifications to Mortgagors sent by the Special Servicer, with respect to the assumption of servicing by the Special Servicer. The Special Servicer shall not be responsible for the preparation and costs associated with notifications to Mortgagors sent by a Primary Servicer with respect to assumption of servicing by the Special Servicer.

          (b) The Special Servicer, with the Owner and the Primary Servicers, in order to accomplish any provision contained herein, shall take any steps reasonably necessary, including, but not limited to (i) executing, acknowledging and delivering all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required in order to accomplish any provision herein, (ii) facilitating and completing the transfer of any Servicing File with respect to any Transferred Mortgage Loan from a Primary Servicer to the Special Servicer, (iii) entering into and performing under any Reconstitution Agreement and (iv) remitting to a Primary Servicer any principal and interest or Servicing Advance made by such Primary Servicer with respect to a
Transferred Mortgage Loan for which such Primary Servicer has not been reimbursed. All costs and expenses incurred by compliance with Section 2.05(b), (i) through (iv) shall be the responsibility of the Owner or the Primary Servicer, as applicable, and all costs incurred by compliance with
Section 2.05(b), (iv) shall be the responsibility of the Special Servicer.

     Section 2.06.  Custodial Agreement.
                    -------------------
          Pursuant to the applicable Custodial Agreement, the Owner shall deliver and release to the related Custodian on or prior to each Transfer Date those Mortgage Loan documents required by the applicable Custodial Agreement with respect to each Transferred Mortgage Loan, a list of which is set forth in Section 2 of the applicable Custodial Agreement. In the event of any conflict, inconsistency or discrepancy between any of the provisions of this Agreement and any of the provisions of the applicable Custodial Agreement, the provisions of this Agreement shall control and be binding upon the Owner and the Special Servicer.

          Prior to each Transfer Date, the related Custodian shall have certified its receipt of all such Mortgage Loan documents required to be delivered pursuant to the applicable Custodial Agreement, as evidenced by the Initial Certification of the related Custodian in the form annexed to the applicable Custodial Agreement. The Owner shall be responsible for, as and when due, any and all initial document review fees, initial and final certification fees and recertification fees and any costs associated with correcting any deficiencies identified in connection with such review(s). The Owner shall be responsible for maintaining the applicable Custodial Agreement with respect to the Transferred Mortgage Loans and shall pay all other fees and expenses of the related Custodian including but not limited to, (i) any and all annual and warehousing fees, (ii) any and all termination fees in the event the related Custodian is terminated by the Special Servicer, except that the Owner shall pay such termination fees in the event the related Custodian is terminated pursuant to the Owner's request and (iii) any and all fees due in connection with the deposit or retrieval of a Transferred Mortgage Loan document or documents.

          The Special Servicer shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Transferred Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Special Servicer shall provide the related Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within thirty days after such certified document is returned from such public recording office.

                                 ARTICLE III

                 SERVICING OF THE TRANSFERRED MORTGAGE LOANS

     Section 3.01.  Special Servicer to Service Transferred Mortgage Loans.
                    ------------------------------------------------------

          (A) Acting directly or through one or more subservicers as provided in Section 8.03 hereof, the Special Servicer, as an independent contractor, shall service and administer the Transferred Mortgage Loans from and after the related Transfer Date on behalf of the Owner in accordance with the terms of this Agreement and the respective Transferred Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that the Special Servicer, any subservicer or any affiliate of the Special Servicer or any subservicer may have with the related Mortgagor;

          (ii) the Special Servicer's obligation to make principal and interest advances or Servicing Advances; or

          (iii) the Special Servicer's or any subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

          The standards set forth in this Section 3.01(A) shall be defined herein as "Accepted Servicing Practices."

          (B) The Special Servicer shall (i) enforce each Mortgagor's obligations under the related Mortgage Loan to cause each Mortgaged Property to be insured against risks, hazards and liabilities as required by all applicable laws, regulations and Mortgage Loan Documents, in an amount at least equal to the lesser of (A) the full replacement cost of the improvements, and (B) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Owner from being deemed to be a co-insurer, and (ii) cause each REO Property to be insured against risks, hazards and liabilities, in an amount which is at least equal to the lesser of (A) the full replacement value of the improvements which are a part of such REO Property, and (B) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property; such insurance shall be obtained from an insurer having a "General Policy Rating" of A or better in Best's Key Rating Guide. The Special Servicer shall retain copies of all hazard insurance policies or certificates of insurance representing such coverage. In the event of an insured loss with respect to any Mortgaged Property, unless the Special Servicer has actual knowledge that the Mortgagor has filed such a claim with respect to a Mortgaged Property, the Special Servicer shall promptly file or cause to be filed a claim on the hazard insurance. In the case of a Mortgaged Property, the Special Servicer shall apply or disburse all insurance proceeds in accordance with the terms and provisions of the Mortgage Loans and this Agreement, and, in the case of a REO Property, the Special Servicer shall apply or disburse all insurance proceeds in accordance with the instructions of Owner, in each case net of any amounts due to Special Servicer as otherwise provided herein. The Special Servicer shall, where the Mortgagor fails or refuses to maintain insurance on the Mortgaged Property in accordance with the applicable Mortgage Loan (or to pay escrows sufficient therefor, as the case may be), subject the Mortgaged Property to the coverage of its "force-placed" hazard insurance policy with such deductible as the Special Servicer maintains for similar
mortgaged properties serviced for itself and for others.   The amount
of any premiums to the Special Servicer resulting from obtaining such coverage shall be treated as a Servicing Advance hereunder. The Owner shall be solely responsible for the amount of the deductible in the event of any loss and the Special Servicer shall have no liability to Owner therefor.

          Subject to the preceding paragraph, the Special Servicer shall, at its own expense, keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Special Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Special Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Special Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Special Servicer.

          Notwithstanding the foregoing paragraph, the Owner and the Special Servicer hereby agree as follows:

          (a) The Owner or the Owner's designee shall prepare and record all Assignments of Mortgage and powers of attorney, and shall pay the recording costs associated therewith. The Special Servicer shall track such Assignments of Mortgage, with respect to Transferred Mortgage Loans, to ensure they have been recorded.

          (b) The Special Servicer shall utilize its internal tax services and will bear the expense of any outside tax services, if utilized; provided, however, in accordance with Accepted Servicing Practices, if the Special Servicer uses outside tax services, the cost of such services, so long as such cost is reasonable, shall be paid by the Owner.

          (c) The Special Servicer shall retain all Ancillary Income with respect to Transferred Mortgage Loans.

          (d) Notwithstanding the foregoing, at any time and from time to time, the Owner may at its election terminate this Agreement with respect to any Transferred Mortgage Loan or REO Property as provided by Section 9.02.

          Consistent with and subject to Accepted Servicing Practices and the terms of this Agreement, the Special Servicer may waive, modify or vary any term of any Transferred Mortgage Loan. or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor. Without limiting the generality of the foregoing, the Special Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Transferred Mortgage Loans and with respect to the related Mortgaged Properties. If reasonably required by the Special Servicer, the Owner shall furnish the Special Servicer with any powers of attorney and other documents necessary or appropriate to enable the Special Servicer to carry out its servicing and administrative duties under this Agreement.

     Section 3.02.  Collection of Mortgage Loan Payments.
                    ------------------------------------

          Continuously from the related Transfer Date until the date each Transferred Mortgage Loan ceases to be subject to this Agreement, the Special Servicer shall proceed diligently to collect all payments due under each of the Transferred Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Transferred Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 3.03.  Establishment of and Deposits to Custodial Account.

                    --------------------------------------------------

          The Special Servicer shall segregate and hold all funds collected and received pursuant to the Transferred Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "(Special Servicer), in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. _______, and various Mortgagors". The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account shall at all times be fully insured by the FDIC and any amounts therein may be invested in Eligible Investments subject to the provisions of Section 3.09 hereof. Funds deposited in the Custodial Account may be drawn on by the Special Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit C hereto. A copy of such certification shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

          The Special Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Special Servicer in the Special Servicer's lock-box and payments required to be made by the Special Servicer after the related Transfer Date:

               (i) all payments on account of principal on the Transferred Mortgage Loans, including all Principal Prepayments;

               (ii) all payments on account of interest on the Transferred Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

               (iii)  all Net Liquidation Proceeds;

               (iv)   all Net Insurance Proceeds;

               (v)    any  amount required to be deposited in the  Custodial
     Account;

               (vi) any amounts required to be deposited by the Special Servicer in connection with the deductible clause in any blanket hazard insurance policy; and

               (vii) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds.

          Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Special Servicer and the Special Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Special Servicer.

     Section 3.04.  Permitted Withdrawals From Custodial Account.
                    --------------------------------------------

          The Special Servicer shall, from time to time, withdraw funds from the Custodial Account (without implication) for the following purposes:

               (i) to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

               (ii) to reimburse itself for unreimbursed advances of the Special Servicer's funds made pursuant to Section 2.05 hereof and for any unreimbursed Servicing Advances, the Special Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to either
     (x) amounts received on the related Transferred Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Special Servicer's right thereto shall be prior to the rights of the Owner or (y) any other amounts in the Collection Account in the event that such advances have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Transferred Mortgage Loan or REO Property after a final determination has been made as to what amounts have been or will be recovered, it being understood that for those Transferred Mortgage Loans in foreclosure, the Owner shall reimburse the Special Servicer for Servicing Advances and advances made pursuant to Section 2.05 hereof through the completion of the sale of the defaulted Mortgage Loan, or the foreclosure and disposition of the REO Property. If the disposition of a Transferred Mortgage Loan results in the Special Servicer not recovering all of the foregoing sums, the Owner shall be responsible for reimbursing to the Special Servicer a sum equal to such non-recovered
     amount.     In  the  event   that  a  Transferred  Mortgage   becomes  a
     Reconstituted Mortgage Loan, pursuant to the related Reconstitution Agreement, the Special Servicer shall be able to recover unreimbursed advances from the related Custodial Account prior to payments to be made to certificateholders;

               (iii)   to  pay  itself  any   unpaid Transferred Mortgage Loan
     Servicing Fees, it being understood that for those Transferred Mortgage Loans in foreclosure, the Owner shall reimburse the Special Servicer for Transferred Mortgage Loan Servicing Fees through the completion of the sale of the defaulted Mortgage Loan or the foreclosure and disposition of the REO Property. If the disposition of a Transferred Mortgage Loan results in the Special Servicer not recovering all of the foregoing sums, the Owner shall be responsible for reimbursing to the Special Servicer a sum equal to such non-recovered amount;

               (iv) to pay itself interest on funds deposited in the Custodial Account;

               (v) to clear and terminate the Custodial Account upon the termination of this Agreement;

               (vi) to transfer funds to another Qualified Depository in accordance with Section 3.09 hereof;

               (xii) to invest funds in certain Eligible Investments in accordance with Section 3.09 hereof; and

               (viii) to  withdraw  amounts   erroneously  deposited  into   the
     Custodial Account.

     Section 3.05.  Establishment of and Deposits to Escrow Account.
                    -----------------------------------------------

          The Special Servicer shall segregate and hold all funds collected and received pursuant to a Transferred Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "(Special Servicer), in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. _______, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Special Servicer in accordance with
Section 3.06. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit D hereto. A copy of such certification shall be furnished to the Owner and, upon request, to any subsequent owner of the Transferred Mortgage Loans.

          The Special Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

               (i)    all  Escrow  Payments   collected  on   account  of   the
     Transferred Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

               (ii)   all   amounts   representing   Insurance   Proceeds   or
     Liquidation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property relating to a Transferred Mortgage Loan.

          The Special Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Special Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Special Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.06.  Permitted Withdrawals From Escrow Account.
                    -----------------------------------------

          Withdrawals from the Escrow Account or Accounts may be made by the Special Servicer only:

               (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, homeowners association charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

               (ii) to reimburse the Special Servicer for any Servicing Advance made by the Special Servicer with respect to a related Transferred Mortgage Loan, but only from amounts received on the related Transferred Mortgage Loan which represent late collections of Escrow Payments thereunder;

               (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Transferred Mortgage Loan;

               (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Transferred Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

               (v)    for  application   to  restoration  or  repair   of  the
     Mortgaged Property in accordance with Accepted Servicing Practices;

               (vi) to pay to the Special Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

               (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

     Section 3.07.  Notification of Adjustments.
                    ---------------------------

          With respect to each adjustable rate Transferred Mortgage Loan, the Special Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Special Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Special Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Such data provided by the Special Servicer shall be in a form acceptable to the Owner and shall be provided by the Special Servicer within a reasonable period of time subsequent to such request. Upon the discovery by the Special Servicer or the receipt of notice from the Owner that the Special Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Special Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby. Any such losses, to the extent resulting from the conveyance of incorrect data to the Special Servicer from any Primary Servicer or any previous servicer, as the case may be, shall not be the responsibility of the Special Servicer.

     Section 3.08.  Completion and Recordation of Assignment of Mortgage.
                    ----------------------------------------------------

          To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Owner's expense at the direction of the Owner. At the Owner's direction, the Special Servicer shall cause to be made the endorsements on the Mortgage Note, the Assignment of Mortgage and the assignment of security agreement.

     Section 3.09.  Protection of Accounts.
                    ----------------------

          The Special Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Owner, which consent shall not be withheld unreasonably.

          The Special Servicer shall bear any expenses, losses or damages sustained by the Owner if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

          Amounts on deposit in the Custodial Account may at the option of the Special Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be
                                --------------
obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Special Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on
such Remittance Date.   Any such Eligible Investment  shall be made in the
name of the Special Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Special Servicer and may be withdrawn at any time by the Special Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Special Servicer out of its own funds immediately as realized.

           Section 3.10.  Default Management Provisions.
                          -----------------------------

          (a)  Default Management Responsibilities:  Subject only to Accepted
               -----------------------------------
Servicing Practices and the Decision Matrix attached hereto as Exhibit I, the Special Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, Special Servicer is hereby authorized and empowered by Owner (if, in the Special Servicer's reasonable judgment, such action with respect to the Transferred Mortgage Loans and/or the Mortgaged Properties is in the best interests of Owner in accordance with, or is required by, this Agreement, and subject to Accepted Servicing Practices and the Decision Matrix) to take the following actions (without limitation (i) prepare, execute and deliver, on behalf of the Owner at its expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and, subject to the remaining terms and provisions of this Section, modifications, waivers (including, without limitation, waivers of any late payment charge in connection with any delinquent payment on a Transferred Mortgage Loan), consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related servicing file; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other Transferred Mortgage Loan documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of the Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action.

          (b)  Alternatives to Foreclosure:
               ---------------------------

          (i)    Repayment Plan and Forbearance Agreement.  If the Special
                 ----------------------------------------
Servicer pursues a repayment plan in respect of a Transferred Mortgage Loan pursuant to the authority granted to the Special Servicer by the terms and provisions of Section 3.10 (a) above, the Special Servicer will negotiate an agreement with the Mortgagor for repayment of the delinquent payments over a period and for forbearance from foreclosure during the term of such agreement. If such Mortgagor shall at any time be in default under any such agreement, the Special Servicer shall promptly proceed with foreclosure proceedings in accordance with Section 3.10 (c) hereof (while simultaneously pursuing other resolution strategies). The Special Servicer shall retain any fees paid by the Mortgagor in connection with such repayment plan or forbearance agreement as Ancillary Income.

          (ii)   Suit Against the Mortgagor; Garnishments, Etc.:  If the
                 ----------------------------------------------
Special Servicer determines in accordance with Accepted Servicing Practices and this Agreement that it would be prudent to file suit against a Mortgagor rather than to seek foreclosure, the Special Servicer may file suit against a Mortgagor directly to recover the indebtedness, to seek a garnishment of wages, to seek a temporary restraining order and/or temporary and/or permanent injunction, and/or to seek any other relief available at law or in equity against the Mortgagor. Additionally, if the circumstances warrant same and applicable law so permits, the Special Servicer may file any such suit while simultaneously seeking nonjudicial or judicial foreclosure or may seek such relief in the same action as that filed to seek a judicial foreclosure.

          (iii)   Pre-Sale.  In order to avoid foreclosure, the Special
                  --------
Servicer may (pursuant to the authority granted to the Special Servicer by the terms and provisions of Section 3.10 (a) above) attempt (i) to effect a sale of the Mortgaged Property (including causing the Mortgaged Property to be listed for sale with a real estate broker) or (ii) to effect an assumption or prepayment of the Mortgage Loan, with the Mortgagor's cooperation, and, if appropriate, enter into an agreement with the Mortgagor regarding payment of any deficiency (a "Pre-Sale"). The Special Servicer, or any of its affiliates, may act as a broker on behalf of the Mortgagor. The Owner acknowledges that if the Special Servicer or any affiliate of the Special Servicer has accepted a listing agreement with a Mortgagor in connection with such sale or assumption, the Special Servicer or such affiliate, acting in such capacity, is legally obligated to present all offers to purchase the Mortgaged Property or assume the Mortgage Loan to the Mortgagor and will negotiate a sale of the Mortgaged Property or assumption of the Transferred Mortgage Loan pursuant to the instructions from the Mortgagor. The proceeds of any Pre-Sale distributable to the Owner pursuant to and subject to the distribution priorities set forth in this Agreement will reflect reductions for customary and reasonable costs of closing, including brokerage commissions, make-ready expenses, title insurance, financing costs, recording fees, transfer taxes, tax certificates, title and closing agent fees and pro-rated items, that will reduce the proceeds of sale payable to the Owner.

          (iv) Sale of Distressed Mortgage Loan.  The Special Servicer may
               --------------------------------
effect a sale of a Distressed Mortgage Loan or Severely Delinquent Mortgage Loan to a third party.

          (v)  Modification.  If the Special Servicer pursues a modification
               ------------
of a Transferred Mortgage Loan pursuant to the authority granted to the Special Servicer by the terms and provisions of Section 3.10 (a) above, the Special Servicer will negotiate and execute Mortgage Loan modification documents on behalf of the Owner in accordance with Accepted Servicing Practices. The Special Servicer shall retain any fees paid by the Mortgagor in connection with such modification as Ancillary Income.

          (vi) Discounted Payoff.  The Special Servicer may (pursuant to the
               -----------------
authority  granted to the  Special Servicer  by the  terms and  provisions of
Section 3.10 (a) above), subject to the Decision Matrix, accept a discounted payoff of a Transferred Mortgage Loan. The Special Servicer, or any of its affiliates, may provide new financing to the Mortgagor to facilitate such discounted payoff provided that the Special Servicer obtains the Owner's
prior  written  consent   with  respect  thereto.    The  Owner acknowledges
that if the Special Servicer provides such financing, the Special Servicer may receive fees from the Mortgagor in connection therewith and the Owner will not be entitled to any such fees to the extent that such fees are customary and reasonable.


          (vii)     Deed in Lieu of Foreclosure.  If the Special Servicer
                    ---------------------------
pursues a deed in lieu of foreclosure pursuant to the authority granted to the Special Servicer by the terms and provisions of Section 3.10 (a) above, the Special Servicer will retain counsel to prepare appropriate documentation, execute and deliver such documentation on behalf of the Owner and may enter into an agreement with Mortgagor regarding payment of any deficiency. The actions described herein shall be taken by the Special Servicer in accordance with Accepted Servicing Practices or otherwise with the consent of the Owner. Title to such Mortgaged Property may be taken in the name of the Owner or its designee. Notwithstanding anything to the contrary contained herein, in connection with a deed in lieu of foreclosure, in the event the Special Servicer has reasonable cause to believe that a Mortgaged Property is an Environmental Problem Property as described in
Section 3.10 (g) hereof, the Special Servicer shall notify the Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to the Owner regarding handling such Environmental Problem Property and carry out the recommendation unless otherwise directed by the Owner in writing within five (5) Business Days after the Owner's receipt of such notice. In no event will the Special Servicer be required to acquire record title to an Environmental Problem Property. The Special Servicer will provide the services described in Section 3.10 (g) with respect to each Mortgaged Property for which a deed in lieu of foreclosure is received by the Special Servicer.

          (viii)    Priority; Insurance Claims.  The Special Servicer will
                    --------------------------
be responsible for retaining counsel on behalf of the Owner to advise the Special Servicer whether any proposed relief for the Mortgagor pursuant to this Section 3.10 (b) will adversely affect claims against any other Mortgagor or the priority of the lien securing the Mortgage Loan. The Special Servicer shall consider the effect of such relief on the priority of the lien and claims against other Mortgagors in acting hereunder.

          (ix) Monitoring.  The Special Servicer will be responsible for
               ----------

monitoring compliance with a repayment plan, modification agreement, agreement regarding payment of a deficiency or other agreement entered into pursuant to this Section 3.10 (b) regarding payments in respect of a Mortgage Loan, and sending appropriate reminder notices to the Mortgagor or other appropriate Person.

          (c)  Foreclosure.  If the Special Servicer reasonably determines
               -----------
that foreclosure is appropriate with respect to a Mortgage Loan (including if it determines that foreclosure is appropriate in conjunction with or as an alternative to collection efforts and default management services hereunder), the Special Servicer will (pursuant to the authority granted to the Special Servicer by the terms and provisions of Section 3.10 (a) above) retain an attorney and supervise the conduct of the foreclosure proceeding. If the Mortgaged Property is acquired in the foreclosure proceeding, the Special Servicer may acquire the Mortgaged Property in the name of the Owner or its designee (as specified by the Owner), and the Special Servicer shall commence providing property management and disposition services as provided in Section 3.10 (f). Notwithstanding, anything to the contrary contained herein, in connection with a foreclosure, in the event the Special Servicer has reasonable cause to believe that a Mortgaged Property is an Environmental Problem Property as described in Section 3.10 (g) hereof, the Special Servicer shall notify the Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to the Owner regarding handling the Environmental Problem Property and carry out the recommendation unless otherwise directed by the Owner in writing within five (5) Business Days after the Owner's receipt of such notice. In no event will the Special Servicer be required to acquire record title to an Environmental Problem Property. If the Special Servicer elects to proceed with a foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after such foreclosure or if the Special Servicer determines, in accordance with Accepted Servicing Practices, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure to the Owner of pursuing the deficiency judgment.

          (d)  Bankruptcy of Mortgagor.  If the Special Servicer has actual
               -----------------------
knowledge  that  a Mortgagor  is  the  subject  of  a  proceeding  under  the
Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property, the Special Servicer will (pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.10 (a) above) retain an attorney to pursue claims to payment on the Mortgage Loan and foreclosure on the Mortgaged Property. If the Mortgaged Property is acquired in an insolvency proceeding it shall be acquired in the name of the Owner or its designee.

          (e)  Decision Matrix.  The Special Servicer shall be authorized to
               ---------------
do or cause to be done any and all things in connection with the Transferred Mortgage Loans and related Mortgaged Properties in accordance with Accepted Servicing Practices and the terms and provisions of this Article III as limited by the matrix (the "Decision Matrix") attached hereto and made a part hereof for all purposes as Exhibit I.

          (f)  Property Management and Disposition Responsibilities.  With
               ----------------------------------------------------
respect to each Mortgaged Property that becomes an REO Property, the Special Servicer shall, in accordance with Accepted Servicing Practices, provide property management and disposition services with respect to such REO Property, including analysis of sale and leasing potential of such REO Property, leasing and collection of rents, property management (including maintenance and repairs to such REO Property to render it leasable or salable), Escrow Account administration for payment of Escrow Payments and property sales.

          (g)  Environmental Problems.  If the Servicer hereafter becomes
               ----------------------
aware that a Mortgaged Property is in violation of any environmental law, rule or regulation (an "Environmental Problem Property"), the Special Servicer will notify the Owner of the existence of the Environmental Problem Property. Additionally, the Special Servicer shall set forth in such notice a description of such problem, a recommendation to the Owner relating to the proposed action regarding the Environmental Problem Property and the Special Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the Owner in writing within five (5) Business Days after the Owner's receipt of such notice. If the Special Servicer has reason to believe that a Mortgaged Property is in violation of any environmental law, rule or regulation (e.g., the Special Servicer obtains a broker's price opinion which reveals the potential for such problem), the Special Servicer will not accept a deed-in-lieu of foreclosure upon any such Mortgaged Property without first obtaining a preliminary environmental investigation for the Mortgaged Property satisfactory to the Owner.

                                  ARTICLE IV

                              PAYMENTS TO OWNER

          Section 4.01.  Remittances.
                         -----------
          On each Remittance Date the Special Servicer shall remit by wire transfer of immediately available funds to the Owner all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04).

          With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such payment was due, the Special Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Special Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Special Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Special Servicer. The Special Servicer shall have no advancing obligations with respect to principal and/or interest on the Transferred Mortgage Loans, other than with respect to a Reconstitution Agreement as described herein.

     Section 4.02.  Statements to Owner.
                    -------------------
          Not later than the Remittance Date, the Special Servicer shall furnish to the Owner a monthly remittance advice containing such information in the form of FNMA form 2010 and any other information mutually agreed upon by the Special Servicer and the Owner and any REO reports, foreclosure reports and any reports reasonably requested by the Owner) in hard copy and electronic medium mutually acceptable to the parties as to the accompanying remittance and the period ending on the preceding Determination Date.

          In addition, not more than 60 days after the end of each calendar year, commencing December 31, 1997, the Special Servicer shall furnish to the Owner at any time during such calendar year sufficient information for the Owner to file tax reports.

          Such obligation of the Special Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Special Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

          The Special Servicer shall prepare and file IRS forms 1098, 1099 and 1099A (and will provide all data and information necessary for the Owner to file forms 1041 and K-1) for all time periods that the Special Servicer actually services any Transferred Mortgage Loans during the term of this Agreement. In addition, the Special Servicer shall provide the Owner with such information concerning the Transferred Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

                                  ARTICLE V

                         GENERAL SERVICING PROCEDURES

          Section 5.01  Servicing Compensation.
                        ----------------------
          As consideration for servicing the Transferred Mortgage Loans subject to this Agreement, the Special Servicer shall be entitled to the following Transferred Mortgage Loan Servicing Fees, as applicable.

          (a)  Base Servicing Fee and Special Servicing Fee.  The Special
               --------------------------------------------
Servicer shall (A) retain the Base Servicing Fee equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the outstanding principal balance of such Transferred Mortgage Loan during any month or part thereof and (B) be paid the Special Servicing Fee equal to $166 per month per Transferred Mortgage Loan, for a period of two months, on the first day of each such month following the related Transfer Date. The Base Servicing Fee shall be payable monthly, computed on the basis of the outstanding principal balance of Transferred Mortgage Loans subject to this Agreement. The obligation of the Owner to pay the Base Servicing Fee is limited to, and such Base Servicing Fee is payable solely from, the interest portion (including recoveries with respect to late payments, Insurance Proceeds and/or Liquidation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payment collected by the Special Servicer, or as otherwise provided under this Agreement. To the extent such amount is not sufficient to cover the Base Servicing Fee, the Special Servicer shall send to the Owner an invoice detailing the amount of the unpaid Base Servicing Fee owed to the Special Servicer and the Owner shall pay such amount to the Special Servicer within 20 Business Days of receiving such an invoice. Any Special Servicing Fee due following a Reconstitution Date shall be payable from cash flows after payments are made to any senior certificateholders and after funds required for overcollateralization have been made. Such Special Servicing Fee will be paid to the Special Servicer prior to any payment to be made to a residual holder pursuant to any Reconstitution Agreement. If such funds are not sufficient to make a required Special Servicing Fee payment, such fee will be paid from the Owner's funds upon presentation from the Special Servicer to the Owner documentation evidencing such amounts.

          (b)  Extended Special Servicing Fee.  If a Transferred Mortgage
               ------------------------------
Loan becomes a Severely Delinquent Mortgage Loan, the Special Servicer shall receive the Extended Special Servicing Fee equal to $166 per Transferred Mortgage Loan for an additional twelve months following the date on which such Transferred Mortgage Loan becomes a Severely Delinquent Mortgage Loan regardless of the ultimate disposition of such Transferred Mortgage Loan. After the Special Servicer is eligible to receive the Extended Special
Servicing Fee with respect to a Severely Delinquent Mortgage Loan, the Special Servicer shall not be entitled to any other Transferred Mortgage Loan Servicing Fee other than the Base Servicing Fee and an Incentive Fee, if applicable, with respect to such Severely Delinquent Mortgage Loan. The Special Servicer shall never be eligible to receive another Extended Special Servicing Fee with respect to a Transferred Mortgage Loan for which it has already received such a fee. Any Extended Special Servicing Fee due following a Reconstitution Date shall be payable from cash flows after payments are made to any senior certificateholders and after funds required for overcollateralization have been made. Such Extended Special Servicing Fee will be paid to the Special Servicer prior to any payment to be made to a residual holder pursuant to any Reconstitution Agreement. If such funds are not sufficient to make a required Extended Special Servicing
Fee payment, such fee will be paid from the Owner's funds upon presentation from the Special Servicer to the Owner documentation evidencing such amounts.

          (c)  Incentive Fee.  The Special Servicer will be entitled to an
               -------------
Incentive Fee upon the conversion of a Severely Delinquent Loan to a Resolved Loan (other than as a result of a refinancing of such Transferred Mortgage Loan by the Special Servicer). Such Incentive Fee will be paid upon the Conversion Date solely from the proceeds of such conversion or, if such proceeds from such conversion are not sufficient to cover the Incentive Fee in any month, from the proceeds of conversions of Severely Delinquent Loans to Resolved Loans in subsequent months.

          With respect to any Transferred Mortgage Loan that meets the definitional requirements of a Reinstated Mortgage Loan or a Modified Mortgage Loan, other than the requirement that the Mortgagor make three consecutive payments at or above the contractually required amount, before such Mortgage Loan becomes a Severely Delinquent Loan, the Special Servicer will not be entitled to the Incentive Fee if such a loan were to subsequently meet the definitional requirements of a Reinstated Loan or a Modified Mortgage Loan and become a Resolved Loan.

          (d)  Additional Mortgage Loans.  With respect to any Additional
               -------------------------
Mortgage Loan, the Owner and the Special Servicer mutually agree that the servicing compensation provided to the Special Servicer shall be as set forth in this Section 5.01.

          The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.


                                  ARTICLE VI

                         REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS


     Section 6.01.  Representations, Warranties and Agreements of the Special
                    ---------------------------------------------------------
Servicer.
--------
          The Special Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Owner as of each Transfer Date:

          (a)  Due Organization and Authority.  The Special Servicer is a
               ------------------------------
federal savings bank duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Special Servicer, and in any event the Special Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Special Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Special Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Special Servicer and all requisite action has been taken by the Special Servicer to make this Agreement valid and binding upon the Special Servicer in accordance with its terms;

          (b)  Ordinary Course of Business.  The consummation of the
               ---------------------------
transactions contemplated by this Agreement are in the ordinary course of business of the Special Servicer;

          (c)  No Conflicts.  Neither the execution and delivery of this
               ------------
Agreement, the acquisition of the servicing responsibilities by the Special Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Special Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Special Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, or impair the ability of the Special Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d)  Ability to Perform.  The Special Servicer does not believe,
               ------------------
nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Special Servicer is solvent and the transfer of servicing responsibilities to the Special Servicer hereunder is not undertaken to hinder, delay or defraud any of the Special Servicer's creditors;

          (e)  No Litigation Pending.  There is no action, suit, proceeding
               ---------------------
or investigation pending or threatened against the Special Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Special Servicer, or in any material impairment of the right or ability of the Special Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Special Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement;

          (f)  No Consent Required.  No consent, approval, authorization or
               -------------------
order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement, or if required, such approval has been obtained prior to each Transfer Date;

          (g)  Ability to Service.  The Servicer is an approved
               ------------------
seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either FNMA or FHLMC eligibility requirements or which would require notification to any of FNMA or FHLMC;

          (h)  No Untrue Information.  No representation or warranty made by
               ---------------------
the Special Servicer pursuant to this Section 6.01 contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

          (i)  No Commissions to Third Parties.  The Special Servicer has not
               -------------------------------
dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Owner.

          (j)  Insured Depository Institution Representations.  Special
               ----------------------------------------------
Servicer  is an "insured  depository institution" as that  term is defined in
Section 1813(c)(2) of Title 12 of the United States Code, as amended, and accordingly, Special Servicer makes the following additional representations and warranties:

               (i)   This  Agreement   between  Owner  and   Special  Servicer
     conforms to all applicable statutory and regulatory requirements; and

               (ii) This Agreement is (1) executed contemporaneously with the agreement reached by Owner and Special Servicer, (2) approved by a specific corporate or banking association resolution by the Special Servicer's board of directors, which approval shall be reflected in the minutes of said board, and (3) an official record of the Special Servicer. A copy of such resolution, certified by a vice president or higher officer of Special Servicer has been provided to Owner.

     Section 6.02.  Remedies for Breach of Representations and Warranties of
                    --------------------------------------------------------
the Special Servicer.
--------------------

          It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Special Servicer to perform the servicing responsibilities under this Agreement and shall inure to the benefit of the Owner. Upon discovery by either the Special Servicer or the Owner of a Breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Special Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Owner (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

          Within 60 days of the earlier of either discovery by or notice to the Special Servicer of any Breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Special Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Special Servicer shall use its Best Efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Special Servicer shall, at the Owner's option, assign the Special Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor standby servicer, subject to the approval of the Owner, which approval shall be in the Owner's sole discretion. Such assignment shall be made in accordance with Section 10.01.

          In addition, the Special Servicer shall indemnify the Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Special Servicer representations and warranties contained in this Agreement. It is understood and agreed that the obligation of the Special Servicer to indemnify the Owner pursuant to this Section 6.02 constitutes the sole remedy of the Owner respecting a breach of the foregoing representations and warranties.

          Any cause of action against the Special Servicer relating to or arising out of the Breach of any representations and warranties made in
Section 6.01 shall accrue upon (i) discovery of such Breach by the Special Servicer or notice thereof by the Owner to the Special Servicer, (ii) failure by the Special Servicer to cure such Breach within the applicable cure period, and (iii) demand upon the Special Servicer by the Owner for compliance with this Agreement.

     Section 6.03.  Representations and Warranties of the Owner.
                    -------------------------------------------
          The Owner, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Special Servicer as of each Transfer Date:

          (a)  Due Organization and Authority.  The Owner is a Delaware
               ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted; the Owner has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Owner and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Owner; and all requisite corporate action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms;

          (b)  Ordinary Course of Business.  The consummation of the
               ---------------------------
transactions contemplated by this Agreement are in the ordinary course of business of the Owner;

          (c)  No Conflicts.  Neither the execution and delivery of this
               ------------
Agreement, the conveyance of the servicing responsibilities to the Special Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a Breach of any of the terms, conditions or provisions of the Owner's charter or by-laws or any legal restriction or any agreement or instrument to which the Owner is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject, or impair the value of the servicing contract consummated hereby;

          (d)  Ability to Perform.  The Owner does not believe, nor does it
               ------------------
have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (e)  No Litigation Pending.  There is no action, suit, proceeding
               ---------------------
or investigation pending or threatened against the Owner which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Owner, or in any material impairment of the right or ability of the Owner to carry on its business substantially as now conducted, or in any material liability on the part of the Owner, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Owner contemplated herein, or which would be likely to impair materially the ability of the Owner to perform under the terms of this Agreement;

          (f)  No Consent Required.  No consent, approval, authorization or
               -------------------
order of any court or governmental agency or body is required for the execution, delivery and performance by the Owner of or compliance by the Owner with this Agreement, or if required, such approval has been obtained prior to each Transfer Date;

          (g)  Ownership.  The Owner is the sole owner and holder of the
               ---------
Mortgage Loans;

          (h)  No Untrue Information.  No representation or warranty made by
               ---------------------
the Owner pursuant to this Section 6.03 contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

          (i)  No Commissions to Third Parties.  The Owner has not dealt with
               -------------------------------
any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Special Servicer.

     Section 6.04.  Remedies for Breach of Representations and Warranties of
                    --------------------------------------------------------
the Owner.
---------

          It is understood and agreed that the representations and warranties set forth in Section 6.03 shall survive the engagement of the Special Servicer to perform the standby servicing responsibilities as of any Transfer Date and the delivery of Servicing Files to the Special Servicer and shall inure to the benefit of the Special Servicer. Upon discovery by either the Special Servicer or the Owner of a Breach of any of the foregoing representations and warranties which materially and adversely affects the value of the servicing contract established herein or the interest of the Special Servicer, the party discovering such Breach shall give prompt written notice to the other.

          Within 60 days of the earlier of either discovery by or notice to the Owner of any Breach of a representation or warranty set forth in Section
6.03 which materially and adversely affects the value of the servicing contract, the Owner shall use its Best Efforts promptly to cure such Breach in all material respects.

          The Owner shall indemnify the Special Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Owner representations and warranties contained in this Agreement. It is understood and agreed that the obligation of the Owner to indemnify the Special Servicer pursuant to this
Section 6.04 constitutes the sole remedy of the Special Servicer respecting a Breach of the foregoing representation and warranties.

          Any cause of action against the Owner relating to or arising out of the Breach of any representations and warranties made in Section 6.03 shall accrue upon (i) discovery of such Breach by the Owner or notice thereof by the Special Servicer to the Owner, (ii) failure by the Owner to cure such Breach within the applicable cure period, and (iii) demand upon the Owner by the Special Servicer for compliance with this Agreement.


                                 ARTICLE VII

                  WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

     Section 7.01. Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer or a Whole Loan Transfer on One or More Reconstitution Dates.

          The Owner and the Special Servicer agree that with respect to some or all of the Mortgage Loans, from time to time the Owner shall effect a Whole Loan Transfer and/or a Pass-Through Transfer, retaining the Special Servicer as the standby servicer thereof. On the related Reconstitution Date, the Mortgage Loans transferred shall continue to be covered by this Agreement.

          The Special Servicer shall cooperate with the Owner in connection with any Pass-Through Transfer or Whole Loan Transfer contemplated by the Owner pursuant to this Section 7.01. In that connection, the Special Servicer shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Special Servicer and Special Servicer's counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to the trustee, subject to any Reconstitution Agreement and/or the Owner: (i) any and all information and appropriate verification of information which may be reasonably available to the Special Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner shall reasonably request and at the Owner's expense; and (ii) such additional representations, warranties, covenants, opinions of counsel (at the Owner's expense), letters from auditors (at the Owner's expense), and certificates of public officials or officers of the Special Servicer as are reasonably believed necessary by the trustee, any master servicer, any rating agency or the Owner, as the case may be, in connection with such transactions. The Owner shall be responsible for reasonable and documented out-of-pocket costs of the Special Servicer in connection with the review of any Reconstitution Agreement by the Special Servicer.

          In the event that the Special Servicer enters into any Reconstitution Agreement in accordance with the provisions of this Section, the servicing of the applicable Mortgage Loans subject thereto shall be governed by the servicing provisions set forth therein. Such servicing provisions shall be substantially similar to the servicing provisions set forth herein or may provide for the Special Servicer (i) to service in accordance with FNMA, FHLMC or REMIC servicing, (ii) to service on a "scheduled/scheduled" basis and advance principal and interest payments through liquidation of each Mortgage Loan or until any such advances are deemed nonrecoverable, (iii) to pay up to 30 days' compensating interest on any prepayments of principal and interest (up to the amount of its monthly servicing fee) and (iv) to otherwise comply with any applicable REMIC or rating agency servicing requirements.

          In the event the Owner has elected to have an entity other than the Owner hold record title to the Mortgages, prior to a Reconstitution Date the Owner or its designee shall prepare an Assignment of Mortgage in blank from the Owner, acceptable to the trustee, for each Mortgage Loan that is part of a Whole Loan Transfer or Pass-Through Transfer and shall pay all preparation and recording costs associated therewith. At the expense of the Owner, the Special Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Special Servicer's receipt thereof.
Additionally, the Special Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all Reconstitution Agreements.

          All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer and any and all Mortgage Loans repurchased by the Owner pursuant to Section 7.02 below with respect to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

     Section 7.02. Additional Indemnification by the Special Servicer; Third Party Claims.

          The Special Servicer shall indemnify the Owner and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Special Servicer to perform its duties and service the Transferred Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section
7.01. The Special Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Transferred Mortgage Loans, shall promptly notify the trustee or other relevant third party with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim and follow any written instructions received from the Owner in connection with such claim. The Owner promptly shall reimburse the Special Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Special Servicer's indemnification pursuant to Section 6.02, or the failure of the Special Servicer to service and administer the Transferred Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement. In the event a dispute arises between the Special Servicer and the Owner with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all reasonable attorney's fees and other reasonable costs and expenses related to the adjudication of said dispute.

                                 ARTICLE VIII

                             THE STANDBY SERVICER

     Section 8.01.  Merger or Consolidation of the Special Servicer.
                    -----------------------------------------------

          The Special Servicer shall keep in full effect its existence, rights and franchises as a federal savings bank, and shall obtain and preserve its qualification to do business (or any exemption therefrom) in each jurisdiction in which such qualification (or exemption) is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Special Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Special Servicer shall be a party, or any Person succeeding to the business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a FNMA- and FHLMC-approved Servicer in good standing.

          Section 8.02.  Limitation on Liability of the Special Servicer and
                        ---------------------------------------------------
Others.
------

          Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Special Servicer or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to standby service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Special Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Special Servicer shall be entitled to reimbursement from the Owner for the reasonable legal expenses and costs of such action. Notwithstanding the foregoing, in no event shall the Special Servicer be liable to the Owner for indirect, consequential, punitive or loss-of-profit damages; provided, however, the Special Servicer shall indemnify the Owner for any losses with respect to punitive damages caused by the Special Servicer and incurred by the Owner from a final and non-appealable judgment from a court of competent jurisdiction in favor of a third party, provided that the Special Servicer has been provided with an opportunity to defend and control the litigation and that the Owner has not agreed to any settlement without the Special Servicer's prior written consent which consent shall not be unreasonably withheld. This Section 8.02 shall survive any termination of this Agreement.

     Section 8.03.  Limitation on Resignation and Assignment by the Special
                    -------------------------------------------------------
Servicer.
--------

          The Owner has entered into this Agreement with the Special Servicer and subsequent transferees of the Owner will purchase the Mortgage Loans in reliance upon the independent status of the Special Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Special Servicer shall not assign this Agreement or the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, which consent shall be granted or withheld in the sole discretion of the Owner.

          Except in connection with any termination permitted to be exercised by the Special Servicer in accordance with Section 9.02, the Special Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Special Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Special Servicer. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Special Servicer's responsibilities and obligations hereunder in the manner provided in Section 10.01.

          Without in any way limiting the generality of this Section 8.03, in the event that the Special Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 9.01, without any payment of any penalty or damages and without any liability whatsoever to the Special Servicer or any third party.

                                  ARTICLE IX

                                 TERMINATION

     Section 9.01.  Termination for Cause.
                    ---------------------

          (a) This Agreement shall be terminable at the sole option of the Owner, if any of the following events of default exist on the part of the Special Servicer:

               (i) any failure by the Special Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Owner; or

               (ii) failure by the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Owner; or

               (iii) to the extent that the Special Servicer is required to maintain a license, failure by the Special Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located; or

               (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or

               (vi)   the Special Servicer shall admit in writing its inability
     to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization
     statute,  make  an  assignment   for  the  benefit  of  its   creditors,
     voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

               (vii) the Special Servicer fails to maintain a minimum net worth of $25,000,000; or

               (viii) the Special Servicer, if it is an Insured Depository Institution, shall become the subject of a cease and desist order of the Appropriate Federal Banking Agency or interest into a memorandum of understanding, consent agreement or any similar agreement with the Appropriate Federal Banking Agency, any of which, would have or is purportedly the result of, any condition which would have a material adverse effect on the Mortgage Loans, the Special Servicer, or the Special Servicer's ability to service the Mortgage Loans as provided hereunder; or

               (ix) the Special Servicer shall fail to maintain its status as Well Capitalized; or

               (x) the Special Servicer attempts, without the consent of the Owner, to assign the standby servicing of the Mortgage Loans or the servicing of the Transferred Mortgage Loans or its right to servicing compensation hereunder or the Special Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

          In each and every such case, so long as an event of default shall not have been remedied, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Special Servicer, may terminate all the rights and obligations of the Special Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

          Upon receipt by the Special Servicer of such written notice, all authority and power of the Special Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Owner. Upon written request from the Owner, the Special Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Transferred Mortgage Loans and related documents, at the Special Servicer's sole expense. The Special Servicer shall cooperate with the Owner and such successor in effecting the termination of the Special Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Special Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Transferred Mortgage Loans.

          By a written notice, the Owner may waive any default by the Special Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 9.02.  Termination Without Cause.
                    -------------------------
          This Agreement shall terminate upon the earlier of: (a) the distribution of the final payment or liquidation proceeds on the last
Mortgage Loan to the Owner (or advances by the Primary Servicer or Special Servicer for the same), (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder or (c) any mutual or unilateral termination as hereinafter provided. In no event shall this Agreement terminate pursuant to this Section within six months of the date of this Agreement. Any termination pursuant to this Section 9.02 subsequent to such six month period but prior to six years from the date of this Agreement is subject to rating agency approval (with respect to Transferred Mortgage Loans subject to a Reconstitution Agreement) and a termination fee per Transferred Mortgage Loan and/or REO Property in an amount as the Special Servicer and the Owner shall mutually agree upon at the time of termination of this Agreement. On or after six years from the date of this Agreement but prior to ten years from the date of this Agreement, this Agreement may be terminated upon mutual consent of the Owner and the Special Servicer in writing. On or after ten years from the date of this Agreement, this Agreement may be terminated pursuant to sixty days notice by either party to the other.

          Any such notice of termination shall be in writing and delivered to the Special Servicer by registered mail to the address set forth at the beginning of this Agreement. The Owner and the Special Servicer shall comply with the termination procedures set forth in Sections 9.01 and 10.01 hereof.


                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

     Section 10.01.  Successor to the Special Servicer.
                     ---------------------------------
          Simultaneously with the termination of the Special Servicer's responsibilities and duties under this Agreement pursuant to Sections 6.02, 8.03, 9.01 or 9.02, the Owner shall (i) succeed to and assume all of the Special Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 8.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Special Servicer under this Agreement simultaneously with the termination of the Special Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Special Servicer under this Agreement without the consent of the Owner. In the event that the Special Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Special Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Special Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.01 and shall in no event relieve the Special Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Owner under
Section 6.02 and 7.02, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 7.02 shall be applicable to the Special Servicer notwithstanding any such resignation or termination of the Special Servicer, or the termination of this Agreement.

          Within 30 days of the appointment of a successor entity by the Owner, the Special Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage, with respect to Transferred Mortgage Loans, at the discretion of the Owner and, at the Owner's sole expense. The Special Servicer shall cooperate with the Owner and such successor in effecting the termination of the Special Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor standby servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Special Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Transferred Mortgage Loans.

          Any  successor  appointed   as  provided   herein  shall   execute,
acknowledge and deliver to the Special Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01, whereupon
such  successor shall become fully  vested  with   all  the  rights,
powers,   duties,  responsibilities, obligations and  liabilities of the
Special Servicer,  with like effect as if originally  named  as  a  party
to  this  Agreement.    Any  termination  or resignation of the Special
Servicer or termination of this Agreement pursuant to  Sections 6.02, 8.03,
9.01 or 9.02 shall not affect any claims that the Owner may have against the Special Servicer arising out of the Special Servicer's actions or failure to act prior to any such termination or resignation.

          The Special Servicer shall deliver promptly to the successor standby servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Special Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer.

          Upon a successor's acceptance of appointment as such, the Special Servicer shall notify by mail the Owner of such appointment in accordance with the procedures set forth in Section 10.06.

     Section 10.02.  Closing.
                     -------
          The closing for the engagement of the Special Servicer to perform the standby servicing responsibilities respecting Mortgage Loans shall take place on the Closing Date. At the Owner's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

          Each closing shall be subject to each of the following conditions:

          a) all of the representations and warranties of the Special Servicer and the Owner under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          b) the Owner and Special Servicer each shall have received, or the Owner's attorneys shall have received in escrow, all Closing Documents as specified in Section 10.03 hereof and the Closing Documents specified in (b), (c), (f) and (i) of
               Section 10.03 hereof, in such forms as are agreed upon and acceptable to the Special Servicer and the Owner, duly executed by all signatories other than the Owner as required pursuant to the respective terms thereof; and

          c) all other terms and conditions of this Agreement shall have been complied with and no default or Event of Default under this Agreement shall have occurred and be continuing for a period of 30 days or more prior to the Closing Date.

     Section 10.03.  Closing Documents.
                     -----------------

          The Closing Documents shall consist of fully executed originals of the following documents:

          d)   this Agreement;

          e) the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A,;

          f) with respect to each Transfer Date, a Notice of Transfer in the form of Exhibit B hereto;

          g) a Custodial Account Letter Agreement in the form of Exhibit C hereto;

          h) an Escrow Account Letter Agreement in the form of Exhibit D hereto;

          i) an Officer's Certificate of the Special Servicer, in the form of Exhibit E-1 hereto, including all attachments thereto, and with respect to subsequent Transfer Dates, an Officer's Certificate in the form of Exhibit E-2 hereto, including all attachments thereto;

          j) an Opinion of Counsel of the Special Servicer in the form of Exhibit G hereto;

          k) an Assignment of the applicable Custodial Agreement in the form of Exhibit F-3 hereto; and

          l) with respect to Additional Mortgage Loan Transfer Dates (i) a Mortgage Loan Schedule reflecting the Additional Mortgage Loans to be serviced by the Special Servicer and a cumulative Mortgage Loan Schedule, reflecting all Mortgage Loans being serviced by the Special Servicer from the Closing Date up to, and including the related Subsequent Transfer Date and (ii) an Acknowledgment Agreement in the form of Exhibit H hereto.

     Section 10.04.  Costs.
                     -----

          The Owner shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, costs associated with notifications sent by the Primary Servicer to notify Mortgagors of a transfer and powers of attorney, shall be paid by the Owner or the Primary Servicer, as applicable. The Owner or Primary Servicer, as applicable, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages required on each Reconstitution Date and any customary reasonable out-of-pocket costs of the Special Servicer to review Reconstitution Agreements, and any other reasonable fees, costs and expenses of the Special Servicer incurred in connection with any Pass-Through Transfer, Whole Loan Transfer or Reconstitution Agreement including, without limitation, any reasonable fees, costs and expenses of the Special Servicer's accountants for any comfort letters or audits required by the Owner, any underwriter, any rating agency and/or any certificate insurer and any reasonable fees, costs and expenses of the Special Servicer's attorneys for any such review of any such
Reconstitution Agreement or the rendering of any opinion in connection therewith. All other costs and expenses associated with this Agreement shall be borne by the applicable party as set forth in this Agreement.

     Section 10.05.  Protection of Confidential Information.
                     --------------------------------------
          The Special Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, any Transferred Mortgage Loan Servicing Fee paid by the Owner for the servicing of the Mortgage Loans, any other economic arrangements between the Owner and the Special Servicer set forth in this Agreement and any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Special Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

     Section 10.06.  Notices.
                     -------
          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

          (i)  if to the Owner:

               Lehman Capital, A Division of
               Lehman Brothers Holdings Inc.
               3 World Financial Center
               200 Vesey Street, 12th Floor
               New York, New York  10285-1200

          Attention: Manager Contract Finance

          (ii) if to the Special Servicer:

               Ocwen Federal Bank FSB
               The Forum, Suite 1002
               1675 Palm Beach Lakes Blvd.
               West Palm Beach, Florida  33401
               Attention: Secretary

          Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

     Section 10.07.  Severability Clause.
                     -------------------
          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

          Section 10.08.  No Personal Solicitation.   From and after each
                          ------------------------
related Transfer Date, the Special Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Special Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Owner. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Owner pursuant hereto on the related Transfer Date and the Special Servicer shall take no action to undermine these rights and benefits. A response to an inquiry from a Mortgagor regarding refinancing shall not be considered a personal solicitation under this Section 10.08. General solicitation by the Special Servicer or an affiliate of the Special Servicer of such affiliate's or Special Servicer's customer base, shall not constitute a breach of this Section 10.08. Notwithstanding the foregoing, it is understood and agreed that offers to refinance a Mortgage Loan made within 30 days following receipt by the Special Servicer of a pay-off request from the Mortgagor and promotions undertaken by the Special Servicer or any affiliate of the Special Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 10.08.

     Section 10.09.  Counterparts.
                     ------------
          This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 10.10.  Place of Delivery and Governing Law.
                     -----------------------------------

          THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE OWNER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

     Section 10.11.  Further Agreements.
                     ------------------

          The Owner and the Special Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 10.12.  Intention of the Parties.
                     ------------------------

          It is the intention of the parties that the Owner is conveying, and the Special Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Owner remains the sole and absolute owner of the Mortgage Loans and all rights related thereto.

     Section 10.13.  Successors and Assigns; Assignment of Servicing
                     -----------------------------------------------
Agreement.
---------

          This Agreement shall bind and inure to the benefit of and be enforceable by the Special Servicer and the Owner and the respective successors and assigns of the Special Servicer and the Owner. This Agreement shall not be assigned, pledged or hypothecated by the Special Servicer to a third party without the prior written consent of the Owner, which consent shall be given or withheld at the sole discretion of the Owner.

     Section 10.14.  Waivers.
                     -------

          No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     Section 10.15.  Exhibits.
                     --------

          The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 10.16.  General Interpretive Principles.
                     -------------------------------

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b)  accounting  terms   not  otherwise  defined  herein  have  the
meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d)  a  reference to  a Subsection without  further reference  to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean by reason of enumeration.

     Section 10.17.  Reproduction of Documents.
                     -------------------------

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          IN WITNESS WHEREOF, the Special Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       LEHMAN CAPITAL, A DIVISION OF
                                       LEHMAN BROTHERS HOLDINGS INC.
                                                (Owner)



                                        By:
                                             -------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------



                                       OCWEN FEDERAL BANK FSB
                                           (Special Servicer)


                                        By:
                                             -------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------

                                  EXHIBIT A
                                  ---------


                            MORTGAGE LOAN SCHEDULE


                                  EXHIBIT B
                                  ---------


                              NOTICE OF TRANSFER

          On this ____ day of ____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner") as the Owner under that certain Servicing Agreement dated as of ________ __, 199_, (the "Agreement"), does hereby transfer, or cause the Primary Servicer to transfer, to _____________________ (the "Special Servicer") as Special Servicer under the Agreement, the servicing responsibilities related to the Transferred Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Special Servicer assumes all servicing responsibilities related to the Transferred Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Transferred Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Special Servicer by the Owner or the related Primary Servicer in accordance with the terms of the Agreement.

          With respect to the Mortgage Loans made subject to the Agreement hereby, the Transfer Date shall be ___________________.

          The Custodial Files shall be held by either (i) First Trust National Association (the "First Trust Custodian") pursuant to that certain Custodial Agreement dated as of February 1, 1993, among the Owner as initial servicer, the Owner and the First Trust Custodian or (ii) Texas Commerce Bank (the "Texas Custodian") pursuant to that certain Custodial Agreement dated as of October 1, 1997, among the Owner, Long Beach Mortgage Company and the Texas Custodian, as applicable, or with respect to Additional Mortgage Loans, such other Custodian as may be set forth herein, from time to time.

          All other terms and conditions of this transaction shall be governed by the Agreement.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.


          IN WITNESS WHEREOF, the Owner has caused its name to be signed hereto by its respective officer thereunto duly authorized as of the day and year first above written.
                              OWNER:

                                       LEHMAN CAPITAL, A DIVISION OF
                                       LEHMAN BROTHERS HOLDINGS INC.

                                        By:
                                             -------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------

                                  EXHIBIT C
                                  ---------


                       CUSTODIAL ACCOUNT CERTIFICATION

                                                             _______ __, 199_

          _____________________________________ hereby certifies  that it has established the  account described below  as a Custodial Account  pursuant to
Section 3.03 of the Servicing Agreement, dated as of _________ __, 199_, Residential Adjustable and Fixed Rate Mortgage Loans, Group No. ___.


Title of Account:  "__________________________ in trust for Lehman Capital, A
                    Division of Lehman Brothers Holdings Inc. as owner of Mortgage Loans, Group No. ___."

Account Number:    ______________________.


Address of office or branch
of the Special Servicer at which account
is maintained:                             -----------------------------------
                                           -----------------------------------
                                           -----------------------------------

                                           (----------------------------------
                                           )
                                                   Special Servicer


                                        By:
                                             -------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------

                                  EXHIBIT D


                                  ---------

                         ESCROW ACCOUNT CERTIFICATION


                                                            _______ ___, 199_

          ___________________________________  hereby certifies  that it  has established  the account  described below  as an  Escrow Account  pursuant to
Section 3.05 of the Servicing Agreement, dated as of __________ __, 199_, Residential Adjustable and Fixed Rate Mortgage Loans, Group No. ___.

Title of Account: "____________________________ in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc. as owner of Mortgage Loans, Group No. ___."


Account Number:    ______________________.

Address of office or branch
of the Special Servicer at which account
is maintained:                             -----------------------------------
                                           -----------------------------------
                                           -----------------------------------

                                           (----------------------------------
                                           )
                                                   Special Servicer


                                        By:
                                             -------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------

                                 EXHIBIT E-1


                                 -----------

                       COMPANY'S OFFICER'S CERTIFICATE

          I, ____________________,  hereby certify that I am the duly elected
(Vice) President of ______________, a federal savings bank (the "Company"), and further as follows:

          1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ____________.

          2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ____________.

          3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company, issued within thirty days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

          4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Servicing Agreement, dated as of ____________ __, 199_ (the "Agreement"), by and between the Company and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner"), and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification since ____________.

          5. To the best of my knowledge, either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

          6. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

          7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

          8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreement and any other document delivered prior hereto or on the date hereof in connection with the Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

          9. The Company is duly authorized to engage in the transactions described and contemplated in the Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:                                 By:
      -------------------------            ---------------------------------
                                       Name:
                                            --------------------------------
(Seal)                                 Title:      (Vice) President



          I,   ________________________,   an    (Assistant)   Secretary   of
_____________________,  hereby certify that ____________ is the duly elected, qualified and acting (Vice) President of the Company and that the signature appearing above is (her) (his) genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                                 By:
      -------------------------            ---------------------------------
                                       Name:
                                            --------------------------------
(Seal)                                 Title:      (Vice) President


                                   EXHIBIT 5 to

                                   Company's Officer's Certificate


     Name Title     Signature


                                   --------------------------------

                                   --------------------------------

                                   --------------------------------

                                   --------------------------------


                                 EXHIBIT E-2
                                 -----------

                       COMPANY'S OFFICER'S CERTIFICATE

          I, ____________________, hereby certify that I am the duly  elected
(Vice) President of _____________________, a federal savings bank (the "Company"), and further as follows:

          1.   The  charter of  the  Company  in the  form  attached to  that certain Company's Officer's Certificate dated ____________ by ____________ is in full force and effect on the date hereof and has been in effect without amendment, waiver, rescission or modification since
     ______________.

          2. The bylaws of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ______________.

          3. Since the last date of issuance of a certificate of good standing of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________, no event has occurred since the date thereof which would impair such standing.

          4. The resolutions of the Board of Directors of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ______________.

          5. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Servicing Agreement dated as of ________ __, 199_, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc. and the Company, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

          6. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets or the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

          7. The Company is not currently in material breach of any representation or warranty, or in material default under any provision of the Agreement.

          8. The Company is duly authorized to engage in the transactions described and contemplated in the Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:                                 By:
      -------------------------            ---------------------------------
                                       Name:
                                            --------------------------------
(Seal)                                 Title:      (Vice) President



          I,   ________________________,   an    (Assistant)   Secretary   of
_____________________, hereby certify that ____________  is the duly elected, qualified and acting (Vice) President of the Company and that the signature appearing above is (her) (his) genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                                 By:
      -------------------------            ---------------------------------
                                       Name:
                                            --------------------------------
(Seal)                                 Title:      (Vice) President

                                 EXHIBIT F-1
                                 -----------


                       FIRST TRUST CUSTODIAL AGREEMENT


                                 EXHIBIT F-2
                                 -----------

                      TEXAS COMMERCE CUSTODIAL AGREEMENT


                                 EXHIBIT F-3
                                 -----------

                  FORM OF ASSIGNMENT OF CUSTODIAL AGREEMENT



                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -----------------------------------

          ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _______ __, 1997, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc., having its offices at 3 World Financial Center, New York, New York 10285 ("Assignor") and __________________________________, having an office at

_____________________________ ("Assignee"):
                                --------

          For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. The Assignor hereby grants, transfers and assigns to Assignee, all of the right, title and interest of Assignor, as "Initial Servicer" with respect to the mortgage loans identified on Exhibit A hereto (the "Mortgage
                                            ---------
Loans") under ((i) that certain Custodial Agreement, dated as of February 1, 1993, as amended by (a) that certain Amendment to Custodial Agreement with respect to Mortgage Loans secured by Co-op shares; (b) that certain Amendment to Custodial Agreement with respect to FHA insured Mortgage Loans; and (c) that certain Amendment Number 3 to Custodial Agreement dated as of July 7, 1995 (the "Agreement"), by and between Lehman Capital Corporation, as owner
           ---------
and initial servicer, and First Trust National Association (the "Custodian"))
                                                                 ---------
or ((ii) that certain Custodial Agreement dated as of October 1, 1997 (the "Agreement"), by and among the Owner, Long Beach Mortgage Company and Texas Commerce Bank (the "Custodian").)

     The Assignor specifically reserves any and all right, title and interest and all obligations of the Assignor with respect to any mortgage loans subject to the Agreement which are not the Mortgage Loans set forth on Exhibit A hereto and are not the subject of this Assignment and Assumption
---------
Agreement.

     2. The Assignor warrants and represents to, and covenants with, the Assignee that with respect to the Mortgage Loans:

          a. The Assignor is assigning its interest as Owner and Initial Servicer under the Agreement for the sole purpose of permitting the Assignee as Owner and Initial Servicer of the Mortgage Loans, to act as Owner and Initial Servicer under the Agreement; and

          b. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under the Agreement.

     3. The Assignee warrants and represents to, and covenants with, the Assignor and the Custodian pursuant to the Agreement that the Assignee agrees to be bound, as Owner and Initial Servicer, by all of the terms, covenants and conditions of the Agreement and from and after the date hereof, the Assignee assumes for the benefit of the Assignor all of the Assignor's obligations as Owner and Initial Servicer thereunder.

          IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.


                                 LEHMAN CAPITAL, A DIVISION OF
                                 LEHMAN BROTHERS HOLDINGS INC.
                                          (Assignor)

                                 By:
                                      -------------------------------
                                 Name:
                                        -----------------------------
                                Title:
                                        ------------------------------


                                 ____________________________________
                                            (Assignee)


                                 By:
                                      -------------------------------
                                 Name:
                                        -----------------------------
                                Title:
                                        ------------------------------

Acknowledged and Agreed:

FIRST TRUST NATIONAL ASSOCIATION
(Custodian)
 ---------


By:
   ---------------------------------


Its:
    -------------------------------

                                  EXHIBIT A

                            MORTGAGE LOAN SCHEDULE
                            ----------------------



                                  EXHIBIT G
                                  ---------


                  FORM OF OPINION OF COUNSEL TO THE SERVICER

                                   (date)


Lehman Capital, A Division of
Lehman Brothers Holdings Inc.
3 World Financial Center
12th Floor
New York, New York 10285-1200

Dear Sirs:



          You have requested my opinion, as Senior Counsel to Ocwen Federal Bank FSB (the "Company"), with respect to certain matters in connection with the servicing by the Company of the Mortgage Loans pursuant to that certain Servicing Agreement, Residential Adjustable and Fixed Rate Mortgage Loans, Group No. _______ by and between the Company and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner"), dated as of ________ __, 199_, (the "Servicing Agreement") being executed contemporaneously with a Custodial Agreement (the "Custodial Agreement"). Capitalized terms not otherwise  defined  herein have  the  meanings  set  forth in  the  Servicing
Agreement.

          I  have  examined   the  following  documents   (collectively,  the
"Agreements"):

          1.   the Servicing Agreement;

          2.   the Custodial Agreement; and

          3. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

          To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the
Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

          Capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing Agreement. In connection with my opinions set forth herein, I have reviewed executed copies of the Agreements. I also have examined the originals or copies, certified or otherwise identified to my satisfaction, of corporate records of the Company, and other agreements, instruments, certificates and documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein. I have assumed the due authorization, execution and delivery of the instruments and documents referred to herein by the parties thereto other than the Company, and have relied as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and employees of the parties to the Agreements. I have not examined the mortgage notes, the mortgages or other documents in the mortgage files (such documents, collectively, the "Mortgage Documents"), and I express no opinion concerning the conformity of any of the Mortgage Documents to the requirements of the Agreements.

          In rendering the opinions set forth below, I do not express any independent opinion concerning laws other than the laws of the State of New York and the federal laws of the United States of America.

          Based upon the foregoing, I am of the opinion that:


1. The Company is a federal savings bank duly organized and validly existing and in good standing under the laws of the United States with full power and authority to own its properties and carry on its business as presently conducted by it. The Company has the full power and authority to execute and deliver, engage in the transactions contemplated by, perform its obligations under and observe the terms and conditions of the Agreements to which it is a signatory.

2. Each of the Agreements to which the Company is a signatory has been duly and validly authorized, executed and delivered by it, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity whether such enforcement is considered in a proceeding in equity or at law, (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions, if any, of the Agreements which purport to provide indemnification from securities law liabilities, (iv) the judicial imposition of an implied covenant of good faith and fair dealing, and (v) laws relating to fraudulent conveyances.

3. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, the Agreements to which it is a signatory or the consummation of the transactions contemplated by the Agreements to which it is a signatory(; except that I express no opinion as to the registration or qualification of the Certificates under any securitization under applicable federal or state securities laws).

4. The fulfillment of the terms of or the consummation of any of the transactions contemplated in the Agreements to which the Company is a signatory (a) will not result in a breach of any term or provision of the charter or bylaws of the Company, or (b) to the best of my knowledge, after due inquiry, will not conflict with, result, in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or will not conflict with, any federal statute, or any order or regulation of any federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

5. To the best of my knowledge, after due inquiry, there are no actions, proceedings or investigations pending or threatened against the Company before any court, administrative agency or other tribunal (i) asserting the invalidity of the Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated in the Agreements, or (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Agreements to which it is a signatory.


          This opinion is being furnished to you solely for limited purposes and may only be relied upon by you. This opinion is not to be used for any other purpose or relied upon by any other person or entity, and may not be quoted in whole or in part or otherwise referred to, in each case without my express prior written consent. No opinion may be inferred as to any matter other than as expressly provided herein, and no opinion may be implied or inferred therefrom or from any of the limitations, qualifications, statements, limitations, assumptions and exceptions set forth herein. Inasmuch as each of the addressees have had independent counsel in connection with the entering into of the Agreement, I have assumed, and the opinions expressed herein are subject to the assumption that, none of such addressees nor their counsel have knowledge of any fact or circumstance that makes any of the opinions herein incorrect in any manner. The opinions expressed herein are effective as of the date hereof (and are not effective as of any other date) or, to the extent a reference to a certificate or other document is made herein, to such date, and I make no undertaking to amend or supplement such opinions if, after the date hereof, facts and circumstances come to my attention which could affect such opinions.

                                   Very truly yours,



                                  ---------------------------------------
                                   Kyle B. Beaty

                                   Senior Counsel

                                  EXHIBIT H
                                  ---------

                          ACKNOWLEDGEMENT AGREEMENT


          On this ____ day of ____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner") as the Owner under that certain Servicing Agreement dated as of December 1, 1997, (the "Agreement"), does hereby transfer to Ocwen Federal Bank FSB (the "Special Servicer") as Special Servicer under the Agreement, the servicing responsibilities related to the Additional Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Servicer hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Additional Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Additional Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Special Servicer by the Owner or the Primary Servicer in accordance with the terms of the Agreement.

          With respect to the Additional Mortgage Loans made subject to the Agreement hereby, the Additional Mortgage Loan Transfer Date shall be
___________________.

          The   Custodial   Files  shall   be   held  by   __________________
("_____________") pursuant to that certain Custodial Agreement dated as of _________ __, 199_, among the Owner, the Servicer and ________________.

          All other terms and conditions of this transaction shall be governed by the Agreement.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

          This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   OWNER:

                                   LEHMAN CAPITAL, A DIVISION OF
                                   LEHMAN BROTHERS HOLDINGS INC.

                                   By:
                                      -------------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                           --------------------------------

                                   SERVICER:

                                   OCWEN FEDERAL BANK FSB


                                   By:
                                      -------------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                           --------------------------------

                                  EXHIBIT I
                                  ---------

                               DECISION MATRIX
                               ---------------

                          Loan Resolution         Senior Manager of Loan
Function                  Consultant Manager      Resolution Department           Vice President of Servicer
                          of Servicer             of Servicer                     and Owner **

Reinstatement             May approve all                N/A                             N/A
                          (also may be
                          approved by Loan
                          Resolution
                          Consultant)

External Financing/        Net Proceeds of 88%    Net proceeds of 75% of          All resulting in net
 Shortfall Payoff          of BPO* or higher      BPO*and higher                  proceeds less than 75% of
                                                                                  BPO*


Loan Modifications            N/A                      N/A                        Required for all
                                                                                  modifications


Deed in Lieu              May approve all deed    May approve all deed in lieu    Required for all
                          in lieu scenarios       scenarios provided that         transactions which fall
                          provided that terms     terms determined by             outside Servicer's PET
                          determined by           Servicer's PET  model are       model
                          Servicer's PET1         met
                          model are met

Pre- Sale (as defined     Net Proceeds of 88%     Net proceeds of 75% of BPO*     All resulting in net
in Section 3.2(c)         of BPO* or higher       and higher                      proceeds less than 75% of
                                                                                  BPO*


Loan  and REO sale to         N/A                      N/A                       Required for all sales
third party


* Midpoint of the high and low estimate of value provided by a real estate broker previously approved for use by Servicer.

** Servicer shall be authorized to act upon the telephone instructions of an officer of Owner and, if no such officer is available within two business days, Servicer shall be authorized to take action without approval in order to protect the interests of the Owner

Legend:        BPO  =    broker's price opinion current as of the date of the
                         making of the relevant decision
               REO  =    REO Property

1 Theloanresolutionconsultants( LRCs )utilize a decision support model called the PET (Performance Enhancement Tool) to evaluate each loan with respect to possible resolution strategies. The PET contains data from each geographic area and property type on foreclosure, bankruptcy and REO expenses, as well as, typical time lines. This informationis based on the historical experience of the Servicer. The economics of each strategy is compared to the economics from the default scenario (foreclose to acquire the property, then market and sell the REO). The basis of this evaluation is a cash gain plus reinvestment concept compared to the default scenario. This ensures that each resolution outcome is being compared using identical timelines.




                                                           Exhibit 99.4



                             SERVICING AGREEMENT


     THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of January, 1998, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and AURORA LOAN SERVICES INC., a Delaware corporation ("the Servicer"), recites and provides as follows:


                                   RECITALS

     WHEREAS, Lehman Capital has conveyed certain Mortgage Loans identified on Schedule I hereto (the "Serviced Mortgage Loans") on a servicing-retained basis to Structured Asset Securities Corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to First Union National Bank, as trustee (the "Trustee") under a trust agreement dated as of January 1, 1998 (the "Trust Agreement"), among the Trustee, Norwest Bank Minnesota, National Association, as master servicer ("Norwest," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO.

     WHEREAS, Lehman Capital continues to own the servicing rights to the Serviced Mortgage Loans, and may freely transfer such rights, subject to the terms hereof.

     WHEREAS, Lehman Capital desires that the Servicer service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the right of Lehman Capital to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein.

     WHEREAS, Norwest and any successor Master Servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                  AGREEMENT

     1.   Definitions.  Capitalized terms used and not defined in this
          -----------
Agreement, including Exhibit A hereto and any provisions of the Flow Servicing Agreement dated as of September 1, 1997, between Lehman Capital and the Servicer (the "Flow Servicing Agreement") incorporated by reference herein, shall have the meanings ascribed to such terms in the Trust Agreement.

     2.   Servicing.  The Servicer agrees, with respect to the Serviced
          ---------
Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Flow Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Flow Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     3.   Master Servicing; Termination of Servicer.  The Servicer, including
          -----------------------------------------
any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee pursuant to the Trust Agreement, shall have the same rights as the "Owner" (as defined in the Flow Servicing Agreement) to enforce the obligations of the Servicer under the Flow Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article IX of the Flow Servicing Agreement.

     In addition, in the event that Lehman Capital transfers the servicing rights in respect of the Serviced Mortgage Loans to one or more successor servicers, the rights and obligations of the Servicer under this Agreement shall terminate, at the sole option of Lehman Capital, without cause, upon thirty days written notice to the Servicer, and each successor servicer shall succeed to the rights and obligations of the Servicer under this Agreement as of such date. Upon such termination the terminated Servicer shall not be entitled to the Servicing Fee or any portion thereof, or, except as provided in the Flow Servicing Agreement, to any other amounts in respect of the Serviced Mortgage Loans.

     The Servicer agrees that, notwithstanding anything to the contrary in the Flow Servicing Agreement, Lehman Capital is the sole owner of the servicing rights relating to the Serviced Mortgaged Loans, and the Servicer shall have no right to transfer the servicing thereof.

     4.   No Representations.  Neither the Servicer nor the Master Servicer
          ------------------
shall be obligated or required to make any representations and warranties regarding the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the certificates issued pursuant thereto.

     5.   Notices.  All notices and communications between or among the
          -------
parties hereto shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     6.   Governing Law.  THIS SERVICING AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED  IN  ACCORDANCE   WITH,  THE  LAWS  OF  THE  STATE   OF  NEW  YORK,
NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     7.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     8.   Reconstitution.  Lehman Capital and the Servicer agree that this
          --------------
Agreement is a Reconstitution Agreement, and that the date hereof is the Reconstitution Date, each as defined in the Flow Servicing Agreement.

     9.   Notices and Remittances to the Master Servicer.  All notices
          ----------------------------------------------
required to be delivered to the Owner or the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

          Norwest Bank Minnesota, National Association

          11000 Broken Land Parkway
          Columbia, Maryland  21044
          Attn:  Master Servicing Department, SASCO 1998-2

     All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

          Norwest Bank Minnesota, National Association
          Minneapolis, Minnesota
          ABA#:  091-000-019
          Account Name:  Corporate Trust Clearing
          Account Number:  3970771416
          For further credit to:  13399500, SASCO 1998-2

     10.  Errors and Omissions Insurance.  The Servicer shall keep in force
          ------------------------------
during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Servicer's obligations under this Agreement. Such fidelity bond and policy pr policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity
bond, the coverage afforded  thereunder extends to the Servicer.   The
Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if (i) the Master Servicer so requests and (ii) the Servicer is not an affiliate of Lehman Brothers Inc. at the time of such request.

     11.  Annual Audit Report.  On or before April 30 of each year, beginning
          -------------------
with April 30, 1999, Servicer shall cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to Owner, Directing Holder and Master Servicer, to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

     12.  Annual Officer's Certificate.  On or before April 30 of each year,
          ----------------------------
beginning with April 30, 1999, the Servicer, at its own expense, will deliver to the Owner, Directing Holder and Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     Executed as of the day and year first above written.


                              LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.




                              By:
                                  ---------------------------------
                              Name:
                              Title:


                              AURORA LOAN SERVICES INC.


                              By:
                                  ---------------------------------
                              Name:
                              Title:


                                  EXHIBIT A

                Modifications to the Flow Servicing Agreement


I. The following is hereby added immediately following the words "incidental fees and charges" in the definition of "Ancillary Income" in
       Article I: ", but not including any premium or penalty associated with a prepayment of principal of a Mortgage Loan."

II. The definition of "Custodial Agreement" in Article I is hereby deleted and replaced with the following:

       "The custodial agreement relating to custody of the Serviced Mortgage Loans between First Trust National Association, as Custodian, and First Union National Bank, as Trustee, dated as of January 1, 1998."

III. The definition of "Due Period" in Article I is hereby deleted in its entirety and replaced with the following:

       "With respect to each Remittance Date, the period commencing on the first day of the month immediately preceding the month in which such Remittance Date occurs and ending on the last day of such preceding month."

IV. The definition of "Monthly Advance" in Article I is hereby amended by adding at the end of such definition the following: ", but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan."

V. The definition of "Qualified Depository" in Article I is hereby deleted and replaced with the following:

       "Any of (i) a depository the accounts of which are insured by the FDIC and the debt obligations of which are rated AA or better by Fitch and S&P; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 or its equivalent by each of Fitch and S&P; or (iii) the Servicer, unless the Master Servicer is notified by either Fitch or S&P that the designation of the Servicer as a Qualified Depository will result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates."

VI. The definition of "Remittance Date" in Article I is hereby deleted and replaced with the following:

          "The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, following the First Remittance Date."

VII. The definition of "Servicing Advance" in Article I is hereby amended by adding, immediately after the phrase "but not limited to, the cost of", the following: "transfer of servicing of Distressed Mortgage Loans to the Special Servicer pursuant to Section 9.02, and".

VIII. The first sentence of the definition of "Servicing Fee" in Article I is hereby deleted and replaced with the following: "The servicing fee shall be an amount equal to one-twelfth the product of (a) a rate per annum equal to 0.50% and (b) the outstanding principal balance of such Mortgage Loan. The obligation of the Master Servicer to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion
       (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement."

IX. The fourth and fifth paragraphs of Section 3.01 are hereby deleted and replaced with the following paragraph:

          "Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Remittance Rate on the unpaid principal balance of such Mortgage Loan
     and  (b) the amount paid  by the Mortgagor.   The Servicer shall be
     entitled to reimbursement for  such advances to the same extent as for
     all  other advances  made  pursuant to  Section 4.03.    Without limiting
     the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Master Servicer, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Master Servicer shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Master Servicer, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          Notwithstanding anything to the contrary in this Agreement, the Servicer shall not waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty."

X. The words "Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors" in the first paragraph of Section 3.03 are hereby deleted and replaced with the following: "Norwest Bank Minnesota, National Association, as master servicer for SASCO 1998-2."

XI. Section 3.03 is further amended by deleting the word "and" at the end of clause (viii), replacing the period at the end of clause (ix) with "; and", and adding the following immediately after clause (ix):

          "(x) any principal prepayment penalties received in connection with the Mortgage Loans."

XII. Section 3.04 is amended by deleting the word "and"  at the end of clause
     (v), replacing the period at the end of clause (vi) with "; and", and adding the following immediately following clauses (vii) and (viii):

          "(vii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 7.03, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund;

          (viii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser;"

XIII. The words "Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors" in the first paragraph of Section 3.05 are hereby deleted and replaced with the following: "Norwest Bank Minnesota, National Association, as master servicer for SASCO 1998-2."

XIV. All references in Section 3.11 to the disposition of REO Properties within a two year period are hereby deleted and replaced with a three year period.

XV. The first paragraph of Section 4.01 is hereby deleted and replaced with the following:

          "On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 7.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 7.03, and minus (d) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts."

XVI. Section 4.02 is hereby amended by deleting the words "Remittance Date" in the first line of such Section, and substituting the following:
     "tenth Business Day of each month"

XVII.  The third paragraph of Section 5.01 is hereby deleted.


XVIII. The following paragraph is hereby added at the end of Section 9.02:

          "On the second Business Day of each month, the Servicer shall orally inform the Master Servicer and the Special Servicer as to which Mortgage Loans have become delinquent for a period of 61 days or more, without giving effect to any grace period permitted by the related Mortgage Note (each, a "Distressed Mortgage Loan"). No Mortgage Loan shall be considered to be delinquent for such purpose by virtue of the related Mortgagor having made payment to a prior servicer. Any such Mortgage Loan as to which all past due payments are made prior to the Notice Date shall not be considered to be a Distressed Mortgage Loan, and the servicing thereof shall not be transferred as provided below. On the fourth Business Day of each month (the "Notice Date"), the Servicer shall send by facsimile a written listing of the Distressed
     Mortgage Loans to the Master Servicer, the Trustee and the Custodian, and shall mail to the Mortgagor of each Mortgage Loan listed in a Transfer Notice a letter advising each such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Special Servicer, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of such letter shall have the prior approval of the Special Servicer. The Servicer shall promptly provide the Special Servicer with copies of all such notices. The transfer of servicing with respect to each such Mortgage Loan to the Special Servicer shall be effected by the Servicer not later than fifteenth day following the applicable Notice Date (the "Transfer Date"). By the Business Day immediately following each Notice Date, the Servicer shall provide the Master Servicer, the Special Servicer, the Trustee and the Custodian with a certification (the "Transfer Notice") listing the Distressed Mortgage Loans.

          At least five Business Days prior to the Transfer Date, the Servicer shall deliver, with respect to the Distressed Mortgage Loans listed on the related Transfer Notice, to the Special Servicer all Servicing Files, and to the Special Servicer and the Master Servicer a preliminary loan level tape or other electronic media (a "Report") in form reasonably acceptable to the Servicer, the Master Servicer and the Special Servicer, and supporting documentation, reasonably acceptable to the Master Servicer and the Special Servicer, and commensurate with generally acceptable industry standards, detailing the amount of any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees on a loan level basis. Within two Business Days following such Transfer Date, the Servicer shall deliver such Report in final form. Should the Master Servicer or the Special Servicer desire a loan level tape or other electronic media containing information which is not readily extractable from the Servicer's servicing system, the
     Servicer shall diligently cooperate to make such loan level data available to the Master Servicer and Special Servicer. In addition, at least five Business Days prior to the Transfer Date, the Servicer shall transfer to the Special Servicer any funds held in an Escrow Account or Custodial Account relating to the Distressed Mortgage Loans listed in the related Transfer Notice. Upon the successful completion of the transfer of servicing for Distressed Mortgage Loans, the Special
     Servicer will reimburse the Servicer for any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees with respect to such Distressed Mortgage Loans which have been properly documented. The Servicer shall be paid, from the Custodial Account, a termination fee of $25.00 for each Distressed Mortgage Loan transferred to the Special Servicer.

          In  connection with the  transfer of any  Distressed Mortgage Loan,
     (i) the Servicer will be responsible for servicing the Distressed Mortgage Loan until the effective date of transfer of servicing to the Special Servicer, but shall have no right or obligation to service such Distressed Mortgage Loan from and after the effective date of the transfer of servicing to the Special Servicer, (ii) notwithstanding clause (i) above, the Servicer shall include the Distressed Mortgage Loan in its monthly remittance report pursuant to Section 4.02 for the month in which such transfer is effected and shall be obligated, subject to Section 7.03, to make the Monthly Advance with respect to such Distressed Mortgage Loan on the Remittance Date in the month in which such transfer is effected, in each case, regardless of whether the Remittance Date occurs before or after the effective date of such transfer, (iii) the amount of Monthly Advances to be reimbursed to the Servicer by the Special Servicer hereunder shall include the Monthly Advance described in clause (ii) above regardless of whether the Servicer makes such Monthly Advance before or after the effective date of such transfer, (iv) the Servicer shall, no later than the end of the month in which such transfer is effected, provide to the Special Servicer loan level information (in the loan level tape or other electronic media or other agreed-upon form) regarding the Distressed Mortgage Loan during the month of such transfer as may be necessary to enable the Special Servicer to provide such information in its remittance report for the next following month, and (v) the Servicer shall not be entitled to the Servicing Fee with regard to any such Distressed Mortgage Loan for the month in which such transfer occurs."

XIX. The following paragraph is added at the end of Section 10.01:

          "Neither the Master Servicer nor any successor servicer (including the Owner and the Master Servicer) shall be liable for any acts or omissions of the Servicer or any predecessor servicer. In particular, neither the Master Servicer nor any successor servicer (including the Owner and the Master Servicer) shall be liable for any servicing errors or interruptions resulting from any failure of the Servicer to maintain computer and other information systems that are year-2000 compliant."

XX. The following words are hereby added after the words "Attention: Rick Skogg" in Section 10.06(ii):

          "with a copy to:

          Aurora Loan Services Inc.
          601 Fifth Avenue
          P.O. Box 1706
          Scottsbluff, Nebraska  69361
          Telephone No.:  (308) 635-3500
          Telecopier No.:  (308) 632-4287

          Attention:  Lee Trautman"





                           FLOW SERVICING AGREEMENT
                                   between
         LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.
                                                                        OWNER
                                     and
                          AURORA LOAN SERVICES INC.

                                                                     SERVICER
                        Dated as of September 1, 1997

             Residential Adjustable and Fixed Rate Mortgage Loans

                             Group No. 1997-ALSI

                              TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS

                                  ARTICLE II
     OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section                                                     Page
-------	                                                    ----

2.01 Contract for Servicing; Possession
          of Servicing Files  .........................      13
2.02 Books and Records.................................      13
2.03 Commencement of Servicing Responsibilities .......      14
2.04 Owner Covenants Regarding Transfer of Servicing ..      14
2.05 Custodial Agreement ..............................      16

                                 ARTICLE III

                         SERVICING THE MORTGAGE LOANS

3.01 Servicer to Service ..............................      18
3.02 Collection of Mortgage Loan Payments .............      20
3.03 Establishment of and Deposits to
          Custodial Account ...........................      20
3.04 Permitted Withdrawals From
          Custodial Account ...........................      21
3.05 Establishment of and Deposits to
          Escrow Account ..............................      22
3.06 Permitted Withdrawals From Escrow Account ........      22
3.07 Maintenance of FHA Mortgage Insurance and
          VA Guaranty .................................      23
3.08 Notification of Adjustments ......................      23
3.09 Completion and Recordation of Assignment of
          Mortgage and FHA and VA Change Notices ......      24
3.10 Protection of Accounts ...........................      24
3.11 Title, Management and Disposition of REO Property.      25
3.12 Real Estate Owned Reports ........................      26

                                  ARTICLE IV

                              PAYMENTS TO OWNER

4.01 Remittances.......................................      27

4.02 Statements to Owner ..............................      27
4.03 Monthly Advances by Servicer .....................      28

                                  ARTICLE V

                         GENERAL SERVICING PROCEDURES

5.01 Servicing Compensation ...........................      29
5.02 Reimbursement of Servicing Advances ..............      29

                                  ARTICLE VI

REPRESENTATIONS, WARRANTIES AND AGREEMENTS; REMEDIES AND BREACH

6.01 Representations, Warranties and
          Agreements of the Servicer .................       30
6.02 Remedies for Breach of Representations
          and Warranties of the Servicer .............       31
6.03 Representations and Warranties of
          the Owner ..................................       32
6.04 Remedies for Breach of Representations
          and Warranties of the Owner ................       33


                                 ARTICLE VII

AGENCY TRANSFER; WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

7.01 Removal of Mortgage Loans from
          Inclusion under this Agreement
          upon an Agency Transfer, a Pass-Through
          Transfer or a Whole Loan Transfer
          on one or more Reconstitution Dates ........      35
7.02 Additional Indemnification by the
          Servicer; Third Party Claims ...............      36
7.03 Monthly Advances, Compensating Interest and
          Servicing Fees after Reconstitution ........      37
7.04 Maintenance of Custodial and Escrow Accounts
          after Reconstitution .......................      37
7.05 Owner's Repurchase and Indemnification
          Obligations ................................      38
7.06 Termination Fees after Reconstitution  ..........      39
7.07 Additional Remittance ...........................      39
7.08 Transfer of Servicing Following Reconstitution ..      40

                                 ARTICLE VIII

                                 THE SERVICER

8.01 Merger or Consolidation of the Servicer .........     41
8.02 Limitation on Liability of the Servicer
          and Others .................................     41
8.03 Limitation on Resignation and Assignment
           by the Servicer ...........................     41

                                  ARTICLE IX

                                 TERMINATION

9.01 Termination For Cause ...........................     42
9.02 Termination Without Cause .......................     43

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.01     Successor to the Servicer .................      45
10.02     Closing....................................      46
10.03     Closing Documents .........................      47
10.04     Costs .....................................      48
10.05     Protection of Confidential Information ....      48
10.06     Notices ...................................      48
10.07     Severability Clause .......................      49
10.08     No Personal Solicitation ..................      49
10.09     Counterparts ..............................      50
10.10     Place of Delivery and
          Governing Law .............................      50
10.11     Further Agreements ........................      50
10.12     Intention of the Parties ..................      50
10.13     Successors and Assigns; Assignment of
          Servicing Agreement .......................      51
10.14     Waivers ...................................      51
10.15     Exhibits ..................................      51
10.16     General Interpretive Principles ...........      51
10.17     Reproduction of Documents .................      51

                                   EXHIBITS

EXHIBIT A MORTGAGE LOAN SCHEDULE
EXHIBIT B-1    FORM OF ACKNOWLEDGMENT AGREEMENT
EXHIBIT B-2    FORM OF CONFIRMATION AGREEMENT
EXHIBIT C      CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT D      ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT E-1    OFFICER'S CERTIFICATE FOR FIRST CLOSING
EXHIBIT E-2    OFFICER'S CERTIFICATE FOR SUBSEQUENT CLOSINGS
EXHIBIT F      FORM OF CUSTODIAL AGREEMENT
EXHIBIT G      FORM OF OPINION OF COUNSEL OF THE SERVICER
EXHIBIT H      FORM OF COLLATERAL PLEDGE AND SECURITY AGREEMENT


                           FLOW SERVICING AGREEMENT

          This is a Flow Servicing Agreement (the "Agreement"), dated as of September 1, 1997, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc., having an office at Three World Financial Center, 12th Floor, New York, New York 10285 (the "Owner") and Aurora Loan Services Inc., having an office at 2530 South Parker Road, Aurora, Colorado 80014 (the "Servicer").

                             W I T N E S S E T H

          WHEREAS, the Owner shall acquire from time to time certain ownership to and the servicing rights for certain fixed and adjustable rate first and second lien mortgage loans ("Conventional Loans") and/or certain FHA insured ("FHA Loans") and VA guaranteed ("VA Loans") mortgage loans from various third party sellers and servicers thereof (the Conventional Loans, FHA Loans and VA Loans collectively referred to herein as the "Mortgage Loans");

          WHEREAS, the Owner desires to contract with the Servicer for the servicing responsibilities associated with the Mortgage Loans and the Servicer desires to assume the servicing responsibilities to such Mortgage Loans; and

          WHEREAS, the Owner desires to sell some or all of the Mortgage Loans from time to time (a) to FNMA under its Cash Purchase Program or MBS SWAP Program (Special Servicing Option) (each a "FNMA Transfer"); or (b) to FHLMC under its Freddie Mac Cash Program or Gold PC Program (the "FHLMC
Transfer"); or (c) to GNMA under its MBS Swap Program I (the "GNMA Transfer");or (d) to one or more third party purchasers in one or more whole loan pools (each a "Whole Loan Transfer"); or (e) directly or indirectly, to certain trusts to be formed as part of publicly-issued or privately placed, rated or unrated, mortgage pass-through transactions (each a "Pass-Through Transfer"), in any or all cases (subject to the terms of this Agreement) retaining the Servicer to service the Mortgage Loans.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and Servicer hereby agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

          The following terms are defined as follows (except as otherwise agreed in writing by the parties):

          Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

          Acknowledgment Agreement: The document to be executed by the Owner and the Servicer which document shall amend the Mortgage Loan Schedule attached as Exhibit A hereto to reflect the addition of Mortgage Loans to such Exhibit A and which document reflects the addition of Mortgage Loans which are subject to the terms and conditions of this Agreement.

          Act:  The National Housing Act, as amended from time to time.

          Additional Remittance: With respect to each Mortgage Loan subject to an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer, the portion of the Reconstituted Servicing Fee received by the Servicer under a Reconstitution Agreement which amount shall be equal to the difference between such Reconstituted Servicing Fee and the Servicing Fee set forth herein, which amount shall be remitted to the Owner or its assigns and shall be freely transferable by the Owner or its assigns.

          Additional Remittance Date: The last Business Day of each month of the related Remittance Date under the applicable Reconstitution Agreement.

          Adjustable Rate Mortgage Loan: A Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the Mortgage Note.

          Agency Transfer: The sale or transfer by Owner of some or all of the Mortgage Loans to FNMA under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to FHLMC under its Freddie Mac Cash Program or Gold PC Program, or to GNMA under its MBS Swap Program, retaining the Servicer as "servicer" thereunder.

          Agreement: This Flow Servicing Agreement and all amendments hereof and supplements hereto.

          Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Owner shall retain all Ancillary Income with the exception of optional insurance and administrative fees payable as a direct result of the Servicer's efforts.

          Applicable Agency: With respect to Conventional Loans, FNMA, and with respect to FHA Loans or VA Loans, GNMA.

          Appraised Value:   The  value set  forth in  an  appraisal made  in
connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

          Assignment Fee: The Assignment Fee indicated on the applicable Acknowledgment Agreement, which fee shall be payable within 30 days following the later to occur of (i) the completion of the transfer of all of the applicable Mortgage Loan information onto the Servicer's computer system or
(ii) the receipt by the Owner of an invoice from the Servicer for the Assignment Fee.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

          Best Efforts: Efforts determined to be reasonably diligent by the Owner or Servicer, as the case may be, in its sole discretion. Such efforts do not require the Owner or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Owner or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

          Collateral Pledge and Security Agreement: With respect to each Reconstitution Date, the security agreement to be executed by the Owner and the Servicer, in the form attached hereto as Exhibit H, which agreement shall serve to create a security interest in favor of the Owner and its assigns in the servicing rights related to the Mortgage Loans being reconstituted.

          Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

          Confirmation Agreement: The document to be executed by the Owner and the Servicer and returned by the Servicer to the Owner in accordance with
Section 10.06 within 5 Business Days of receipt of such document from the Owner which document shall confirm the Servicer's acceptance of its engagement to perform servicing responsibilities for the Owner with respect to additional Mortgage Loans.

          Conventional Loan: A conventional residential first or second lien fixed or adjustable rate Mortgage Loan which is neither FHA insured nor VA guaranteed.

          Costs:   For any  Person, any  claims, losses,  damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

          Custodial Account:   The separate account  or accounts created  and
maintained pursuant to Section 3.03.

          Custodial Agreement: The agreement or agreements governing the retention of original Mortgage Loan documents which shall be substantially similar in form and substance to the Custodial Agreement attached as Exhibit F hereto.

          Custodian: The Custodian under the related Custodial Agreement identified in the related Confirmation Agreement and related Acknowledgment Agreement, or its successors in interest or assigns or any successor to the related Custodian under the Custodial Agreement as provided therein.

          Determination  Date:   For each  month  that this  Agreement is  in
effect, the last Business Day of such month as determined by the Servicer on a monthly basis.

          Delinquent Mortgage Loan: A Mortgage Loan which is more than 89 days delinquent (without regard to any applicable grace period).

          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

          Eligible  Investments:   Any one  or  more of  the obligations  and
securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

          (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

          provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

          Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer pursuant to the FNMA Guides.

          Escrow  Account:   The  separate  account or  accounts  created and
maintained pursuant to Section 3.05.

          Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          Event of Default:  Any event set forth in Section 9.01.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

          FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by FHA under the Act, and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA Loans.

          FHA Assigned Mortgage Loan: A Mortgage Loan that has been in default for longer than the applicable FHA grace period and respecting which written notice of an intention to assign has been filed with the FHA, whether or not such Mortgage Loan has in fact been assigned to the FHA.

          FHA   Insurance  Contract:    The  contractual  obligation  of  FHA
respecting the insurance of a Mortgage Loan.

          FHA Loan: A residential Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a mortgage insurance certificate.
FHA  Mortgage Insurance:   Mortgage  insurance authorized  under the  Act and
provided by the FHA.

          FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

          FHLMC:    The  Federal  Home  Loan  Mortgage  Corporation,  or  any
successor thereto.

          Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to the FNMA Guides.

          First Remittance Date: With respect to each Mortgage Loan, the 10th day of the month following the month in which the related Transfer Date occurs, or if such 10th day is not a Business Day, the first Business Day immediately following such 10th day.

          Fixed Rate Mortgage Loan: Any individual Mortgage Loan serviced pursuant to this Agreement wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

          FNMA: The Federal National Mortgage Association, or any successor thereto.

          FNMA Guides: The FNMA Selling Guide and the FNMA Servicing Guide and all amendments or additions thereto.

          GNMA:    The  Government  National  Mortgage  Association,  or  any
successor thereto.

          HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

          Initial Transfer  Date:   The first Transfer  Date with  respect to
servicing of Mortgage Loans hereunder.

          Insurance Proceeds:   With respect to each Mortgage  Loan, proceeds
of insurance policies insuring the Mortgage Loan or the related Mortgaged Property including FHA insurance proceeds and/or VA guaranty proceeds.

          Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

          Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance
Rate) which was due on the Mortgage Loan, and (i) which was delinquent at the close of business on the immediately preceding Determination Date and (ii) which was not the subject of a previous Monthly Advance.

          Monthly Payment:   The scheduled  monthly payment of  principal and
interest on a Mortgage Loan.

          Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

          Mortgage Impairment  Insurance Policy:   A  mortgage impairment  or
blanket hazard insurance policy as described in the FNMA Guides.

          Mortgage Interest Rate:   The annual  rate of  interest borne on  a
Mortgage Note.

          Mortgage Loan:   An individual  Mortgage Loan  which is the  subject
of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments,
Principal  Prepayments, Liquidation  Proceeds,   Condemnation  Proceeds,
Insurance  Proceeds,   REO Disposition   Proceeds,  and  all   other  rights,
benefits,   proceeds  and obligations arising from or in connection with such
Mortgage Loan.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

          Mortgage Loan Schedule: A schedule of certain Mortgage Loans setting forth information with respect to such Mortgage Loans, which schedule supplements this Agreement and becomes part of Exhibit A hereof on the related Transfer Date to reflect the addition of such Mortgage Loans to the terms of this Agreement.

          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

          Mortgaged Property:   The real property  securing repayment of  the
debt evidenced by a Mortgage Note.

          Mortgagor:  The obligor on a Mortgage Note.

          Net Sale Proceeds: The proceeds from the sale of REO Property, net of all expenses incurred by the Servicer in connection with such sale, including, without limitation, legal fees and expenses, referral fees, brokerage commissions, conveyance taxes and any other related expense.

          Officer's' Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Owner, and delivered to the Servicer as required by this Agreement.
Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.
Owner: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or its successors in interest and assigns.

          Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Servicer as "servicer" (with or without a master servicer) thereunder.

          Person:     Any   individual,  corporation,   partnership,  limited
liability company, joint venture,    association,   joint-stock    company,
trust,    unincorporated organization, government or any agency or political subdivision thereof.

          PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

          Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Reconstituted Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Prior Servicer:   Any prior  servicer (other than the  Servicer) of
any or all of the Mortgage Loans.

          Qualified Depository: A depository the accounts of which are insured by the FDIC and the debt obligations of which are rated in the two highest categories by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and meets such requirements as are necessary for any Reconstitution Agreement. The Servicer shall be deemed to be a Qualified Depository under this Agreement so long as it meets the applicable requirements of FNMA.

          Qualified  Insurer:A  mortgage  guaranty  insurance  company   duly
authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA, FHLMC and GNMA.

          Reconstitution Agreements: The agreement or agreements entered into by the Owner, the Servicer, FNMA, FHLMC or GNMA or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer, a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a FNMA Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by FNMA with respect to a FNMA Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by FHLMC with respect to a FHLMC Transfer, (iii) any and all documents as set forth in the GNMA Mortgage-Backed Securities Guide, and any and all servicing agreements and tri-party agreements reasonably required by GNMA with respect to a GNMA Transfer, (iv) a pooling and servicing agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer and (iv) a seller's warranties and servicing agreement or a sale and servicing agreement and related custodial agreement and closing documents with respect to a Whole Loan Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans and shall provide for a Reconstituted Servicing Fee to the Servicer, net of any guarantee fees due FNMA, FHLMC or GNMA, if applicable, at least equal to the Servicing Fee due the Servicer in accordance with this Agreement or the Reconstituted Servicing Fee required pursuant to the Reconstitution Agreement, whichever is greater. The Reconstituted Servicing Fee and the form of relevant Reconstitution Agreement to be entered into by the Owner and/or master servicer or trustee and the Servicer with respect to Pass-Through Transfers and/or Whole Loan Transfers shall be reasonably satisfactory in form and substance to the Owner and the Servicer (giving due regard to any rating or master servicing requirements and the provisions of
Section 9.02 hereof) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

          Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans, other than the obligation to remit the Additional Remittance in accordance with the provisions set forth in Section 7.07 hereof and the right of the Owner to cause a transfer of the servicing responsibilities to the Mortgage Loans and/or REO Properties in accordance with Section 7.08 hereof.

          Reconstituted Servicing Fee: With respect to each reconstituted Mortgage Loan that is subject to a Reconstitution Agreement, the monthly fee to which the Servicer thereunder is entitled, which shall be equal to the servicing fee specified in the applicable Reconstitution Agreement.

          REMIC:   A  "real  estate mortgage  investment conduit"  within the meaning of Section 860D of the Code.

          Remittance  Date:   The 10th  day (or  if such  10th day  is not  a
Business Day, the first Business Day immediately following) of any month, following the First Remittance Date.

          REO  Disposition:    The final  sale  by the  Servicer  of  any REO
Property.

          REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.11.

          REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, pursuant to Section 3.11.
Servicer: Aurora Loan Services Inc. or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FNMA Guides.

          Servicing Fee: With respect to each Mortgage Loan that has not been removed from this Agreement as part of an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer, and with respect to each Mortgage Loan that has been removed from this Agreement as part of an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer and subsequently repurchased by the Owner pursuant to Section 7.05 hereof and again becoming subject to this Agreement, the servicing fee shall be, with respect to each (i) fixed rate Mortgage Loan, an amount equal to $10.00 per month; (ii) adjustable rate Mortgage Loan, an amount equal to $11.00 per month; and (iii) Delinquent
Mortgage Loan, an amount equal to $40.00 per month. Such fee shall be payable monthly and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced pursuant to this Agreement.

          Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Owner by the Servicer.

          Servicing Officer:Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

          Servicing Rights:   Any and all of  the following: (a) any  and all
rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

          Set-Up Fee: The set-up fee indicated on the applicable Acknowledgment Agreement, which fee shall be payable within 30 days following the later to occur of (i) the completion of the transfer of all of the applicable Mortgage Loan information onto the Servicer's computer system or
(ii) the receipt by the Owner of  an invoice from the Servicer for the Set-Up
Fee.

          Transfer Date: The date or dates upon which the Servicer commences the servicing responsibilities with respect to Mortgage Loans in accordance with the terms set forth herein which dates shall be as set forth in the related Confirmation Agreement and Acknowledgment Agreement.

          VA: The Veterans Administration, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

          VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

          VA  Loan:   A  Mortgage Loan  which is  the  subject of  a VA  Loan
Guaranty Agreement as evidenced by a Loan Guaranty Certificate, or a Mortgage Loan which is a vendee loan sold by the VA.

          VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

          VA Loan Guaranty Certificate: The certificate evidencing a VA Loan Guaranty Agreement.

          VA Regulations: Regulations promulgated by the Veteran's Administration pursuant to the Servicemen's Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

          Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller's warranties and servicing agreement or a participation and servicing agreement, retaining the Servicer as "servicer" thereunder.

                                  ARTICLE II

             OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                               RESPONSIBILITIES

     Section 2.01.  Contract for Servicing; Possession of Servicing Files.

          The Owner, by execution and delivery of this Agreement (and the related Acknowledgment Agreement and Confirmation Agreement), does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before each Transfer Date, the Owner shall cause to be delivered or will use its Best Efforts to cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the related Mortgage Loan Schedule to the Servicer to be held in trust for the Owner pursuant to this Agreement. On or before each Transfer Date, the Owner shall, with respect to the Mortgage Loans on the related Mortgage Loan Schedule, execute and deliver an Acknowledgment Agreement in the form attached hereto as Exhibit B-1, which Acknowledgment Agreement shall be executed and delivered simultaneously by the Servicer to the Owner. Each Servicing File delivered to the Servicer shall be held by the Servicer in order to service the Mortgage Loans pursuant to this Agreement and are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Owner for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in such custodial capacity only.
The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Owner. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

          Section 2.02.  Books and Records.

          Record title to each Mortgage and the related Mortgage Note shall, at the Owner's option, remain in the name of (i) the Servicer or (ii) in the name as the Owner shall designate. Subject to Section 3.01(a) hereof, the Owner, its designee or the Servicer shall prepare or cause to be prepared and record or cause to be recorded any Assignments of Mortgage required pursuant to this Section 2.02. and shall pay all necessary fees associated with the preparation and recording of the Assignments of Mortgage. Notwithstanding the foregoing, the Servicer shall cooperate with the Owner in the Owner's preparation and recording of any and all Assignments of Mortgage. Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all Reconstitution Agreements. All rights arising out of the Mortgage Loans shall be vested in the Owner. All funds received on or in connection with a Mortgage Loan shall be received and held by the Servicer in trust for the benefit of the Owner as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

          Section 2.03.  Commencement of Servicing Responsibilities.

          On each Transfer Date, the Owner shall appoint the Servicer to perform, and the Servicer shall assume and accept such appointment for, all servicing responsibilities for the related Mortgage Loans on the related Mortgage Loan Schedule. The engagement of the Servicer to perform the servicing responsibilities hereunder is not mandatory and is expressly conditioned upon the acquisition of the related Mortgage Loans by the Owner, the election of the Owner respecting the engagement of the Servicer to perform the related servicing responsibilities and the election, in the manner hereinafter set forth, of the Servicer to accept such transfer.

          Upon the Owner's determination in its sole discretion to engage the Servicer to perform the servicing responsibilities with respect to Conventional Loans, FHA Loans and/or VA Loans pursuant to the terms of this Agreement, the Owner shall execute a Confirmation Agreement in the form attached as Exhibit B-2 hereto, and deliver the same to the Servicer. The Owner shall notify the Servicer by telephone of its determination to transfer such servicing responsibilities to the Servicer and shall deliver the Confirmation Agreement to the Servicer within 2 Business Days of such verbal notification. The Servicer may elect to accept or reject on an all or nothing basis such engagement to perform the servicing responsibilities with respect to the additional Conventional Loans, FHA Loans and/or VA Loans by either (i) in the case of an acceptance, executing the Confirmation Agreement and delivering the same to the Owner in accordance with Section 10.06 within 5 Business Days of receipt of such Confirmation Agreement, or (ii) in the case of a rejection, by written notification thereof delivered to the Owner in accordance with Section 10.06 within 5 Business Days of receipt of such Confirmation Agreement.

     Section 2.04.  Owner Covenants Regarding Transfer of Servicing.

          On or before each Transfer Date the Owner shall use its Best Efforts to cause the Prior Servicer to effectuate and evidence the transfer of the servicing of the related Mortgage Loans from the Prior Servicer to the Servicer including the following:

     (a) Notice to Mortgagors. The Owner shall use its Best Efforts to cause the Prior Servicer to mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the servicing thereof to the Servicer, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act. The Owner shall use its Best Efforts to cause the Prior Servicer to promptly provide the Servicer with copies of all such notices.

     (b) Notice to Taxing Authorities and Insurance Companies and HUD (if applicable). The Owner shall use its Best Efforts to cause the Prior Servicer to transmit to the applicable taxing authorities and insurance companies (including PMI Policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Servicer and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Servicer from and after the related Transfer Date. The Owner shall use its Best Efforts to cause the Prior Servicer to promptly provide the Servicer with copies of all such notices. With respect to FHA Loans, in addition to the requirements set forth above, the Owner shall use its Best Efforts to cause the Prior Servicer to provide notice to HUD on HUD Form 92080 or such other form prescribed by HUD.

     (c) Delivery of Servicing Records. The Owner shall use its Best Efforts to cause the Prior Servicer to forward to the Servicer all Servicing Files and any other Mortgage Loan documents in the Prior Servicer's possession relating to each Mortgage Loan.

     (d) Escrow Payments. The Owner shall use its Best Efforts to cause the Prior Servicer to provide the Servicer with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans. The Owner shall use its Best Efforts to cause the Prior Servicer to provide the Servicer with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Servicer to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Owner shall use its Best Efforts to cause the Prior Servicer to wire the Servicer the amount of any agency or trustee Mortgage Loan payments, any prepaid Mortgage Loan payments and all other similar amounts held by the Prior Servicer.

     (e) Payoffs and Assumptions. The Owner shall use its Best Efforts to cause the Prior Servicer to provide to the Servicer copies of all assumption and payoff statements generated by the Prior Servicer on the Mortgage Loans.

     (f)  Mortgage Payments Received Prior to Transfer Date.   The Owner
shall use its Best Efforts to cause the Prior Servicer to apply all payments received by the Prior Servicer on each Mortgage Loan prior to the related Transfer Date to the account of the particular Mortgagor.

     (g) Mortgage Payments Received After Transfer Date. The Owner shall use its Best Efforts to cause the Prior Servicer to forward the amount of any Monthly Payments received by the Prior Servicer after the related Transfer Date to the Servicer by overnight mail on the date of receipt. The Owner shall use its Best Efforts to cause the Prior Servicer to notify the Servicer of the particulars of the payment, which notification requirement shall be satisfied if the Prior Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Servicer. The Owner shall use its Best Efforts to cause the Prior Servicer to assume full responsibility for the necessary and appropriate legal application of Monthly Payments received by the Prior Servicer after the related Transfer Date with respect to Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to endorsement of a Monthly Payment to the Servicer with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions.

     (h) Reconciliation. The Owner shall use its Best Efforts to cause the Prior Servicer to, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Servicer. Any such monetary adjustments will be transferred between the Prior Servicer and the Servicer as appropriate.

     (i) IRS Forms. The Owner shall use its Best Efforts to cause the Prior Servicer to file all IRS forms 1098, 1099, 1099A or 1041 and K-1, or any successor forms thereto, which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the Mortgage Loans for the current calendar year. The Owner shall use its Best Efforts to cause the Prior Servicer to provide copies of such forms to the Servicer or the Mortgagors upon request and shall use its Best Efforts to cause the Prior Servicer to reimburse the Servicer for any costs or penalties incurred by the Servicer due to the Prior Servicer's failure to comply with this paragraph.

          Section 2.05.  Custodial Agreement.

          With respect to all Mortgage Loans which become subject to this Agreement, pursuant to the related Custodial Agreement as identified in the related Confirmation Agreement and related Acknowledgment Agreement, the Owner shall deliver and release to the related Custodian on or prior to each Transfer Date those Mortgage Loan documents required by the Custodial Agreement with respect to each Mortgage Loan, a list of which is set forth in
Section 2 of the Custodial Agreement. In the event of any conflict, inconsistency or discrepancy between any of the provisions of this Agreement and any of the provisions of the Custodial Agreement, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.

          On or prior to each Transfer Date, the related Custodian shall have certified its receipt of all Mortgage Loan documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the trust receipt and initial certification of the related Custodian in the form annexed to the Custodial Agreement. The Owner shall be responsible for, as and when due, any and all initial document review fees, initial and final certification fees and recertification fees and any costs associated with correcting any deficiencies identified in connection with such review(s). The Owner shall be responsible for maintaining the Custodial Agreement and shall pay all other fees and expenses of the related Custodian including but not limited to, (i) any and all annual and warehousing fees, (ii) any and all termination fees in the event the related Custodian is terminated by the Owner, except that the Servicer shall pay such termination fees in the event the related Custodian is terminated pursuant to the Servicer's request and (iii) any and all fees due in connection with the deposit or retrieval of a Mortgage Loan document or documents (collectively, the "Custodial Fees"). With respect to any Mortgage Loans which become subject to an Agency Transfer, upon the request of the Servicer the Owner shall terminate the related Custodian and be responsible for any related termination fees; provided, however, that the Servicer shall (A) appoint a successor custodian that meets the requirements of the related Reconstitution Agreement (such successor custodian may be the Servicer if permitted under such Reconstitution Agreement) and (B) from and after the date of such termination be responsible for any and all fees and expenses of the successor custodian. Notwithstanding the foregoing, in the event that the Servicer acquires the Servicing Rights to any or all the Mortgage Loans pursuant to Section 7.01, all Custodial Fees associated with such Mortgage Loans shall be paid by the Servicer.

          The Servicer shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within one week of their execution, provided, however, that the Servicer shall provide the related Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation. If such copy has not been returned by the applicable recording office within sixty days of its submission, the Servicer shall notify the Owner and the related Custodian of such delinquency, demonstrating that the Servicer has used its Best Efforts to obtain such copy (the "Delinquent Document"). Upon adequate demonstration of a Best Efforts attempt by the Servicer to obtain the Delinquent Document, the Owner shall, in its sole discretion, extend the time period for the receipt of the Delinquent Document for a reasonable time period by which it is reasonably expected that the Delinquent Document will be received.

                                 ARTICLE III

                       SERVICING OF THE MORTGAGE LOANS

     Section 3.01   Servicer to Service.

          The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the related Transfer Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices, including taking all actions that a mortgagee is permitted or required to take by the FHA or VA, with respect to FHA Loans and VA Loans, as the case may be. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in strict compliance with the servicing provisions related to the FNMA MBS Program (Special Servicing Option) of the FNMA Guides, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance, the maintenance of mortgage impairment insurance, the maintenance of a Fidelity Bond and Errors and Omissions Insurance, inspections, the restoration of Mortgaged Property, the maintenance of PMI Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, REO reports, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the FNMA Guides, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.

          It is understood and agreed that the Owner shall approve all foreclosures for which approval would be necessary by the Applicable Agency prior to the commencement of any foreclosure proceedings and that the Owner must approve any and all advances with respect to foreclosures made by the Servicer in excess of 20% of the outstanding principal balance of the applicable Mortgage Loan. In the event that Owner does not disapprove of any such advance or foreclosure within three (3) days of receipt of notice of such advance or foreclosure, then the Owner is deemed to have approved such advance or foreclosure.

          Notwithstanding the foregoing paragraph, the Owner and the Servicer hereby agree as follows:

          (a) As per the terms of the applicable Acknowledgment Agreement, either (i) the Owner or the Owner's designee or (ii) the Servicer, for an Assignment Fee, shall (A) prepare or cause to be prepared all Assignments of Mortgage, (B) record or cause to be recorded all Assignments of Mortgage, (C) shall pay the recording costs associated with the Mortgage Loans associated with this Acknowledgment Agreement and/or (D) shall track such Assignments of Mortgage to ensure they have been recorded for the Assignment Fee set forth on the applicable Acknowledgment Agreement.

          (b) The Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage of the transfer of the servicing thereto to the Servicer.

          (c) The Servicer shall be responsible for the preparation and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

          (d)  The Owner shall retain all Ancillary Income.

          Prior to a Mortgage Loan becoming subject to a Reconstitution Agreement and consistent with the terms of this Agreement, the Servicer may
(i) waive, modify or vary any term of any Mortgage Loan or (ii) consent to the postponement of strict compliance with any such term or (iii) in any manner grant indulgence to any Mortgagor, if such modification would not require the notification to and/or consent by the Applicable Agency, without the prior consent of the Owner. Where such notification to and/or consent by the Applicable Agency is required for any such modification, the Servicer must first obtain the prior written consent of the Owner before making such modification. In the event that the Owner does not disapprove of any such modification within ten (10) days of receipt of a request for consent to such modification, then the Owner is deemed to have consented to such modification. Notwithstanding the foregoing, once a Mortgage Loan becomes subject to a Reconstitution Agreement, the Servicer may not (i) waive, modify or vary any term of any Mortgage Loan or (ii) consent to the postponement of strict compliance with any such term or (iii) in any manner grant indulgence to any Mortgagor without first obtaining the prior written consent of the applicable Persons required thereunder.

          Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          In servicing and administering the FHA Loans and VA Loans, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations, the Servicemen's Readjustment Act, the VA Regulations and administrative guidelines issued thereunder or pursuant thereto, and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the payment of any fees, premiums and charges and the timely giving of notices.

          In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the FNMA Guides, the FHA Regulations and the VA Regulations, and the Owner's reliance on the Servicer.

          Section 3.02   Collection of Mortgage Loan Payments.

          Continuously from the related Transfer Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 3.03   Establishment of and Deposits to Custodial Account.

          The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors". The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section
3.10 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such certification or letter agreement shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

          The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Transfer Date:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

          (iii)     all Liquidation Proceeds;

          (iv) all Insurance Proceeds;

          (v)  all Ancillary Income;

          (vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

          (vii)     any amount required to be deposited in the Custodial
Account;

          (viii) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy; and

          (ix) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds.

          Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

     Section 3.04   Permitted Withdrawals From Custodial Account.

          The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (i) to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

          (ii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such Mortgagor payments on account of interst or other such recovery for interst with repsect to that Mortgage Loan;

          (iii) to pay itself interest on funds deposited in the Custodial Account;

          (iv) to clear and terminate the Custodial Account upon the termination of this Agreement;

          (v) to transfer funds to another Qualified Depository in accordance with Section 3.10 hereof; and

          (vi) to invest funds in certain Eligible Investments in accordance with Section 3.10 hereof.

     Section 3.05   Establishment of and Deposits to Escrow Account.

          The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section
3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit D. A copy of such certification or letter agreement shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

          The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

          The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.06   Permitted Withdrawals From Escrow Account.

          Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow
Payments for the related Mortgage;

          (ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iii) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (iv) for application to restoration or repair of the Mortgaged Property in accordance with the FNMA Guides;

          (v) for transfer to the Custodial Account of fire and hazard insurance proceeds and Escrow Payments with respect to any FHA Loan or VA Loan, where the FHA or the VA, respectively, has directed application of funds as a credit against the proceeds of the FHA Insurance Contract or VA Loan Guaranty Agreement;

          (iv) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

          (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

     Section 3.07   Maintenance of FHA Mortgage Insurance and VA Guaranty.

          With respect to FHA Loans and VA Loans, the Servicer shall maintain and keep the FHA Mortgage Insurance and the VA Guaranty, respectively, in full force and effect throughout the term of this Agreement and discharge its obligations arising out of FHA Mortgage Insurance and the VA Guaranty Certificate. The Servicer hereby agrees that it shall be liable to the Owner for any loss, liability or expense incurred by the Owner by reason of any FHA Mortgage Insurance or VA Guaranty being voided, reduced, released or adversely affected by reason of the negligence or willful misconduct of the Servicer. The Servicer will service and administer the Mortgage Loans in accordance with the obligations of mortgagees under the Act and the applicable regulations thereunder and under the Servicemen's Readjustment Act and VA Regulations and will discharge all obligations of the mortgagee under each Mortgage Loan including, with respect to FHA Loans and VA Loans, paying all FHA and VA insurance premiums, fees or charges, as required, and, subject to the right to assign the Mortgage Loan to the FHA or VA, as the case may be, will take all action reasonably necessary to preserve the lien of such Mortgage, including, the defense of actions to challenge or foreclose such lien.

          Section 3.08   Notification of Adjustments.

          With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.


          Section 3.09   Completion and Recordation
                         of Assignments of Mortgage
                         and FHA and VA Change Notices.

          To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected (subject to Section 3.01(a)) at either the Servicer's, Owner's or its designee's expense. At the Owner's direction, the Servicer shall cause the endorsements on the Mortgage Note, the Assignments of Mortgage (subject to Section 3.01(a)), the assignment of security agreement and the HUD form 92080 Mortgage Record Change with respect to all FHA Loans to be completed, and shall give notice to the VA of a transfer of insurance credits, if applicable, with respect to VA Loans on the form prescribed by the VA.

          Section 3.10   Protection of Accounts.

          The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Owner, which consent shall not be withheld unreasonably.

          The Servicer shall bear any expenses, losses or damages sustained by the Owner if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

          Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

          Section 3.11   Title, Management and Disposition of REO Property.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner, or in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

          The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

          The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than two years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Owner shall be entered into with respect to such purchase money mortgage. Notwithstanding anything herein to the contrary, the Servicer shall not be required to provide financing for the sale of any REO Property.

          The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

          Subject to the approval of the Owner as described in this paragraph, the disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Owner of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Owner shall be deemed to have approved the sale of any REO Property unless the Owner notifies the Servicer in writing, within 1 Business Day after its receipt of the related Notice of Sale, that it disapproves of the related sale. With respect to any REO Property, upon a REO Disposition, the Servicer shall be entitled to retain from REO Disposition Proceeds a disposition fee equal to the lesser of (A) 1.5% of the Net Sale Proceeds or (B) $1,250; provided, however, that (1) in the event that the REO Disposition Proceeds exceed $25,000, such disposition fee shall not be less than $500 and (2) in the event that the REO Disposition Proceeds are $25,000 or less, such disposition fee shall be equal to $250. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. After the expenses of such disposition shall have been paid, the Servicer shall submit a reasonably detailed invoice for reimbursement of Servicing Advances it incurred thereunder. Such invoice shall be submitted on a monthly basis according to
Section 5.02 hereof.

          The Servicer shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the FNMA Guides. The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.11 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     Section 3.12   Real Estate Owned Reports.

          Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Owner on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Owner shall reasonably request.


                                  ARTICLE IV

                              PAYMENTS TO OWNER

     Section 4.01   Remittances.

          On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to
Section 3.04).

          With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     Section 4.02   Statements to Owner.

          Not later than the Remittance Date, the Servicer shall furnish to the Owner (a) a monthly remittance advice containing such information in the form of FNMA form 2010 or such other form as shall be required by the FNMA Guides or by the Owner as to the accompanying remittance and the period ending on the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to Owner.

          In addition, not more than 60 days after the end of each calendar year, commencing December 31, 1997, the Servicer shall furnish to each Person who was an Owner of the Mortgage Loans at any time during such calendar year as required by applicable law or if not required by applicable law, at the request of the Owner as to the aggregate of remittances for the applicable portion of such year.

          Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

          Beginning with calendar year 1998, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the portion of the tax year 1997 and the portion of subsequent tax years for which the Servicer has serviced some or all of the Mortgage Loans hereunder as such returns, information statements or other filings are required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

     Section 4.03   Monthly Advances by Servicer.

          Subject to Section 7.03, the Servicer shall have no obligation to advance any amounts constituting delinquent principal and interest payments with respect to the Mortgage Loans.

                                  ARTICLE V

                         GENERAL SERVICING PROCEDURES

     Section 5.01   Servicing Compensation.

          As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month. Such Servicing Fee shall be payable monthly.

          The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

          In addition to the servicing compensation that the Servicer shall receive pursuant to this Section 5.01, the Owner reserves the right, but not the obligation, to pay to the Servicer, in the Owner's sole discretion, an incentive fee based upon the quality level at which the Servicer performs its obligations pursuant to this Agreement. Such incentive fee shall be payable, if any, in an amount and at a time specified by the Owner in its sole discretion.

          Section 5.02  Reimbursement of Servicing Advances.

          The Owner shall reimburse the Servicer for Servicing Advances on a monthly basis within 10 Business Days following the receipt from the Servicer of reasonably detailed written invoices for any Servicing Advances along with reasonably detailed supporting documentation in connection therewith. The Servicer shall deliver such invoices and documentation, upon the request of the Owner, at the time it delivers statements to the Owner in accordance with
Section 4.02 hereof.

                                  ARTICLE VI

                         REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS

          Section 6.01. Representations, Warranties and Agreements of the Servicer.

          The  Servicer,   as  a  condition   to  the  consummation   of  the
transactions contemplated hereby, hereby makes the following representations and warranties to the Owner as of each Transfer Date:

          (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses, or is in the process of obtaining all licenses (which in any event will be received by December 31, 1997), necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

          (b)  Ordinary   Course  of  Business.    The  consummation  of  the
transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

          (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

          Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          No Litigation  Pending.   There is no  action, suit,  proceeding or
investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such consent, approval, authorization or order will be obtained prior to December 31, 1997;

          Ability to Service. The Servicer is or will be prior to December 31, 1997 an FHA Approved Mortgagee, a VA Approved Lender and an approved seller/servicer of conventional residential mortgage loans for FNMA, FHLMC or GNMA, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is or will be prior to December 31, 1997 in good standing to service mortgage loans for the FHA and the VA and either FNMA, FHLMC or GNMA;

          No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

          No Commissions to Third Parties.   The Servicer has not  dealt with
any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Owner.

     Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

          It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of each Transfer Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Owner. Upon discovery by either the Servicer or the Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Owner, the party discovering such breach shall give prompt written notice to the other.

          Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in
Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Owner's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer, subject to the approval of the Owner, which approval shall be in the Owner's sole discretion. Such assignment shall be made in accordance with Sections 10.01 and 10.02.

          In addition, the Servicer shall indemnify the Owner and hold it harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Owner respecting a breach of the foregoing representations and warranties.

          Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Owner to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Owner for compliance with this Agreement.

     Section 6.03.  Representations and Warranties of the Owner.

          The Owner, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Servicer as of each Transfer Date:

          (a) Due Organization and Authority. The Owner is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted; the Owner has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Owner and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Owner; and all requisite corporate action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms;

          (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Owner;

          (c) No Conflicts. Neither the execution and delivery of this Agreement, the conveyance of the servicing responsibilities to the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Owner's charter or by-laws or any legal restriction or any agreement or instrument to which the Owner is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject, or impair the value of the servicing contract consummated hereby;

          (d) Ability to Perform. The Owner does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Owner which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Owner, or in any material impairment of the right or ability of the Owner to carry on its business substantially as now conducted, or in any material liability on the part of the Owner, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Owner contemplated herein, or which would be likely to impair materially the ability of the Owner to perform under the terms of this Agreement;

          (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Owner of or compliance by the Owner with this Agreement, or if required, such approval has been obtained prior to each Transfer Date;

          (g) Ownership. The Owner is the sole owner and holder of the Mortgage Loans. With respect to each Mortgage Loan which becomes subject to this Agreement on a Transfer Date, the servicing responsibilities contracted for as of the relevant Transfer Date have not been assigned or pledged, and, the Owner has good and marketable interest therein, and has full right to transfer the servicing responsibilities to the Servicer free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest, or agreement with, any other party, (other than any notice required by law, regulation or otherwise, to be delivered to the Mortgagors) to assign the servicing responsibilities pursuant to this Agreement; and

          (h) No Commissions to Third Parties. The Owner has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Servicer.

     Section 6.04. Remedies for Breach of Representations and Warranties of the Owner.

          It is understood and agreed that the representations and warranties set forth in Section 6.03 shall survive the engagement of the Servicer to perform the servicing responsibilities as of each Transfer Date and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Servicer. Upon discovery by either the Servicer or the Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the servicing contract established herein or the interest of the Servicer, the party discovering such breach shall give prompt written notice to the other.

          Within 60 days of the earlier of either discovery by or notice to the Owner of any breach of a representation or warranty set forth in Section
6.03 which materially and adversely affects the value of the servicing contract, the Owner shall use its Best Efforts promptly to cure such breach in all material respects.

          The Owner shall indemnify the Servicer and hold it harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, (i) a breach of the Owner representations and warranties contained in this Agreement; (ii) actions or omissions of a Prior Servicer; and (iii) the failure of the Owner to cause any event to occur which requires its "Best Efforts" under this Agreement. It is understood and agreed that the obligation of the Owner to indemnify the Servicer pursuant to this Section 6.04 constitutes the sole remedy of the Servicer respecting a breach of the foregoing representation and warranties.

          Any cause of action against the Owner relating to or arising out of the breach of any representations and warranties made in Section 6.03 shall accrue upon (i) discovery of such breach by the Owner or notice thereof by the Servicer to the Owner, (ii) failure by the Owner to cure such breach within the applicable cure period, and (iii) demand upon the Owner by the Servicer for compliance with this Agreement.

                                 ARTICLE VII

         AGENCY TRANSFER; WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

     Section 7.01. Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer on One or More Reconstitution Dates.

          The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, from time to time the Owner may, in its sole discretion choose to reconstitute a portion or all of the Mortgage Loans effecting any of the following:

     (1)  An Agency Transfer, and/or
     (2)  A Whole Loan Transfer, and/or
     (3)  A Pass-Through Transfer.

          In connection with the foregoing, the Owner shall offer to sell the Servicing Rights to the Servicer at a price specified by the Owner with respect to the affected Mortgage Loans (each offer a "Purchase Offer"). The Servicer shall, upon receipt of a Purchase Offer, have three (3) Business Days to accept the terms of such Purchase Offer (the "Acceptance Period"). If the Servicer fails to accept the Purchase Offer by the expiration of the Acceptance Period, the Purchase Offer shall be deemed rejected by the Servicer and the Owner shall have the right to offer the Servicing Rights to any third party upon comparable terms. Subject to Section 10.01, on the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement, except with respect to the obligation to remit the Additional Remittance in accordance with the provisions set forth herein and the right of the Owner to cause a transfer of the servicing responsibilities with respect to the Mortgage Loans and/or REO Properties in accordance with Sections 7.07 and 7.08, respectively.

          The Servicer shall cooperate with the Owner in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer contemplated by the Owner pursuant to this Section 7.01. In that connection, the Servicer shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt thereof which time shall be sufficient for the Servicer and Servicer's counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to FNMA, FHLMC, GNMA, the trustee or a third party purchaser, as the case may be, subject to any Reconstitution Agreement and/or the Owner: (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner shall reasonably request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by FNMA, FHLMC, GNMA, the trustee, such third party purchaser, any master servicer, any rating agency or the Owner, as the case may be, in connection with such transactions. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Servicer shall notify the Owner in writing of the estimated amount of such expense. The Owner shall reimburse the Servicer for any such expense following its receipt of appropriate details thereof.

          In accordance with Section 3.01(a) hereof, as per the terms of the applicable Acknowledgment Agreement, either (i) the Owner or the Owner's designee or (ii) the Servicer, for an Assignment Fee, shall (A) prepare or cause to be prepared and record or cause to be recorded all Assignments of Mortgage in blank from the then mortgagee of record, acceptable to FNMA, FHLMC, GNMA, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer and shall pay the recording costs associated therewith and/or (B) shall track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by FNMA, FHLMC, GNMA, the trustee or such third party, as the case may be, upon the Servicer's receipt thereof. Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all Reconstitution Agreements.

          With respect to FHA Loans, prior to the related Reconstitution Date, the Servicer shall prepare a HUD form 92080 Mortgage Record Change for each FHA Loan. With respect to each VA Loan, prior to the related Reconstitution Date, if applicable, the Servicer shall give notice to the VA of a transfer of insurance credits with respect thereto.

          All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

     Section 7.02.  Additional Indemnification  by the Servicer;  Third Party
                    Claims.

          The Servicer shall indemnify the Owner and hold it harmless against any and all Costs that the Owner may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01 or (ii) the failure of the Servicer to cause any event to occur which requires its "Best Efforts" under this Agreement. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify FNMA, FHLMC, GNMA, the trustee or other relevant third party with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim and follow any written instructions received from the Owner in connection with such claim. The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or any Reconstitution Agreement. In the event a dispute arises between the Servicer and the Owner with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

     Section 7.03 Monthly Advances, Compensating Interest and Servicing Fees after Reconstitution.

          Notwithstanding anything contained herein to the contrary, in connection with (a) a Pass-Through Transfer, the Servicer shall make Monthly Advances through the Remittance Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loans or such earlier time period as set forth in the related Reconstitution Agreement, (b) an Agency Transfer, the Servicer shall make Monthly Advances as required by FNMA, FHLMC or GNMA, as applicable, and (c) a Whole Loan Transfer, the Servicer shall make Monthly Advances through the Remittance Date immediately preceding the date that such Mortgage Loan becomes REO Property.

          Notwithstanding anything contained herein to the contrary, in connection with a Reconstitution Agreement, the Servicing Fee as set forth on the applicable Acknowledgment Agreement and/or Confirmation Agreement of each reconstituted Mortgage Loan shall be changed upon reconstitution to the Reconstituted Servicing Fee.

          Notwithstanding   anything  contained   herein  to   the  contrary,
following a Reconstitution Agreement, with respect to each Principal Prepayment of reconstituted Mortgage Loans, the Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor;

     Section 7.04   Maintenance  of  Custodial   and  Escrow  Accounts  after
                    Reconstitution.

          Notwithstanding anything herein to the contrary, in connection with
(a) a Pass-Through Transfer, the Servicer shall maintain Custodial Accounts and Escrow Accounts in accordance with the related master servicer's requirements, and pursuant to the related Reconstitution Agreement, (b) an Agency Transfer, the Servicer shall maintain Custodial Accounts and Escrow Accounts in accordance with the requirements of FNMA, FHLMC or GNMA, as applicable, and (c) a Whole Loan Transfer, the Servicer shall maintain
Custodial Accounts and Escrow Accounts in accordance with terms that are substantially similar to the terms of this Agreement. For purposes of this paragraph, the obligation to maintain Custodial Accounts and Escrow Accounts includes the obligation of the Servicer to remove amounts from such accounts that exceed the amount fully insured by the FDIC, if required by the applicable investor. In connection with any Pass-Through Transfer, Agency Transfer, or Whole Loan Transfer the Servicer shall be obligated to maintain the related Custodial Accounts and Escrow Accounts with such institutions required by the applicable investor, which institutions might not include the Servicer.

     Section 7.05.  Owner's Repurchase and Indemnification Obligations.

          Upon receipt by the Servicer of notice from FNMA, FHLMC, GNMA or other such third party purchaser of a breach of any Owner representation or warranty contained in any Reconstitution Agreement or a request by FNMA, FHLMC, GNMA, the trustee or such third party purchaser, as the case may be, for the repurchase of any Mortgage Loan transferred to FNMA, FHLMC or GNMA pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer, the Servicer shall promptly notify the Owner of same and shall, at the direction of the Owner, use its Best Efforts to cure and correct any such breach and to satisfy the requests or concerns of FNMA, FHLMC, GNMA, the trustee or the third party purchaser related to such deficiencies of the related Mortgage Loans transferred to FNMA, FHLMC, GNMA, the trustee or other such third party purchaser.

          The Owner shall repurchase from the Servicer any Mortgage Loan transferred to FNMA, FHLMC or GNMA pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Servicer has been required by FNMA, FHLMC, GNMA, the trustee or such third party purchaser to repurchase due to a breach of a representation or warranty made by the Owner with respect to the Mortgage Loans, or the servicing thereof prior to the related Transfer Date to FNMA, FHLMC, GNMA, the trustee or any third party purchaser in any Reconstitution Agreement and not due to a breach of the Servicer's obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Owner to the Servicer shall equal that repurchase price paid by the Servicer to FNMA, FHLMC, GNMA, the trustee or the third party purchaser plus all reasonable costs and expenses borne by the Servicer in connection with the cure of said breach of a representation or warranty made by the Owner and in connection with the repurchase of such Mortgage Loan from FNMA, FHLMC, GNMA, the trustee or the third party purchaser, including, but not limited to, reasonable and necessary attorneys' fees.

          At the time of repurchase, the Custodian and the Servicer shall arrange for the reassignment of the repurchased Mortgage Loan to the Owner according to the Owner's instructions and the delivery to the Custodian of any documents held by FNMA, FHLMC, GNMA, the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Servicer shall, simultaneously with such reassignment, give written notice to the Owner that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Servicer and the Owner shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such repurchase.

          Section 7.06.  Termination Fees after Reconstitution.

          In the event that the Servicer acquires the Servicing Rights pursuant to Section 7.01 hereof, the Servicer shall be entitled to the Reconstituted Termination Fee (as defined below) set forth in the applicable Reconstitution Agreement. In all other cases, the Servicer and the Owner hereby agree and acknowledge that the Owner is the sole owner of the Servicing Rights. In the event that any Reconstitution Agreement provides for a payment of a termination fee (a "Reconstituted Termination Fee") to the Servicer upon the termination of the Servicer as the servicer or as the applicable "seller/servicer" thereunder, the Servicer shall (a) notify the Owner, in writing, upon receipt of notice that the Servicer will be terminated as servicer or "seller/servicer" under such Reconstitution Agreement, and (b) promptly remit to the Owner by wire transfer of immediately available funds the amount of the related Reconstituted Termination Fee if it is received by the Servicer. Upon receipt by the Owner of the Reconstituted Termination Fee, the Owner shall remit to the Servicer, within 10 Business Days, the applicable Termination Fee due to the Servicer, if any, pursuant to Section 9.02 hereof. In addition, the Servicer shall not modify, amend or waive the right to receive a Reconstituted Termination Fee under any Reconstitution Agreement without first obtaining the written consent of the Owner which consent may be withheld by the Owner in its sole discretion. The provisions of this Section 7.06 shall survive the termination of this Agreement.

          Section 7.07.  Additional Remittance.

          From the applicable Reconstituted Servicing Fee, the Servicer shall retain an amount equal to the Servicing Fee and shall remit the Additional Remittance to the Owner on the Additional Remittance Date. In connection therewith, the Owner and the Servicer shall agree upon a mutually acceptable monthly report to be sent to the Owner or its assigns thereof on or prior to the related Additional Remittance Date. The right to receive the Additional Remittance shall be freely transferable by the Owner and shall be secured by a collateral pledge of the servicing rights associated with the Mortgage Loans being reconstituted.

          On each Reconstitution Date, the Owner and the Servicer hereby agree to execute a Collateral Pledge and Security Agreement in form and substance reasonably acceptable to both the Owner and the Servicer and such other agreements and UCC-1's as shall reasonably be required to perfect the Owner's security interest with respect to the servicing rights related to the Mortgage Loans being reconstituted.

          With respect to the Mortgage Loans subject to one or more Agency Transfers, Whole Loan Transfers or Pass-Through Transfers, in the event that any party to the Reconstitution Agreement other than the Owner disapproves or terminates the Servicer and selects another servicer to replace the Servicer, then from and after the date of substitution, neither the Servicer nor any successor servicer hereunder shall be under any obligation to remit to the Owner or its assigns any Additional Remittance accruing after the date of substitution. Notwithstanding the foregoing, in the event that the Servicer is terminated without cause under any Reconstitution Agreement, the Owner shall be entitled to receive the sum of all fees, amounts or compensation received by the Servicer under the applicable Reconstitution Agreement in connection with a termination without cause. Additionally, in the event that the Servicer is terminated as a consequence of a breach under any applicable Reconstitution Agreement, the Servicer shall be liable to the Owner for any actual and consequential damages which the Owner may sustain as a consequence of any such termination; provided, however, that the Servicer shall not be obligated to pay such damages to the Owner if the Servicer's termination is directly related to the quality or suitability of the Mortgage Loans subject to any Reconstitution Agreement. In the event that the Servicer judicially contests any termination under a Reconstitution Agreement as a wrongful termination thereunder, the Servicer shall not be obligated to pay damages to the Owner until such time as a judicial determination on such claim is made, provided that the Servicer shall diligently pursue such claim. In the event that the Servicer continues to receive its Servicing Fee under a Reconstitution Agreement during the time in which it is contesting a termination as wrongful, the Servicer shall continue to be obligated to pay the Additional Remittance to the Owner. Notwithstanding the fact that the Servicer's obligation to pay damages if it contests a termination under a Reconstitution Agreement as wrongful shall be delayed until a judicial determination is made, such damages will nevertheless accrue as of the date of termination.

          Section 7.08.  Transfer of Servicing Following Reconstitution.

          Following a reconstitution of Mortgage Loans or REO Properties, the Owner shall have the right, in its sole discretion, to cause the Servicer at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties associated therewith to the Owner or any designee of the Owner; provided, however, that (i) the Owner shall provide the Servicer with 30 days prior written notice, (ii) such transfer shall be subject to the approval of the Applicable Agency, trustee, master servicer or rating agency with respect to Agency Transfers, Pass-Through Transfers or any relevant third party purchaser with respect to Whole Loan Transfers, (iii) the costs associated with the transfer of servicing pursuant to this Section
7.08 shall not be borne by the Servicer and (iv) the Servicer shall be entitled to the Termination Fee as set forth in Section 9.02. The Servicer agrees to cooperate with the Owner in such transfer of servicing responsibilities and shall comply with the termination procedures set forth in Sections 9.01 and 10.01 hereof.

                                 ARTICLE VIII

                                 THE SERVICER

     Section 8.01.  Merger or Consolidation of the Servicer.

          The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a FNMA-, FHLMC-, and GNMA-approved servicer in good standing and an FHA approved Mortgagee and a VA Approved Lender.


     Section 8.02   Limitation on Liability of the Servicer and Others.

          Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The
Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner for the reasonable legal expenses and costs of such action.

     Section 8.03   Limitation on Resignation and Assignment by the Servicer.

          The Owner has entered into this Agreement with the Servicer and subsequent transferees of the Owner will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not assign this Agreement or the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, which consent shall be granted or withheld in the sole discretion of the Owner.

          The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 10.01.

          Without in any way limiting the generality of this Section 8.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 9.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                                  ARTICLE IX

                                 TERMINATION

          Section 9.01.  Termination for Cause.

          (a) This Agreement shall be terminable at the sole option of the Owner, if any of the following events of default exist on the part of the
Servicer:

          (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

          (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

          (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

          (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

          (vii) the Servicer ceases to meet the qualifications of a FNMA, FHLMC or GNMA lender/servicer or ceases to be an FHA Approved Mortgagee or ceases to be a VA Approved Lender; or

          (viii) the Servicer attempts, without the consent of the Owner, to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

          (ix) the  Company  fails  to  maintain  a   minimum  net  worth  of
$25,000,000.

          In each and every such case, so long as an event of default shall not have been remedied, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

          Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Owner. Upon written request from the Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          By  a written  notice,  the  Owner may  waive  any  default by  the
Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          Section 9.02.  Termination Without Cause.

          This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Owner (or advances by the Servicer for the same), and
(b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer and the Owner in writing. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth at the beginning of this Agreement. The Owner and the Servicer shall comply with the termination procedures set forth in Sections 9.01 and 10.01 hereof. In the event that Servicer is terminated as servicer pursuant Sections 7.06, 7.08 and 9.02(ii), it shall be entitled to a termination fee (the "Termination Fee") equal to $10 per Mortgage Loan then being serviced pursuant to this Agreement.

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

          Section 10.01  Successor to the Servicer.

          Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 6.02, 8.03, 9.01 or 9.02, the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 8.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be an FHA Approved Mortgagee and a VA Approved Lender. In addition, with respect to all FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD form 92080 or such other form as prescribed by HUD, at least 10 days prior to such transfer of servicing. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement without the consent of the Owner. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this
Section  10.01   and  shall  in   no  event  relieve  the   Servicer  of  the
representations and warranties made pursuant to Sections 6.01 and the remedies available to the Owner under Section 6.02 and 7.02, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and
7.02 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

          Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity by the Owner, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage, at the discretion of the Owner and, at the Owner's sole expense. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 8.03, 9.01 or 9.02 shall not affect any claims that the Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

          The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          Upon a  successor's acceptance of appointment as such, the Servicer
shall notify by mail   the Owner of  such appointment in accordance  with the
procedures set forth in Section 10.06.

          Section 10.02. Closing.

          Each closing for the engagement of the Servicer to perform the servicing responsibilities respecting Mortgage Loans shall take place on the related Transfer Date. At the Owner's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

          Each closing shall be subject to each of the following conditions:

               a) all of the representations and warranties of the Servicer and the Owner under this Agreement shall be true and correct as of each Transfer Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

               b) the Owner and Servicer each shall have received, or the Owner's attorneys shall have received in escrow, (i) with respect to the Initial Transfer Date, all Closing Documents as specified in Section 10.03 hereof, and
                    (ii) with respect to all Transfer Dates, the Closing Documents specified in (b), (c) and (i) of Section
                    10.03 hereof, in such forms as are agreed upon and acceptable to the Servicer and the Owner, duly executed by all signatories as required pursuant to the respective terms thereof; and

               c) all other terms and conditions of this Agreement shall have been complied with and no default or Event of Default under this Agreement shall have occurred and be continuing for a period of 30 days or more prior to the related Transfer Date.

          Section 10.03. Closing Documents.

          The Closing Documents shall consist of fully executed originals of the following documents:

               (a)  with  respect   to  the   Initial  Transfer  Date,   this
                    Agreement;

               (b) with respect to the Initial Transfer Date, the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A, and with respect to each subsequent Transfer Date, a Mortgage Loan Schedule reflecting the additional Mortgage Loans to be serviced by the Servicer and a cumulative Mortgage Loan Schedule, reflecting all Mortgage Loans being serviced by the Servicer from the Initial Transfer Date up to, and including, the related subsequent Transfer Date;

               (c)  with  respect  to  each  subsequent   Transfer  Date,  an
                    Acknowledgment Agreement in the form of Exhibit B-1 hereto;

               (d) with respect to the Initial Transfer Date, a Custodial Account Letter Agreement in the form of Exhibit C hereto;

               (e) with respect to the Initial Transfer Date, an Escrow Account Letter Agreement in the form of Exhibit D hereto;

               (f) with respect to the Initial Transfer Date, an Officer's Certificate of the Servicer, in the form of Exhibit E-1 hereto, including all attachments thereto, and with respect to subsequent Transfer Dates, in the event that any item contained in the most recent Officer's Certificate becomes untrue or at the request of the Owner, an Officer's Certificate in the form of Exhibit E-2 hereto, including all attachments thereto;

               (g) an Opinion of Counsel delivered following the Initial Transfer Date upon the request of the Owner, in the form of Exhibit G hereto;

               (h) with respect to the Initial Transfer Date, a Custodial Agreement; and

               (i)  with respect to each Transfer  Date, a trust receipt  and
                    initial  certification  of  the   related  Custodian,  as
                    required under the Custodial Agreement.

          Section 10.04. Costs.

          The Owner shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by the Owner. Subject to
Section 3.01(a) the Owner, its designee or the Servicer shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages required on each Reconstitution Date.

          Section 10.05. Protection of Confidential Information.

          The Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, the purchase price paid by the Owner for the Mortgage Loans and any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

          Section 10.06. Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

          (i)  if to the Owner:
               Lehman Capital, A Division of
               Lehman Brothers Holdings Inc.
               Three World Financial Center
               New York, New York  10285
               Attention: Manager, Contract Finance
               Telecopier No.:  (212) 528-6659
               Telephone No.:  (212) 526-5837

          (ii) if to the Servicer:
               Aurora Loan Services Inc.
               2530 South Parker Road
               Aurora, Colorado  80014
               Telecopier No.:  (303) 338-2289
               Telephone No.:  (303) 745-3661
               Attention:  Rick Skogg

          Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

          Section 10.07.  Severability Clause.

          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

          Section 10.08.  No Personal Solicitation.

          From and after each related Transfer Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Mortgage Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Mortgage Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to
Servicer's deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Mortgage Loan as a result of a violation of the requirements set forth in this Section 10.08, Servicer hereby agrees to pay to Owner an amount equal to the difference, if any, between the amount that the Owner would have received if it had sold the Mortgage Loan to a third party, and the proceeds received by the Owner as result of such refinancing.

          Section 10.09.  Counterparts.

          This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          Section 10.10.  Place of Delivery and Governing Law.

          This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Owner in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

          Section 10.11.  Further Agreements.

          The Owner and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          Section 10.12. Intention of the Parties.

          It is the intention of the parties that the Owner is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. accordingly, the parties hereby acknowledge that the Owner remains the sole and absolute owner of the Mortgage Loans and all rights related thereto.

          Section 10.13. Successors and Assigns; Assignment of Servicing Agreement.

          This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer and the Owner and the respective successors and assigns of the Servicer and the Owner. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party without the prior written consent of the Owner, which consent shall be given at the sole discretion of the Owner.

          Section 10.14.  Waivers.

          No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

          Section 10.15.  Exhibits.

          The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          Section 10.16.  General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b)  accounting  terms  not  otherwise  defined  herein   have  the
meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d)  a reference  to a Subsection  without further  reference to  a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean by reason of enumeration.

     Section 10.17. Reproduction of Documents.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                              LEHMAN CAPITAL, A DIVISION OF
                              LEHMAN BROTHERS HOLDINGS INC.
                                         (Owner)


                             By:
                                  --------------------------------------
                             Name:
                                 --------------------------------------
                             Title:
                                 --------------------------------------



                            AURORA LOAN SERVICES INC.
                                       (Servicer)
                            By:
                                  --------------------------------------
                            Name:
                                 --------------------------------------
                            Title:
                                 --------------------------------------



                                  EXHIBIT A
                            MORTGAGE LOAN SCHEDULE
                               (to be provided)



                                 EXHIBIT B-1

                           ACKNOWLEDGMENT AGREEMENT

          On this ____ day of ____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner") as the Owner under that certain Flow Servicing Agreement dated as of September 1, 1997, (the
"Agreement"), does hereby transfer to Aurora Loan Services Inc. (the "Servicer") as Servicer under the Agreement, the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A. The Servicer hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Servicer by the Owner in accordance with the terms of the Agreement.

          With respect to the Mortgage Loans made subject to the Agreement hereby, the Transfer Date shall be ___________________.

          The   Custodial   Files  shall   be   held  by   __________________
("_____________") pursuant to that certain Custodial Agreement dated as of _________ __, 199_, among the Owner, the Servicer and ________________.

          All other terms and conditions of this transaction shall be governed by the Agreement.

          The Set-Up Fee per Mortgage Loan shall be:   $________

          The Termination Fee per Mortgage Loan shall be:    $________

         The Servicer shall, as indicated below, (i) prepare or cause to be prepared all Assignments of Mortgage, (ii) record or cause to be recorded all Assignments of Mortgage, (iii) shall pay the recording costs associated with the Mortgage Loans associated with this Acknowledgment Agreement and (iv) shall track such Assignments of Mortgage to ensure they have been recorded for the Assignment Fee per Mortgage Loan indicated below:
Check the appropriate box: (Check only one box)

    /  /    All items (i) through (iv) above   $_____ plus recording costs.

   /  /     All items (i) through (iv) above   $_____   (which fee includes
            recording costs).

  /  /      Only item (iv) above               $_____.

 /  /       None of the above.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

          This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                OWNER:

                                LEHMAN CAPITAL, A DIVISION OF
                                LEHMAN BROTHERS HOLDINGS INC.


                                By:
                                    --------------------------------------
                                Name:
                                    --------------------------------------
                                Title:
                                    --------------------------------------


                                SERVICER:

                                AURORA LOAN SERVICES INC.


                                By:
                                    --------------------------------------
                                Name:
                                    --------------------------------------
                                Title:
                                    --------------------------------------


                                  EXHIBIT B-2

                             CONFIRMATION AGREEMENT

          On this ____ day of ____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner") as the Owner under that certain Flow Servicing Agreement dated as of September 1, 1997, (the "Agreement"), does hereby express its intention to transfer to Aurora Loan Services Inc. (the "Servicer") as Servicer under the Agreement, the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto on ___________ (the "Transfer Date").

          The Servicer hereby agrees to accept on the Transfer Date the servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule and shall begin to service such Mortgage Loans on the Transfer Date in accordance with the provisions of the Agreement.

          The   Custodial  Files   shall   be   held  by   __________________
("_____________") pursuant to that certain Custodial Agreement dated as of _________ __, 199_, among the Owner, the Servicer and ________________.

          All other terms and conditions of this transaction shall be governed by the Agreement.

          The Set-Up Fee per Mortgage Loan shall be:   $________

          The Termination Fee per Mortgage Loan shall be:    $________

          The Servicer shall, as indicated below, (i) prepare or cause to be prepared all Assignments of Mortgage, (ii) record or cause to be recorded all Assignments of Mortgage, (iii) shall pay the recording costs associated with the Mortgage Loans associated with this Acknowledgment Agreement and (iv) shall track such Assignments of Mortgage to ensure they have been recorded for the Assignment Fee per Mortgage Loan indicated below:
Check the appropriate box: (Check only one box)

          /  /  All items (i) through (iv) above   $_____ plus recording costs.

         /  /   All items (i) through (iv) above   $_____   (which fee includes
                recording costs).

        /  /    Only item (iv) above               $_____

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

          This Confirmation Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.




                                OWNER:

                                LEHMAN CAPITAL, A DIVISION OF
                                LEHMAN BROTHERS HOLDINGS INC.


                                By:
                                    --------------------------------------
                                Name:
                                    --------------------------------------
                                Title:
                                    --------------------------------------


                                SERVICER:

                                AURORA LOAN SERVICES INC.


                                By:
                                    --------------------------------------
                                Name:
                                    --------------------------------------
                                Title:
                                    --------------------------------------


                                  EXHIBIT C

                      CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                      _______ __, 199_


To:  ___________________________

     ___________________________

     ___________________________
          (the "Depository")

          As Servicer under the Flow Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors."
All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate.
Please execute and return one original to us.


                             AURORA LOAN SERVICES INC.

                                By:
                                    --------------------------------------
                                Name:
                                    --------------------------------------
                                Title:
                                    --------------------------------------


          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                              --------------------------------------------
                                            Depository

                              By:
                                   --------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                   --------------------------------------
                              Date:
                                   --------------------------------------

                                  EXHIBIT D

                       ESCROW ACCOUNT LETTER AGREEMENT


                                             _______ ___, 199_

To:
    --------------------------------------

    --------------------------------------

    --------------------------------------
          (the "Depository")

          As servicer under the Flow Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors."
All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate.
Please execute and return one original to us.



                             AURORA LOAN SERVICES INC.

                                By:
                                    --------------------------------------
                                Name:
                                    --------------------------------------
                                Title:
                                    --------------------------------------



          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.



                              --------------------------------------------
                                            Depository

                              By:
                                   --------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                   --------------------------------------
                              Date:
                                   --------------------------------------


                                 EXHIBIT E-1

                            OFFICER'S CERTIFICATE

     I, ____________________,  hereby certify that I am the duly elected
(Vice) President of Aurora Loan Services Inc., a corporation organized under the laws of the State of Delaware, (the "Company") and further as follows:

     1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Articles of Incorporation of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ____________.

     2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

     3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company, issued within ____ days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

     4. Attached hereto as Exhibit 4 is a true, correct and complete copy of a Certificate of an Assistant secretary of the Company setting forth the Officers of the Company authorizes by a committee of the Company's Board of Directors to execute and deliver the Flow Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), by and between the Company and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner"), and such authorities are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification.

     5. To the best of my knowledge, either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

     6. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

     7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

     8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreement and any other document delivered prior hereto or on the date hereof in connection with the Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

     9. The Company is duly authorized to engage in the transactions described and contemplated in the Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: September __, 1997


                             AURORA LOAN SERVICES INC.

                                By:
                                    --------------------------------------
                                Name:
                                    --------------------------------------
                                Title:
                                    --------------------------------------

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:
       ----------------------------          By:
                                                 ----------------------------
                                             Name:
                                                 ----------------------------
(Seal)                                       Title:
                                                   --------------------------
                                                       (Vice) President



          I, ________________________, an (Assistant) Secretary1 of Aurora Loan Services Inc., hereby certify that ____________ is the duly elected, qualified and acting (Vice) President of the Company and that the signature appearing above is (her) (his) genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:
       ----------------------------          By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
(Seal)                                       Title:
                                                  --------------------------
                                                        (Vice) President



                                   EXHIBIT 4 to

                                   Company's Officer's Certificate



     Name                Title                    Signature


                                               ------------------------------

                                               ------------------------------

                                               ------------------------------

                                               ------------------------------

                                               ------------------------------

                                               ------------------------------


                                 EXHIBIT E-2

                       COMPANY'S OFFICER'S CERTIFICATE

     I, ____________________,  hereby certify that I am the duly elected
(Vice) President of Aurora Loan Services Inc., a corporation organized under the laws of the State of Delaware, (the "Company") and further as follows:

     1. The charter of the Company in the form attached to that certain Company's Officer's Certificate dated September __, 1997 by ____________ is in full force and effect on the date hereof and has been in effect without amendment, waiver, rescission or modification.

     2. The bylaws of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

     3. Since the last date of issuance of a certificate of good standing of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________, no event has occurred since the date thereof which would impair such standing.

     4. The resolutions of the Board of Directors of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

     5. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Flow Servicing Agreement dated as of September 1, 1997, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc. and the Company, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

     6. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets or the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

     7. The Company is not currently in material breach of any representation or warranty, or in material default under any provision of the Agreement.

     8. The Company is duly authorized to engage in the transactions described and contemplated in the Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

(Seal)                             AURORA LOAN SERVICES INC.

                                   By:
                                      --------------------------------
                                   Name:
                                        ------------------------------
                                   Title:
                                         -----------------------------

          I, ________________________, an (Assistant) Secretary of Aurora Loan Services Inc., hereby certify that ____________ is the duly elected, qualified and acting (Vice) President of Aurora Loan Services Inc. and that the signature appearing above is (her) (his) genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                                          By:
       --------------------------                   --------------------------
                                                Name:
                                                    --------------------------
(Seal)           Title:
                                                    -------------------------
                                                      (Assistant) Secretary



                                 EXHIBIT F

                         FORM OF CUSTODIAL AGREEMENT

                           (Intentionally omitted)

                                  EXHIBIT G

                  FORM OF OPINION OF COUNSEL TO THE SERVICER

                                   (date)



Lehman Capital, A Division of
Lehman Brothers Holdings Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          You have requested my opinion, as Legal Counsel to Aurora Loan Services Inc. (the "Servicer"), with respect to certain matters in connection with the servicing by the Servicer of the Mortgage Loans pursuant to that certain Flow Servicing Agreement, by and between the Servicer and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner"), dated as of September 1, 1997, (the "Flow Servicing Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Flow Servicing Agreement.

          I have examined the following documents:

          1.   the Flow Servicing Agreement; and

          2. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

          To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Servicer contained in the Flow Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

          Subject to  the foregoing, it is my opinion that:

     1. The Servicer is a duly organized, validly existing corporation in good standing under the laws of the state Delaware and is authorized to service and administer the Mortgage Loans in the states where the Mortgaged Properties are located.

     2. The Servicer has the power to engage in the transactions contemplated by the Flow Servicing Agreement and all requisite power, authority and legal right to execute and deliver the Flow Servicing Agreement, and to perform and observe the terms and conditions of such instrument.

     3. The Flow Servicing Agreement has been duly authorized, executed and delivered by the Servicer and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Servicer, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

     4. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Flow Servicing Agreement, or the servicing of the Mortgage Loans or the consummation of the transactions contemplated by the Flow Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

     5. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Flow Servicing Agreement conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, the organization documents of the Servicer, the terms of any material indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

     6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Servicer which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer or which would draw into question the validity of the Flow Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Flow Servicing Agreement.

          This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date, provided that the Servicer remains the servicer of the Mortgage Loans under the Flow Servicing Agreement.
                                   Very truly yours,


                                  -----------------------------------
                                              Name

                                            Legal Counsel


                                                                    EXHIBIT H

                             FORM OF COLLATERAL PLEDGE AND SECURITY AGREEMENT

          COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of _________ __, 199_, by and between Aurora Loan Services Inc. ("Pledgor") and Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Pledgee").

          WHEREAS, heretofore Pledgor and Pledgee executed that certain Flow Servicing Agreement, dated as of September 1, 1997 (the "Servicing Agreement");

          WHEREAS, heretofore Pledgee sold certain of the mortgage loans which had been subject to the Servicing Agreement to the (Third Party Purchaser) ("Purchaser") pursuant to that certain (Purchase Agreement) (the "Purchase Agreement"), dated as of _________ __, 199_, by and between Pledgee and Purchaser, which mortgage loans are listed on Exhibit A attached hereto (the "Mortgage Loans");

          WHEREAS, pursuant to the Purchase Agreement, Pledgor has been retained to service the Mortgage Loans sold to Purchaser;

          WHEREAS, Section 7.07 of the Servicing Agreement obligates Pledgor to remit to Pledgee the amount of the monthly servicing fee received by Pledgor with respect to each Mortgage Loan under the Purchase Agreement in excess of the monthly servicing fee which had been received by Pledgor from Pledgee with respect to each Mortgage Loan previously subject to the Servicing Agreement and sold to Purchaser (the "Additional Remittance"), and in connection therewith, obligates Pledgor to send to Pledgee a monthly report;

          WHEREAS, Section 7.08 of the Servicing Agreement permits Pledgee to cause Pledgor at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties associated therewith to Pledgee or any designee of Pledgee, and in connection therewith, obligates Pledgor to cooperate with Pledgee in such transfer;

          WHEREAS, Pledgor's obligations to (i) remit to Pledgee the Additional Remittance, (ii) deliver a monthly report in connection with the Additional Remittance and (iii) cooperate with Pledgor in connection with any transfer of servicing responsibilities and duties;

          WHEREAS, Pledgor desires to pledge to Pledgee all its right, title and interest in and to the Servicing Rights (as defined below) with respect to each Mortgage Loan.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee agree as follows:

          1. Pledgor hereby grants, pledges, conveys, transfers and assigns to Pledgee a first priority security interest in and pledge of all its right title and interest in and to any and all of the following: (i) all rights to service the Mortgage Loans; (ii) any payments to or monies received by Pledgor for servicing the Mortgage Loans; (iii) all Ancillary Income or similar payments retained by Pledgor with respect to the Mortgage Loans; (iv) all agreements or documents creating, defining or evidencing any of the servicing rights related to the Mortgage Loans; (v) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by Pledgor with respect thereto; (vi) all accounts and other rights to payments related to any of the property described in this paragraph; and
(vii) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans (items (a) through (g) are collectively referred to herein as the "Servicing Rights").

          2.   Pledgor covenants and agrees that:

          (a) No sale, transfer, assignment, hypothecation or pledge of the Servicing Rights shall be made by Pledgor except in full compliance with all applicable laws, rules, regulations and orders, and then only after Pledgor has first received the prior written consent of Pledgee to such sale; and

          (b) The Pledgee's counsel will, deliver, file, record and prepare for execution by the Pledgor such UCC-1 financing statements, further agreements, instruments and documents as Pledgee may require to impose, perfect and protect the security interest created and granted by this Collateral Pledge and Security Agreement.

          3. Each of the following shall constitute an event of default hereunder:

               (i) failure by Pledgor to remit to Pledgee the Additional Remittance in accordance with Section 7.07 of the Servicing Agreement, which failure continues for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Pledgor by Pledgee;

               (ii) failure by Pledgor to provide Pledgee with a monthly report in connection with the Additional Remittance in accordance with Section 7.07 of the Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Pledgor by Pledgee; and

               (iii) failure by Pledgor to cooperate with Pledgee in the transfer of servicing responsibilities and duties to Pledgee or any designee of Pledgee in accordance with Section 7.08 of the Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Pledgor by Pledgee.

          4. Upon the occurrence of an event of default as hereinabove set forth, (i) Pledgee may, at its option, notify Pledgor that the assignment herein has become effective and, upon the sending of such notice, the Servicing Rights shall be deemed absolutely assigned to Pledgee without the need for any further documentation; (ii) Pledgee shall have all rights and remedies of a secured party under the Uniform Commercial Code; (iii) Pledgee shall have the right to sell and transfer the Servicing Rights by any means and upon any terms Pledgee deems necessary or desirable; (iv) Pledgee shall be entitled to such injunctive relief as may be granted by any court having equitable jurisdiction over the Servicing Rights; and (v) Pledgor hereby appoints Pledgee its attorney-in-fact to endorse any other document or instrument necessary to permit Pledgee to realize upon the Servicing Rights.

          5. Each remedy granted in Paragraph 4 above shall not be deemed exclusive of any other such remedy.

          6. This Collateral Pledge and Security Agreement shall terminate upon the termination of the obligation of Pledgee to remit the Additional Remittance in accordance with Section 7.07 of the Servicing Agreement.

          7. This Collateral Pledge and Security Agreement contains the full understanding of the parties in respect of the subject matter hereof, and may not be amended, altered, discharged or terminated, except by another agreement in writing, signed by the party sought to be charged therewith.

          8. This Collateral Pledge and Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          9. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Servicing Agreement.

          10. This Collateral Pledge and Security Agreement shall be construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties have caused this Collateral Pledge and Security Agreement to be executed by their duly authorized officers as of the date first above written.

                                   LEHMAN CAPITAL, A DIVISION OF LEHMAN
                                   BROTHERS HOLDINGS INC.
                                   Pledgee

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________


                                   AURORA LOAN SERVICES INC.
                                   Pledgor
                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________





                                                           Exhibit 99.5


                             SERVICING AGREEMENT


     THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of January, 1998, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and OPTION ONE MORTGAGE CORPORATION, a Delaware corporation ("the Servicer"), recites and provides as follows:


                                   RECITALS

     WHEREAS, Lehman Capital has conveyed certain Mortgage Loans identified on Schedule I hereto (the "Serviced Mortgage Loans") to Structured Asset Securities Corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to First Union National Bank, as trustee (the "Trustee") under a trust agreement dated as of January 1, 1998 (the "Trust Agreement"), among the Trustee, Norwest Bank Minnesota, National Association, as master servicer ("Norwest," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO.

     WHEREAS, Lehman Capital desires that the Servicer service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the conditions set forth herein.

     WHEREAS, Norwest and any successor Master Servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                  AGREEMENT

     1.   Definitions.  Capitalized terms used and not defined in this
          -----------
Agreement, including Exhibit A hereto and any provisions of the Seller's Warranties and Servicing Agreement dated as of September 30, 1997, between Lehman Capital and the Servicer (the "Warranties and Servicing Agreement") incorporated by reference herein, shall have the meanings ascribed to such terms in the Trust Agreement.

     2.   Servicing.  The Servicer agrees, with respect to the Serviced
          ---------
Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Warranties and Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Warranties and Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     3.   Master Servicing; Termination of Servicer.  The Servicer, including
          -----------------------------------------
any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee pursuant to the Trust Agreement, shall have the same rights as the "Purchaser" (as defined in the Warranties and Servicing Agreement) to enforce the obligations of the Servicer under the Warranties and Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article X of the Warranties and Servicing Agreement.

     4.   No Representations.  Neither the Servicer nor the Master Servicer
          ------------------
shall be obligated or required to make any representations and warranties regarding the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the certificates issued pursuant thereto.

     5.   Notices.  All notices and communications between or among the
          -------
parties hereto shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     6.   Governing Law.  THIS SERVICING AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,
NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     7.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     8.   Reconstitution.  Lehman Capital and the Servicer agree that this
          --------------
Agreement is a Reconstitution Agreement, and that the date hereof is the Reconstitution Date, each as defined in the Warranties and Servicing Agreement.

     9.   Notices and Remittances to the Master Servicer.  All notices
          ----------------------------------------------
required to be delivered to the Purchaser or the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

          Norwest Bank Minnesota, National Association
          11000 Broken Land Parkway
          Columbia, Maryland  21044
          Attn:  Master Servicing Department, SASCO 1998-2

     All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

          Norwest Bank Minnesota, National Association
          Minneapolis, Minnesota
          ABA#:  091-000-019
          Account Name:  Corporate Trust Clearing
          Account Number:  3970771416
          For further credit to:  13399500, SASCO 1998-2

     10.  Errors and Omissions Insurance.  The Servicer shall keep in force
          ------------------------------
during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy upon receipt thereof by the Servicer.

     Executed as of the day and year first above written.


                              LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.




                              By:
                                  ---------------------------------
                                  Name:
                                  Title:


                              OPTION ONE MORTGAGE CORPORATION




                              By:
                                  ---------------------------------
                                  Name:
                                  Title:




                                  EXHIBIT A

           Modifications to the Warranties and Servicing Agreement


1. All references to "Pool I," "Pool 1," "Pool 2" and "Pool II" in the Warranties and Servicing Agreement are hereby deleted.


2. The definition of "Custodial Agreement" in Article I is hereby deleted and replaced with the following:

     "The custodial agreement relating to custody of the Serviced Mortgage Loans between First Trust National Association, as Custodian, and First Union National Bank, as Trustee, dated as of January 1, 1998."


3. The definition of "Monthly Advance" in Article I is hereby amended by adding at the end of such definition the following: ", but only to the extent that such amount is expected, in the reasonable judgment of the Company, to be recoverable from collections or other recoveries in respect of such Mortgage Loan."


4. The definition of "Servicing Advance" in Article I is hereby amended by adding, immediately after the phrase "but not limited to, the cost of", the following: "transfer of servicing of Delinquent Mortgage Loans to the Special Servicer pursuant to Section 11.02, and".


5.   The word "or" at the beginning of line twelve of the second paragraph in
     Section 4.01 is hereby deleted and replaced with a comma, and the following is hereby added immediately following the words "change the final maturity date on such Mortgage Loan" in such line twelve: "or permit any alteration, substitution or release of any collateral for such Mortgage Loan."


6. The fourth and fifth paragraphs of Section 4.01 are hereby deleted in their entirety and replaced with the following:

          "Notwithstanding anything to the contrary in this Agreement, the Company shall not waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty."


7.   The following paragraph is hereby added at the end of Section 4.02:

          "Notwithstanding the foregoing, in the event of any conflict between the provisions of this Section 4.02 and the provisions of
     Section 11.02, the provisions of Section 11.02 shall control."


8. The words "the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00" in the first paragraph of Section 4.04 are hereby deleted and replaced with the following:
     "Norwest Bank Minnesota, National Association, as master servicer for SASCO 1998-2."


9.   Section 4.05 is amended by deleting the word "and" at the end of clause
     (vi), replacing the period at the end of clause (vii) with "; and", and adding the following immediately following clause (viii):

          "(viii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 7.03, the Company's right to reimburse itself pursuant to this subclause (viii) (x) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, REO Property, and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to such Mortgage Loan, and (y) if, after the liquidation of such Mortgage Loan, such amounts are insufficient to reimburse the Company for such unreimbursed Monthly Advances, the Company may seek reimbursement from other amounts in the Custodial Account, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser;


10. Section 4.05 is further amended by adding, immediately after the words "unreimbursed Servicing Advances" in the first line of clause (ii), the following: ", and for any unpaid Servicing Fees,".


11. The words "the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00" in the first paragraph of Section 4.06 are hereby deleted and replaced with the following:
     "Norwest Bank Minnesota, National Association, as master servicer for SASCO 1998-2."


12. All references in Section 4.15 to the disposition of REO Properties within a two year period are hereby deleted and replaced with a three year period.


13. The first paragraph of Section 5.01 is hereby deleted and replaced with the following:

          "On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all advances, if any, which the Company is obligated to make pursuant to Section 7.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Collection Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 7.04, and minus (d) any amounts attributable to Monthly Payments collected but due (giving effect to Section 5.03) on a due date or dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts."


14. Section 5.02 is hereby amended by deleting the words "Remittance Date" in the first line of such Section, and substituting the following:
     "tenth day of each month, or if such tenth day is not a Business Day, the immediately preceding Business Day,"


15.  Section 5.03 is hereby deleted in its entirety.


16. Section 6.03 is hereby amended by adding the following immediately after the words "other ancillary fees" in the second paragraph of such
     Section: ", but not including any premium or penalty associated with a prepayment of principal of a Mortgage Loan."


17. The second paragraph of Section 11.02 is hereby deleted in its entirely and replaced with the following:

          "On the second Business Day of each month, the Company shall orally inform the Master Servicer and the Special Servicer as to which Mortgage Loans have become delinquent for a period of 61 days or more, without giving effect to any grace period permitted by the related Mortgage Note (each, a "Distressed Mortgage Loan"). Any such Mortgage Loan as to which all past due payments are made prior to the Notice Date shall not be considered to be a Distressed Mortgage Loan, and the servicing thereof shall not be transferred as provided below. On the fourth Business Day of each month (the "Notice Date"), the Company shall send by facsimile a written listing of the Distressed Mortgage Loans to the Master Servicer, the Trustee and the Custodian, and shall mail to the Mortgagor of each Mortgage Loan listed in a Transfer Notice a letter advising each such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Special Servicer, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of such letter shall have the prior approval of the Special Servicer. The Company shall promptly provide the Special Servicer with copies of all such notices. The transfer of servicing with respect to each such Mortgage Loan to the Special Servicer shall be effected by the Company not later than the fifteenth day following the applicable Notice Date (the "Transfer Date"). By the Business Day immediately following each Notice Date, the Company shall provide the Master Servicer, the Special Servicer, the Trustee and the Custodian with a certification (the "Transfer Notice") listing the Distressed Mortgage Loans.

          At least five Business Days prior to each Transfer Date, the Company shall deliver, with respect to the Distressed Mortgage Loans listed on the related Transfer Notice, to the Special Servicer all Servicing Files, and to the Special Servicer and the Master Servicer a loan level tape or other electronic media containing loan set-up information in form reasonably acceptable to the Master Servicer and the Special Servicer. Within two Business Days following such Transfer Date, the Servicer shall deliver a final trial balance (subject to special claims), inform reasonably acceptable to the Master Servicer and the Special Servicer, and commensurate with generally acceptable industry standards, detailing the amount of any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees on a loan level basis. Should the Master Servicer or the Special Servicer desire a loan level tape or other electronic media containing information which is not readily extractable from the Company's servicing system, the Company shall reasonably cooperate to make such loan level data available to the Master Servicer and Special Servicer. In addition, no more than two Business Days after the Transfer Date, the Company shall transfer to the Special Servicer any funds held in an Escrow Account or Custodial Account relating to the Distressed Mortgage Loans listed in the related Transfer Notice. Upon reasonable compliance by the Company with the provisions of this Section regarding the transfer of servicing for Distressed Mortgage Loans, the Special Servicer will reimburse the Company within five Business Days for any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees with respect to such Distressed Mortgage Loans which have been properly documented. Notwithstanding anything herein to the contrary, the transfer of servicing for Distressed Mortgage Loans shall not require the payment of a termination fee therefor.

     In connection with the transfer of any Distressed Mortgage Loan, (i) the Company will be responsible for servicing the Distressed Mortgage Loan until the effective date of transfer of servicing to the Special Servicer, but shall have no right or obligation to service such Distressed Mortgage Loan from and after the effective date of the transfer of servicing to the Special Servicer, (ii) notwithstanding clause (i) above, the Company shall include the Distressed Mortgage Loan in its monthly remittance report pursuant to Section 5.02 for the month in which such transfer is effected and shall be obligated, subject to
     Section 7.03, to make the Monthly Advance with respect to such Distressed Mortgage Loan on the Remittance Date in the month in which such transfer is effected, in each case, regardless of whether the Remittance Date occurs before or after the effective date of such transfer, (iii) the amount of Monthly Advances to be reimbursed to the Company by the Special Servicer hereunder shall include the Monthly Advance described in clause (ii) above regardless of whether the Company makes such Monthly Advance before or after the effective date of such transfer, (iv) the Company shall, no later than the end of the month in which such transfer is effected, provide to the Special Servicer loan level information (in the loan level tape or other electronic media or other agreed-upon form) regarding the Distressed Mortgage Loan during the month of such transfer as may be necessary to enable the Special Servicer to provide such information in its remittance report for the next following month, and (v) the Company shall not be entitled to the Servicing Fee with respect to any such Distressed Mortgage Loan for the month in which such transfer occurs."


18.  The following paragraph is added at the end of Section 12.01:

          "Neither the Master Servicer nor any successor servicer (including the Purchaser and the Master Servicer) shall be liable for any acts or omissions of the Company or any predecessor servicer. In particular, neither the Master Servicer nor any successor servicer (including the Purchaser and the Master Servicer) shall be liable for any servicing errors or interruptions resulting from any failure of the Company to maintain computer and other information systems that are year-2000 compliant."




         Lehman Capital, A Division of Lehman Brothers Holdings Inc.,


                                  Purchaser

                                     and

                       Option One Mortgage Corporation,

                                   Company




               /_____________________________________________/

                 SELLER'S WARRANTIES AND SERVICING AGREEMENT

                        Dated as of September 30, 1997

               /_____________________________________________/


      Conventional Residential Adjustable and Fixed Rate Mortgage Loans

                             Group No. 1997-LB/00






                              TABLE OF CONTENTS



                                  ARTICLE I



                                 DEFINITIONS



                                  ARTICLE II



    CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND
             RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01  Conveyance of Mortgage Loans; Possession of Mortgage Files;
Maintenance of Servicing Files  . . . . . . . . . . . . . . . . . . . . .  16
Section 2.02  Books and Records; Transfers of Mortgage Loans  . . . . . .  17
Section 2.03  Custodial Agreement; Delivery of Documents  . . . . . . . .  18

                                 ARTICLE III
             REPRESENTATIONS AND WARRANTIES; REMEDIES AND BREACH

Section 3.01  Company Representations and Warranties  . . . . . . . . . .  19
Section 3.02  Representations and Warranties Regarding Individual
          Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 3.03  Purchaser Representations and Warranties  . . . . . . . . .  36
Section 3.04  Remedies for Breach of Representations and Warranties.  . .  37
Section 3.05  Restrictions and Requirements Applicable in the Event . . .  39
Section 3.06  Repurchase of Mortgage Loans With First Payment Defaults  .  42


                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01  Company to Act as Servicer  . . . . . . . . . . . . . . . .  43
Section 4.02  Liquidation of Mortgage Loans . . . . . . . . . . . . . . .  45
Section 4.03  Collection of Mortgage Loan Payments  . . . . . . . . . . .  46
Section 4.04  Establishment of and Deposits to Custodial Account  . . . .  47
Section 4.05  Permitted Withdrawals From Custodial Account  . . . . . . .  48
Section 4.06  Establishment of and Deposits to Escrow Account . . . . . .  49
Section 4.07  Permitted Withdrawals From Escrow Account . . . . . . . . .  50
Section 4.08  Payment of Taxes, Insurance and Other Charges . . . . . . .  51
Section 4.09  Protection of Accounts  . . . . . . . . . . . . . . . . . .  51
Section 4.10  Maintenance of Hazard Insurance . . . . . . . . . . . . . .  52
Section 4.11  Maintenance of Mortgage Impairment Insurance  . . . . . . .  54
Section 4.12  Maintenance of Fidelity Bond and Errors and Omissions
          Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.13  Inspections . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.14  Restoration of Mortgaged Property . . . . . . . . . . . . .  55
Section 4.15  Title, Management and Disposition of REO Property . . . . .  56
Section 4.16  Real Estate Owned Reports . . . . . . . . . . . . . . . . .  57
Section 4.17  Liquidation Reports . . . . . . . . . . . . . . . . . . . .  58
Section 4.18  Notification of Adjustments . . . . . . . . . . . . . . . .  58
Section 4.19  Reports of Foreclosures and Abandonments of Mortgaged
          Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 4.20 Monthly Advances by Servicer . . . . . . . . . . . . . . . .  58



                                  ARTICLE V

                            PAYMENTS TO PURCHASER

Section 5.01  Remittances . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.02  Statements to Purchaser . . . . . . . . . . . . . . . . . .  59
Section 5.03  Due Dates Other Than the First of the Month . . . . . . . .  60



                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

Section 6.0l  Transfers of Mortgaged Property . . . . . . . . . . . . . .  61
Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files . .  62
Section 6.03  Servicing Compensation  . . . . . . . . . . . . . . . . . .  62
Section 6.04  Annual Statement as to Compliance . . . . . . . . . . . . .  62
Section 6.05  Annual Independent Public Accountants' Servicing Report . .  63
Section 6.06  Right to Examine Company Records  . . . . . . . . . . . . .  63

                                 ARTICLE VII
                    AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01  Removal of Mortgage Loans from Inclusion Under this
Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More
Reconstitution Dates  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                      . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.02  Purchaser's Repurchase and Indemnification Obligations  . .  65
Section 7.03 Monthly Advances . . . . . . . . . . . . . . . . . . . . . .  66
Section 7.04 Compensating Interest  . . . . . . . . . . . . . . . . . . .  66

                                 ARTICLE VIII
                             COMPANY TO COOPERATE

Section 8.01  Provision of Information  . . . . . . . . . . . . . . . . .  67
                                        . . . . . . . . . . . . . . . . .
Section 8.02  Financial Statements; Servicing Facility  . . . . . . . . .  67



                                  ARTICLE IX
                                 THE COMPANY

Section 9.01  Indemnification; Third Party Claims . . . . . . . . . . . .  68
Section 9.02  Merger or Consolidation of the Company  . . . . . . . . . .  68
Section 9.03  Limitation on Liability of Company and Others . . . . . . .  69
Section 9.04  Limitation on Resignation and Assignment by Company . . . .  69

                                  ARTICLE X
                                   DEFAULT


Section 10.01  Events of Default  . . . . . . . . . . . . . . . . . . . .  71
Section 10.02  Waiver of Defaults . . . . . . . . . . . . . . . . . . . .  72

                                  ARTICLE XI
                                 TERMINATION

Section 11.01  Termination  . . . . . . . . . . . . . . . . . . . . . . .  73
Section 11.02  Termination Without Cause  . . . . . . . . . . . . . . . .  73

                                 ARTICLE XII
                           MISCELLANEOUS PROVISIONS

Section 12.01  Successor to Company . . . . . . . . . . . . . . . . . . .  75
Section 12.02  Amendment  . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 12.03  Governing Law                                               76
Section 12.04  Duration of Agreement  . . . . . . . . . . . . . . . . . .  76
                                      . . . . . . . . . . . . . . . . . .
Section 12.05  Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 12.06  Severability of Provisions . . . . . . . . . . . . . . . .  77
Section 12.07  Relationship of Parties  . . . . . . . . . . . . . . . . .  77
Section 12.08  Execution; Successors and Assigns  . . . . . . . . . . . .  77
Section 12.09  Recordation of Assignments of Mortgage . . . . . . . . . .  77
Section 12.10  Assignment by Purchaser  . . . . . . . . . . . . . . . . .  78
Section 12.11  No Personal Solicitation . . . . . . . . . . . . . . . . .  78

                                   EXHIBITS

EXHIBIT A      MORTGAGE LOAN SCHEDULE
EXHIBIT A-1    POOL 1 MORTGAGE LOAN SCHEDULE
EXHIBIT A-2    SUB-POOL 1a MORTGAGE LOAN SCHEDULE
EXHIBIT A-3    SUB-POOL 1b MORTGAGE LOAN SCHEDULE
EXHIBIT A-4    SUB-POOL 1c MORTGAGE LOAN SCHEDULE
EXHIBIT A-5    POOL 2 MORTGAGE LOAN SCHEDULE
EXHIBIT B      CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C-1    MORTGAGE LOAN DOCUMENTS
EXHIBIT C-2    CUSTODIAL AGREEMENT WITH EXHIBITS
EXHIBIT D-1    FORM OF CUSTODIAL ACCOUNT
               CERTIFICATION
EXHIBIT D-2    FORM OF CUSTODIAL ACCOUNT
               LETTER AGREEMENT
EXHIBIT E-1    FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2    FORM OF ESCROW ACCOUNT
               LETTER AGREEMENT
EXHIBIT F      FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G      FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H      UNDERWRITING GUIDELINES
EXHIBIT I      DELINQUENT LOANS
EXHIBIT J      MORTGAGE LOANS WITH ODD DUE DATES
EXHIBIT K      BAILEE AGREEMENT
EXHIBIT L SECOND LIEN MORTGAGE LOANS

     This is a Seller's Warranties and Servicing Agreement for conventional adjustable and fixed Rate residential first and second lien mortgage loans, dated and effective as of September 30, 1997, and is executed between Lehman Capital, A Division of Lehman Brothers Holdings Inc., as purchaser (the "Purchaser"), and Option One Mortgage Corporation, as seller and servicer (the "Company").

                             W I T N E S S E T H

          WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain Mortgage Loans which have an aggregate outstanding principal balance as of the close of business on the Cut-off Date, after deduction of payments due on or before such date of $385,000,000;

          WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

          WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

          Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

          Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to FNMA under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to FHLMC under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as "servicer thereunder".

          Agreement:   This Seller's  Warranties and Servicing  Agreement and
all amendments hereof and supplements hereto.

          ALTA:    The  American  Land  Title  Association  or any  successor thereto.

          Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (b) the value thereof as determined by a review appraisal conducted by the Company in the event any such review appraisal determines an appraised value more than ten percent lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Company in the event any such review appraisal determines an appraised value more than ten percent lower than the value thereof as determined by the appraisal referred to in clause (ii)(A)(1) above and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase", such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

          Appropriate Federal Banking Agency: Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

          BIF: The Bank Insurance Fund, or any successor thereto.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California, Pennsylvania or New York are authorized or obligated by law or executive order to be closed.

          Closing Date:  October 30, 1997.

          CLTA:   The  California Land  Title  Association or  any  successor thereto.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

          Company:    Option One  Mortgage Corporation,  or its  successor in
interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

          Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

          Credit Grade:  As defined in the Underwriting Guidelines.

          Custodial Account:   The separate account  or accounts created  and
maintained pursuant to Section 4.04.

          Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, which is annexed hereto as Exhibit C-2.

          Custodian:   The Custodian under  the Custodial  Agreement, or  its
successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

          Cut-off Date:  September 30, 1997.

          Defaulted Mortgage Loan:  As defined in Section 3.02 hereof.

          Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.04, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

          Delinquent Mortgage Loan:  As defined in Section 11.02 hereof.

          Determination Date:   The 13th  day (or if  such 13th day is  not a
Business Day, the Business Day immediately preceding such 13th day) of the month of the related Remittance Date.

          Disqualified  Organization:   An organization  defined  as such  in
Section 860E(e) of the Code.

          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

          Eligible  Investments:   Any one  or  more of  the obligations  and
securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

          (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (b) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

          (c) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

          (d)  Consolidated  senior debt obligations of any Federal Home Loan
Banks;

          (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

          (f) Federal funds, certificates of deposit time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by Standard & Poor's and P-1 by Moody's;

          (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of Standard & Poor's and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

          (h)  Investment agreements provided:

               1. The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligations rated Aa2 or better by Moody's and AA or better by each of Standard & Poor's and Fitch, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed senior debt obligation meeting such rating requirements;

               2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date);

               3.   The   agreement  is   not  subordinated   to  any   other
     obligations of such insurance company or bank;

               4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement; and

               5. The Purchaser receives an opinion of counsel (at the expense of the party requesting the investment) that such agreement is an enforceable obligation of such insurance company or bank.

          (i) Repurchase agreements collateralized by securities described in (a), (c), or (e) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's, A-1+ or AA, respectively or better by Standard & Poor's and A-1+ or AA, respectively, or better by Fitch, provided:

               a.   A  master  repurchase   agreement  or  specific   written
     repurchase agreement governs the transaction;

               b. The securities are held free and clear of any lien by the Purchaser or an independent third party acting solely as agent for the Purchaser, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, and the Purchaser shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Purchaser;

               c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Purchaser;

               d. The repurchase agreement has a term of thirty days or less and the Purchaser will value the collateral securities no less frequently than monthly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

               e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%;

          (j) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of each Rating Agency; and

          (k) Investments in no load money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities act and rated Aaa by Moody's, AAAm or AAAm-G by Standard & Poor's and AAA, if rated by Fitch; provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

          Notwithstanding anything herein to the contrary, with respect to Mortgage Loans subject to an Agency Transfer or a Pass-Through Transfer, in the event that the applicable Reconstitution Agreement has a more limiting definition of "Eligible Investments", then the definition contained in such Reconstitution Agreement shall apply to such Mortgage Loans.

          Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.
          Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

          Escrow Mortgage Loan: The Mortgage Loans for which the Company has established an escrow account for items constituting Escrow Payments.

          Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

          Event  of Default:   Any  one  of the  conditions or  circumstances
enumerated in Section 10.01.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHLMC:    The  Federal  Home  Loan  Mortgage  Corporation,  or  any
successor thereto.

          Fidelity  Bond:   A fidelity bond  to be maintained  by the Company
pursuant to Section 4.12.

          First Remittance Date:  November 18, 1997.

          FNMA: The Federal National Mortgage Association, or any successor thereto.

          FNMA Guides: The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

          Gross Margin: With respect to each Pool I Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note of not less than 425 basis points (4.25%) and not more than 963 basis points (9.63%), which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

          Index: The applicable rate, on each Interest Rate Adjustment Date, which shall be adjusted semi-annually based upon the rate per annum equal to the average of interbank offered rates for six-month U.S. Dollar Denominated deposits in the London Market (LIBOR) as published in the Wall Street Journal.

          Insurance Proceeds:   With respect to each Mortgage  Loan, proceeds
of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.


          Insured  Depository Institution:    Insured Depository  Institution
shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

          Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

          Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal balance of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

          Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance
Rate) which was due on the Mortgage Loan, and (i) which was delinquent at the close of business on the immediately preceding Determination Date and (ii) which was not the subject of a previous Monthly Advance.

          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

          Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

          Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Impairment  Insurance Policy:   A  mortgage impairment  or
blanket hazard insurance policy as described in Section 4.11.

          Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note, as adjusted from time to time in accordance with the provisions of the Mortgage Note. The Mortgage Interest Rate, as determined on each Interest Rate Adjustment Date, is equal to the sum of the Index and the Gross Margin, adjusted, if necessary, to comply with the Mortgage Interest Rate Cap.

          Mortgage Interest Rate Cap: The limit on each Mortgage Interest Rate adjustment, such that as to each Mortgage Loan on each Interest Rate Adjustment Date, no change in the Mortgage Interest Rate shall: (i) exceed 1% above or below the Mortgage Interest Rate in effect immediately prior to the particular Interest Rate Adjustment Date of the related Mortgage Loan, and
(ii) exceed the maximum Mortgage Interest Rate Cap provided in the related Mortgage Note.

          Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage  Loan  Documents:   The  documents listed  in  Exhibit C-1
hereto.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

          Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state and the zip code; (4) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family residence, a condominium unit, a manufactured home, a townhouse or a unit in a planned unit development; (5) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6) the Loan-to-Value Ratio at origination; (7) the Mortgage Interest Rate as of the Cut-off Date; (8) the first payment date of the Mortgage Loan; (9) the stated maturity date; (10) the amount of the Monthly Payment;(11) the next due date of the Mortgage Loan; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal actually collected on or before the Cut-off Date; (14) the Mortgage Loan Remittance Rate as of the Cut-off Date; (15) the next Interest Rate Adjustment Date; (16) the Gross Margin; (17) the next Payment Adjustment Date (18) the maximum Mortgage Interest Rate under the terms of the Mortgage Note; (19) a code indicating whether the loan is an adjustable or fixed rate Mortgage Loan; (20) a code indicating whether the loan is a first or a second lien Mortgage Loan; (21) a code indicating the occupancy status at origination; (22) a code indicating the loan purpose; (23) the Index; and
(24) the loan documentation type. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3)  the weighted average Mortgage  Interest Rate of  the Mortgage Loans; and
(4) the weighted average maturity of the Mortgage Loans.

          Mortgage  Note:    The  Mortgage  Note or  other  evidence  of  the
indebtedness of a Mortgagor secured by a Mortgage.

          Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

          Mortgagor:  The obligor on a Mortgage Note.

          Net Margin: With respect to each Pool I Mortgage Loan, an amount equal to the Gross Margin minus the Servicing Fee Rate.

          Non-Escrow Mortgage Loan: Any Mortgage Loan which is not an Escrow Mortgage Loan.

          Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

          Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as "servicer" (with or without a master servicer) thereunder.

          Person:  Any individual,  corporation, partnership, joint  venture,
association,   joint-stock  company,   trust,  unincorporated   organization,
government or any agency or political subdivision thereof.

          Pool 1  Mortgage Loans:   Adjustable rate Mortgage Loans  listed in
Exhibit A-1 hereto.

          Pool 2 Mortgage Loans: Fixed rate Mortgage Loans listed in Exhibit A-5 hereto.

          Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

          Purchaser: Lehman Capital, A Division of Lehman Brothers Holdings Inc. or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

          Qualified Depository:    A depository  the  accounts of  which  are
insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor's Corporation.

          Qualified  Insurer:   A mortgage  guaranty  insurance company  duly
authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC.

          Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) have a maximum Mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan; (vi) have a maximum periodic mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan; (vii) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (viii) be a REMIC Eligible Mortgage Loan.

          Rating Agency: Any of Fitch, Moody's or Standard & Poor's, Duff & Phelps or their respective successors designed by the Purchaser.

          Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Company, FNMA or FHLMC or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a FNMA Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by FNMA with respect to a FNMA Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by FHLMC with respect to a FHLMC Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due FNMA or FHLMC, if applicable, at least equal to the Servicing Fee due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is greater. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company (giving due regard to any rating or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement and shall not contain any obligations materially more onerous than those contained herein that materially increase the expenses of the Servicer, unless otherwise mutually agreed by the parties.

          Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

          Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

          Refinanced Mortgage Loan: A Mortgage Loan the purpose of which is to refinance an existing mortgage loan.

          REMIC:   A  "real estate  mortgage investment  conduit"  within the meaning of Section 860D of the Code.

          REMIC Documents: The document or documents creating and governing the administration of a REMIC.

          REMIC Eligible  Mortgage Loan:   A  Mortgage Loan  held by  a REMIC
which satisfies and/or complies with all applicable REMIC Provisions.

          REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

          Remittance  Date:   The 18th  day (or  if such  18th day  is not  a
Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

          REO  Disposition:    The final  sale  by  the  Company of  any  REO
Property.

          REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.15.

          REO  Property:   A Mortgaged  Property acquired  by the  Company on
behalf  of  the  Purchaser   through  foreclosure  or  by  deed  in  lieu  of
foreclosure, as described in Section 4.15.

          Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the outstanding principal balance of the Mortgage Loan plus (ii)
interest  on  such  outstanding  principal  balance  at   the  Mortgage  Loan
Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

          SAIF:   The Savings  Association Insurance Fund,  or any  successor thereto.

          Securities Act  of 1933  or the 1933  Act:   The Securities  Act of
1933, as amended.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration, protection and inspection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

          Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Company.

          Servicing Fee Rate:  0.50% per annum.

          Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit C-1 the originals of which are delivered to the Custodian pursuant to Section 2.01.

          Servicing Officer: Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

          Sub-pool 1a Mortgage Loans: Adjustable rate Mortgage Loans listed in Exhibit A-2 hereto.

          Sub-pool 1b Mortgage Loans:   Adjustable rate Mortgage Loans listed
in Exhibit A-3 hereto.

          Sub-pool 1c Mortgage Loans: Adjustable rate Mortgage Loans listed in Exhibit A-4 hereto.

          Subservicer:   Any Subservicer  which is subservicing  the Mortgage
Loans pursuant to a Subservicing Agreement meeting the qualifications set forth in Section 4.01.

          Subservicing  Agreement:   An agreement between  the Company  and a
Subservicer for the servicing of the Mortgage Loans.

          Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the certificate holders under a REMIC or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          Underwriting Guidelines:   The Seller's underwriting  guidelines as
set forth on Exhibit H attached hereto.

          Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller's warranties and servicing agreement or a participation and servicing agreement, retaining the Servicer as "servicer" thereunder.



                                  ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;

                   BOOKS AND RECORDS; CUSTODIAL AGREEMENT;

                            DELIVERY OF DOCUMENTS



          Section 2.01   Conveyance of Mortgage Loans;   Possession of
               Mortgage Files; Maintenance of Servicing Files.

          The Company, simultaneously with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents to the Custodian.

          The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately on the Company's servicing system to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03,
3.05 or 6.02.

          Section 2.02   Books and Records; Transfers of Mortgage Loans.

          From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

          The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

          The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

          The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note on its books and records any transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a
Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, and (ii) in no event shall there be more than five Persons at any given time having the status of "Purchaser" hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

          Section 2.03   Custodial Agreement; Delivery of Documents .

          Pursuant to a bailee agreement (the "Bailee Agreement"), dated as of October 10, 1997, by and between Company and Custodian in the form attached hereto as Exhibit K, the Company shall use its best efforts to deliver to the Custodian at least six (6) Business Days prior to the Closing Date those Mortgage Loan Documents as required by the Custodial Agreement with respect to each Mortgage Loan a list of which is attached as Exhibit C-1 hereto, provided that, in no event shall the Company deliver such documents less than two (2) Business Days prior to the Closing Date.

          The Custodian has certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian.

          The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.



                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES;
                             REMEDIES AND BREACH


Section 3.01Company Representations and Warranties.

The Company represents and  warrants to the Purchaser that as  of the Closing
Date:

          (a) Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

          (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d) Ability to Service. The Company is an approved servicer of conventional residential mortgage loans for FNMA, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to service mortgage loans for FNMA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with FNMA eligibility requirements or which would require notification to FNMA;

          (e) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

          (f) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

          (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

          (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

          (i) Pool 1 Mortgage Loan Characteristics. The Pool 1 Mortgage Loans have a maturity from the date of origination of at least 15 years and no more than 30 years. The Pool 1 Mortgage Loans have a net weighted average margin of 4.931%. The average weighted periodic Mortgage Interest Rate cap on the Pool 1 Mortgage Loans as of the Cut-off Date was 2.81%. The average weighted lifetime Mortgage Interest Rate cap on the Pool 1 Mortgage Loans as of the Cut-off Date was 16.22%. The weighted average Interest Rate Adjustment Date as of the Cut-off Date was July 1, 1999. The average outstanding principal balance of the Pool 1 Mortgage Loans on the Cut-off Date was $316,844,939. With
     respect to Sub-pool 1a Mortgage Loans, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment after the initial two year period. With respect to Sub-pool 1b Mortgage Loans, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment after the initial three year period. The Pool 1 Mortgage Loans have a weighted average maturity of approximately 358 months. With respect to the aggregate unpaid principal balance of all the Pool 1 Mortgage Loans, the Mortgaged Properties are located as follows: (i) 13.2% of the Mortgaged Properties are located in California; (ii) 9.1% of the Mortgaged Properties are located in Massachusetts; (iii) 6.7% of the Mortgaged Properties are located in Illinois; and the remaining Mortgaged Properties are geographically dispersed. With respect to both aggregate outstanding principal balance and numerical count of all the Pool 1 Mortgage Loans, (a) no more than 6.2% are secured by real property improved by two- to four-family dwellings, (b) no more than 4.5% are secured by real property improved by individual condominium units, (c) no more than 7.6% are secured by real property improved by an individual unit in a planned unit development, and (d) at least 81.6% are secured by real property with a one-family residence erected thereon. With respect to the aggregate unpaid principal balance of the Pool 1 Mortgage Loans at the time of origination, (a) no more than 2.8% of the Mortgaged Properties were owner-occupied second homes, (b) no more than 5.8% of the Mortgaged Properties were investor properties and
     (c) at least 91.4% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Pool 1 Mortgage Loans, (a) no more than 44.6% are "cash-out" refinance mortgage loans, (b) no more than 11.2% are rate and term refinance mortgage loans and (c) at least 44.2% are purchase money mortgage loans. No Pool 1 Mortgage Loan contains a negative amortization provision. No Pool 1 Mortgage Loan contains a provision whereby the Mortgagor can convert his mortgage loan to a fixed rate instrument.

          (j) Credit Grades for Pool 1 Mortgage Loans. With respect to the aggregate unpaid principal balance of all the Sub-pool 1a Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) 22.3% of the Mortgage Loans are Credit Grade AA; (ii) 31.5% of the Mortgage Loans are Credit Grade A; (iii) 34.8% of the Mortgage Loans are Credit Grade B; (iv) 2.8% of the Mortgage Loans are Credit Grade CC; and (v)
     8.6% of the Mortgage Loans are Credit Grade C. With respect to the aggregate unpaid principal balance of all the Sub-pool 1b Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) 16.5% of the Mortgage Loans are Credit Grade AA; (ii) 34.2% of the Mortgage Loans are Credit Grade A; (iii) 31.6% of the Mortgage Loans are Credit Grade B; (iv) 8.6% of the Mortgage Loans are Credit Grade CC; and (v) 9.1% of the Mortgage Loans are Credit Grade C. With respect to the aggregate unpaid principal balance of all the Sub-pool 1c Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) 39.6% of the Mortgage Loans are Credit Grade AA; (ii) 32.8% of the Mortgage Loans are Credit Grade A; (iii) 22.7% of the Mortgage Loans are Credit Grade B; (iv) 0.8% of the Mortgage Loans are Credit Grade CC; and (v) 4.4% of the Mortgage Loans are Credit Grade C.

          (k) Pool 1 Mortgage Loans prepayment penalties. With respect to the aggregate unpaid principal balance of all the Sub-pool 1a Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 2.8% of the Mortgage Loans have one year prepayment penalties and (ii) 5.9% of the Mortgage Loans have two year prepayment penalties. With respect to the aggregate unpaid principal balance of the Sub-pool 1a Mortgage Loans, the Mortgage Loans have a weighted average prepayment penalty term of 1.97 years. With respect to the aggregate unpaid principal balance of all the Sub-pool 1b Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 2.8% of the Mortgage Loans have one year prepayment penalties; (ii) 5.9% of the Mortgage Loans have two year prepayment penalties; (iii) 26.6% of the Mortgage Loans have three year prepayment penalties and (iv) 18.4% of the Mortgage Loans have five year prepayment penalties. With respect to the aggregate unpaid principal balance of the Sub-pool 1b Mortgage Loans, the Mortgage Loans have a weighted average prepayment penalty term of 3.47 years. With respect to the aggregate unpaid principal balance of all the Sub-pool 1c Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 17% of the Mortgage Loans have one year prepayment penalties; (ii) 1.3% of the Mortgage Loans have two year prepayment penalties; (iii) 22.1% of the Mortgage Loans have three year prepayment penalties and (iv) 10.1% of the Mortgage Loans have five year prepayment penalties. With respect to the aggregate unpaid principal balance of the Sub-pool 1c Mortgage Loans, the Mortgage Loans have a weighted average prepayment penalty term of 2.95 years.

          (l) Pool 2 Mortgage Loan Characteristics. The Pool 2 Mortgage Loans have a maturity from the date of origination of at least 15 years and no more than 30 years. The average principal balance of the Pool 2 Mortgage Loans on the Cut-off Date was $83,281,651. The Pool 2 Mortgage Loans have a weighted average maturity of approximately 280 months. With respect to the aggregate unpaid principal balance of all the Pool 2 Mortgage Loans, the Mortgage Loans have the following Credit Grades:
     (i) 31.9% of the Mortgage Loans are Credit Grade AA; (ii) 35.9% of the Mortgage Loans are Credit Grade A; (iii) 25.8% of the Mortgage Loans are Credit Grade B; (iv) 1.5% of the Mortgage Loans are Credit Grade CC; (v) 5% of the Mortgage Loans are Credit Grade C. With respect to the aggregate unpaid principal balance of all the Pool 2 Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 9.2% of the Mortgage Loans have one year prepayment penalties; (ii) 6.2% of the Mortgage Loans have two year prepayment penalties; (iii) 43.8% of the Mortgage Loans have three year prepayment penalties and (iv) 27.4% of the Mortgage Loans have five year prepayment penalties. With respect to the aggregate unpaid principal balance of all the Pool 2 Mortgage Loans, the Mortgaged Properties are located as follows: (i) 18.2% of the Mortgaged Properties are located in California; (ii) 14.4% of the Mortgaged Properties are located in Florida; (iii) 6.7% of the Mortgaged Properties are located in New York; and the remaining Mortgaged Properties are geographically dispersed. With respect to both aggregate outstanding principal balance and numerical count of all the Pool 2 Mortgage Loans, (a) no more than 8.2% are secured by real property improved by two- to four-family dwellings, (b) no more than 2.3% are secured by real property improved by individual condominium units, (c) no more than 6.1% are secured by real property improved by an individual unit in a planned unit development, and (d) at least 85.7% are secured by real property with a one-family residence erected thereon. With respect to the aggregate unpaid principal balance of the Pool 2 Mortgage Loans at the time of origination, (a) no more than 0.9% of the Mortgaged Properties were owner-occupied second homes, (b) no more than 7.7% of the Mortgaged Properties were investor properties and (c) at least 91.4% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Pool 2 Mortgage Loans, (a) no more than 65.8% are "cash-out" refinance mortgage loans, (b) no more than 14.8% are rate and term refinance mortgage loans and (c) at least 19.3% are purchase money mortgage loans.

          (m)  Sale  Treatment.     The  Company  has  determined   that  the
     disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

          (n) Financial Statements. The Company has delivered to the Purchaser (i) audited financial statements as to its last three complete fiscal years and (ii) unaudited financial statements as to any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the Mortgage Notes thereto. In addition, the Company has delivered information as to its loan gain and loss experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered is true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

          (o) No Brokers' Fees. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

          (p) Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

          (q) Accuracy of Statements. The information contained in the Mortgage Loan Schedule and all information provided regarding delinquencies in the Mortgage Loans are true and correct in all material respects. Neither the Mortgage Loan Schedule nor the Mortgage File nor any other document furnished in connection with this transaction contains any untrue statement of fact by Company or its affiliates, or omits to state a fact, necessary to make the statements of Company or its affiliates contained therein not materially misleading.

          Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

          With respect to each Mortgage Loan, Company represents and warrants to, and covenants with Purchaser as follows as of the Closing Date on which such Mortgage Loan is sold:

          (r) Title to Mortgage Loans. Company has good title to and is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and Company has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loans to Purchaser free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation or, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement, and following the sale of each Mortgage Loan, Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest.

          (s) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian;

          (t) Accuracy of the Mortgage Loan Schedule. The Mortgage Loan is as described in the Mortgage Loan Schedule delivered by Company to Purchaser, and the information contained in the Mortgage Loan Schedule is true and correct in all material respects as of the Closing Date.

          (u) Payments. Except as set forth in Exhibit I (which Mortgage Loans shall not exceed 1.5% of the total outstanding principal balance of the Mortgage Loans as of the Cut-off Date (the "Defaulted Mortgage Loans")), as of the Closing Date, no Mortgage Loan is 30 or more days delinquent as to principal and interest payments (determined on a contractual basis). Except for the Defaulted Mortgage Loans, no Mortgage Loan will have been 30 or more days delinquent as to principal and interest payments (determined on a contractual basis) more than once during the 12 months preceding the Closing Date. The first Monthly Payment has been made with respect to the Mortgage Loan (except for one percent (1%) of the total Mortgage Loans as measured against the total outstanding principal balance of all the Mortgage Loans as of the Cut-off Date) on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

          (v) No Outstanding Charges. At origination, all outstanding taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents previously due and owing had been paid, or an escrow of funds had been established in an amount sufficient to pay for every such item which remained unpaid and which had been assessed but was not yet due and payable. To the best of Company's knowledge as of the Closing Date, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Company has not advanced funds, or induced or solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of principal or interest required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever occurred later, to the day which precedes by one month the Due Date of the first Monthly Payment.

          (w) Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Purchaser. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent, required by the policy, and which assumption agreement is part of the Mortgage Loan File.

          (x) Absence of Defenses. The Mortgage Loan and the Mortgage Note are not subject to any right of rescission, set-off, counterclaim, or defense (including the defense of usury), based on the invalidity or unenforceability of the Mortgage Note and/or Mortgage or on any conduct of Company or any of its officers, employees, representatives, Affiliates or assignors in origination or servicing the Mortgage Loan prior to the Closing Date, nor will the operations of any of the terms of the Mortgage Loan or the Mortgage Note, or the exercise of any right thereunder, render the Mortgage Loan or the Mortgage Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense with respect thereto. No such right of recission, set-off, counterclaim or defense has been asserted to Company or, to Company's knowledge, has been asserted to any other person and, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The making of the Mortgage Loan did not violate any existing court order and was in compliance with any statutes, rules and regulations.

         (y) Hazard Insurance. Pursuant to the terms of the Mortgage, all improvements upon the Mortgaged Property are insured by an insurer acceptable to FNMA against loss by fire and such other risks as are usually insured against in the broad form of extended coverage hazard insurance available from time to time, including flood hazards if upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the requirements of the FNMA Servicers' Guide, and are a standard policy of insurance for the locale where the Mortgaged Property is located. The amount of the insurance is at least in the amount of the full insurable value of the Mortgaged Property on a replacement cost basis or the unpaid balance of the Mortgage Loan, whichever is less. The hazard insurance policy names (and will name) the Mortgagor as the insured and contains a standard mortgagee loss payable clause in favor of Company (or Company's servicer) and it successors and assigns. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance policy, provided that the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer. The hazard insurance policy is in full force and effect, and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. Company has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsements provided for therein, or the validity and binding effect of either. To the Company's best knowledge, in connection with the issuance of the hazard insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity. No such unlawful items have been received, retained or realized by Company.

          (z) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate closing procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

          (aa) No Satisfaction of Mortgage or Mortgage Note. Neither the Mortgage nor the Mortgage Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor.

          (bb) Location and Type of Mortgaged Property. Each of the Mortgaged Properties is located in the United States and consists of a single parcel of real property with a single family residence erected thereon, or a two to four-family dwelling, a townhouse, a manufactured home, or an individual condominium unit in a high-rise or low-rise condominium project, or an individual unit in a planned unit development. Any unit in a planned unit development or condominium project shall conform with the Company's requirements regarding such dwellings and no residence or dwelling is a mobile home (the term "mobile home" shall not include a manufactured dwelling), nor is any Mortgaged Property used for commercial purposes. The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is in the Mortgage
     File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (i) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice.

          (cc) Valid Lien. Except as set forth on Exhibit L, the Mortgage for any Mortgage Loan creates a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, and includes all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to "Permitted Exceptions," which consists of the following:

               (1) the lien of current real property taxes and assessments not yet due and payable;

               (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan; and

               (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     Except as set forth on Exhibit L, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan established and created a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and Company has full right to sell and assign the same to Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loans, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien, subordinate to the lien of the Mortgage.

          (a) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and every other agreement, if any, executed and delivered by the Mortgagor in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and each other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and each other such related agreement, and the Mortgage Note, the Mortgage and each other such related agreement have been duly and properly executed by the respective Mortgagors. Company has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Company's knowledge after reasonable inquiry, the documents, instruments and agreements submitted for Mortgage Loan underwriting were not falsified by any party and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. To the best of Company's knowledge, no fraud was committed by any party in connection with the origination of the Mortgage Loan.

          (b) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

          (c) Doing Business. All parties which have had any interest (other than interests created by this transaction) in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state where the Mortgaged Property is located, except where failure to comply with such licensing requirements will not adversely affect Purchaser's interest in the Mortgage Loan, all parties were (2)(a) organized under the laws of such a state, or (b) qualified to do business in such state, or (c) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or
          (d) not doing business in such state.

          (d)  LTV.   No Pool 1  Mortgage Loan had  at origination a  loan to
          value ratio  in excess  of 95%.   No  Pool 2  Mortgage Loan  had at
          origination a loan to value ratio in excess of 95%.

          (e) Title Insurance. The Mortgage Loan is covered by either (a) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to FNMA, or (b) an ALTA lender's title insurance policy or (c) a CLTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Company, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to the Permitted Exceptions, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. Company, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the sale of the Mortgage Loan to Purchaser. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including Company, has done anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Company.

          (f) No Defaults. Except as set forth on Exhibit I, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Company nor its predecessors have waived any default, breach, violation or event of acceleration.

          (g) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

          (h) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Property; further, the value of the Mortgaged Property is not diminished by any improvements on adjoining properties which encroach the Mortgaged Property. No improvement located on or being part of the Mortgaged Property (upon which value was given in determining the Appraised Value) is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal nonconforming use of the Mortgaged Property be considered a violation of any such zoning law or regulation.

          (i) Payment Terms. Except for the Mortgage Loans listed on Exhibit J, and any balloon Mortgage Loans (i) for Pool 2 Mortgage Loans, the Mortgage Note is payable on the first day of each month in equal monthly installments (other than the last payment) of principal and interest; and (ii) for Pool 1 Mortgage Loans, the Mortgage Interest Rate is adjusted and the Mortgage Note is payable on the first day of each month and during an adjustment period or initial period, in equal monthly installments of principal and interest. All required notices of interest rate and payment amount adjustment have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from inception of the Mortgage Loan. All interest rate adjustments applicable to the Mortgage Loans have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

          (j) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or nonjudicial foreclosure.

          Upon default by an Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.

          (k) Occupancy of the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities unless the failure of the Mortgagor to obtain said inspections, licenses and certificates would not affect the value of the Mortgaged Property or affect the enforceability of the Mortgage. The Mortgaged Properties are lawfully occupied.

          (l) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the "Valid Lien" representation above.

          (m) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (n) Due on Sale. Each Mortgage, together with any such documents as may be required under applicable law, contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee. This provision provides that the mortgagee cannot exercise its option if either
          (a)  the exercise  of such option  is prohibited by  federal law or
          (b)(i) the Mortgagor causes to be submitted to the mortgagee information required by the mortgagee to evaluate the intended transferee as  if  a new  Mortgage  Loan were  being made  to  such transferee and (ii) the mortgagee reasonably determines that the mortgagee's security will not be impaired by the assumption or such Mortgage Loan by the transferee and that the risk of breach of any covenant or agreement in the documents evidencing such Mortgage Loan is acceptable to the mortgagee. To the best of Company's knowledge, such provision is enforceable.

          (o) Transfer of Mortgage Loans. Each of the Mortgage and the Assignment of Mortgage (upon the insertion of the assignee's name) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located, and each Mortgage has been delivered to the appropriate recorder's office for recording. Each Assignment of Mortgage (upon the insertion of the assignee's name) shall be sufficient to effect the transfer of Company's security interest in the corresponding Mortgaged Property.

          (p) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

          (q) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest readjustment feature or rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Purchaser, FNMA or FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

          (r) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property for which the Company has either received service of process or actual notice. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, water, tornado or other casualty so as to adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Company has no knowledge of any such proceedings in the future.

          (s) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by Company with respect to the Mortgage Loans have been in accordance with Accepted Servicing Practices and are in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments for Escrow Mortgage Loans, all such payments are in possession of Company or the servicer of such Mortgage Loan and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. With respect to Escrow Mortgage Loans, all Escrow Payments have been collected in full compliance with state and federal law. With respect to Escrow Mortgage Loans, unless prohibited by applicable law, an escrow of funds has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. With respect to Escrow Mortgage Loans, no escrow deposits or Escrow Payments or other charges or payments due Company have been added to the outstanding principal balance on the Mortgage Loan Schedule.

          (t) Appraisals. Company has delivered to Purchaser an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by the qualified appraiser, who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Mortgage Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

          (u) Soldier's and Sailor's Relief Act. The Mortgagor has not notified Company and Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldier's and Sailor's Civil Relief Act of 1940.

          (v) Environmental Matters. To the best of the Company's knowledge, there exists no violation of any local, state or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Company has no knowledge of any pending action of proceeding directly or indirectly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property.

          (w) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate Mortgage Loans. Company shall maintain or cause to be maintained such statement in the Mortgage File.

          (x) No Construction Mortgage Loans. The Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

          (y) Selection. The Mortgage Loans were not intentionally selected for inclusion under this Agreement from among Company's mortgage loan portfolio on any basis which would have an adverse effect on the interests of Purchaser.

          (z) Circumstances Affecting Value, Marketability or Prepayment. Except as otherwise disclosed to Purchaser in writing, Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, or the Mortgagor's credit standing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan, other than the economic and geological conditions generally and specifically applicable to the area in which the Mortgaged Property is located, or cause the Mortgage Loan to become delinquent.

          (aa) Riegle Act. Except as disclosed on the Mortgage Loan Schedule, none of the Mortgage Loans are classified as "high cost" Mortgage Loans under Section 32 of the Home Ownerships and Equity Protection Act of 1994.

          (bb) REMIC Status.   The Mortgage Loan is a  qualified mortgage for
          inclusion in a "real estate mortgage investment conduit" for federal income tax purposes.

          (cc) Origination. Each of the Mortgage Loans meets the underwriting standards of Company set forth in Exhibit H to this Agreement, and were underwritten in strict accordance therewith. Each Loan was originated in accordance with Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934 by the Company (or if generated on behalf of Company, by a person other than Company which is subject to the same standards and procedures used by Company in originating mortgage loans directly or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a Federal or State authority. The Mortgage Note, the Mortgage and all other documents contained in the Mortgage Loan Files are on FNMA or FHLMC uniform instruments or are on forms acceptable to FNMA or FHLMC or on forms acceptable in the secondary market. To the best of Company's knowledge after reasonable inquiry, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Company has not made any representations to the Mortgagor that are inconsistent with the mortgage instruments used.

          (dd) Genuineness of Signatures. Each of the documents in the Mortgage Loan File is genuine and contains genuine signatures. Each document that Purchaser requires to be an original document is an original document. All certified copies of original documents are true copies and meet the applicable requirements and specifications of this Agreement and any other written requirements that Purchaser has reasonably made of Company.

          (ee) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust' and such "living trust" is in compliance with the guidelines established by prudent mortgage lending institutions.

          Section 3.03   Purchaser Representations and Warranties

          As of the date hereof, and as of the Closing Date, Purchaser represents and warrants as follows:

          (a) Organization. Purchaser is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified and authorized to transact business in, and is in good standing under the laws of , each jurisdiction in which such qualification is required for Purchaser to do business. Purchaser has the requisite corporate power and authority to own and operate its properties, to carry on its business as it is now being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

          (b) Authorization of this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principle of equity.

          (c)  Ordinary   Course  of  Business.    The  consummation  of  the
     transactions contemplated by this Agreement are in the ordinary course of business of the Purchaser.

          (d) No Conflict or Violation. The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (i) result in a violation of or conflict with any provisions of the charter or by-laws or equivalent governing instruments of Purchaser, (ii) violate any law, rule, regulation, code, ordinance, judgment, injunction, order, writ, decree, or ruling applicable to Purchaser, or (iii) conflict with or violate any agreement, permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for purchase of the Loans by Purchaser. No regulatory approvals or consents are required with respect to Purchaser's consummation of the transactions contemplated by this agreement.

          (e) Litigation No action, suit, proceeding, or governmental investigation or inquiry is currently pending, or to the knowledge of Purchaser, threatened against Purchaser which, if adversely determined, would have a material adverse effect on the business, combined assets or financial condition of Purchaser or on the Loans or would prevent the consummation of the transactions contemplated by this Agreement.

          (f) Financial Condition. Purchaser has previously furnished Company with Purchaser's most recent unaudited financial statements, which have been prepared in accordance with generally accepted accounting principles. Each of the balance sheets included in the financial statements sets forth Purchaser's financial condition as of the date thereof, and there have been no material adverse changes in Purchaser's business or financial conditions since that date.

          (g) Ability to Perform; Solvency. Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Purchaser is solvent and the purchase of the Mortgage Loans will not cause Purchaser to become insolvent.

          (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement or the Mortgage Loans, or the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

          Section 3.04   Remedies   for   Breach   of   Representations   and
Warranties.

          It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

          Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option and subject to Section 3.05, repurchase such Mortgage Loan at the
Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Sections 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser's option and subject to Section 3.05, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the Closing Date, the Company shall, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

          At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section
2.03, with  the  Mortgage Note  endorsed  in a  manner  as specified  by  the
Purchaser.  No  substitution will  be made  in any calendar  month after  the
Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

          For  any  month  in  which  the  Company  substitutes  a  Qualified
Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate outstanding principal balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

          In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.04 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

          Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and
3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

          Section 3.05 Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC.

          In  the  event  that   any  Mortgage  Loan  is  held  by  a  REMIC,
notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

          (A)  Repurchase of Mortgage Loans.

          With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to
Section 3.05 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

          (B)  Tax Returns.

          (1) With respect to the Mortgage Loans serviced by the Company under this Agreement, the Company covenants and agrees that it shall cooperate and provide any and all information to enable the trustee or other responsible party to perform all of the following duties: (a) prepare, file and sign all Tax Returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the REMIC to be treated as a REMIC on the Tax Returns of the REMIC for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and file or cause to be prepared and filed, and deliver, any and all Tax Returns, information statements or other filings required to be delivered to any governmental taxing authority, or to any owner thereunder, pursuant to any applicable federal, state or local tax law with respect to the REMIC or the certificates issued thereunder and the transactions contemplated thereby; (d) cause to be provided to the owner thereunder such data necessary for their original issue discount computations and market discount computations with respect to the certificates issued thereunder for federal income tax purposes as the owner thereunder may reasonably request from time to time; (e) conduct the affairs of the REMIC so as to maintain the status thereof as a REMIC under the REMIC Provisions; (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC; (g) make any election required by the REMIC Provisions to treat as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code all property that the REMIC has acquired or will acquire that may qualify as such foreclosure property; (h) cause to be provided notice to the holders of any certificates issued thereunder of the existence of the restrictions on transfers and exchange provided under the REMIC documents; (i) cause to be provided information necessary for the computation of tax imposed on the transfer of a residual certificate issued thereunder to a Disqualified Organization, or an agent of a Disqualified Organization, provided that the reasonable cost of computing and furnishing such information may be charged to the person liable for such tax; and (j) in a timely manner cause to be paid the amount of any and all federal, state and local taxes imposed on the REMIC or its respective assets or transactions including, without limitation,
(i) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (ii) any tax on contributions to a REMIC after the closing date of such REMIC imposed under
Section 860G(d) of the Code and (iii) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code.

          (2) Within 30 days after the closing date of any REMIC, if so required by the applicable REMIC Documents, the Company shall cooperate and provide any and all information necessary or helpful to enable the trustee or other responsible party to prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC. The trustee or other responsible party shall sign such returns and is hereby indemnified and held harmless by the Company with respect to any tax or liability arising from the trustee's or other responsible party's signing such information returns to the extent that such tax or liability results from information provided by or on behalf of the Company or information that should have been provided by or on behalf of the Company.

          (C)  General Servicing Obligations.

          The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the Company applies for an extension of such two-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

          (D)  Additional Covenants.

          In addition to the provision set forth in this Section 3.05(C), if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

          If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement such that it will meet all Rating Agency requirements.


          Section 3.06   Repurchase of Mortgage Loans With First Payment
                         Defaults.

          With respect to any Mortgage Loan, if the related Mortgagor is delinquent with respect to the Mortgage Loans' first Monthly Payment, the Company shall repurchase such Mortgage Loan from the Purchaser in accordance with Section 3.04 hereof, provided however, the Company's obligation to repurchase any Mortgage Loans pursuant to this Section 3.06 shall be limited to the amount exceeding 1% of the outstanding original principal balance of the Mortgage Loans as of the Closing Date.

                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS


          Section 4.01   Company to Act as Servicer.

          The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

          Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

          In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

          If the Company is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the Mortgage or the Mortgage Note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall immediately notify the Purchaser of any such notice from or action by the superior lienholder and of the amount necessary to cure the default or reinstate the superior lien. The Company shall further make recommendations to the Purchaser so as to best protect the Purchaser's interest in and the security of the related Mortgage Loan. If the Purchaser directs the Company to cure a default under or otherwise reinstate a superior lien, the Purchaser will advance to the Company necessary funds to cure the default or reinstate the superior lien. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced. The Purchaser shall notify the Company in writing of any and all action which it requests the Company to take.

          Under normal circumstances, the Company shall take no action whatsoever under this Section 4.01 unless the Purchaser provides such previous written direction to the Company. In the event that the Company reasonably deems that the factual circumstances require prompt action, the Company may (but shall not be obligated to) without notice to the Purchaser, advance the necessary funds to cure the default or reinstate the superior lien so as to best protect the Purchaser's interest. The Company shall thereafter notify the Purchaser of the action taken, including the amount of the advance. The Purchaser shall reimburse the Company for all advances made pursuant to this paragraph. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced.

          The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a FNMA-approved servicer or a FHLMC servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicers imposed by FHLMC, or which would require notification to FNMA or FHLMC. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

          At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

          Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

          Section 4.02   Liquidation of Mortgage Loans.

          In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices and (3) the Company shall determine prudently to be in the best interest of Purchaser. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings and provide notice thereof to the Purchaser in writing. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless in its good faith business judgment, the Company reasonably believes (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority). If the Company determines not to make a Servicing Advance pursuant to the preceding sentence, then the Company shall deliver an Officer's Certificate setting forth the reasons for such determination.

          Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Company shall cause such inspection to occur. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

          After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

          Section 4.03   Collection of Mortgage Loan Payments.

          Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and with respect to Escrow Mortgage Loans only, shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 4.04   Establishment of and Deposits to Custodial Account.

          The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more
Custodial Accounts, in the form of time deposit or demand accounts, titled "Option One Mortgage Corporation in trust for the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

          The Company shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Company:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) any principal prepayment penalties received in connection with the Mortgage Loans;

         (iii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

          (iv)  all Liquidation Proceeds;

          (v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14),
Section 4.11 and Section 4.14;

         (vi) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

        (vii) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 6.01 or 6.02;

       (viii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.04, or 3.06 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

        (ix) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

         (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.15.


          The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (x) late payment charges, (y) assumption fees and (z) Servicing Fees and ancillary income which are payable solely from the interest portion of Monthly Payments, insurance proceeds, condemnation proceeds or Liquidation Proceeds need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.05.

          Section 4.05   Permitted Withdrawals From Custodial Account.

          The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

         (ii) to reimburse itself for unreimbursed Servicing Advances, the Company's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan (a) being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan and (b) if, after the liquidation of such Mortgage Loan, such payments are insufficient to satisfy such unreimbursed Servicing Advances then the Company may seek reimbursement from other amounts in the Custodial Account, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.04, 3.05 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

         (iii) to   pay  itself  interest  on  funds  deposited  in  the
Custodial Account;

          (iv) to   reimburse   itself   for   expenses   incurred   and
reimbursable to it pursuant to Section 9.01;

           (v) to pay any amount required to be paid pursuant to Section 4.15 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

          (vi) to clear and terminate the Custodial Account upon the termination of this Agreement; and

         (vii) to withdraw funds deposited in error.

          In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

          Section 4.06   Establishment of and Deposits to Escrow Account.

          The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Option One Mortgage Corporation, in trust for the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the
Escrow Account may  be drawn  on by  the Company in  accordance with  Section
4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

          The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

         (ii)   all   amounts   representing    Insurance   Proceeds   or
Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

          The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 4.07   Permitted Withdrawals From Escrow Account.

          Withdrawals from the Escrow Account or Accounts may be made by the Company only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

         (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

         (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii)   to   clear  and  terminate  the  Escrow  Account  on  the
termination of this Agreement; and

        (viii)  to withdraw funds deposited in error.

          Section 4.08   Payment of Taxes, Insurance and Other Charges.

          With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and (a) with regard to Escrow Mortgage Loans, shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments, and (b) with regard to Non-Escrow Mortgage Loans, the Company shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien; provided, however, that notwithstanding anything contained herein to the contrary, if a tax lien is imposed on any Mortgaged Property and the taxing authority forecloses on such Mortgaged Property, the Company shall repurchase the related Mortgage Loan pursuant to the procedures set forth in Section 3.04.

          Section 4.09   Protection of Accounts.

          The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably, provided, however, if the Purchaser does not respond within 30 days after receipt of request for consent, the Purchaser shall have been deemed to consent to such transfer.

          The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

          Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

          Section 4.10   Maintenance of Hazard Insurance.

          The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated B:III or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

          If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated B:III or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.

          If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

          The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

          In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall, at its discretion, communicate with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

          All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

          The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated B:III or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

          Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

          Section 4.11   Maintenance of Mortgage Impairment Insurance.

          In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Sections 4.05 or
4.14. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

          Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

          The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Mortgage-Backed Securities Selling and Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

          Section 4.13   Inspections.

          The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Company shall keep a written report of each such inspection.

          Section 4.14   Restoration of Mortgaged Property.

          The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims of $5000 or more, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i)   the  Company   shall  receive   satisfactory  independent
verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

          (iii) the Company shall verify that the Mortgage Loan is not 60 or more days delinquent; and

          (vi) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

          With respect to claims of less than $5000, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i)   the   related  Mortgagor   shall  provide   an  affidavit
verifying the completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Company shall verify the total amount of the claim with the applicable insurance company; and

          (iii) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

          If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

          Section 4.15   Title, Management and Disposition of REO
                         Property.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

          The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

          The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless (i)
(A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

          The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

          The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, and on the Remittance Date immediately following the date on which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

          The Company shall advance funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself which advances shall be deemed "Servicing Advances" for the purposes hereunder. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.15 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

          Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 11.02.

          Section 4.16   Real Estate Owned Reports.

          Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO
Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

          Section 4.17   Liquidation Reports.

          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

          Section 4.18   Notification of Adjustments.

          With respect to each Pool I Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

          Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

          Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

          Section 4.20   Monthly Advances by Servicer.

          Subject to Section 7.03, the Servicer shall have no obligation to advance any amounts constituting delinquent principal and interest payments with respect to the Mortgage Loans.

                                  ARTICLE V

                            PAYMENTS TO PURCHASER

          Section 5.01   Remittances.

          On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to
Section 4.05).

          With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

          Section 5.02   Statements to Purchaser.

          Not later than the Remittance Date, the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date.

          In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

          Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

          The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide each Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

          Section 5.03   Due Dates Other Than the First of the Month.

          Mortgage Loans having Due Dates other than the first day of a month, including Mortgage Loans permitting semi-annual amortization of principal, shall be accounted for as described in this Section 5.03. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on August 1 of said month. With respect to a Mortgage Note permitting semi-annual amortization of principal, the Company shall be required to remit monthly scheduled principal and interest based on a monthly amortization schedule. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.


                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

          Section 6.0l   Transfers of Mortgaged Property.

          The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note; provided that, if in the Company's prudent business judgment, it determines that an assumption of the Mortgage Loan is in the best interests of the Purchaser, it shall deliver notice of such determination to the Purchaser and may permit such assumption if approved by the Purchaser. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance or the Purchaser's consent otherwise in accordance with the preceding sentence, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so.

          If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if the Purchaser approves such assumption pursuant to the preceding paragraph, the Company shall enter into
(i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or
(ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, such assumption fee shall be retained by the Company. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

          To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Company with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

          Section 6.02   Satisfaction  of Mortgages  and Release  of Mortgage
                         Files.

          Upon the payment in full of any Mortgage Loan the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

          If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          Section 6.03   Servicing Compensation.

          As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment (except for any de minimus amount which shall not exceed $15.00 which is advanced by the Company, except as provided in Section 11.02 herein). The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company. For defaulted Mortgage Loans, the Company shall be entitled to the Servicing Fee from Liquidation Proceeds in respect to such Mortgage Loan.

          Additional servicing compensation in the form of assumption fees, late payment charges and other ancillary fees shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

          Section 6.04   Annual Statement as to Compliance.

          The Company shall deliver to the Purchaser, on or before July 31 each year beginning July 31, 1998, an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Company has complied fully with the provisions of
Article II and Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

          Section 6.05   Annual  Independent  Public  Accountants'  Servicing
                         Report.

          On or before July 31st of each year beginning July 31, 1998, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Company which includes an assertion that the Company has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to the exception and other qualifications that may be appropriate.

          On or before July 31st of each year beginning July 31, 1998, at the Purchaser's request the Company, at the Purchaser's expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and
Article IV have been complied with, and that, on the basis of such examination, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

          Section 6.06   Right to Examine Company Records.

          The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.


                                 ARTICLE VII

                    AGENCY TRANSFER; PASS-THROUGH TRANSFER

          Section 7.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

          The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time (but not more than five (5) times) the Purchaser shall:

          (1)  Effect an Agency Transfer, and/or

          (2) Effect a Pass-Through Transfer, in each case retaining the Company as the servicer thereof, or as applicable the "seller/servicer". On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement.

          The Company shall reasonably cooperate with the Purchaser in connection with any Agency Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to this Section 7.01. In that connection, the Company shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Company and Company's counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to FNMA, FHLMC, the trustee or a third party purchaser, as the case may be, subject to any Reconstitution Agreement and/or the Purchaser: (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors (the reasonable out-of-pocket cost of which will be borne by the Purchaser) and counsel or otherwise, as the Purchaser shall reasonably request; (ii) to bring each of the Mortgage Loan representations and warranties current (except for items (a), (c), (r), (v) and (cc) of Section 3.02 and the Company shall only make the representation and warranty contained in Section 3.02(v) current if the related Reconstitution Date occurs within 90 days after the Closing Date) as of the date the Mortgage Loans are being transferred pursuant to a Pass-through Transfer or Agency Transfer, provided that, such Mortgage Loan representations and warranties shall be revised, to the extent allowed or required by the rating agencies and the certificate insurer and acceptable to the Purchaser, to reflect the actual pool of Mortgage Loans being securitized; notwithstanding the foregoing, Company shall, at the time of securitization, be entitled to state certain exceptions to the Mortgage Loan representations and warranties necessary to make same true and correct as of the time of the Pass-through Transfer or Agency Transfer and (iii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by FNMA, FHLMC, the trustee, such third party purchaser, any master servicer, any rating agency or the Purchaser, as the case may be, in connection with such transactions; provided, however, that these items shall not be more onerous than such similar items set forth herein.

          In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to a Reconstitution Date the Company or its designee shall prepare an Assignment of Mortgage in blank from the Company, acceptable to FNMA, FHLMC, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of an Agency Transfer, or Pass-Through Transfer and shall pay all preparation and recording costs associated therewith. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by FNMA, FHLMC, the trustee or such third party, as the case may be, upon the Company's receipt thereof. Additionally, the
Company shall prepare and execute, at the direction of the Purchaser, any Mortgage Note endorsements in connection with any and all Reconstitution Agreements.

          All Mortgage Loans not sold or transferred pursuant to an Agency Transfer or Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser pursuant to Section 7.02 hereof, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

          Section 7.02   Purchaser's Repurchase and Indemnification
                         Obligations.

          Upon receipt by the Company of notice from FNMA, FHLMC or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by FNMA, FHLMC or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to FNMA or FHLMC pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of FNMA, FHLMC, or the trustee related to such deficiencies of the related Mortgage Loans transferred to FNMA, FHLMC, or the trustee.

          The Purchaser shall repurchase from the Company any Mortgage Loan transferred to FNMA or FHLMC pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the Company has been required by FNMA, FHLMC, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to FNMA, FHLMC, or the trustee in any Reconstitution Agreement and not due to a breach of the Company's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to FNMA, FHLMC, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from FNMA, FHLMC, or the trustee, including, but not limited to, reasonable and necessary attorneys' fees.

          At  the time  of repurchase,  the Custodian  and the  Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the Custodian of any documents held by FNMA, FHLMC, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement.

          Section 7.03   Monthly Advances.

          Notwithstanding anything contained herein to the contrary, in connection with (a) a Pass-Through Transfer, the Servicer shall make Monthly Advances through the Remittance Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loans or such earlier time period as set forth in the related Reconstitution Agreement, (b) an Agency Transfer, the Servicer shall make Monthly Advances as required by FNMA or FHLMC as applicable, and (c) a Whole Loan Transfer, the Servicer shall make Monthly Advances through the
Remittance Date immediately preceding the date that such Mortgage Loan becomes REO Property.

         Section 7.04   Compensating Interest.

          Notwithstanding anything contained herein to the contrary, in connection with (a) a Pass-Through Transfer, or (b) an Agency Transfer, or
(c) a Whole Loan Transfer, the Company shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment in full, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans.


                                 ARTICLE VIII

                             COMPANY TO COOPERATE

          Section 8.01   Provision of Information.

          During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

          The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

          Section 8.02   Financial Statements; Servicing Facility.

          In connection with marketing the Mortgage Loans, the Company will make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.

          Upon prior notice and during normal business hours, the Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company's servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.


                                  ARTICLE IX

                                 THE COMPANY

          Section 9.01   Indemnification; Third Party Claims.

          The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify FNMA, FHLMC, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

          Section 9.02   Merger or Consolidation of the Company.

          The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a FNMA-approved company in good standing.

          Section 9.03   Limitation on Liability of Company and Others.

          Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

          Section 9.04   Limitation on Resignation and Assignment by Company.

          The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer or to a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the reasonable discretion of the Purchaser.

          The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

          Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer or to a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.


                                  ARTICLE X

                                   DEFAULT

          Section 10.01  Events of Default.

          Each of the following shall constitute an Event of Default on the part of the Company:

          (a) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

          (b) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

          (c) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (e) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

          (f) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

          (g) the Company ceases to meet the qualifications of a FNMA servicer; or

          (h)  the   Company  fails  to  maintain  a  minimum  net  worth  of
     $15,000,000; or

          (i) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer or to a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) in violation of Section 9.04.

          In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

          Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          Section 10.02  Waiver of Defaults.

          By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE XI

                                 TERMINATION

          Section 11.01  Termination.

          This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

          Section 11.02  Termination Without Cause.

          The Purchaser may terminate, at its sole option, this Agreement, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05. The termination fee for the termination of servicing without cause pursuant to this Section 11.02 shall be 1.25% of the outstanding principal balance of the Mortgage Loans for which servicing is being terminated.

          On the second Business Day of each month, the Company shall orally inform the Purchase of which Mortgage Loans have become delinquent for a period of 61 days or more (each, a "Delinquent Mortgage Loan") and shall send a written listing of such Delinquent Mortgage Loans to the Purchaser. By the tenth day of each month (or if such tenth day is not a Business Day then the next Business Day following such tenth day), the Purchaser shall provide the Company with a certification (the "Transfer Notice") listing the Delinquent Mortgage Loans which the Company desires to transfer the servicing by month
end  to  its designee  (such  designee,  the  "Special Servicer").    By  the
fifteenth day of each month (and no later than the thirteenth day in February) the Company shall mail to the Mortgagor of each Mortgage Loan listed in a Transfer Notice a letter advising each such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Special Servicer; in accordance with the Cranston Gonzales National Affordable Housing Act of 1990 provided, however, the content and format of the letter shall have the prior approval
of  the Special  Servicer.   The Company  shall promptly provide  the Special
Servicer with copies of all such notices. At least five (5) Business Days prior to the end of each month, the Company shall deliver, with respect to the Delinquent Mortgage Loans listed on the related Transfer Notice, all Servicing Files, a loan level tape in form reasonably acceptable to the Purchaser and the Special Servicer, and supporting documentation, reasonably acceptable to the Purchaser and the Special Servicer and commensurate with
generally   acceptable  industry  standards,  detailing  the  amount  of  any unreimbursed Servicing  Advances and accrued  and unpaid Servicing Fees  on a
loan level basis.   Should the Purchaser  and Special Servicer desire  a loan
level tape containing information which is not readily extractable from the Company's servicing system, the Company shall diligently cooperate to make such loan level tape available to the Purchaser and Special Servicer. Upon the successful completion of the transfer of servicing for Delinquent Mortgage Loans, the Company shall cause the Special Servicer to reimburse the Company for any unreimbursed Servicing Advances and accrued and unpaid Servicing Fees with respect to such Delinquent Mortgage Loans which have been
properly documented.   Notwithstanding anything  herein to the  contrary, the
transfer of servicing for Delinquent Mortgage Loans shall not require the payment of a termination fee therefor.


                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          Section 12.01  Successor to Company.

          Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall,
(i)  succeed to  and assume  all of  the Company's  responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section
9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this
Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.04 and 3.05, it being understood and agreed that the provisions of such Sections 3.01, 3.02,
3.03 and 3.05 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (j), (l), (m), (o) and (p) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to
Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

          The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

          Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

          Section 12.02  Amendment.

          This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

          Section 12.03  Governing Law.

          This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 12.04  Duration of Agreement.

          This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

          Section 12.05  Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

          (i)  if to the Company:

               Option One Mortgage Corporation
               2020 East First Street, Suite 100
               Santa Ana, California 92705
               Attention:  Mr. Dave Wells

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;


          (ii) if to Purchaser:

               Lehman Capital, A Division of
               Lehman Brothers Holdings Inc.
               3 World Financial Center
               12th Floor
               200 Vesey Street
               New York, New York 10285-1200
               Attention:  Contract Finance

          Section 12.06  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 12.07  Relationship of Parties.

          Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

          Section 12.08  Execution; Successors and Assigns.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

          Section 12.09  Recordation of Assignments of Mortgage.

          To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

          Section 12.10  Assignment by Purchaser.

          The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption
Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such Assignment and Assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

          Section 12.11  No Personal Solicitation.

          From and after the Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that and promotions for (a) optional insurance products or (b) promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11. In addition, it is understood and agreed that: (i) upon the receipt of a verification of mortgage; (ii) a request for demand for payoff or (iii) a Mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, contact from the Company shall not constitute solicitation under this Section 12.11.


          IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   LEHMAN CAPITAL, A DIVISION OF LEHMAN
                                   BROTHERS HOLDINGS INC.




                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------





                                   OPTION ONE MORTGAGE CORPORATION



                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------




STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )



          On the __ day of ________, 199_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of Lehman Capital, A Division of Lehman Brothers Holdings Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.



                                   --------------------------------------
                                   Notary Public
                                   My Commission expires ________






STATE OF            )
                    )    ss.:
COUNTY OF           )



          On the __ day of _______, 199_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of __________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.



          IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.




                                   --------------------------------
                                   Notary Public

                                   My Commission expires ________



                                  EXHIBIT A



                            Mortgage Loan Schedule




                                 EXHIBIT A-1



                        Pool 1 Mortgage Loan Schedule



                                 EXHIBIT A-2

                      Sub-Pool 1a Mortgage Loan Schedule



                                 EXHIBIT A-3



                      Sub-Pool 1b Mortgage Loan Schedule


                                 EXHIBIT A-4

                      Sub-Pool 1c Mortgage Loan Schedule


                                 EXHIBIT A-5

                        Pool 2 Mortgage Loan Schedule



                                  EXHIBIT B


                        CONTENTS OF EACH MORTGAGE FILE

          With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the (Custodian) (Purchaser) pursuant to Section 2.01 and 2.03 of the Seller's Warranties and Servicing Agreement to which this Exhibit is attached (the "Agreement"):


     1. The original Mortgage Note (including all riders thereto) bearing all intervening endorsements, endorsed "Pay to the order of _________ without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "Option One Mortgage Corporation, successor by merger to (name of predecessor)"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "Option One Mortgage Corporation, formerly known as (previous name)").


     2. The original of any guarantee executed in connection with the Mortgage Note (if any).


     3. The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.


     4. The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.


     5. The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "Option One Mortgage Corporation, successor by merger to (name of predecessor)." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "Option One Mortgage Corporation, formerly known as (previous name)."


     6. Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.


     7.   Intentionally Deleted.


     8. The original mortgagee policy of title insurance (or attorney's opinion of title and abstract of title).


     9. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.


     10. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.


     11.  Residential loan application.


     12.  Mortgage Loan closing statement.


     13.  Verification of employment and income.


     14. Verification of acceptable evidence of source and amount of downpayment.


     15.  Credit report on the Mortgagor.


     16.  Residential appraisal report.


     17.  Photograph of the Mortgaged Property.


     18.  Survey of the Mortgaged Property.


     19. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.


     20.  All required disclosure statements.


     21. If available, termite report, structural engineer's report, water potability and septic certification.


     22.  Sales contract.


     23. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.


          In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.


                                 EXHIBIT C-1

                           MORTGAGE LOAN DOCUMENTS

          The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the (Custodian) (Purchaser) pursuant to Section 2.01 of the Seller's Warranties and Servicing Agreement to which this Exhibit is annexed (the "Agreement"):

          (a) the original Mortgage Note (including all riders thereto) bearing all intervening endorsements, endorsed "Pay to the order of ___________, without recourse" and signed in the name of the Company by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "Option One Mortgage Corporation, successor by merger to (name of predecessor)." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "Option One Mortgage Corporation, formerly known as (previous name)";

          (b) the original of any guarantee executed in connection with the Mortgage Note;

          (c) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

          (d) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

          (e) the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of
Mortgage must be made by "Option One Mortgage Corporation, successor by merger to (name of predecessor)." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "Option One Mortgage Corporation, formerly known as (previous name);"

          (f) the originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any;

          (g)  Intentionally Deleted;


          (h) the original mortgagee title insurance policy (or attorney's opinion of title and abstract of title);


          (i) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage; and


          (j)  such other documents as the Purchaser may require.


                                 EXHIBIT C-2

                                 EXHIBIT D-1

                       CUSTODIAL ACCOUNT CERTIFICATION

                                                  _____________________, 199_



          Option One Mortgage Corporation hereby certifies that it has established the account described below as a Custodial Account pursuant to
Section 4.04 of the Seller's Warranties and Servicing Agreement, dated as of September 30, 1997, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00.


Title of Account:   Option  One   Mortgage  Corporation  in  trust   for  the
                    Purchaser, Group No. 1997-LB/00.



Account Number:      ------------------------------



Address of office or branch
of the Company at
which Account is maintained:

                                  ------------------------------------
                                  ------------------------------------
                                  ------------------------------------
                                  ------------------------------------


                                  Option One Mortgage Corporation
                                  Company


                                  By:
                                     ---------------------------------
                                  Name:

                                  Title:


                                 EXHIBIT D-2


                      CUSTODIAL ACCOUNT LETTER AGREEMENT




                                                      _________________, 199_



To:
   --------------------------------
   --------------------------------


   --------------------------------
         (the "Depository")



          As Company under the Seller's Warranties and Servicing Agreement, dated as of September 30, 1997, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "Option One Mortgage Corporation, in trust for the (Purchaser) - Conventional Residential Adjustable and Fixed Rate Mortgage Loans - Group No. 1997-LB/00." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                              Option One Mortgage Corporation
                              Company


                              By:
                                 -----------------------------------
                              Name:
                                 -----------------------------------
                              Title:
                                 -----------------------------------

                              Date:
                                 -----------------------------------


          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                 ----------------------------------
                                  Depository

                                 By:
                                     -----------------------------------

                                 Name:
                                      -----------------------------------

                                 Title:
                                       -----------------------------------

                                 Date:

                                       -----------------------------------



                                EXHIBIT E-1

                         ESCROW ACCOUNT CERTIFICATION

                                                     __________________, 199_





          Option One Mortgage Corporation hereby certifies that it has established the account described below as an Escrow Account pursuant to
Section 4.06 of the Seller's Warranties and Servicing Agreement, dated as of September 30, 1997, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00.



Title of Account:   "Option One Mortgage Corporation in trust for the
                    Purchaser, Group No. 199_-____, and various Mortgagors."



Account Number:     _______________________


Address of office or branch
of the Company at
which Account is maintained:
                               ___________________________________________

                               ___________________________________________

                               ___________________________________________

                         Option One Mortgage Corporation
                         Company


                         By:  __________________________________________

                         Name:     _____________________________________

                         Title: _________________________________________



                                 EXHIBIT E-2

                       ESCROW ACCOUNT LETTER AGREEMENT




                                                    ___________________, 199_



To:       __________________________

          __________________________

          __________________________

     (the "Depository")


          As Company under the Seller's Warranties and Servicing Agreement, dated as of September 30, 1997, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as "Option One Mortgage Corporation, in trust for the (Purchaser) - Conventional Residential Adjustable and Fixed Rate Mortgage Loans - Group No. 1997 LB/00." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                         Option One Mortgage Corporation
                         Company



                         By:_____________________________________________

                         Name:__________________________________________

                         Title:___________________________________________

                         Date:___________________________________________



The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

     ________________________________________________

          Depository



                         By:_____________________________________________

                         Name:__________________________________________

                         Title:___________________________________________

                         Date:___________________________________________




                                  EXHIBIT F

                          MONTHLY REMITTANCE ADVICE


                                  EXHIBIT G

                          ASSIGNMENT AND ASSUMPTION

                                                   _________________, 199_



          ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a ___________________ corporation having
an       office       at      __________________       ("Assignor")       and
_________________________________, a __________________ corporation having an office at __________________ ("Assignee"):

          For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00 (the "Seller's Warranties and Servicing Agreement"), dated as of September 30, 1997, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Purchaser"), and Option One Mortgage Corporation (the "Company"), and the Mortgage Loans Group No. 1997-LB/00 delivered thereunder by the Company to the Assignor, and that certain Custodial Agreement, Group LCC-1993-1 (the "Custodial Agreement"), dated as of February 1, 1993, by and between Lehman Capital Corporation and First Trust National Association (the "Custodian").

     2. The Assignor warrants and represents to, and covenants with, the Assignee that:

          a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

          b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage Loans;

          c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

          d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

     3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

           a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as Purchaser thereunder;

          b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

          c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

          d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

          e. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

          f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

          g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

          h. Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

          (i) The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

               ______________________________

               ______________________________

               ______________________________

               Attention:     __________________


          The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement are:

               ______________________________

               ______________________________

               ______________________________


          IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.


______________________________________     ____________________________________

Assignor                                   Assignor

By:___________________________________     By:_________________________________

Its:__________________________________     Its:________________________________


                                 EXHIBIT H

                           Underwriting Guidelines


                                  EXHIBIT I

                               Delinquent Loans


                                  EXHIBIT J

                      Mortgage Loans with Odd Due Dates


                                  EXHIBIT K

                               Bailee Agreement

                  (Stored elsewhere as a separate document)


                                  EXHIBIT L

                          Second Lien Mortgage Loans